CONTRIBUTION AGREEMENT BY AND BETWEEN INDUSTRIAL REALTY GROUP GLOBAL, LLC AND SACHEM CAPITAL CORP. DATED AS OF MAY 17, 2026 EXHIBIT 2.1

i TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS ...................................................................................................................... 2 Section 1.1 Definitions. ............................................................................................................ 2 Section 1.2 Interpretation and Rules of Construction. ............................................................ 13 ARTICLE 2 CONTRIBUTION; CLOSING .......................................................................................... 15 Section 2.1 Contribution and Issuance ................................................................................... 15 Section 2.2 Closing ................................................................................................................. 15 Section 2.3 Documents to be Delivered at Closing ................................................................ 16 ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING THE TRANSFEROR PARTIES .................................................................................................................................................... 18 Section 3.1 Organization and Qualification; Subsidiaries ...................................................... 18 Section 3.2 Organizational Documents................................................................................... 19 Section 3.3 Capital Structure .................................................................................................. 19 Section 3.4 Authority .............................................................................................................. 19 Section 3.5 No Conflict; Required Filings and Consents ....................................................... 19 Section 3.6 Permits; Compliance with Law ............................................................................ 20 Section 3.7 Financial Statements ............................................................................................ 21 Section 3.8 Absence of Certain Changes or Events ................................................................ 22 Section 3.9 No Undisclosed Liabilities ................................................................................... 22 Section 3.10 No Default ........................................................................................................... 22 Section 3.11 Litigation .............................................................................................................. 22 Section 3.12 Taxes .................................................................................................................... 22 Section 3.13 Information Supplied ........................................................................................... 25 Section 3.14 Environmental Matters ........................................................................................ 25 Section 3.15 Properties ............................................................................................................. 25 Section 3.16 Material Contracts................................................................................................ 27 Section 3.17 Intellectual Property ............................................................................................. 29 Section 3.18 Data Protection .................................................................................................... 29 Section 3.19 Insurance .............................................................................................................. 29 Section 3.20 Brokers ................................................................................................................. 29 Section 3.21 Investment Company Act ..................................................................................... 30 Section 3.22 Labor and Employment ....................................................................................... 30 Section 3.23 Related Party Transactions ................................................................................... 30 Section 3.24 Ownership of Transferee Parent Equity ............................................................... 30 Section 3.25 Accredited Investor .............................................................................................. 30 Section 3.26 Equity Consideration Not Registered .................................................................. 30 Section 3.27 Transfer Restrictions Applicable to Equity Consideration................................... 30 Section 3.28 Knowledge and Experience of Transferor ........................................................... 31 Section 3.29 Investment Decision ............................................................................................ 31 Section 3.30 Opportunity to Evaluate the Investment in the Equity Consideration ................. 31 Section 3.31 Excluded Liabilities ............................................................................................. 31 Section 3.32 No Other Representations and Warranties ........................................................... 31

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF TRANSFEREE PARENT 32

Section 4.1	Organization and Qualification	32
Section 4.2	Authority	33
Section 4.3	Capitalization	34
Section 4.4	No Conflict; Required Filings and Consents	35
Section 4.5	Loan Portfolio	36
Section 4.6	SEC Documents; Financial Statements	37
Section 4.7	Absence of Certain Changes or Events	38
Section 4.8	No Undisclosed Liabilities	38
Section 4.9	No Default	38
Section 4.10	Litigation	39
Section 4.11	Taxes	39
Section 4.12	Environmental Matters	41
Section 4.13	Information Supplied	41
Section 4.14	Material Contracts	42
Section 4.15	Intellectual Property	43
Section 4.16	Data Protection	43
Section 4.17	Insurance	43
Section 4.18	Opinion of Financial Advisor	43
Section 4.19	Approval Required	44
Section 4.20	Brokers	44
Section 4.21	Solvency	44
Section 4.22	Investment Company Act	44
Section 4.23	Accredited Investor	44
Section 4.24	Compensation; Benefits	44
Section 4.25	Labor and Employment	46
Section 4.26	Personal Property	47
Section 4.27	Anti-Corruption Matters	47
Section 4.28	Compliance with Laws	48
Section 4.29	Acknowledgement of No Other Representations and Warranties	48

ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS 49

Section 5.1	Conduct of Business by Transferor	49
Section 5.2	Conduct of Business by Transferee Parent	51
Section 5.3	Other Actions	55
Section 5.4	No Control of Business	55

ARTICLE 6 ADDITIONAL COVENANTS 55

Section 6.1	Preparation of the Proxy Statement; Shareholders Meeting	55
Section 6.2	Access to Information; Confidentiality	57
Section 6.3	No Solicitation; Competing Acquisition Proposals	57
Section 6.4	Public Announcements	63
Section 6.5	Appropriate Action; Consents; Filings	63
Section 6.6	Notification of Certain Matters	64
Section 6.7	Takeover Statutes	65
Section 6.8	Subsidiaries	65
Section 6.9	Tax Matters	65
Section 6.10	Certain Governance Matters	66

ii

iii Section 6.11 Financial Statements ............................................................................................ 66 Section 6.12 Financing Cooperation ......................................................................................... 68 Section 6.13 Tax Representation Letters .................................................................................. 70 Section 6.14 Pre-Closing Actions ............................................................................................. 70 Section 6.15 Employee Matters ................................................................................................ 70 Section 6.16 Strategic Services Agreement .............................................................................. 71 Section 6.17 D&O Indemnification and Insurance.. ................................................................. 71 ARTICLE 7 CONDITIONS ..................................................................................................................... 71 Section 7.1 Conditions to Each Party’s Obligations ............................................................... 71 Section 7.2 Conditions to Obligations of Transferor .............................................................. 72 Section 7.3 Conditions to Obligations of Transferee Parent ................................................... 73 ARTICLE 8 TERMINATION AND FEES ............................................................................................. 74 Section 8.1 Termination .......................................................................................................... 74 Section 8.2 Notice of Termination; Effect of Termination ...................................................... 76 Section 8.3 Fees and Expenses ............................................................................................... 76 ARTICLE 9 GENERAL PROVISIONS ................................................................................................. 78 Section 9.1 Nonsurvival of Representations and Warranties and Certain Covenants ............. 78 Section 9.2 Release ................................................................................................................. 78 Section 9.3 Indemnification. ................................................................................................... 78 Section 9.4 Notices ................................................................................................................. 82 Section 9.5 Severability .......................................................................................................... 82 Section 9.6 Counterparts ......................................................................................................... 83 Section 9.7 Entire Agreement; No Third-Party Beneficiaries ................................................. 83 Section 9.8 Amendment .......................................................................................................... 83 Section 9.9 Extension; Waiver ................................................................................................ 84 Section 9.10 Governing Law .................................................................................................... 84 Section 9.11 Consent to Jurisdiction ......................................................................................... 84 Section 9.12 Waiver of Jury Trial ............................................................................................. 84 Section 9.13 Assignment .......................................................................................................... 85 Section 9.14 Specific Performance ........................................................................................... 85 Section 9.15 Authorship ........................................................................................................... 85

iv EXHIBITS Exhibit A – Form of Transferee Parent A&R Charter Exhibit B – Form of Assignment and Assumption of Company Interests Exhibit C – Form of Tax Protection Agreement Exhibit D – Form of Registration Rights Agreement Exhibit E – Form of Management Agreement Exhibit F – Form of Transferee LPA Exhibit G – Form of Transferee Parent A&R Bylaws Exhibit H-1 – Form of REIT Qualification Opinion (Transferee) Exhibit H-2 – Form of REIT Qualification Opinion (Transferor)

1 CONTRIBUTION AGREEMENT THIS CONTRIBUTION AGREEMENT, dated as of May 17, 2026 (this “Agreement”), is entered into by and between INDUSTRIAL REALTY GROUP GLOBAL, LLC, a Delaware limited liability company (“Transferor”), and SACHEM CAPITAL CORP., a New York corporation (“Transferee Parent”). Each of Transferor and Transferee Parent is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1. WHEREAS, Transferor owns 100% of the outstanding membership interests of IRG Master Holdings, LLC, a Delaware limited liability company (the “Company” and, together with Transferor, the “Transferor Parties”; such membership interests, the “Contributed Interests”); WHEREAS, prior to Closing, Transferee Parent shall form IRG Realty Operating Partnership, L.P., a Delaware limited partnership (“Transferee” and, together with Transferee Parent, the “Transferee Parties” and individually, a “Transferee Party”), and will contribute all or substantially all of its assets to Transferee (the “Pre-Closing Reorganization”); WHEREAS, effective as of the formation of Transferee, a wholly owned subsidiary of Transferee Parent shall serve as general partner of Transferee; WHEREAS, Transferor desires to contribute to Transferee, and Transferee Parent desires to cause Transferee to accept from Transferor, all of the Contributed Interests (the “Contribution”); WHEREAS, upon the terms and subject to the conditions set forth herein, immediately prior to the Closing, as a condition and material inducement to the willingness of Transferor to enter into this Agreement, Transferee Parent will amend and restate the existing Transferee Parent Charter substantially in the form attached hereto as Exhibit A (the “Transferee Parent A&R Charter”) pursuant to which, among other things, (a) Transferee Parent will change its jurisdiction of incorporation from the State of New York to the State of Delaware, (b) Transferee Parent will change its corporate name to “IRG Realty Trust, Inc.,” (c) Transferee Parent will effect a reverse stock split of all issued and outstanding shares of existing common stock of Transferee Parent, $0.001 par value per share (the “Transferee Parent Common Shares”), at a reverse stock split ratio of 20-to-1 (the “Reverse Stock Split”), following which such shares will be redesignated as Class A common stock of Transferee Parent (the “Class A Shares”), (d) Transferee Parent will authorize a new class of Class B common stock of Transferee Parent (the “Class B Shares”), the number of authorized Class B Shares and the terms thereof to be determined on a post-Reverse Stock Split basis, and (e) the conversion and anti-dilution rights applicable to the issued and outstanding preferred stock of Transferee Parent will be adjusted in accordance with the terms of the applicable certificate of designations to reflect the Reverse Stock Split; WHEREAS, in exchange for the contribution of the Contributed Interests, (a) Transferee Parent desires to cause Transferee to issue to Transferor, and Transferor desires to accept from Transferee, a number of common units of limited partnership interests of Transferee (“OP Units”) determined pursuant to Section 2.1, and (b) Transferee Parent desires to issue to Transferor, and Transferor desires to accept from Transferee Parent, a number of Class B Shares containing no economic rights, determined pursuant to Section 2.1; and WHEREAS, the Board of Directors of Transferee Parent (the “Transferee Parent Board”) has (a) declared that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Transferee Parent and its shareholders, (b) approved and adopted this Agreement, (c) authorized the execution, delivery and performance of this Agreement, (d) directed that the transactions

2 contemplated by this Agreement be submitted for consideration at a meeting of the holders of the outstanding Transferee Parent Common Shares and (e) resolved to recommend that the holders of the Transferee Parent Common Shares vote in favor of approval of the transactions contemplated by this Agreement. NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: ARTICLE 1 DEFINITIONS Section 1.1 Definitions. (a) For purposes of this Agreement: “Action” means any claim, action, suit, litigation, arbitration, mediation, inquiry, investigation, audit or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal) brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority. “Adjusted Contribution Value” means the Base Contribution Value, minus the Asset Disposition Reduction Amount. “Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. “Arbitration Matter” means that certain arbitration set forth on Section 1.1(a) of the Transferor Disclosure Letter. “Arbitration Order” means any award, order, injunction, interim measure or other relief restraining or prohibiting the consummation of the transactions contemplated hereby issued by a Governmental Authority in connection with the Arbitration Matter. “Asset Disposition” means any bona fide, arm’s-length sale, transfer, conveyance, assignment, exchange, condemnation, casualty, deed in lieu, foreclosure or other disposition, directly or indirectly, of any Company Property, or any Company Subsidiary that holds any interest in any Company Property, in each case, occurring during the Interim Period; provided that in no event shall any disposition of a Specified Property be permitted without the prior written consent of Transferee Parent in accordance with Section 5.1(b)(vi). “Asset Disposition Reduction Amount” means the aggregate of the Replacement Value Shortfall for all Asset Dispositions occurring during the Interim Period; provided that, subject to Section 5.1(b)(vi), Asset Dispositions with a Replacement Value Shortfall below $3,000,000 in the aggregate (taking into account all Asset Dispositions) shall be disregarded for purposes of calculating the Transferee Consideration Units. “Base Consideration Units” means a number equal to (1) the quotient of (x) 0.941, divided by (y) 0.059, multiplied by (2) the Fully-Diluted Share Count. “Base Contribution Value” means $1,529,000,000.

3 “Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed. “Code” means the Internal Revenue Code of 1986, as amended. “Company Certificate of Formation” means that certain certificate of formation of the Company filed with the Secretary of State of the State of Delaware on April 2, 2012, as amended and in effect from time to time. “Company Intellectual Property” means all Intellectual Property Rights that are used in the conduct and operation of the business of the Company and its Subsidiaries as of the date of this Agreement. “Company Leases” means each lease or sublease (including ground lease), occupancy agreement or similar contract and to which any of the Company or the Company Subsidiaries are parties as lessors or sublessors with respect to any Company Property (together with all guaranties thereof, letters of credit, amendments, modifications, supplements, renewals, exercise of options and extensions related thereto). “Company Limited Liability Company Agreement” means that certain limited liability company agreement of the Company, dated as of April 2, 2012, as amended and in effect from time to time. “Company Material Adverse Effect” means any event, circumstance, change or effect that (i) individually, or in the aggregate with all other events, circumstances, changes or effects, is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) will, or would reasonably be expected to, prevent or materially impair the ability of Transferor to consummate the transactions contemplated by this Agreement before the Outside Date; provided that, for purposes of clause (i), “Company Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (a) any events, circumstances, changes or effects that affect the real estate industry generally, (b) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (c) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (d) the commencement, escalation or worsening of a war (whether or not declared), civil disobedience, sabotage, military or para-military actions or armed hostilities or the occurrence of acts of terrorism or sabotage (including cyberattacks), (e) the negotiation, execution, delivery, performance or consummation of this Agreement, or the public announcement or anticipation of the transactions contemplated hereby, including any Action related thereto and the impact thereof on commercial relationships, contractual or otherwise, with tenants, suppliers, lenders, investors (including shareholders and unitholders) or venture partners (provided, however, that this clause (e) shall not apply to any inaccuracy in the representations and warranties set forth in Section 3.5(a) (or Section 7.3(a) as it relates to Section 3.5(a))), (f) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of Transferee Parent or the failure to take any action at the request of Transferee Parent or expressly prohibited by this Agreement, (g) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic, disease or other public health event (including COVID-19) or any restrictions to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any material worsening of any of the foregoing, (h) changes in Law or GAAP (or the interpretation or enforcement thereof) or (i) any Action, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated by this Agreement and made or initiated by any holder of shares, capital stock, units or other equity interest in a Transferor Party or any Company Subsidiary, which in the case of

4 each of clauses (a), (b), (c), (d) and (h) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other Persons in the industrial real estate industry in the United States, and in the case of clause (g), do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other Persons in the industrial real estate industry in the geographic regions in which the Company and the Company Subsidiaries operate, own or lease properties. “Company Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee, by the Company or any Company Subsidiary as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property), as set forth on Section 3.15(a) of the Transferor Disclosure Letter. “Company Subsidiary” means each Subsidiary of the Company and the entities set forth on Section 1.1(b) of the Transferor Disclosure Letter. “Data Protection Laws” means all applicable Laws (including any applicable Laws of jurisdictions where personal information is collected) governing the privacy or security of Personal Data, and any other Laws applicable to the collection, storage or processing of Personal Data, including state data protection Laws, state and Federal consumer protection Laws, state data breach notification Laws, and applicable Laws governing telephonic and electronic marketing. “Determination Date” means the date that is three (3) Business Days prior to the anticipated Closing Date (or such other date as may be mutually agreed by the Parties in writing). “Environmental Law” means any Law relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), including Laws relating to the generation, use, handling, transportation, treatment, storage, disposal, release, remediation or discharge of Hazardous Substances, or relating to human health or safety, to the extent related to the generation, use, handling, transportation, treatment, storage, disposal, release, remediation or discharge of Hazardous Substances. “Environmental Permit” means any permit, approval, license, registration or other authorization required under any applicable Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” with respect to an entity means any other entity that, together with such first entity, would be treated as a “single employer” under Section 414 of the Code or Section 4001(b)(1) of ERISA. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Liabilities” means any liability, indebtedness, commitment or obligation, whether known or unknown, fixed or contingent, recorded or unrecorded, currently existing or hereafter arising or otherwise, relating to or arising out of: (i) Excluded Management Agreements; (ii) Pre-Closing Taxes; (iii) indebtedness for borrowed money incurred by the Company or any Company Subsidiary; (iv) any amounts owed to or for the benefit of employees or service providers of Transferor, the Company or their respective Subsidiaries prior to the Closing; (v) any employee benefit plans maintained by Transferor, the Company or their respective Subsidiaries prior to the Closing; and (vi) any liabilities arising out of or relating to the Arbitration Matter, as well as any cash actually paid by the Company or any Company Subsidiary to the

5 claimants in the Arbitration Matter; provided, however, that “Excluded Liabilities” shall not include: (A) the indebtedness set forth on Section 1.1(c) of the Transferor Disclosure Letter; (B) any indebtedness for borrowed money incurred after the date of this Agreement under a loan or debt facility of the Transferor Parties set forth on Section 1.1(c) of the Transferor Disclosure Letter, as such loan or debt facility is in effect as of the date of this Agreement without amendment that is not otherwise consented to in writing by Transferee Parent; (C) any indebtedness for borrowed money incurred after the date of this Agreement, the proceeds of which are retained by the Company or any Company Subsidiary or otherwise or invested, deployed or used by the Company or any Company Subsidiary for the ordinary course business of the Company or any Company Subsidiary, including capital expenditures, acquisitions, working capital or other ordinary course business purposes of the Company and the Company Subsidiaries; and (D) liabilities, indebtedness, commitments or obligations (other than any Pre-Closing Taxes) with a value of less than $1,000,000 individually and less than $10,000,000 in the aggregate. “Excluded Management Agreements” means each third-party property management agreement entered into by the Company or any of its Subsidiaries relating to any of the Excluded Properties. “Excluded Properties” means any real property in which the Company or any of its current or former direct or indirect Subsidiaries (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property) has had any direct or indirect interest at any time, other than the Company Properties. “Fully-Diluted Share Count” means the total number of shares of Transferee Parent Class A Shares outstanding immediately prior to the Closing (after giving effect to the Pre-Closing Reorganization and the Reverse Stock Split), calculated on a fully-diluted basis assuming the exercise, conversion, exchange, or settlement of all outstanding options, warrants, convertible securities, and other rights to acquire or receive shares of Transferee Parent Class A Shares (whether or not then vested, exercisable, or convertible), as certified by Transferee Parent pursuant to Section 2.1(a). “GAAP” means the United States generally accepted accounting principles. “Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, or public or private arbitrator or arbitration panel or similar entity. “Hazardous Substances” means any material or substance that is regulated as a hazardous substance, toxic substance, hazardous waste, contaminant, or pollutant (or words of similar meaning or intent) under any applicable Environmental Law, including petroleum and petroleum products, including crude oil and any fractions thereof, polychlorinated biphenyls, per-and polyfluoroalkyl substances (PFAS), asbestos and radon. “Indebtedness” means, with respect to any Person and without duplication, (i) the unpaid principal of and premium (if any) of all indebtedness, bonds, debentures, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) all outstanding prepayment premium obligations of such Person and its subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (i) through (vi), (viii) any guarantee of any of the foregoing,

6 whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (ix) any agreement to provide any of the foregoing; provided, that for purposes of clarity, “Indebtedness” shall not include (I) trade payables, (II) any liability for Taxes and (III) any Indebtedness from the Company to a wholly owned Company Subsidiary (or vice versa) or between wholly owned Company Subsidiaries. For purposes of clauses (i) and (vi) of this definition of “Indebtedness”, such obligations shall be valued at the termination value thereof. “Intellectual Property Rights” means all rights anywhere in the world, in or to: (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications, including divisionals, continuations, continuations-in-part, renewals, re-issues and re-examinations; (c) confidential or proprietary trade secrets and know-how (collectively, “Trade Secrets”); (d) published and unpublished works of authorship, whether copyrightable or not (including software) and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) Internet domain names. “Investment Company Act” means the Investment Company Act of 1940, as amended. “IRS” means the United States Internal Revenue Service or any successor agency. “Knowledge” means, with respect to Transferor, the actual knowledge of the Persons set forth on Section 1.1(d) of the Transferor Disclosure Letter, and with respect to Transferee Parent, the actual knowledge of the Persons set forth on Section 1.1(a) of the Transferee Disclosure Letter. “Law” means any and all domestic (federal, state or local) or foreign laws, acts, statutes, codes, ordinances, rules, regulations and Orders promulgated by any Governmental Authority. “Lien” means with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, license, pledge, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. “Net Disposition Proceeds” means, with respect to any Asset Disposition, (a) the gross sale price of the property subject to such Asset Disposition, minus (b) all reasonable and customary third-party transaction costs, fees and expenses actually paid prior to Closing by the Company or any Company Subsidiary in connection with such Asset Disposition (including brokerage commissions, legal fees, title insurance premiums and transfer taxes), minus (c) any Taxes actually paid prior to Closing by the Company or any Company Subsidiary as a result of such Asset Disposition, minus (d) any Indebtedness of the Company or any Company Subsidiary secured by the applicable disposed Company Property subject to such Asset Disposition that is actually repaid by the Company or the applicable Company Subsidiary at the time of such Asset Disposition. “Nondisclosure Agreement” means the Nondisclosure Agreement, dated as of October 29, 2025, between Industrial Realty Group, LLC and Transferee Parent. “Order” means a judgment, writ, order, injunction, award, ruling or decree of any Governmental Authority.

7 “Organizational Documents” means, (i) with respect to Transferee Parent, the Transferee Parent Charter and the Transferee Parent Bylaws, (ii) with respect to Transferor, the certificate of formation and the limited liability company agreement, each as amended from time to time, of Transferor, (iii) with respect to the Company, the Company Certificate of Formation and the Company Limited Liability Company Agreement, each as amended from time to time, and (iv) with respect to any other entity, any similar organizational documents or agreements. “Permitted Liens” means any of the following: (i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established or with respect to which a Transferor Party or a Transferee Party, as applicable, shall have bonded over or otherwise provided security; (ii) mechanic’s, workmen’s, repairmen’s, carrier’s, warehousemen’s, cashier’s, landlord’s, worker’s, materialmen’s, repairmen’s or other like Liens (a) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the consolidated financial statements of Transferor or Transferee Parent, as applicable, in accordance with GAAP (to the extent required by GAAP) or with respect to which a Transferor Party or a Transferee Party, as applicable, shall have bonded over, insured or otherwise provided security, (b) arising in connection with construction in progress for amounts not yet due and payable or (c) arising due to work performed by or on behalf of a tenant under a Company Lease, pursuant to such Company Lease; (iii) Liens securing Indebtedness for borrowed money existing as of the date of this Agreement that will be discharged at the Closing or that is permitted to be entered into pursuant to the terms of Section 5.1 or Section 5.2; (iv) (a) rights of tenants under Company Leases, as tenants only, and (b) rights of other parties in possession, in each case, without any right of first refusal, right of first offer or other option to purchase any Company Properties (or any portion thereof); (v) Liens, rights or obligations of a Transferor Party or a Transferee Party, as applicable, created by or resulting from the acts or omission of a Transferee Party or a Transferor Party, as applicable, or any of their respective Affiliates and their respective investors, lenders, employees, officers, directors, members, shareholders, agents, representatives, contractors, invitees or licensees or any Person claiming by, through or under any of the foregoing; (vi) Lien that is a zoning regulation, survey exception, utility easement, right of way, right of use, building code, entitlement or other land use or environmental regulation by any Governmental Authority; (vii) Lien that is disclosed on Section 1.1(e) of the Transferor Disclosure Letter or Section 1.1(b) of the Transferee Disclosure Letter; (viii) Lien that is disclosed on the most recent consolidated balance sheet, prior to the date hereof, of Transferor or Transferee Parent, as applicable, or notes thereto (or securing liabilities reflected on such balance sheet); (ix) Liens arising under any Company Material Contracts or Company Leases to third parties for the occupation of portions of the Company Properties as tenants only by such third parties in the ordinary course of the business of the Company or any Company Subsidiary; (x) Liens that are recorded in a public record or disclosed on existing title policies, title commitments, title reports, or surveys made available to Transferor or Transferee Parent, as applicable, prior to the date of this Agreement; (xi) restrictions on sales or transfer of interests in the Company, any Company Subsidiary, the Company Properties, a Transferee Party or any Transferee Subsidiary under applicable law; (xii) Lien that is a limitation, title defect, covenant, restriction or reservation of interests in title that does not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property; (xiii) with respect to the Equity Consideration, any restrictions on transfer imposed by the Transferee LPA, applicable securities Laws, or the Registration Rights Agreement; and (xiv) Liens arising out of judgments, orders or awards that have been adequately bonded or are fully covered by insurance. “Person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, real estate investment trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

8 “Personal Data” means information regarding an individual or household that is defined as “personal information”, “sensitive personal information”, “personally identifiable information”, “personal data” or any similar terms under Data Protection Laws. “Pre-Closing Taxes” means any Taxes imposed on or with respect to the Transferor, the Company, any Company Subsidiary, the Company Properties or the Excluded Properties for any Pre-Closing Tax Period, including any of the foregoing imposed on the Company, the Transferee or the Transferee Parent as a transferee or successor, whether by contract or pursuant to any applicable Law. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Prior Sale Agreement” means any purchase or sale contract relating to any fee interest real property or leasehold interest in any ground lease of real property in which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiary since January 1, 2022. “Property Permit” means any certificate, variance, permit, approval, license or other authorization required from any Governmental Authority having jurisdiction over the applicable Company Property. “Proxy Statement” means a proxy statement in preliminary and definitive form relating to the Transferee Parent Shareholder Meeting, together with any amendments or supplements thereto. “Qualified Replacement Cash” means, with respect to any Asset Disposition, cash proceeds received by the Company or any Company Subsidiary in respect of such Asset Disposition that are (a) retained by the Company or a Company Subsidiary through the Determination Date and the Closing Date, or (b) held by a qualified intermediary (within the meaning of Treasury Regulations Section 1.1031(k)- 1(g)(4)) for the benefit of the Company or a Company Subsidiary in connection with an exchange intended to qualify under Section 1031 of the Code. “Qualified Replacement Property” means, with respect to any Asset Disposition, any real property acquired by the Company or any Company Subsidiary during the Interim Period as replacement property in an exchange intended to qualify under Section 1031 of the Code with respect to such Asset Disposition and owned (or subject to a binding contract for the acquisition thereof to which the Company or a Company Subsidiary is a party and which has passed the due diligence period, if any, with respect to such real property) by the Company or a Company Subsidiary as of the Determination Date and the Closing Date. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or migrating into the environment. “Replacement Value Shortfall” means, with respect to any Asset Disposition, the excess, if any, of (a) the Net Disposition Proceeds over (b) the sum of (i) the amount of any Qualified Replacement Cash received in connection with such Asset Disposition, plus (ii) (x) the purchase price of any Qualified Replacement Property acquired with the proceeds of such Asset Disposition, minus (y) any Indebtedness of the Company or any Company Subsidiary incurred in connection with the acquisition of any such Qualified Replacement Property. “Representative” means, with respect to any Person, one or more of such Person’s directors, trustees, members, managers, partners, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

9 “SEC” means the U.S. Securities and Exchange Commission (including the staff thereof). “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Specified Properties” means the Company Properties set forth on Schedule 1.1(a). “Subsidiary” means, with respect to a specified Person, any Person of which (i) more than fifty percent (50%) of the outstanding voting securities or other voting interests, (ii) securities or interests representing the right to elect, appoint or designate a majority of the board of directors or other governing body are directly or indirectly owned or controlled by the specified Person or (iii) with respect to the Company, the entities set forth on Section 1.1(b) of the Transferor Disclosure Letter. For the avoidance of doubt, “Subsidiary” includes any entity that the specified Person directly or indirectly controls through the ownership of voting securities, by contract or otherwise, and includes Subsidiaries of Subsidiaries. “Takeover Statute” means any “fair price”, “moratorium”, “control share acquisition”, “business combination” or any other takeover or anti-takeover statute or similar statute enacted under applicable Law. “Tax” or “Taxes” means any federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, value-added, franchise, employment, payroll, excise, environmental, alternative or add-on minimum, and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts, in each case, imposed by and payable to, any Governmental Authority. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof. “Transferee Consideration Units” means the product of: (a) the Base Consideration Units, multiplied by (b) the quotient of (i) the Adjusted Contribution Value, divided by (ii) the Base Contribution Value, in each case, as set forth in the Transferee Determination Date Certificate. The Transferee Consideration Units shall be used to determine the number of OP Units and Class B Shares to be issued to Transferor at the Closing. “Transferee Intellectual Property” means all Intellectual Property Rights that are used in the conduct and operation of the business of Transferee and the Transferee Subsidiaries as of the date of this Agreement. “Transferee Material Adverse Effect” means any event, circumstance, change or effect that (i) individually, or in the aggregate with all other events, circumstances, changes or effects, is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Transferee Parent or the Transferee Subsidiaries, taken as a whole, or (ii) will, or would reasonably be expected to, prevent or materially impair the ability of a Transferee Party to consummate the transactions contemplated by this Agreement before the Outside Date; provided that, for purposes of clause (i), “Transferee Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (a) any decline in the market price, or change in trading volume, of the capital stock of Transferee Parent or any failure of Transferee Parent to meet any internal or publicly announced projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such decline, change or failure may be taken into account in determining whether there has been a Transferee Material Adverse Effect if not falling into one

10 of the other exceptions contained in this definition), (b) any events, circumstances, changes or effects that affect the real estate industry generally, (c) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes, (d) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (e) the commencement, escalation or worsening of a war (whether or not declared), civil disobedience, sabotage, military or para-military actions or armed hostilities or the occurrence of acts of terrorism or sabotage (including cyberattacks), (f) the negotiation, execution, delivery, performance or consummation of this Agreement, or the public announcement or anticipation of the transactions contemplated hereby, including any Action related thereto and the impact thereof on commercial relationships, contractual or otherwise, with tenants, suppliers, lenders, investors (including shareholders and unitholders) or venture partners (provided, however, that this clause (f) shall not apply to any inaccuracy in the representations and warranties set forth in Section 4.4(a) (or Section 7.2(a) as it relates to Section 4.4(a))), (g) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of Transferor or the failure to take any action at the request of Transferor or expressly prohibited by this Agreement, (h) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic, disease or other public health event (including COVID-19) or any restrictions to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event (including COVID-19) or any material worsening of any of the foregoing, (i) changes in Law or GAAP (or the interpretation or enforcement thereof), (j) any (x) Action including any derivative claims or (y) any public action, campaign or announcement seeking representation on the Transferee Parent Board or to control or influence the Transferee Parent Board, Transferee Parent’s management, governance or policies, in each case of (x) and (y) arising out of or relating to this Agreement or the transactions contemplated by this Agreement and made or initiated by any holder of Transferee Parent Common Shares or any holder of shares, capital stock, units or other equity interest in a Transferee Party or any Transferee Subsidiary, (k) any effect resulting from the Pre-Closing Reorganization, or (l) the matters set forth on Section 1.1(d) of the Transferee Disclosure Letter, which in the case of each of clauses (b), (c), (d), (e) and (i) do not disproportionately affect Transferee Parent and the Transferee Subsidiaries, taken as a whole, relative to other Persons in the real estate financing industry in the United States, and in the case of clause (h), do not disproportionately affect Transferee Parent and the Transferee Subsidiaries, taken as a whole, relative to other Persons in the real estate financing industry in the geographic regions in which Transferee Parent and the Transferee Subsidiaries operate, own, finance or lease properties. “Transferee Parent Bylaws” means the Amended and Restated Bylaws of Transferee Parent, as amended and in effect from time to time. “Transferee Parent Charter” means the Certificate of Incorporation of Transferee Parent as filed with the NYS Department of State, as amended, supplemented and in effect from time to time. “Transferee Parent Shareholder Meeting” means the meeting of the holders of Transferee Parent Common Shares for the purpose of seeking the Transferee Parent Shareholder Approval, including any postponement or adjournment thereof. “Transferee Parent Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each employment, consulting, retention, severance, change-in-control, bonus, incentive, commission, deferred compensation, equity or equity-based compensation, material fringe benefit, retirement, vacation and other paid time off, health, welfare and any other compensatory or employee benefit plan, contract, policy, program or arrangement of any kind (whether or not subject to ERISA, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic) (i) under which any present or

11 former employee or other service provider (or any spouse or dependent of any such individual) of Transferee Parent or any of the Transferee Subsidiaries has any present or future right to compensation or benefits, (ii) which is sponsored, maintained, contributed to, or required to be contributed to by Transferee Parent or any of the Transferee Subsidiaries, or (iii) with respect to which Transferee Parent or any of the Transferee Subsidiaries has or could reasonably be expected to have any liability (whether fixed, contingent or otherwise). “Transferee Subsidiary” means any Person that will, as of immediately prior to the Closing, be a Subsidiary of Transferee Parent. “Union” means any union, works council or other labor organization or employee representative or association. (b) The following terms have the respective meanings set forth in the sections set forth below opposite such term: Defined Terms Location of Definition ACA Section 4.24(h) Acceptable Confidentiality Agreement Section 6.3(b) Agreement Preamble Allocation Section 2.3(d) Allocated Consideration Section 2.3(d) Alternative Acquisition Agreement Section 6.3(a) Anti-Corruption Laws Section 4.27(a) Assignment and Assumption of Company Interests Section 2.3(a)(i) Bank Section 6.12(a) Capitalization Date Section 4.3(a) Chosen Courts Section 9.11 Class A Shares Recitals Class B Shares Recitals Closing Section 2.2 Closing Date Section 2.2 Company Recitals Company Auditor Section 6.11(a) Company Insurance Policies Section 3.19 Company Material Contract Section 3.16(b) Company Permits Section 3.6(a) Company Relevant Partnership Interests Section 3.12(h) Company Tax Protection Agreements Section 3.12(h) Company Title Insurance Policy Section 3.15(c) Competing Acquisition Proposal Section 6.3(i)(i) Continuing Employees Section 6.15 Contributed Interests Recitals Contribution Recitals Determination Date Certificates Section 2.1(b) Equity Consideration Section 2.1 Existing Loan Section 3.10 Financial Information Section 3.7(a) Financing Section 6.12(a) Financing Agreement Section 6.12(a) Initial Termination Period Section 8.3(b)

12 Defined Terms Location of Definition Inquiry Section 6.3(a) Intended Income Tax Treatment Section 2.3(c) Interim Period Section 5.1(a) Intervening Event Section 6.3(i)(ii) Labor Agreement Section 4.14(a)(iii) Management Agreement Section 2.3(a)(iv) Material Company Leases Section 3.15(h) Notice of Change Period Section 6.3(f) Notice of Change of Recommendation Section 6.3(f) NYSE Section 4.4(b) OP Units Recitals Outside Date Section 8.1(b)(i) Party(ies) Preamble Pre-Closing Existing Financing Transaction Section 6.12(b)(ii) Pre-Closing Reorganization Recitals Pro Forma Balance Sheet Section 3.7(a) Pro Forma Financial Information Section 6.11(c) Projections Section 3.7(b) Qualified REIT Subsidiary Section 4.1(b) Redomestication Section 6.10(d) Registration Rights Agreement Section 2.3(a)(iii) REIT Section 4.11(b) Rent Roll Section 3.15(g) Requisite Audited Financial Statements Section 6.11(a) Requisite Financial Statements Section 6.11(b) Requisite Unaudited Financial Statements Section 6.11(b) Reverse Stock Split Recitals Scotia Letter Section 6.12(a) Superior Acquisition Proposal Section 6.3(i)(iii) Tax Protection Agreement Section 2.3(a)(ii) Taxable REIT Subsidiary Section 4.1(b) Third Party Claim Section 9.3(i) Third-Party Property Management Agreements Section 3.15(i) Transfer Taxes Section 6.9 Transferee Recitals Transferee Consideration Section 2.1 Transferee Determination Date Certificate Section 2.1(b) Transferee Disclosure Letter Article 4 Transferee Indemnified Parties Section 9.3(a) Transferee Insurance Policies Section 4.17 Transferee Loan Documentation Section 4.5(a) Transferee Loan Files Section 4.5(a) Transferee Loans Section 4.5(a) Transferee LPA Section 2.3(a)(v) Transferee Material Contract Section 4.14(b) Transferee Parent Preamble Transferee Parent A&R Bylaws Section 2.3(b)(viii) Transferee Parent A&R Charter Recitals Transferee Parent Adverse Recommendation Change Section 6.3(d) Transferee Parent Affiliate Parties Section 8.3(b)

13 Defined Terms Location of Definition Transferee Parent Board Recitals Transferee Parent Board Recommendation Section 4.2(b) Transferee Parent Common Shares Recitals Transferee Parent Consideration Section 2.1 Transferee Parent Equity Interests Section 4.3(c) Transferee Parent Equity Plans Section 4.3(b) Transferee Parent Expenses Section 8.3(c) Transferee Parent Preferred Shares Section 4.3(a) Transferee Parent SEC Documents Section 4.6(a) Transferee Parent Shareholder Approval Section 4.19 Transferee Parent Terminating Breach Section 8.1(d)(i) Transferee Parent Termination Fee Section 8.3(b) Transferee Parties Recitals Transferor Preamble Transferor Acquisition Proposal Section 6.3(j) Transferor Alternative Acquisition Agreement Section 6.3(j) Transferor Determination Date Certificate Section 2.1(b) Transferor Disclosure Letter Article 3 Transferee Counsel Section 6.13(a) Transferor Counsel Section 6.13(a) Transferor Parties Recitals Transferor Terminating Breach Section 8.1(c)(i) willful and material breach Section 8.2 Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” unless the context expressly provides otherwise; (d) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified; (e) the phrases “transactions contemplated by this Agreement” and “transactions contemplated hereby” and words or phrases of similar import, when used in this Agreement, refer to the transactions contemplated by this Agreement; (f) when a reference is made in this Agreement or the Transferor Disclosure Letter to information or documents being “provided”, “made available” or “disclosed” by Transferor to Transferee Parent or its Affiliates, such information or documents shall include any information or documents (i)

14 posted by the Transferor or any of its Representatives in the Company’s electronic data room or (ii) otherwise made reasonably available by Transferor or its Representatives to Transferee Parent or its Representatives, in each case prior to the execution and delivery of this Agreement; (g) when a reference is made in this Agreement or the Transferee Disclosure Letter to information or documents being “provided”, “made available” or “disclosed” by Transferee Parent to Transferor or its Affiliates, such information or documents shall include any information or documents (i) posted by the Transferee Parent or any of its Representatives in the Company’s electronic data room, (ii) filed or furnished by Transferee Parent with, and available through, the SEC’s Electronic Data Gathering and Retrieval System or (iii) otherwise made reasonably available by Transferee Parent or its Representatives to Transferor or its Representatives, in each case prior to the execution and delivery of this Agreement; (h) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; (i) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws; (j) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and all attachments thereto and instruments incorporated therein; (k) except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”; (l) any period of time hereunder ending on a day that is not a Business Day shall be extended to the next succeeding Business Day; (m) where this Agreement states that a Party “shall”, “will” or “must” perform in some manner, it means that the Party is legally obligated to do so under this Agreement; (n) all terms defined in this Agreement have the defined meanings when used in any certificate, instrument or other document made or delivered pursuant hereto, unless otherwise defined therein; (o) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such term; (p) references to a Person are also to its successors and permitted assigns; (q) all uses of currency or the symbol “$” in this Agreement refer to U.S. dollars, unless otherwise indicated; and (r) the phrase “ordinary course of business” as used in this Agreement, whether or not followed by the words “consistent with past practice”, shall refer to business similar in nature and

15 magnitude to actions customarily taken without any authorization by the applicable Person in the course of normal day-to-day operations of such Person’s business. ARTICLE 2 CONTRIBUTION; CLOSING Section 2.1 Contribution and Issuance. (a) At the Closing, subject to the terms and conditions herein contained, (i) Transferor agrees to transfer the Contributed Interests to Transferee and (ii) in consideration for the contribution by Transferor of the Contributed Interests, (A) Transferee Parent agrees to cause Transferee to issue to Transferor a number of OP Units equal to the number of Transferee Consideration Units (the “Transferee Consideration”) and (B) Transferee Parent agrees to issue a number of Class B Shares equal to the number of Transferee Consideration Units to Transferee, and Transferee shall transfer such Class B Shares to Transferor (the “Transferee Parent Consideration” and, together with the Transferee Consideration, the “Equity Consideration”), in each case free and clear of all Liens other than Permitted Liens. It is expressly understood that this Agreement is intended to be a single unitary agreement and, except as otherwise provided in this Agreement, the Contributed Interests are all being contributed together in a single transaction and Transferee shall have no right to receive and Transferor shall have no obligation to contribute, fewer than all of the Contributed Interests hereunder. (b) (i) No later than one (1) Business Day after the Determination Date, Transferor shall deliver to Transferee Parent a certificate signed by the chief financial officer of Transferor (the “Transferor Determination Date Certificate”) setting forth (A) each Asset Disposition occurring during the Interim Period, (B) with respect to each such Asset Disposition, the Net Disposition Proceeds, the amount of any Qualified Replacement Cash not retained by the Company, the purchase price of any Qualified Replacement Property, and the Replacement Value Shortfall, in each case together with reasonable supporting detail and calculations, and (C) the Asset Disposition Reduction Amount, and (ii) no later than (2) Business Days after the Determination Date and subject to the timely delivery of the Transferor Determination Date Certificate, Transferee Parent shall deliver to Transferor a certificate signed by the chief financial officer of Transferee Parent (the “Transferee Determination Date Certificate” and together with the Transferor Determination Date Certificate, the “Determination Date Certificates”) using the applicable information set forth in the Transferor Determination Date Certificate for purposes of the calculations therein, setting forth (A) the Fully-Diluted Share Count, including reasonable detail regarding each component thereof, (B) the Base Consideration Units, (C) the Adjusted Contribution Value, (D) the calculation of the Transferee Consideration Units and (E) the number of Class B Shares to be issued pursuant to Section 2.1(a). The Parties shall cooperate in good faith to resolve any disputes regarding the calculations set forth in the Determination Date Certificates prior to the Closing. (c) Without limiting the provisions of this Agreement and subject to Section 5.2(b), the Equity Consideration (including the Transferee Consideration Units) shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of units or shares or other like change with respect to the OP Units, Class B Shares or Transferee Parent Common Shares effectuated after the date hereof and prior to the Closing, so as to provide Transferor with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Equity Consideration. Nothing in this Section 2.1(c) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement. Section 2.2 Closing. Unless this Agreement shall have been terminated in accordance with Article 8 hereof, the closing (“Closing”) of the transactions contemplated by this Agreement shall take

16 place remotely by exchange of documents and signatures, on a date and at a time to be mutually agreed upon by the Parties, but in no event later than the third (3rd) Business Day after all the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law) (the actual date of Closing being referred to herein as the “Closing Date”). Section 2.3 Documents to be Delivered at Closing. (a) At the Closing, Transferor shall execute and deliver, or cause to be executed and delivered, to Transferee Parent, through customary escrow arrangements or otherwise, the following, in form and substance as set forth below: (i) Assignment and Assumption of Company Interests. An assignment and assumption agreement substantially in the form attached hereto as Exhibit B (the “Assignment and Assumption of Company Interests”), duly executed by Transferor, pursuant to which Transferor assigns all of its right, title and interest in the Contributed Interests to Transferee; (ii) Tax Protection Agreement. A tax protection agreement substantially in the form attached hereto as Exhibit C (the “Tax Protection Agreement”), duly executed by Transferor; (iii) Registration Rights Agreement. A registration rights agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), duly executed by Transferor; (iv) Property Management Agreement. A property management agreement substantially in the form attached hereto as Exhibit E (the “Management Agreement”), duly executed by Transferor or one or more of its applicable Affiliates; (v) Transferee LPA. A signature page to the limited partnership agreement of Transferee, to be amended and restated substantially in the form attached hereto as Exhibit F (the “Transferee LPA”), reflecting the issuance of the Transferee Consideration; and (vi) Transferor W-9. IRS Form W-9 from Transferor. (b) At the Closing, Transferee Parent shall execute and deliver, or cause to be executed and delivered, to Transferor, through customary escrow arrangements or otherwise, the following, in form and substance as set forth below: (i) Assignment and Assumption of Company Interests. The Assignment and Assumption of Company Interests, duly executed by Transferee; (ii) Tax Protection Agreement. The Tax Protection Agreement, duly executed by Transferee and Transferee Parent; (iii) Registration Rights Agreement. The Registration Rights Agreement, duly executed by Transferee;

17 (iv) Property Management Agreement. The Management Agreement, duly executed by Transferee or one or more of its Affiliates, as applicable; (v) Evidence of Equity Issuance. Evidence reasonably satisfactory to Transferor that (A) the Transferee Consideration Units constituting the Transferee Consideration, as calculated pursuant to the Transferee Determination Date Certificate, have been duly issued and are reflected on the membership interest schedule of the Transferee LPA, and (B) the Class B Shares constituting the Transferee Parent Consideration, as calculated pursuant to the Transferee Determination Date Certificate, have been duly issued and have been recorded in book-entry form on the records of the transfer agent of Transferee Parent in the name of Transferor (or its designee); (vi) Transferee LPA. The Transferee LPA, duly executed by Transferee Parent; (vii) Transferee Parent A&R Charter. The Transferee Parent A&R Charter, duly filed with the Delaware Department of State, together with evidence of filing or a certified copy thereof; (viii) Transferee Parent A&R Bylaws. The amended and restated bylaws of Transferee Parent, substantially in the form attached hereto as Exhibit G (the “Transferee Parent A&R Bylaws”), together with evidence of adoption and effectiveness; and (ix) Director Resignations. A resignation (effective as of Closing) from each director of the Company other than those named in Section 6.10(c). (c) Intended Income Tax Treatment. The Parties hereby acknowledge and agree that, for U.S. federal and applicable state and local income tax purposes, (i) the Contribution together with the issuance of the Transferee Consideration is intended to be treated as a contribution subject to Section 721 of the Code, in accordance with Situation 2 of Rev. Rul. 99-5, 1999-1 C.B. 434, resulting in the Transferee being treated as a new “partnership”, and the Company being treated as an entity disregarded from Transferee, for U.S. federal income tax purposes, and (ii) the issuance of the Class B Shares is intended to be treated as an issuance of shares by Transferee Parent to Transferee and a transfer of such shares by Transferee to Transferor as part of the Equity Consideration for the Contributed Interests, with the Class B Shares having a value equal to their par value; provided that, to the extent any value is attributable to the Class B Shares, the Parties intend to treat such value, from the perspective of Transferee Parent and Transferee, in accordance with Treasury Regulations Section 1.1032-3(e), Ex. 3, and from the perspective of Transferor, as a reimbursement of capital expenditures incurred by Transferor within the meaning of Treasury Regulations Section 1.707-4(d) to the greatest extent possible (the “Intended Income Tax Treatment”). The Parties hereby agree to file all Tax Returns and take all positions before any taxing authority on a basis consistent with the Intended Income Tax Treatment, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. (d) Allocation. Transferor and Transferee agree to allocate the value of the Equity Consideration plus any Indebtedness assumed by the Transferee (the “Allocated Consideration”) to each Company Property (the “Allocation”), within sixty (60) days following the date of this Agreement and in no event later than Closing, and upon such agreement this Agreement shall be amended to set forth such agreed to allocations; provided that, in the event either Party shall have a good faith business reason for modifying the Allocation following the date of such amendment, such Party shall notify the other Party in writing that such Party wishes to modify the Allocation, and the Parties shall cooperate with each other in good faith to endeavor to so modify such Allocation. No portion of the Allocated Consideration shall be deemed payable with respect to any personal property owned by the Company or any Company Subsidiary.

18 Notwithstanding the foregoing, either Party may take any position (whether in audits, tax returns or otherwise) it may elect with respect to such allocations to the extent not prohibited by applicable law or in contravention of previously filed transfer tax or other governmental filings. The provisions of this Section 2.3(d) shall survive the Closing. ARTICLE 3 REPRESENTATIONS AND WARRANTIES REGARDING THE TRANSFEROR PARTIES Except as set forth in the disclosure letter prepared by Transferor, with numbering corresponding to the numbering of this Article 3, delivered by Transferor to Transferee Parent prior to the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Transferor Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Transferor Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent from the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other sections or subsections be cross- referenced); provided that the Transferor Disclosure Letter shall not be construed as constituting representations, warranties, covenants or agreements of Transferor, nothing in the Transferor Disclosure Letter is intended to broaden the scope of any representation, warranty, covenant or agreement of Transferor made herein, and no reference to or disclosure of any item or other matter in the Transferor Disclosure Letter shall be construed as an admission or indication that (i) such item or other matter is material for purposes of this Agreement or otherwise, (ii) such item or other matter is required to be referred to in the Transferor Disclosure Letter or (iii) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which a Transferor Party or any of the Company Subsidiaries is a party exists or has actually occurred), Transferor hereby represents and warrants to Transferee Parent that: Section 3.1 Organization and Qualification; Subsidiaries. (a) Each Transferor Party is a limited liability company, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business now being conducted in all material respects. (b) The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary (with respect to jurisdictions that recognize such concept). (c) Section 3.1(c) of the Transferor Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by the Company in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held, as of the date of this Agreement, by any Person other than the Company in each Company Subsidiary and (iv) the classification for U.S. federal income Tax purposes of the Company and each Company Subsidiary. (d) Neither the Company nor any Company Subsidiary, directly or indirectly, owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

19 Section 3.2 Organizational Documents. Transferor has made available to Transferee Parent complete and correct copies of the Organizational Documents of the Company and each Company Subsidiary, in each case as in effect as of the date of this Agreement and together with all amendments thereto. Section 3.3 Capital Structure. (a) All of the issued and outstanding equity interests of the Company are owned by Transferor. All issued and outstanding equity interests of the Company are duly authorized and validly issued and, except as set forth in Section 3.3(a) of the Transferor Disclosure Letter, no equity interests of the Company are subject to any voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever, including any that restrict or otherwise relate to the voting, distribution rights or disposition of the equity interests of the Company. (b) Except as set forth in Section 3.1(c) or Section 3.3(b) of the Transferor Disclosure Letter, all of the issued and outstanding equity interests of each of the Company Subsidiaries that is a limited partnership or limited liability company are duly authorized and validly issued. Except as set forth in Section 3.1(c) or Section 3.3(b) of the Transferor Disclosure Letter, Transferor owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries. Except as set forth in Section 3.3(b) of the Transferor Disclosure Letter, none of the equity interests of any Company Subsidiary are subject to any voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever, including any that restrict or otherwise relate to the voting, distribution rights or disposition of the equity interests of such Company Subsidiary. (c) Transferor owns beneficially and of record all of the issued and outstanding equity interests of the Company, free and clear of all Liens, other than Permitted Liens. Upon delivery to Transferee at the Closing of the Assignment and Assumption of Company Interests, Transferee will acquire legal title to all of the issued and outstanding equity interests of the Company, free and clear of all Liens, other than Permitted Liens. Section 3.4 Authority. Transferor has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Transferor and the consummation by Transferor of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action, and no other proceedings on the part of Transferor are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Transferor, and assuming due authorization, execution and delivery by Transferee Parent, constitutes a legally valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Section 3.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Transferor does not, and the performance of this Agreement and its obligations hereunder will not, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or violate any provision of (A) the Organizational Documents of Transferor or (B) any Organizational Document of the Company or any

20 Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.5(b) have been obtained, all filings and notifications described in Section 3.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to a Transferor Party or any Company Subsidiary or by which any property or asset of a Transferor Party or any Company Subsidiary is bound or (iii) except as disclosed in Section 3.5(a) of the Transferor Disclosure Letter, require any consent or approval under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of a Transferor Party or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both, would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of a Transferor Party or any Company Subsidiary pursuant to any material contract to which Transferor is a party or any Company Material Contract, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (b) The execution and delivery of this Agreement by Transferor does not, and the performance of this Agreement by Transferor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) any filings as may be required in connection with state and local Transfer Taxes and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Section 3.6 Permits; Compliance with Law. (a) Except for the Environmental Permits and the Property Permits, which are addressed solely in Section 3.14 and Section 3.15, respectively, the Company and each Company Subsidiary hold all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of all Governmental Authorities necessary for the lawful conduct of their respective businesses (such permits, excluding Environmental Permits and Property Permits, the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of such Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not have and would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. In the past three (3) years, none of the Transferor Parties, the Company or any Company Subsidiary has received any written notice indicating that the Company or any Company Subsidiary is currently not in compliance in any material respect with the terms of any Company Permit. (b) Neither the Company nor any Company Subsidiary is in conflict with or in default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound (except for Laws addressed in Section 3.12, Section 3.14 or Section 3.15 which are solely addressed in those Sections) or (ii) any Company Permits, except, in the case of clauses (i) and (ii), for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of Transferor, any director, trustee, officer or employee of the Company or any of the Company Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift,

21 entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107- 56, as amended, or any directives or requirements of the Office of Foreign Assets Control of the United States Department of Treasury. Section 3.7 Financial Statements. (a) Transferor has made available to Transferee Parent in the Company’s electronic data room the financial information, financial data, reports, and records identified in Section 3.7(a) of the Transferor Disclosure Letter (collectively, the “Financial Information”), including a pro forma balance sheet of the Company and the Company Subsidiaries as of December 31, 2025, giving effect to the Pre- Closing Reorganization (the “Pro Forma Balance Sheet”). The Financial Information (other than any budgets, projections, forecasts, or other forward-looking information included therein, which are addressed in Section 3.7(b)) was prepared in good faith from the books and records of Transferor, the Company, and the Company Subsidiaries. (b) To the extent any budgets, projections, forecasts, or other forward-looking financial information is included in the Financial Information (collectively, “Projections”), such Projections were prepared in good faith based on assumptions that Transferor believed to be reasonable at the time of preparation. Transferor makes no representation or warranty that actual results will correspond to the Projections, and Transferee Parent acknowledges that (i) there are uncertainties inherent in attempting to make such Projections, (ii) Transferee Parent is familiar with such uncertainties, and (iii) Transferee Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections. (c) Transferee Parent acknowledges and agrees that: (i) the Financial Information has not been audited or reviewed by an independent registered public accounting firm and may not comply in all respects with GAAP, Regulation S-X, or other applicable accounting standards; (ii) the Financial Information may not include all adjustments, allocations, or footnotes that would be required in audited financial statements prepared in accordance with GAAP; (iii) the Pro Forma Balance Sheet reflects good faith estimates of certain allocations and adjustments related to the Pre-Closing Reorganization that may be revised in connection with the preparation of the Requisite Financial Statements; and (iv) the Requisite Financial Statements, when prepared pursuant to Section 6.11, may differ from the Financial Information due to audit adjustments, carve-out methodology, or other factors, and any such differences shall not, in and of themselves, constitute a breach of this Section 3.7 so long as the Financial Information was prepared in good faith in accordance with this Section 3.7. (d) The Company and the Company Subsidiaries maintain books and records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries.

22 (e) Neither the Company nor any Company Subsidiary has any liabilities or obligations of a nature that would be required by GAAP to be reflected on a consolidated balance sheet or disclosed in the notes thereto, except for liabilities and obligations (i) reflected or reserved against in the Financial Information, (ii) incurred in the ordinary course of business since the date of the Pro Forma Balance Sheet, (iii) incurred in connection with this Agreement or the transactions contemplated hereby, (iv) disclosed elsewhere in this Agreement or the Transferor Disclosure Letter, or (v) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.8 Absence of Certain Changes or Events From the date of the Pro Forma Balance Sheet through the date of this Agreement (a) each Transferor Party and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business and (b) there has not been any Company Material Adverse Effect. Section 3.9 No Undisclosed Liabilities. There are no material liabilities of the Company or any of the Company Subsidiaries of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be set forth in the Financial Information, other than: (a) liabilities disclosed, reflected or reserved against on the Pro Forma Balance Sheet (or in the notes thereto) included in Section 3.7(a) of the Transferor Disclosure Letter, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred in the ordinary course of business since the date of such most recent consolidated balance sheet, (d) liabilities to perform under contracts entered into by or on behalf of the Company or any Company Subsidiary or (e) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.10 No Default. Neither the Company nor any of the Company Subsidiaries is in default or violation of any term, condition or provision of (a) the Organizational Documents of the Company or any Company Subsidiary or (b) any loan or credit agreement, note, bond, mortgage or indenture to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets is bound (each, an “Existing Loan”), except, in each case, for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Section 3.11 Litigation. Except as individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect or as set forth on Section 3.11 of the Transferor Disclosure Letter, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Transferor, threatened in writing against the Company or any Company Subsidiary and (b) neither the Company nor any Company Subsidiary, nor any of their respective Company Properties, is subject to any outstanding Order of any Governmental Authority. Section 3.12 Taxes. (a) Each of the Company and each Company Subsidiary has timely filed with the appropriate Governmental Authority all income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each of the Company and each Company Subsidiary has duly and timely paid in full all income and other material Taxes due and required to be paid by them, whether or not shown on any Tax Return (other than any Taxes that are being contested in good faith by appropriate proceedings). (b) The Company and each Company Subsidiary is organized and operates in such a manner as to permit Transferee Parent to continue to qualify for taxation as a REIT for the taxable year including the Closing Date.

23 (c) (i) There are no audits, investigations or other proceedings by any Governmental Authority ongoing or, to the Knowledge of Transferor, threatened with regard to any income or other material Taxes or Tax Returns of the Company or any Company Subsidiary; (ii) no deficiency for income or other material Taxes of the Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Transferor, threatened, by any Governmental Authority, which deficiency has not yet been fully settled except for such deficiencies which are being contested in good faith by appropriate proceedings; (iii) neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency for any open tax year; (iv) neither the Company nor any of the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). (d) The Company is, and has been since formation, either a partnership or an entity disregarded from Transferor for U.S. income Tax purposes. No Company Subsidiary is a corporation for U.S. income Tax purposes. Each Company Subsidiary is, and has been since its formation, properly treated for U.S. federal income Tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for U.S. federal income Tax purposes. Section 3.12(d) of the Transferor Disclosure Letter sets forth an accurate and complete list of the Company and each Company Subsidiary and the corresponding entity U.S. income tax classification of each such entity for U.S. income tax purposes. (e) The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws. (f) There are no Tax Liens upon any property or assets of the Company, or any Company Subsidiary, except (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or (ii) the Permitted Liens. (g) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any Company Subsidiary (other than customary arrangements under commercial contracts, leases or borrowings entered into in the ordinary course of business the primary purpose of which is not Taxes). (h) Except as set forth in Section 3.12(h) of the Transferor Disclosure Letter, there are no Company Tax Protection Agreements in force (in whole or in part) at the date of this Agreement, and, as of the date of this Agreement, no Person has raised in writing, or to the Knowledge of Company threatened to raise, a material claim against Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements or a claim that any transactions contemplated by this Agreement will give rise to any liability or obligation to make a payment under any Company Tax Protection Agreement. As used herein, “Company Tax Protection Agreements” means any written agreement to which Company or any Company Subsidiary is a party pursuant to which: (i) any liability to direct or indirect holders of interests or units in a Company Subsidiary (such units and interests, together, the “Company Relevant Partnership Interests”) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) in connection with the deferral of income Taxes of a

24 direct or indirect holder of Company Relevant Partnership Interests, Company or any Company Subsidiary has agreed to (A) maintain a minimum level of debt or continue a particular debt or cause an allocation of an amount of debt under Section 752 or Section 465 of the Code, (B) retain or not dispose of assets, (C) make or refrain from making any Tax elections, (D) operate (or refrain from operating) in a particular manner, (E) use (or refrain from using) a particular method for allocating one or more liabilities under Section 752 of the Code, (F) only dispose of assets in a particular manner, and/or (G) offer in-kind redemptions; and/or (iii) any Person, whether or not a partner or member in any Company Subsidiary, has been or is required to be given the opportunity to guarantee or assume liability for debt (or portions thereof) of such Company Subsidiary (including through deficit capital restoration obligations, contribution agreements, indemnities or other arrangements that shift risk of loss with respect to debt) or is so guarantying or has so assumed liability for any such debt or portion thereof. (i) Each liability of the Company and any Company Subsidiary, as determined for purposes of Section 752 of the Code, constitutes a “qualified liability” within the meaning of Treasury Regulations Section 1.707-5. (j) Neither the Company nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes. (k) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. (l) Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (m) None of the Company or any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. (n) Neither the Company nor any Company Subsidiary has granted any written power of attorney (other than to the Company or a Company Subsidiary) that currently is in force with respect to any matter relating to Taxes. (o) Neither the Company nor any Company Subsidiary has participated in any transaction intended to qualify as an exchange subject to Section 1031(a)(1) of the Code, which transaction has not been completed. (p) Neither the Company nor any Company Subsidiary has ever had a permanent establishment (within the meaning of an applicable income Tax treaty) or has otherwise engaged in a trade or business in any country other than the United States. No claim has been made by any Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns that the Company or a Company Subsidiary is or may be subject to taxation in such jurisdiction. Each asset of the Company and any Company Subsidiary denominated as a “tenancy in common interest”, or similarly denominated, qualifies as a “tenancy-in-common interest”, rather than a “partnership interest”, for U.S. income tax purposes.

25 (q) Neither the Company nor any Company Subsidiary is required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any (i) change in method of accounting or use of an improper method of accounting for any taxable period (or portion thereof) before the Closing Date, (ii) installment sale or open transaction made or entered into on or prior to the Closing Date or (iii) prepaid amount received or deferred revenue accrued on or prior to the Closing Date. Section 3.13 Information Supplied. None of the information supplied or to be supplied by the Transferor Parties, their respective Affiliates or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement will, at the time the Proxy Statement is first mailed to Transferee Parent’s shareholders or at the time of the Transferee Parent Shareholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Section 3.14 Environmental Matters. Except as would not, individually or in the aggregate, reasonably result in a material liability: (a) The Company and each Company Subsidiary are, and during the last 3 years have been, in compliance with all Environmental Laws. (b) The Company and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with such Environmental Permits. (c) During the last three (3) years, neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that the Company or any such Company Subsidiary is in violation of, or liable under, any Environmental Law that remains unresolved, and there is no Action pending, or, to the Knowledge of Transferor, threatened in writing against the Company and any Company Subsidiary under any Environmental Law. (d) Neither the Company nor any Company Subsidiary has entered into or agreed to any Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances. (e) No Release of Hazardous Substances has occurred at or in connection with Company Properties and neither the Company nor any Company Subsidiary has received any written notice that it is required to investigate or remediate the Release of any Hazardous Substances under any Environmental Law, including at locations not owned or controlled by the Company or any Company Subsidiary. Section 3.15 Properties (a) Section 3.15(a) of the Transferor Disclosure Letter sets forth a list of the address of each Company Property, the Company Subsidiary that owns such Company Property, and, if applicable, the name of each Company Property that is leased or subleased by a Company Subsidiary as lessee, sublessee or in a similar capacity. (b) Either the Company or a Company Subsidiary owns good and marketable fee simple title or leasehold title, as applicable, to each of the Company Properties, in each case, free and clear of Liens, except for Permitted Liens.

26 (c) Section 3.15(c) of the Transferor Disclosure Letter sets forth a list of each Company Property for which policies of title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest (or ground leasehold interest, as applicable) held by the Company or the applicable Company Subsidiary with respect to such Company Property (each, together with any title commitment or report made available to Transferee with respect to a Company Property, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A copy of each Company Title Insurance Policy in the Company’s possession has been made available to Transferee. No written claim has been made against any Company Title Insurance Policy, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. (d) To the Knowledge of the Transferor, the Company and each Company Subsidiary has in effect all Property Permits that are necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties, except for such failures to have in effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (e) Neither the Company nor any of the Company Subsidiaries has received written notice of any uncured violation of any Laws affecting any of the Company Properties issued by any Governmental Authority which have not been cured, contested in good faith or which violations, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. (f) Neither the Company nor any Company Subsidiary has received written notice of any pending or threatened condemnation or eminent domain proceeding against any of the Company Properties, which would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. (g) The rent rolls for each of the Company Properties, dated as of February 28, 2026 (each, a “Rent Roll”), which Rent Rolls have been made available by or on behalf of the Company or the applicable Company Subsidiary to Transferee Parent, are the Rent Rolls maintained by the Company and/or the Company Subsidiaries, as applicable, for internal administration and accounting purposes. Notwithstanding anything to the contrary contained in this Agreement, Transferor does not represent or warrant that any particular Company Lease will be in force or effect at Closing or that the tenants under the Company Leases will have performed their obligations thereunder, and any such occurrence shall not affect the obligations of Transferee Parent under this Agreement in any manner or give rise to any other claim on the part of Transferee Parent. (h) Copies (which are true, correct and complete in all material respects) of all (i) ground leases relating to the Company Properties to which Company or any Company Subsidiary is a party and (ii) Company Leases with annual base rent in excess of $2,000,000 as set forth on Section 3.15(h) of the Transferor Disclosure Letter (clauses (i) and (ii) collectively, the “Material Company Leases”), have been made available to Transferee Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 3.15(h) of the Transferor Disclosure Letter: (w) to the knowledge of Company, neither Company nor any Company Subsidiary or any other party thereto is in breach or default under any Material Company Lease; (x) to the knowledge of Company, no event has occurred that would reasonably be expected to result in a breach or default (after applicable notice or cure periods) under any Material Company Lease by Company or any Company Subsidiary or any other party thereto; (y) no tenant under a Material Company Lease is the beneficiary of a written monetary forbearance from Company or any Company Subsidiary; and (z) each Material Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Company or a Company Subsidiary and with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting

27 creditors’ or landlords’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). (i) Section 3.15(i) of the Transferor Disclosure Letter lists the parties (other than the Company or a Company Subsidiary) currently providing third-party property management services to the Company or a Company Subsidiary and identifies the Company Properties currently managed by each such party. To the extent in the Company’s possession, copies (in all material respects) of all agreements providing for such services (the “Third-Party Property Management Agreements”) have been provided to Transferee Parent prior to the date hereof. To the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice of any currently outstanding claims, fees or commissions under any Excluded Management Agreements. (j) Section 3.15(j) of the Transferor Disclosure Letter lists each fee interest in real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiary (if a Company Subsidiary at the time of such conveyance, transfer, assignment or disposition) since January 1, 2025. Other than as set forth in Section 3.15(j) of the Transferor Disclosure Letter, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding claims under any Prior Sale Agreements that would reasonably be expected to result in liability to the Company or any Company Subsidiary in an amount that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (k) To the Company’s knowledge, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, or building or similar law, code, ordinance, order or regulation, for any Company Property, in each case which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.16 Material Contracts. (a) Except (x) as set forth in Section 3.16(a) of the Transferor Disclosure Letter and (y) the Company Leases, neither the Company nor any Company Subsidiary is a party to or bound by any contract that, as of the date of this Agreement: (i) obligates the Company or any Company Subsidiary to make non- contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $5,000,000, except for (A) any Company Lease pursuant to which any third party is a lessee or sublessee on any Company Property or (B) any agreement entered into in connection with any capital expenditure project set forth in the budget previously provided to Transferee Parent by the Company; (ii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Company or any Company Subsidiary, or that otherwise restricts the lines of business conducted by the Company or any Company Subsidiary or the geographic area in which the Company or any Company Subsidiary may conduct business, except for radius restrictions that may be contained in the Company Leases entered into in the ordinary course of business; provided that any contract that is terminable upon not more than thirty (30) days’ notice shall not constitute a Company Material Contract pursuant to this Section 3.16(a)(ii); (iii) (A) is an agreement (other than an Organizational Document of the Company or a Company Subsidiary) that obligates the Company or any Company Subsidiary to indemnify

28 any past or present trustees, directors, officers, trustees, employees and agents of the Company or any Company Subsidiary pursuant to which the Company or a Company Subsidiary is the indemnitor, or (B) is an agreement that under which the Company or any Company Subsidiary has any outstanding earnout obligations in excess of $5,000,000 to any third party relating to the sale of any real property; (iv) constitutes an Indebtedness obligation of the Company or any Company Subsidiary with a principal amount as of the date of this Agreement greater than $5,000,000; (v) (A) requires the Company or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Lease pursuant to which any third party is a lessee or sublessee on any Company Property), (B) gives any Person the right to buy any Company Property, (C) involves any pending or contemplated merger, consolidation or similar business combination transaction or (D) grants any buy/sell right, put option, call option, redemption right, option to purchase, marketing right, forced sale, tag or drag right, right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Company Subsidiary could be required to purchase or sell the equity interests or assets of any Person or any real property or any other material assets, rights or the Company Properties; (vi) constitutes a joint venture or partnership agreement between the Company or any Company Subsidiary, on the one hand, and any third party, on the other hand; (vii) constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary (other than advances or rent relief made in connection with or pursuant to the Company Leases or pursuant to any disbursement agreement, development agreement or development addendum entered into in connection with a Company Lease with respect to the development, construction or equipping of the Company Properties or the funding of improvements to the Company Properties) in an amount in excess of $5,000,000; or (viii) constitutes a Third-Party Property Management Agreement or a Material Company Lease; (ix) constitutes a license granted to the Company or any Company Subsidiary with respect to Intellectual Property Rights (other than licenses for off-the-shelf software with an annual fee of less than $50,000). (b) Each contract in any of the categories set forth in Section 3.16(a)(i) through Section 3.16(a)(ix) to which the Company or any Company Subsidiary is a party or by which it is bound as of the date of this Agreement is referred to herein as a “Company Material Contract”. For the avoidance of doubt, the term “Company Material Contract” does not include any Company Leases, other than Material Company Leases. (c) (i) Neither the Company nor any Company Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Company Material Contract, and, to the Knowledge of Transferor, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) to the Knowledge of Transferor, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (iii) as of the date of this Agreement, each Company Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as applicable, and, to the Knowledge of Transferor, the other parties thereto and

29 is in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law), in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.17 Intellectual Property. (a) The Company and its Subsidiaries owns or possesses valid rights to use the Company Intellectual Property. (b) To the Knowledge of Transferor, the operation of the business of the Company and its Subsidiaries have not since January 1, 2023 infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of Transferor, no third party has since January 1, 2023 infringed, misappropriated or otherwise violated any Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.18 Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or any of the Company Subsidiaries, the Company and each of the Company Subsidiaries is in compliance, and has since January 1, 2023 complied, with all applicable Data Protection Laws. To the Knowledge of Transferor, since January 1, 2023, there have not been any non-permitted disclosures, security incidents or material breaches involving the Company, the Company Subsidiaries or any of its or their respective agents, employees or contractors relating to any Personal Data in its possession or control that would reasonably be expected to be material to the Company or any of the Company Subsidiaries, taken as a whole. To the Knowledge of Transferor, since January 1, 2023, there has been no failure, or any unauthorized intrusions or breaches, of security with respect to the information technology systems owned or controlled by the Company or any of the Company Subsidiaries that has resulted in a material disruption or material interruption in the operation of its business. Section 3.19 Insurance. Transferor has made available to Transferee Parent a schedule describing all material insurance policies providing coverage for all material Company Properties (the “Company Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all premiums due and payable under all Company Insurance Policies have been paid, and the Transferor Parties and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all Company Insurance Policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2023, Transferor has not received written notice of cancellation or termination with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Section 3.20 Brokers. Except for the fees and expenses payable to Scotia Capital (USA) Inc., no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or

30 commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Transferor for which the Company or any Company Subsidiary will be liable. Section 3.21 Investment Company Act. Neither the Company nor any Company Subsidiary is an investment company within the meaning of the Investment Company Act. Section 3.22 Labor and Employment. (a) Neither the Company nor any Company Subsidiary employs any employees. (b) None of the Transferor Parties or any Company Subsidiary contributes to or has, within the past six (6) years, maintained, established, sponsored, participated in or contributed to or had any obligation to contribute to, or has incurred withdrawal liability (within the meaning of Section 4201 of ERISA) to, any arrangement that is: (i) a “defined benefit plan” subject to Title IV of ERISA or Section 3(35) of ERISA, or Sections 412, 414(j) of the Code (whether or not subject thereto) or 430 of the Code, (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or 413(c) of the Code), (iv) a “multiple employer welfare arrangement” as defined in ERISA Section 3(40), or (v) a “funded welfare plan” within the meaning of Section 419 of the Code. Section 3.23 Related Party Transactions. Except for this Agreement, as permitted by this Agreement or as set forth in Section 3.23 of the Transferor Disclosure Letter, from January 1, 2025 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and Transferor or any of its any Affiliates (other than the Company and the Company Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 3.24 Ownership of Transferee Parent Equity. Except as contemplated by this Agreement, none of the Transferor Parties nor any of their respective Affiliates own (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any securities of Transferee Parent. Section 3.25 Accredited Investor. Transferor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act. Section 3.26 Equity Consideration Not Registered. Transferor acknowledges its understanding that the offering and issuance of the Equity Consideration by the Transferee Parties, to be acquired by Transferor pursuant to this Agreement, are intended to be exempt from registration under Securities Act, and that the Transferee Parties’ reliance on such exemption is predicated in part on the accuracy and completeness of representations and warranties of Transferor contained herein. Transferor acknowledges that the issuance of the Equity Consideration has not been registered under the Securities Act or any state “blue sky” or foreign securities laws. Section 3.27 Transfer Restrictions Applicable to Equity Consideration. Transferor is acquiring the Equity Consideration solely for its own account and for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of such Equity Consideration. Transferor acknowledges that the Equity Consideration may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition (a) is pursuant to the terms of an effective registration statement under the Securities Act, and the Equity Consideration are registered under any applicable state “blue sky” or foreign securities laws or sold pursuant to an exemption from registration

31 under the Securities Act, and any applicable state or foreign securities laws and (b) is otherwise permitted under the Transferee LPA. Section 3.28 Knowledge and Experience of Transferor. Transferor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement. Transferor acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Equity Consideration, and is able to bear the economic risks thereof. Section 3.29 Investment Decision. In making the decision to acquire the Equity Consideration, Transferor has relied upon its independent investigations and, to the extent believed by Transferor to be appropriate, Transferor’s advisors, including Transferor’s own professional, tax and other advisors, and has not relied upon any representation or warranty from the Transferee Parties or any of Transferee Parties’ respective directors, officers, employees, agents, affiliates or representatives with respect to the value of the Equity Consideration or the tax consequences of the transactions contemplated hereby. Section 3.30 Opportunity to Evaluate the Investment in the Equity Consideration. Transferor and Transferor’s advisors, if any, have been given a full opportunity to examine all documents relating to the transactions contemplated hereby, and to ask questions of, and to receive answers from, the Transferee Parties and their representatives concerning the terms of the transactions contemplated hereby and such other information as Transferor desires in order to evaluate an investment in the Equity Consideration. Section 3.31 Excluded Liabilities. Prior to the date of this Agreement, Transferor has assumed and agreed to be responsible for all Excluded Liabilities and, except as set forth on Section 5.1(b) of the Transferor Disclosure Letter, all Excluded Liabilities existing as of the date hereof have been transferred to entities that are not the Company or any of its Subsidiaries. Section 3.32 No Other Representations and Warranties. Except for the representations and warranties in this Article 3, neither Transferor nor any Person on behalf of Transferor makes, or has made, any express or implied representation or warranty to Transferee Parent, with respect to any of the Transferor Parties or any Company Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward- looking information or business and strategic plan information regarding any of the Transferor Parties or any of the Company Subsidiaries or with respect to any other information provided or made available to Transferee Parent or its Representatives in connection with the transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to Transferee Parent or its Representatives in “data rooms”, management presentations or due diligence sessions in expectation of the transactions contemplated by this Agreement), and Transferee Parent acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties in this Article 3 neither Transferor nor any other Person makes or has made any express or implied representation or warranty to Transferee Parent or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to any of the Transferor Parties, any of the Company Subsidiaries or their respective businesses or (b) any oral or written information presented to Transferee Parent or its Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the transactions contemplated by this Agreement. The Transferor hereby acknowledges and agrees that, except for the representations and warranties expressly set forth in Article 4, neither Transferee Parent nor any of its Affiliates, nor any other Person on behalf of any of them, has made or is making any other express or implied representation or warranty with respect to Transferee Parent or its Affiliates or its business or operations, including with respect to any information provided or made available to the Transferor Parties or any of their respective Affiliates or Representatives. Except with respect to the representations and

32 warranties expressly set forth in Article 4 or any breach of any covenant or other agreement of Transferee Parent contained herein, the Transferor hereby acknowledge that none of Transferee Parent, its Affiliates or any other Person on their behalf will have or be subject to any liability or indemnification obligation to the Transferor Parties or any of their respective Affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to the Transferor Parties or any of their respective Affiliates or Representatives, or the use by the Transferor Parties or any of their respective Affiliates or Representatives, of any information, documents, projections, forecasts, estimates, predictions or other material made available to the Transferor Parties or any of their respective Affiliates or their respective Representatives in expectation of the transactions contemplated by this Agreement. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF TRANSFEREE PARENT Except (a) as set forth in the disclosure letter prepared by Transferee Parent, with numbering corresponding to the numbering of this Article 4, delivered by Transferee Parent to Transferor prior to the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Transferee Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Transferee Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent from the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other sections or subsections be cross-referenced); provided that the Transferee Disclosure Letter shall not be construed as constituting representations, warranties, covenants or agreements of Transferee Parent, nothing in the Transferee Disclosure Letter is intended to broaden the scope of any representation, warranty, covenant or agreement of Transferee Parent made herein and no reference to or disclosure of any item or other matter in the Transferee Disclosure Letter shall be construed as an admission or indication that (i) such item or other matter is material for purposes of this Agreement or otherwise, (ii) such item or other matter is required to be referred to in the Transferee Disclosure Letter or (iii) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Transferee Parent or any Transferee Subsidiary is a party exists or has actually occurred), or (b) as disclosed in Transferee Parent SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2023 and at least two (2) Business Days prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward- looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article 4), Transferee Parent hereby represents and warrants to the Transferor that: Section 4.1 Organization and Qualification. (a) Transferee Parent is a corporation duly incorporated, validly existing and in good standing under the laws of New York. Transferee Parent has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect.

33 (b) Section 4.1(b) of the Transferee Disclosure Letter sets forth an accurate and complete list of each Transferee Subsidiary, including a list of each Subsidiary that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”), a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”), or a REIT, together with (i) the jurisdiction of incorporation or organization, as the case may be, of such Subsidiary, (ii) the type and percentage of interest held, directly or indirectly, by the Transferee in such Subsidiary, (iii) the amount of its authorized capital stock or other equity interests, and (iv) the amount of its outstanding capital stock or other equity interests. (c) As of immediately prior to the Closing, Transferee shall be a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. As of immediately prior to the Closing, Transferee shall have the requisite organizational power and authority to own, lease and to operate its properties and to carry on its business as it intended to be conducted following the Closing and shall be duly qualified or licensed to do business, and in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business, in each case, immediately following the Closing, makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. As of immediately prior to the Closing, Transferee shall be a wholly owned subsidiary of Transferee Parent. Section 4.2 Authority. (a) Transferee Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Transferee Parent Shareholder Approval, to consummate the transactions contemplated by this Agreement to which Transferee Parent is a party. The execution and delivery of this Agreement by Transferee Parent and the consummation by Transferee Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Transferee Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject to receipt of the Transferee Parent Shareholder Approval. This Agreement has been duly executed and delivered by Transferee Parent, and assuming due authorization, execution and delivery by Transferor, constitutes a legally valid and binding obligation of Transferee Parent enforceable against Transferee Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). (b) The Transferee Parent Board at a duly held meeting has (i) declared that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Transferee Parent and the holders of the Transferee Parent Common Shares, (ii) approved and adopted this Agreement, on substantially the terms and subject to the conditions set forth herein, (iii) authorized the execution, delivery and performance of this Agreement, (iv) directed that the transactions contemplated by this Agreement be submitted for consideration at a meeting of the holders of the Transferee Parent Common Shares and (v) resolved to recommend that the holders of the Transferee Parent Common Shares vote in favor of approval of the transactions contemplated by this Agreement (such recommendation, the “Transferee Parent Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in a manner adverse to Transferor or the Company, except as may be permitted after the date of this Agreement by Section 6.3.

34 Section 4.3 Capitalization. (a) The authorized capitalization of Transferee Parent consists of (i) 200,000,000 Transferee Parent Common Shares and (ii) 5,000,000 preferred shares, $0.001 par value per share (the “Transferee Parent Preferred Shares”), of which 3,332,003 shares have been designated as 7.75% Series A Cumulative Preferred Shares. At the close of business on May 13, 2026 (the “Capitalization Date”), there were (A) 47,955,647 Transferee Parent Common Shares issued and outstanding (of which 664,672 are unvested restricted Transferee Parent Common Shares granted under the Transferee Parent Equity Plans), and (B) 2,312,758 shares of Transferee Parent Preferred Shares issued and outstanding, all of which are 7.75% Series A Cumulative Preferred Shares. (b) With respect to each outstanding award under Transferee Parent’s 2016 Equity Compensation Plan and 2025 Omnibus Incentive Plan (collectively, the “Transferee Parent Equity Plans”), Transferee Parent has provided Transferor with a complete and accurate list, as of the date of this Agreement, setting forth: the name of the holder, date of grant, type of award, the number of vested and unvested shares of Transferee Parent Common Shares covered by such award, and the vesting schedule (including any acceleration provisions with respect thereto). Transferee Parent has made available to Transferor true and complete copies of the Transferee Parent Equity Plans and form of award agreement evidencing each outstanding award thereunder, and has also delivered any other award agreements to the extent there are material variations from the form of agreement. Each such equity award was granted and administered in accordance with all applicable Laws and the terms of the Transferee Parent Equity Plans and the underlying award agreement pursuant to which it was issued and has been properly accounted for in all material respects in accordance with GAAP. (c) All of the outstanding Transferee Parent Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. All of the issued and outstanding Transferee Parent Common Shares were issued in compliance with all applicable Laws concerning the issuance of securities. Except as set forth in Section 4.3(c) of the Transferee Disclosure Letter, as of the Capitalization Date, there are no (i) options, warrants, calls, pre-emptive rights, equity, equity-based, subscriptions or other rights, agreements, arrangements or commitments of any kind, including any shareholder rights plan, relating to the issued or unissued capital shares of Transferee Parent, obligating Transferee Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of, or other equity interest in, Transferee Parent or securities convertible into or exchangeable for such shares or equity interests, or obligating Transferee Parent to grant, extend or enter into any such option, warrant, call, equity, equity-based, subscription or other similar right, agreement, arrangement or commitment (collectively, “Transferee Parent Equity Interests”) or (ii) outstanding obligations of Transferee Parent to repurchase, redeem or otherwise acquire any Transferee Parent Common Shares or any shares of, or other Transferee Parent Equity Interests in, Transferee Parent or Transferee, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in Transferee Parent. (d) There are no voting trusts, proxies or other similar agreements to which Transferee Parent or any of the Transferee Subsidiaries is a party with respect to the voting of Transferee Parent Common Shares or any shares of, or other equity interest, of Transferee Parent or any of the Transferee Subsidiaries. Neither Transferee Parent nor any of the Transferee Subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any of its shares or other Transferee Parent Equity Interests. There are no bonds, debentures or notes issued by Transferee Parent or any Transferee Subsidiary that entitle the holder thereof to vote together with shareholders of Transferee Parent on any matters related to Transferee Parent. (e) Transferee Parent owns, directly or indirectly, all of the issued and outstanding shares or other Transferee Parent Equity Interests of each of the Transferee Subsidiaries, free and clear of

35 any Liens (other than limitations on transfer and other restrictions imposed by federal or state securities Laws), and all such shares or other Transferee Parent Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the Closing, the Class B Shares shall be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. (f) All dividends or other distributions on Transferee Parent Common Shares and any material dividends or other distributions on any securities of Transferee Parent and any Transferee Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). (g) No Transferee Parent Common Shares are owned by any Transferee Subsidiary. (h) As of immediately prior to the Closing, Transferee Parent shall be the sole general partner of the Transferee and Transferee Parent shall own 100% of the OP Units issued and outstanding. As of immediately prior to the Closing, except as set forth in the preceding sentence, there shall be no outstanding equity interests of the Transferee and the partnership interests owned by Transferee Parent shall be subject only to the restrictions on transfer set forth in the Transferee LPA and those imposed by applicable securities laws. As of immediately prior to the Closing, all of the issued and outstanding OP Units shall (i) be duly authorized and validly issued, (ii) be free of preemptive or similar rights, (iii) have been issued in compliance with all applicable Laws concerning the issuance of securities. As of immediately prior to the Closing, the “Conversion Factor” (as defined in the Transferee LPA) shall be 1.0. Section 4.4 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Transferee Parent does not, and the performance of this Agreement and its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of any Organizational Document of Transferee Parent, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.4(b) have been obtained, all filings and notifications described in Section 4.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Transferee Parent or by which any property or asset of Transferee Parent is bound or (iii) require any consent or approval (except as contemplated by Section 4.4(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Transferee Parent under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien (other than Permitted Liens) on any property or asset of Transferee Parent pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Transferee Parent is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Transferee Material Adverse Effect. (b) The execution and delivery of this Agreement by Transferee Parent does not, and the performance of this Agreement by Transferee Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) for any filings required by any state securities or “blue sky” Laws, (iii) any filings required under the rules and regulations of the New York Stock Exchange (the “NYSE”), (iv) such filings as may be required in connection with state and local Transfer Taxes and (v) where failure to obtain such consents, approvals,

36 authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Transferee Material Adverse Effect. Section 4.5 Loan Portfolio. (a) As of the date hereof, Transferee Parent and the Transferee Subsidiaries are the sole legal and beneficial owners of each loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) reflected in the latest financial statements included in the Transferee Parent SEC Documents filed prior to the date hereof as being owned by Transferee Parent or a Transferee Subsidiary or made or acquired after the date thereof (except such loans as may have been sold or otherwise disposed of since the date thereof) (collectively, “Transferee Loans”) and are the sole legal owners or beneficiaries of or under any related notes, deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, escrow documents, participation agreements (if applicable), and all other documents evidencing or securing the Transferee Loans (collectively, the “Transferee Loan Documentation”) and all related loan files, servicing files, credit reports, Tax Returns, appraisals, and all other documents relating to the Transferee Loans (collectively, with the Transferee Loan Documentation, the “Transferee Loan Files”), in each case, free and clear of any Liens, except for Permitted Liens. Transferee Parent has made available to Transferor all Transferee Loan Files with respect to Transferee Loans with an outstanding principal balance in excess of $5,000,000 as of the date hereof, all of which are complete and accurate in all material respects. No Transferee Loans have been waived, impaired, amended, modified, superseded, extended, satisfied, canceled, rescinded, or subordinated in any material respect, other than in the ordinary course of business. (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Transferee Material Adverse Effect, each Transferee Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Transferee Parent and the Transferee Subsidiaries as secured loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms. (c) At the time of the origination of each Transferee Loan, the origination, due diligence and underwriting performed by or on behalf of Transferee Parent and the Transferee Subsidiaries in connection with each Transferee Loan complied in all material respects with the terms, conditions and requirements of Transferee Parent’s then applicable origination, due diligence, underwriting procedures, guidelines and standards. Each outstanding Transferee Loan is and has been administered and, where applicable, serviced, and the relevant Transferee Loan Files are being maintained, in all material respects in accordance with the relevant Transferee Loan Documentation, all applicable federal, state and local Laws, and industry-accepted practices. (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Transferee Material Adverse Effect, the Transferee Loan Documentation for each Transferee Loan contains provisions that render the rights and remedies of the holder thereof adequate for the practical realization against any mortgaged property or other collateral of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure. To Transferee Parent’s Knowledge, neither Transferee Parent nor any of the Transferee Subsidiaries has (i) received any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim or right to rescission with respect to any Transferee Loan or Transferee Loan Documentation or (ii) has Knowledge of (A) any uncured material monetary default in excess of thirty (30) days or event of acceleration existing under any Transferee Loan, (B) any uncured

37 material non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Transferee Loan, (C) any condition or event such that, with the passage of time and/or giving of notice and/or the expiration of any grace or cure period, would constitute a material monetary default, material non-monetary default, breach, violation or event of acceleration under any Transferee Loan or (D) any material breach of any Transferee Loan by Transferee Parent or any of the Transferee Subsidiaries. As of the date of origination and to Transferee Parent’s Knowledge as of the date hereof, neither any mortgaged property underlying any Transferee Loan, nor any portion thereof, is the subject of, and no borrower or guarantor under a Transferee Loan is a debtor in state or federal bankruptcy, insolvency or similar Action. The allowance for current expected credit losses as reflected in the Transferee Parent SEC Documents as of each quarter ended after March 31, 2026, was in the reasonable opinion of Transferee Parent’s management adequate to meet all reasonably anticipated credit losses (including losses on unfunded construction holdbacks). Section 4.6 SEC Documents; Financial Statements. (a) Transferee Parent has timely filed with, or furnished (on a publicly available basis) to, the SEC all forms, documents, statements, schedules and reports required to be filed or furnished by Transferee Parent with the SEC since January 1, 2023 (the forms, documents, statements and reports filed or furnished with the SEC since January 1, 2023 including any amendments thereto, the “Transferee Parent SEC Documents”). As of their respective dates, the Transferee Parent SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the Transferee Parent SEC Documents, at the time of filing or being furnished, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Transferee Parent SEC Documents filed or furnished and publicly available prior to the date of this Agreement. As of the date of this Agreement, neither Transferee Parent nor any Transferee Subsidiary is separately required to file any form or report with the SEC pursuant to the Exchange Act. (b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Transferee Parent and its consolidated subsidiaries included, or incorporated by reference, in the Transferee Parent SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (as in effect in the United States on the date of such financial statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments), the consolidated financial position of Transferee Parent and its consolidated subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Transferee Parent and its consolidated subsidiaries for the periods presented therein, in each case, except as otherwise noted therein or to the extent such financial statements have been modified or superseded by later Transferee Parent SEC Documents filed and publicly available prior to the date of this Agreement. (c) Neither Transferee Parent nor any Transferee Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Transferee Parent or any Transferee Subsidiaries, on the one hand, and any unconsolidated Affiliate of Transferee Parent or any Transferee Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in

38 Instruction 8 to Item 303(b) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Transferee Parent or any Transferee Subsidiary in Transferee Parent’s audited financial statements or other Transferee Parent SEC Documents. (d) Transferee Parent has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Transferee Parent (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that information required to be disclosed by Transferee Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Transferee Parent’s management as appropriate to allow timely decisions regarding required disclosure and (ii) based on its most recent evaluation prior to the date of this Agreement, has disclosed to Transferee Parent’s auditors and the audit committee of the Transferee Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Transferee Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a role in Transferee Parent’s internal controls over financial reporting. (e) Since the end of Transferee Parent’s most recent audited fiscal year, neither Transferee Parent nor its independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by Transferee Parent and the Transferee Subsidiaries that has not been subsequently remediated or (ii) any fraud that involves Transferee Parent or any Transferee Subsidiary’s management or other employees who have a significant role in the internal controls over financial reporting utilized by Transferee Parent and the Transferee Subsidiaries. There are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to the Transferee Parent SEC Documents. Section 4.7 Absence of Certain Changes or Events. From the date of the Transferee Parent’s most recent balance sheet included in Transferee Parent SEC Documents through the date of this Agreement (a) each of Transferee Parent and the Transferee Subsidiaries has conducted its business in all material respects in the ordinary course of business and (b) there has not been any Transferee Material Adverse Effect. Section 4.8 No Undisclosed Liabilities. There are no material liabilities of Transferee Parent or any of the Transferee Subsidiaries of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be set forth on the financial statements of Transferee Parent or the notes thereto, other than (a) liabilities disclosed, reflected or reserved against on the most recent consolidated balance sheet (or in the notes thereto) filed with the Transferee Parent SEC Documents, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred in the ordinary course of business since the date of such most recent consolidated balance sheet, (d) liabilities to perform under contracts entered into by or on behalf of Transferee Parent or any Transferee Subsidiary or (e) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. Section 4.9 No Default. Neither Transferee Parent nor any of the Transferee Subsidiaries is in default or violation of any term, condition or provision of its Organizational Documents except as,

39 individually or in the aggregate, would not be reasonably expected to have a Transferee Material Adverse Effect. Section 4.10 Litigation. Except as, individually or in the aggregate, would not be expected to have a Transferee Material Adverse Effect, (a) there is no, and during the past three (3) years, there has not been any, Action pending or, to the Knowledge of Transferee Parent, threatened against Transferee Parent or any of the Transferee Subsidiaries and (b) during the past three (3) years, none of Transferee Parent, the Transferee Subsidiaries or their respective properties is or has been subject to any outstanding Order of any Governmental Authority. Section 4.11 Taxes. (a) Each of Transferee Parent and the Transferee Subsidiaries has timely filed with the appropriate Governmental Authority all income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each of Transferee Parent and the Transferee Subsidiaries has duly and timely paid in full all income and other material Taxes due and required to be paid by them, whether or not shown on any Tax Return (other than any Taxes that are being contested in good faith by appropriate proceedings). (b) Transferee Parent (i) for all taxable years commencing with its taxable year ending December 31, 2017 through and including its taxable year ending December 31, 2025, has elected and has been subject to U.S. federal taxation as a “real estate investment trust” within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify for taxation as a REIT for such years, (ii) has operated at all times since January 1, 2026, and will continue to operate until the Closing, in such a manner as to permit it to continue to qualify for taxation as a REIT for the taxable year and (iii) has not taken or omitted to take any action that would reasonably be expected to result in Transferee Parent’s failure to qualify for taxation as a REIT or a successful challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to the Knowledge of Transferee Parent, threatened. (c) (i) There are no audits, investigations or other proceedings by any Governmental Authority ongoing or, to the Knowledge of Transferee Parent, threatened with regard to any income or other material Taxes or Tax Returns of Transferee Parent or any Transferee Subsidiary; (ii) no deficiency for income or other material Taxes of Transferee Parent or any Transferee Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Transferee Parent, threatened, by any Governmental Authority, which deficiency has not yet been fully settled except for such deficiencies which are being contested in good faith by appropriate proceedings; (iii) neither Transferee Parent nor any Transferee Subsidiary has waived any statute of limitations with respect to the assessment of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency for any open tax year; (iv) neither Transferee Parent nor any Transferee Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither Transferee Parent nor any Transferee Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). (d) No Transferee Subsidiary is or has been a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary. Section 4.11(d) of the Transferee Disclosure Letter sets forth an accurate and complete list of each Transferee Subsidiary and the entity tax classification of such Subsidiary for U.S. federal income tax purposes.

40 (e) Transferee Parent and the Transferee Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws. (f) There are no Tax Liens upon any property or assets of Transferee Parent or any Transferee Subsidiary, except (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or (ii) Permitted Liens. (g) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Transferee Parent or any Transferee Subsidiary (other than customary arrangements under commercial contracts, leases or borrowings entered into in the ordinary course of business the primary purpose of which is not Taxes). (h) Neither Transferee Parent nor any Transferee Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes. (i) Neither Transferee Parent nor any Transferee Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Transferee Parent) or (ii) has any liability for the Taxes of any Person (other than Transferee Parent or a Transferee Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. (j) Neither Transferee Parent nor any Transferee Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). (k) Neither Transferee Parent nor any Transferee Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. (l) Neither Transferee Parent nor any Transferee Subsidiary has participated in any transaction intended to qualify as an exchange subject to Section 1031(a)(1) of the Code, which transaction has not been completed. (m) No Transferee Party or any Transferee Subsidiary has ever had a permanent establishment (within the meaning of an applicable income Tax treaty) or has otherwise engaged in a trade or business in any country other than the United States. No claim has been made by any Governmental Authority in any jurisdiction in which a Transferee Party or any Transferee Subsidiary does not file Tax Returns that a Transferee Party or a Transferee Subsidiary is or may be subject to taxation in such jurisdiction. (n) Neither Transferee Parent nor any Transferee Subsidiary directly or indirectly holds any asset the disposition of which would subject it to tax on built-in gain pursuant to IRS Notice 88- 19, Section 1.337(d)-7 of the Treasury Regulations, or any other temporary or final regulations issued under Section 337(d) of the Code or any similar provisions or any elections made thereunder.

41 (o) Neither Transferee Parent nor any Transferee Subsidiary (other than a Taxable REIT Subsidiary of the Company) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither Transferee Parent nor any Transferee Subsidiary has engaged in any transaction that would give rise to “redetermined rents”, “redetermined deductions”, “excess interest” or “redetermined TRS service income”, in each case as defined in Section 857(b)(7) of the Code. (p) Neither Transferee Parent nor any Transferee Subsidiary (other than a Taxable REIT Subsidiary) has or has had any earnings and profits at the close of any taxable year (including such taxable year that will close as of the Closing Date) that were attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code. Section 4.12 Environmental Matters. Except (i) as set forth in Section 4.12 of the Transferee Disclosure Letter or (ii) as would not, individually or in the aggregate, reasonably result in a material liability: (a) Transferee Parent and each Transferee Subsidiary are, and during the last 3 years have been, in compliance with all Environmental Laws. (b) Transferee Parent and each Transferee Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with such Environmental Permits. (c) During the last three (3) years, neither Transferee Parent nor any Transferee Subsidiary has received any written notice, demand, letter or claim alleging that Transferee Parent or a Transferee Subsidiary is in violation of, or liable under, any Environmental Law that remains unresolved, and there is no Action pending, or, to the Knowledge of Transferee Parent, threatened in writing against Transferee Parent or any Transferee Subsidiary under any Environmental Law. (d) Neither Transferee Parent nor any Transferee Subsidiary has entered into or agreed to any Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances. (e) No Release of Hazardous Substances has occurred at or in connection with personal property held by Transferee Parent and neither Transferee Parent nor any Transferee Subsidiary has received any written notice that it is required to investigate or remediate under any Environmental Law, including at locations not owned or controlled by the Company or any Company Subsidiary. Section 4.13 Information Supplied. None of the information supplied or to be supplied by the Transferee Parties, their respective Affiliates or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement will, at the time the Proxy Statement is first mailed to Transferee Parent’s shareholders, at the time of the Transferee Parent Shareholder Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Transferee Parent with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of any of the Transferor

42 Parties, their Affiliates or any of their respective Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement. Section 4.14 Material Contracts. (a) As of the date hereof, except for contracts filed as exhibits to the Transferee Parent SEC Documents or as set forth in Section 4.14(a) of the Transferee Disclosure Letter, neither Transferee Parent nor any Transferee Subsidiary is a party to or bound by any contract that: (i) obligates Transferee Parent or any Transferee Subsidiary to make non- contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $500,000; (ii) is an agreement (other than an Organizational Document of Transferee Parent or a Transferee Subsidiary) that obligates Transferee Parent or any Transferee Subsidiary to indemnify any past or present trustees, directors, officers, trustees, employees and agents of Transferee Parent or any Transferee Subsidiary pursuant to which Transferee Parent or any Transferee Subsidiary is the indemnitor; (iii) is a collective bargaining agreement or other contract with a Union (each a “Labor Agreement”); (iv) constitutes an Indebtedness obligation of Transferee Parent or any Transferee Subsidiary with a principal amount as of the date of this Agreement greater than $1,000,000; (v) (A) requires Transferee Parent or any Transferee Subsidiary to dispose of or acquire assets or properties (B) involves any pending or contemplated merger, consolidation or similar business combination transaction or (C) grants any buy/sell right, put option, call option, redemption right, option to purchase, marketing right, forced sale, tag or drag right, right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which Transferee Parent or any Transferee Subsidiary could be required to purchase or sell the equity interests or assets of any Person or any real property or any other material assets or rights; (vi) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction; (vii) constitutes a joint venture or partnership agreement between Transferee Parent or any Transferee Subsidiary, on the one hand, and any third party, on the other hand; (viii) constitutes a loan to any Person (other than Transferee or a wholly owned Transferee Subsidiary) by Transferee Parent or any Transferee Subsidiary in an amount in excess of $2,000,000, other than loans made in the ordinary course of business consistent with past practice; or (ix) constitutes a license granted to Transferee or any Transferee Subsidiary with respect to Intellectual Property Rights (other than licenses for off-the-shelf software with an annual fee of less than $150,000). (b) Each contract in any of the categories set forth in Section 4.14(a)(i) through Section 4.14(a)(ix) to which Transferee Parent or any Transferee Subsidiary is a party or by which it is bound as of the date of this Agreement is referred to herein as a “Transferee Material Contract”.

43 (c) (i) Neither Transferee Parent nor any Transferee Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Transferee Material Contract, and, to the Knowledge of Transferee Parent, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by Transferee Parent or any Transferee Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect, (ii) to the Knowledge of Transferee Parent, no other party to any Transferee Material Contract is in breach of or default under the terms of any Transferee Material Contract where such breach or default would, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect and (iii) as of the date of this Agreement, each Transferee Material Contract is a valid and binding agreement of Transferee Parent or a Transferee Subsidiary, as applicable, and, to the Knowledge of Transferee Parent, the other parties thereto and is in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law), in each case except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. Section 4.15 Intellectual Property. (a) Transferee Parent and the Transferee Subsidiaries own or possess valid rights to use the Transferee Intellectual Property. (b) To the Knowledge of Transferee, the operation of the business of the Transferee and the Transferee Subsidiaries have not since January 1, 2023 infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party, except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. To the Knowledge of Transferee, no third party has since January 1, 2023 infringed, misappropriated or otherwise violated any Transferee Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. Section 4.16 Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to be material to Transferee Parent or any Transferee Subsidiaries, Transferee Parent and each of the Transferee Subsidiaries is in compliance, and has since January 1, 2023 complied, with all applicable Data Protection Laws. To the Knowledge of Transferee Parent, since January 1, 2023, there have not been any non-permitted disclosures, security incidents or material breaches involving Transferee Parent, any Transferee Subsidiary or any of their respective agents, employees or contractors relating to any Personal Data in its possession or control that would reasonably be expected to be material to Transferee Parent and the Transferee Subsidiaries, taken as a whole. To the Knowledge of Transferee Parent, since January 1, 2023, there has been no failure, or any unauthorized intrusions or breaches, of security with respect to the information technology systems owned or controlled by Transferee Parent or any Transferee Subsidiaries that has resulted in a material disruption or material interruption in the operation of its business. Section 4.17 Insurance. To the Knowledge of Transferee Parent, (i) all current, material insurance policies of Transferee Parent and the Transferee Subsidiaries (collectively, the “Transferee Insurance Policies”) are in full force and effect, (ii) all premiums payable under the Transferee Insurance Policies prior to the date of this Agreement have been duly paid, and (iii) no written notice of cancellation or termination has been received with respect to any Transferee Insurance Policy, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. Section 4.18 Opinion of Financial Advisor. The Transferee Parent Board has received the written opinion of Stout Risius Ross, LLC (or an oral opinion to be confirmed in writing), to the effect that,

44 as of the date of such opinion, subject to the assumptions, qualifications and limitations set forth in such opinion, the Equity Consideration to be issued to Transferor for the Contributed Interests pursuant to this Agreement is fair, from a financial point of view, to Transferee Parent. A copy of such opinion will be provided to Transferor by Transferee Parent. Section 4.19 Approval Required. The affirmative vote of the holders of a majority of all outstanding Transferee Parent Common Shares (the “Transferee Parent Shareholder Approval”) is the only vote of holders of securities of Transferee Parent required to approve the transactions contemplated by this Agreement, including the issuance of the Equity Consideration hereunder, the adoption of the Transferee Parent A&R Charter and the Redomestication. Section 4.20 Brokers. Except for the fees and expenses payable to Piper Sandler & Co., and Stout Risius Ross, LLC, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Transferee Parties. Section 4.21 Solvency. Assuming (a) the satisfaction of the conditions to the obligations of Transferee Parent to consummate the transactions contemplated by this Agreement and (b) the accuracy of the representations and warranties set forth in Article 3 of this Agreement, immediately after giving effect to the transactions contemplated by this Agreement (including any financing arrangements entered into in connection therewith), Transferee Parent and each Transferee Subsidiary (i) will be able to pay their respective indebtedness as it becomes due in the usual course of business, (ii) will own total assets whose value exceeds the sum of its total liabilities and (iii) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged. Section 4.22 Investment Company Act. Neither Transferee Parent nor any Transferee Subsidiary is an investment company within the meaning of the Investment Company Act. Section 4.23 Accredited Investor. Transferee will acquire the Contributed Interests for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws. Transferee will be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act. Transferee Parent acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Contributed Interests. Transferee Parent acknowledges that the Contributed Interests have not been registered under the Securities Act, or any state “blue sky” or foreign securities laws and that the Contributed Interests may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, and the Contributed Interests are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act, and any applicable state “blue sky” or foreign securities laws. Section 4.24 Compensation; Benefits. (a) Section 4.24(a) of the Transferee Disclosure Letter sets forth a true and complete list of all material Transferee Parent Plans. Transferee Parent has provided Transferor a current, accurate and complete copy (or, to the extent not reduced to writing, a written description of all material terms) of each Transferee Parent Plan (including any amendments) and, to the extent applicable: (i) any related trust agreement, insurance policy or other funding instrument; (ii) the most recent determination letter, opinion letter or advisory letter issued by the IRS with respect to each Transferee Parent Plan intended to be qualified under Code Section 401(a) or 501(c)(9); (iii) the most recent summary plan description and

45 summaries of material modifications thereto; (iv) for the three most recent years, the Form 5500 and attached schedules, audited financial statements and actuarial valuations; and (v) all non-ordinary course correspondence from or with any Governmental Authority in the past six (6) years, including materials relating to any pending audit or investigation by a Governmental Authority, any governmental advisory opinions, rulings, compliance statements, closing agreements and similar materials, and any filing under the IRS’s Employee Plans Compliance Resolution System or the U.S. Department of Labor’s Delinquent Filer Voluntary Compliance Program and/or Voluntary Fiduciary Correction Program. (b) Each Transferee Parent Plan is and at all times has been established, funded and administered in compliance with its terms and all applicable Laws in all material respects, and no event or documentation defect with respect to any Transferee Parent Plan has occurred which could reasonably be expected to cause such Transferee Parent Plan to materially violate the applicable requirements of ERISA, the Code or other applicable Law, or to result in any material penalty, Tax, or other liability to Transferee Parent or any Transferee Subsidiary. All contributions and premiums which are due have been made to the Transferee Parent Plan in all material respects in accordance with the terms of the Transferee Parent Plan and applicable Law, and all contributions and premiums for any period ending on or before the Closing which are not yet due have been accrued in all material respects in accordance with GAAP, the terms of the applicable Transferee Parent Plan and applicable Law. No material nonexempt “prohibited transaction” (as such term is used in Code Section 4975 or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Transferee Parent Plan. No Transferee Parent Plan provides benefits to current or former employees or other service providers (including any dependents thereof) of Transferee Parent or the Transferee Subsidiaries outside of the United States, nor is any Transferee Parent Plan subject to any Laws or jurisdiction outside of the United States. (c) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Transferee Parent, threatened against, or with respect to, any of the Transferee Parent Plans. (d) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) shall (i) entitle any current or former employee or other service provider to Transferee Parent or any of the Transferee Subsidiaries to any retention, bonus, or other compensatory payment or benefit, (ii) entitle any current or former employee or other service provider to Transferee Parent or the Transferee Subsidiaries to severance or other termination payments or benefits or any increase in severance, bonus or other payments or benefits, (iii) result in any breach or violation of, or default under, any of the Transferee Parent Plans, (iv) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount of compensation or benefits due to any current or former employee or other service provider of Transferee Parent or the Transferee Subsidiaries, or (v) result in any payments or benefits (whether in cash, property or the vesting of property) that would be nondeductible to the payor under Section 280G of the Code or that could, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code. No individual is entitled to receive any gross-up or additional payment or benefit in connection with any Tax, including any Tax pursuant to Section 409A or 4999 of the Code. (e) No Transferee Parent Plan is, and neither Transferee Parent, the Transferee Subsidiaries nor any of their respective ERISA Affiliates has at any time sponsored, contributed to, been obligated to contribute to or has any liability (fixed, contingent or otherwise) under or with respect to any plan or arrangement that is: (i) a “defined benefit plan” subject to Title IV of ERISA or Section 3(35) of ERISA or Section 414(j) of the Code (whether or not subject thereto); (ii) a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code or a “multiple employer welfare

46 arrangement” within the meaning of Section 3(40) of ERISA; (iii) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. Neither Transferee Parent, the Transferee Subsidiaries nor any of their respective ERISA Affiliates has maintained in the past nor currently maintains an employee welfare benefit plan (as defined in ERISA Section 3(1)) providing benefits to employees or other service providers (or their respective dependents or beneficiaries) of Transferee Parent or the Transferee Subsidiaries after retirement or other separation of service, except to the extent required under Part 6 of Title I of ERISA or Section 4980B of the Code or similar state laws for which the participant pays the full amount of the required premiums or contributions. (f) With respect to each Transferee Parent Plan that is intended to meet the requirements of a “qualified plan” under Code Section 401(a), the Transferee Parent Plan has received a determination from the IRS, or has received and is entitled to rely on an opinion or advisory letter from the IRS, that such Transferee Parent Plan is so qualified, and, to the Knowledge of Transferee Parent, nothing has occurred with respect to the Transferee Parent Plan which would reasonably be expected to result in the loss of such qualification or exemption or the imposition of any material liabilities, penalty, or Tax. (g) Each Transferee Parent Plan that constitutes any part of a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is, and at all relevant times has been, established, operated and administered in operational and documentary compliance in all material respects with Section 409A of the Code and applicable guidance thereunder, such that no Taxes or interest is due and owing in respect of such Transferee Parent Plan failing to be in material compliance therewith. (h) The Transferee Parent, the Transferee Subsidiaries and each Transferee Parent Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA are currently, and at all applicable times have been, in material compliance with the Patient Protection and Affordable Care Act of 2010, as amended, and all regulations and guidance issued thereunder (collectively, the “ACA”), and no event has occurred, and no condition or circumstance exists, that, to the Knowledge of Transferee Parent, could reasonably be expected to subject the Transferee Parent, the Transferee Subsidiaries or any Transferee Parent Plan to penalties or excise Taxes under Sections 4980D, 4980H, 6721 or 6722 of the Code or any other provision of the ACA. Section 4.25 Labor and Employment. (a) Transferee Parent has previously provided to Transferor a true and complete list of all employees of the Transferee Parent and the Transferee Subsidiaries, setting forth the following information for each: (i) name; (ii) job title; (iii) hire date; (iv) status as full-time or part-time and seasonal or temporary (as applicable); (v) work location; (vi) exempt or non-exempt classification under wage and hour Law; (vii) leave status (including the type of leave, start date of leave and expected return date, if applicable); (viii) base annual salary or hourly wage rate (as applicable); (ix) bonus, commission and other incentive compensation expected to be paid for 2025 and targeted for 2026; (x) accrued, unused vacation or other paid time off; (xi) visa status (including visa or permit type, sponsoring entity, and expiration date); and (xii) employing entity. (b) Neither Transferee Parent nor any Transferee Subsidiary engages any individual independent contractors or individual consultants. (c) Neither Transferee Parent nor any Transferee Subsidiary is party to or bound by any Labor Agreement, and no employees of Transferee Parent or any Transferee Subsidiary are represented by a Union. There are no, and in the past three (3) years there have not been (i) any, actual, pending or, to the Knowledge of Transferee Parent, threatened strikes, lockouts, work stoppages, handbilling, picketing,

47 material labor grievances or arbitrations, unfair labor practice charges or other material labor disputes against or affecting Transferee Parent or any Transferee Subsidiary or (ii) any actual, pending or, to the Knowledge of Transferee Parent, threatened union organizing activities with respect to any current or former employees of Transferee Parent or any Transferee Subsidiary, and no Union or group of employees has made a demand for recognition or certification or sought an election to be recognized as the exclusive bargaining representative of any employees of Transferee Parties or any Transferee Subsidiary. (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect, each of Transferee Parent and the Transferee Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Laws relating to employment or labor, including all provisions thereof relating to terms and conditions of employment, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of visas), employment discrimination, harassment and retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, affirmative action and affirmative action plan obligations, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law), labor relations, employee leave issues, employee trainings and notices, automated employment decision tools and other artificial intelligence, workers’ compensation and unemployment insurance. (e) In the past three (3) years, to the Knowledge of Transferee Parent, there have been no allegations of sexual harassment, sexual misconduct or other harassment, discrimination or retaliation by or against any current or former officer, director or employee of Transferee Parent or any Transferee Subsidiary, and neither Transferee Parent nor any Transferee Subsidiary have entered into any settlement or similar agreement in respect of any of the foregoing. (f) To the Knowledge of Transferee Parent, (i) no employee or other individual service provider with annual compensation in excess of $200,000 intends to terminate his or her employment or engagement with Transferee Parent or any of Transferee Subsidiary prior to the one-year anniversary of the Closing; and (ii) no current or former employee or other individual service providers engaged to provide services to Transferee Parent or any of Transferee Subsidiary is in any material respect in violation of any term of employment agreement, consulting or independent contractor agreement, fiduciary duty, nondisclosure agreement, noncompetition agreement or restrictive covenant obligation which implicates such Person’s right to be employed or engaged by Transferee Parent or any of Transferee Subsidiary. Section 4.26 Personal Property. Transferee Parent and the Transferee Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, would not reasonably be expected to have a Transferee Material Adverse Effect. Neither Transferee Parent’s ownership nor any Transferee Subsidiary’s ownership of or leasehold interest in any such personal property is subject to any Liens, except for Permitted Liens and Liens that would not reasonably be expected to have a Transferee Material Adverse Effect. Section 4.27 Anti-Corruption Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect: (a) Neither Transferee Parent nor any Transferee Subsidiary nor, to the Knowledge of Transferee Parent, any of their respective Representatives, (i) has made or received any payment not correctly categorized and fully disclosed in the books and records of the Transferee Parent and the Transferee Subsidiaries in connection with or in any way relating to or affecting Transferee Parent or any

48 Transferee Subsidiary; (ii) is or has been in violation of any Laws relating to anti-bribery or anti-corruption (collectively, “Anti-Corruption Laws”); or (iii) has offered or given, money or something of value to any Governmental Authority or any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, for any of the following purposes: (A) influencing any action or decision of such Person, in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (B) inducing such Person to use such Person’s influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist Transferee Parent or any Transferee Subsidiary in obtaining or retaining business for, with, or directing business to, any Person; or (C) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Transferee Parent or any Transferee Subsidiary in obtaining or retaining business for, with, or directing business to, any Person. (b) There are no unresolved investigations or claims concerning any liability of Transferee Parent or any Transferee Subsidiary with respect to Anti-Corruption Laws. Transferee Parent and the Transferee Subsidiaries have policies and procedures in place that are designed to (i) prevent, detect and deter bribery and corruption in the conduct of the business of Transferee Parent and the Transferee Subsidiaries and (ii) achieve compliance by the business of Transferee Parent and the Transferee Subsidiaries with all applicable Anti-Corruption Laws. Transferee Parent and the Transferee Subsidiaries are in compliance, and have complied, in all material respects, with the applicable provisions of the U.S. Bank Secrecy Act and USA PATRIOT Act of 2001 and other Laws relating to anti-money laundering and similar matters. (c) All books and records of Transferee Parent and the Transferee Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets, and there have been no intentionally false or fictitious entries made in such books or records relating to any illegal payment or secret or unrecorded fund, and neither Transferee Parent nor any Transferee Subsidiary has established or maintained a secret or unrecorded fund. Section 4.28 Compliance with Laws. Transferee Parent and the Transferee Subsidiaries are, and have been for the last five (5) years, in compliance with all applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. There is no, nor has there been in the last five (5) years, investigation pending or, to the Knowledge of Transferee Parent, threatened, against Transferee Parent or any Transferee Subsidiary or their respective businesses regarding any violation of Law, except as would not, individually or in the aggregate, reasonably be expected to have a Transferee Material Adverse Effect. Section 4.29 Acknowledgement of No Other Representations and Warranties. (a) Transferee Parent hereby acknowledges that, except for the representations and warranties expressly set forth in Article 3, neither any Transferor Party nor any of their respective Affiliates, nor any other Person on behalf of any Transferor Party or any of their respective Affiliates, has made or is making any other express or implied representation or warranty with respect to any Transferor Party or any of their respective Affiliates or their respective business or operations, including with respect to any information provided or made available to Transferee Parent or any of its Affiliates or Representatives. Except with respect to any breach of any covenant or other agreement of a Transferor Party contained herein that survives Closing, Transferee Parent hereby acknowledges that neither any Transferor Party nor any of their respective Affiliates, nor any other Person on their behalf, will have or be subject to any liability or indemnification obligation to Transferee Parent or any of its Affiliates on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon the delivery, dissemination or any other distribution to Transferee Parent or any of its Affiliates or Representatives, or the use by Transferee Parent or any of its Affiliates or Representatives, of any information, documents, projections, forecasts,

49 estimates, predictions or other material made available to Transferee Parent or any of its Affiliates and Representatives, including in “data rooms”, management presentations or due diligence sessions, in expectation of the transactions contemplated by this Agreement. Transferee Parent and its Affiliates and Representatives have relied on the results of their own independent investigation and the representations and warranties expressly set forth in Article 3. ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS Section 5.1 Conduct of Business by Transferor. (a) Transferor covenants and agrees that, between the date of this Agreement and the earlier to occur of (x) the Closing and (y) the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the “Interim Period”), except (i) to the extent required by Law, (ii) as may be consented to in advance in writing by Transferee Parent (which consent shall not be unreasonably withheld, delayed or conditioned) (it being understood that Transferee Parent’s consent shall be deemed given if Transferee Parent has not, within five (5) Business Days of receipt of notice from the Company requesting Transferee Parent’s consent pursuant to this Section 5.1(a), affirmatively provided or withheld such consent or otherwise substantively responded to such notice), (iii) as may be expressly contemplated, required or expressly permitted by this Agreement or (iv) as set forth in Section 5.1 of the Transferor Disclosure Letter, it shall, and to the extent applicable shall cause the Company and each of the Company Subsidiaries to, to the extent applicable to the Company, the Company Subsidiaries or the Company Properties, (A) conduct its business in the ordinary course and in a manner consistent with past practice, including continuing to maintain, or causing to be maintained, its books and records in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to (I) maintain its material assets and properties, including all Company Property, in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the control of Transferor, the Company or any Company Subsidiary excepted), (II) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, tenants and other significant third parties and (III) maintain all material Company Insurance Policies or substitutes therefor which are comparable with such Company Insurance Policies in all material respects. (b) Without limiting the foregoing, Transferor covenants and agrees that, during the Interim Period, except (w) to the extent required by Law, (x) as may be consented to in writing by Transferee Parent (which consent shall not in any case be unreasonably withheld, delayed or conditioned) (it being understood that Transferee Parent’s consent shall be deemed given if Transferee Parent has not, within five (5) Business Days of receipt of notice from the Company requesting Transferee Parent’s consent pursuant to this Section 5.1(b), affirmatively provided or withheld such consent or otherwise substantively responded to such notice), (y) as may be expressly contemplated, required or permitted by this Agreement or (z) as set forth in Section 5.1(b) of the Transferor Disclosure Letter, it shall not, and shall cause the Company and the Company Subsidiaries not to, to the extent applicable to the Company, the Company Subsidiaries or the Company Properties, (and with respect to Section 5.1(b)(iv) and Section 5.1(b)(xi), only, the Transferor shall not) do any of the following: (i) amend the Organizational Documents of the Company; (ii) split, combine, reclassify or subdivide any capital stock or other equity securities or ownership interests of the Company; (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any equity interests of the Company or a Company Subsidiary;

50 (iv) except for transactions among the Company and any Company Subsidiary or among Company Subsidiaries, issue, deliver, sell, pledge, dispose, transfer, encumber or grant any equity interests of the Company or any of the Company Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests of the Company or any of the Company Subsidiaries; (v) cause or permit the Company or any Company Subsidiary to acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any material personal property (other than replacement of personal property in the ordinary course of business), real property, any corporation, partnership, limited liability company or other business organization or any division or material amount of assets thereof that involve consideration in excess of $10,000,000 individually or $30,000,000 in the aggregate; (vi) sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets of the Company or any Company Subsidiary, except for (A) dispositions of immaterial property or assets, in the ordinary course of business, (B) pledges or encumbrances of direct or indirect equity interests in entities from time to time as may be required under any existing revolving credit facility of Transferor, the Company or any Company Subsidiary, (C) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement and set forth in Section 3.16(a)(v) of the Transferor Disclosure Letter, (D) dispositions of Company Properties set forth in Section 5.1(b)(vi) of the Transferor Disclosure Letter, or (E) dispositions to third parties of real property with gross asset value not in excess of $100,000,000 individually or $300,000,000 in the aggregate (excluding, for purposes of calculating such aggregate amount, any dispositions described in clauses (A) through (D)); provided, however, that, notwithstanding anything to the contrary in this Agreement, neither Transferor, the Company nor any Company Subsidiary shall sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any Specified Property, in each case, without the prior written consent of Transferee Parent; (vii) except for (A) ordinary course arrangements between the Transferor Parties and any Company Subsidiary that will be terminated in connection with the Closing without continuing liability or obligation to the Company or any Company Subsidiary, (B) refinancings, replacements, or extensions of existing Indebtedness set forth in Section 5.1(b)(vii) of the Transferor Disclosure Letter, or (C) Indebtedness incurred by the Company or any Company Subsidiary; provided that with respect to clause (C), after giving effect to such Indebtedness (and the application of the proceeds thereof), the ratio of consolidated total Indebtedness of the Company and the Company Subsidiaries to the total value of the assets of the Company and the Company Subsidiaries as of the Closing that would not exceed 0.65 to 1.0, incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of the Company or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than the Company or a Company Subsidiary); (viii) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date of this Agreement, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by the Company or any Company Subsidiary, (B) amendments, modifications or renewals on terms no less favorable to the Company or the applicable Company Subsidiary in the aggregate, (C) the entry into any modification or amendment of, or waiver or consent under, any mortgage, deed of trust, similar instrument or related agreement to which the Company or any Company Subsidiary is a party as required or necessitated by this Agreement or transactions contemplated hereby or (D) in the ordinary course of business;

51 (ix) cause or permit the Company or any Company Subsidiary to enter into any new line of business that is not reasonably related to the ownership, operation, management, leasing, development, or financing of industrial, logistics, or warehouse real estate assets; (x) cause or permit the Company or any Company Subsidiary to fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law; (xi) (A) permit or cause the Transferor Parties to adopt a plan of merger, consolidation, recapitalization or bankruptcy reorganization or resolutions providing for or authorizing such merger, consolidation, recapitalization or bankruptcy reorganization, or (B) cause or permit the Company or any Company Subsidiary to adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, recapitalization or bankruptcy reorganization, or resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 5.1(b)(vi) or Section 5.1(b)(vii); (xii) take any action, or knowingly fail to take any action, which action or failure could reasonably be expected to cause Transferee Parent to fail to qualify as a REIT, or otherwise operate the Company and the Company Subsidiaries other than in a manner to enable Transferee Parent to continue to qualify as a REIT for the taxable year that includes the Closing Date; or (xiii) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xii). Section 5.2 Conduct of Business by Transferee Parent. (a) Transferee Parent covenants and agrees that, during the Interim Period, except (i) to the extent required by Law, (ii) as may be consented to in advance in writing by Transferor (which consent shall not be unreasonably withheld, delayed or conditioned) (it being understood that Transferor’s consent shall be deemed given if Transferor has not, within five (5) Business Days of receipt of notice from Transferee Parent requesting Transferor’s consent pursuant to this Section 5.2(a), affirmatively provided or withheld such consent or otherwise substantively responded to such notice), (iii) as may be expressly contemplated, required or expressly permitted by this Agreement or (iv) as set forth in Section 5.2 of the Transferee Disclosure Letter, it shall, and to the extent applicable shall cause each of the Transferee Subsidiaries to, (A) conduct its business in the ordinary course and in a manner consistent with past practice, including continuing to maintain the books and records of Transferee Parent and the Transferee Subsidiaries in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to (I) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Transferee Parent’s or any Transferee Subsidiary’s control excepted), (II) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, borrowers and other significant third parties and (III) maintain all Transferee Insurance Policies or substitutes therefor which are comparable with such Transferee Insurance Policies in all material respects. (b) Without limiting the foregoing, Transferee Parent covenants and agrees that, during the Interim Period, except (w) to the extent required by Law, (x) as may be consented to in writing by Transferor (which consent shall not in any case be unreasonably withheld, delayed or conditioned) (it being understood that Transferor’s consent shall be deemed given if Transferor has not, within five (5) Business Days of receipt of notice from Transferee Parent, Transferor’s consent pursuant to this Section 5.2(b), affirmatively provided or withheld such consent or otherwise substantively responded to such notice), (y) as may be expressly contemplated, required or permitted by this Agreement or (z) as set forth

52 in Section 5.2(b) of the Transferee Disclosure Letter, Transferee Parent and the Transferee Subsidiaries shall not, to the extent applicable to Transferee Parent or the Transferee Subsidiaries, do any of the following: (i) declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock, property or otherwise) in respect of any outstanding capital stock of, or other equity interests in, Transferee Parent or any of the Transferee Subsidiaries, except for (1) regular quarterly dividends payable in respect of the Transferee Parent Preferred Shares consistent with the terms of such Transferee Parent Preferred Shares, and (2) dividends or other distributions necessary for Transferee Parent or the Transferee Subsidiaries (as applicable) to maintain its status as a REIT under the Code and avoid the imposition of corporate level income Tax under Section 857 of the Code or excise Tax under Section 4981 of the Code or required under the Organizational Documents of Transferee Parent or such Transferee Subsidiary; (ii) (A) split, combine or reclassify any capital stock of, or other equity interests in, Transferee Parent or any of the Transferee Subsidiaries (other than for transactions by a wholly owned Transferee Subsidiary) or (B) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Transferee Parent or any of the Transferee Subsidiaries that are not wholly owned directly or indirectly by Transferee Parent, except as required by the terms of any capital stock or equity interest of Transferee Parent or any Transferee Subsidiary or as contemplated by any Transferee Parent Plan, in each case, existing as of the date hereof (or granted following the date of this Agreement in accordance with the terms of this Agreement); (iii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Transferee Parent or any of the Transferee Subsidiaries or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (A) the issuance or delivery of Transferee Parent Common Shares upon the vesting or lapse of any restrictions on any awards granted under a Transferee Parent Plan and outstanding on the date hereof and (B) the issuance of Transferee Parent Common Shares in connection with any acquisition permitted by Section 5.2(b)(v); (iv) (A) amend Transferee Parent’s Organizational Documents, (B) amend the Organizational Documents of any of the Transferee Subsidiaries in a manner that would reasonably be expected to adversely impact Transferor, the Company or any Company Subsidiary or prevent or delay the consummation of the transactions contemplated by this Agreement or (C) waive for any Person, or exempt any Person from, or establish or increase any “excepted holder limit” for any Person with respect to, any of the restrictions on transfer and ownership of shares of stock of Transferee Parent set forth in Transferee Parent’s Organizational Documents; (v) (A) merge, consolidate, combine or amalgamate with any Person or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof; (vi) adopt a plan of complete or partial liquidation or dissolution of Transferee Parent or any of the Transferee Subsidiaries, other than such transactions between or among Transferee Parent and any Transferee Subsidiaries; (vii) change in any material respect their material accounting principles, practices or methods in a manner that would materially affect the consolidated assets, liabilities or results

53 of operations of Transferee Parent or the Transferee Subsidiaries, except as required by GAAP or applicable Law; (viii) except (A) in the ordinary course of business, (B) if required by Law or (C) if and to the extent necessary (1) to preserve Transferee Parent’s or any Transferee Subsidiaries’ qualification as a REIT under the Code or (2) to qualify or preserve the status of Transferee Parent or any Transferee Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, make or change any material Tax election, adopt or change any material method of Tax accounting, file any amended Tax Return if the filing of such amended Tax Return would result in a material increase in the Taxes payable by Transferee Parent or any of the Transferee Subsidiaries, settle or compromise any material liability for Taxes or any Tax audit or other Action relating to a material amount of Taxes, enter into any closing or similar agreement with any Taxing authority, surrender any right to claim a material refund of Taxes, or agree to any extension or waiver of the statute of limitations with respect to a material amount of Taxes; (ix) except as explicitly required by a Transferee Parent Plan set forth on Section 4.24(a) of the Transferee Disclosure Letter (A) establish, terminate, adopt, renew, amend, or increase compensation or benefits under, any Transferee Parent Plan or (B) grant any new or increase in, or accelerate the vesting or payment of, the compensation or benefits payable or to become payable to any employee or other service provider of the Transferee Parent or the Transferee Subsidiaries; (x) (A) except as would not reasonably be expected to have, individually or in the aggregate, a Transferee Material Adverse Effect, establish any new material Transferee Parent Plan or materially amend any material Transferee Parent Plan in existence on the date of this Agreement if such amendment would have the effect of enhancing or increasing any benefits thereunder or (B) grant any material increase in the compensation payable or to become payable to any of its directors or officers; provided, however, that no action will be a violation of this Section 5.2(b)(x) if it is (1) taken in order to comply with applicable Law or (2) required by, and taken pursuant to, a Transferee Parent Plan in existence on the date of this Agreement; (xi) (A) implement or announce any employee layoffs, plant closings, or similar personnel actions affecting ten (10) or more employees, (B) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or other individual service provider of Transferee Parent or any Transferee Subsidiary, or (C) hire, engage or terminate (without cause) any employee or other individual service provider with annual compensation in excess of $125,000; (xii) enter into any contract that would be a Transferee Material Contract, except as would not prevent or materially delay the consummation of the transactions contemplated by this Agreement, or modify, amend, terminate or assign, or waive or assign any rights under, any Transferee Material Contract (or any contract that, if existing as of the date hereof, would be a Transferee Material Contract) in any material respect, except for entry into any agreements in connection with the making of loans as and to the extent permitted by Section 5.2(b)(xx); (xiii) other than the settlement of any Action reflected or reserved against on the balance sheet of Transferee Parent (or in the notes thereto) and that would not reasonably be expected to restrict the operations of Transferee Parent and the Transferee Subsidiaries, settle or offer or propose to settle, any Action against Transferee Parent or any of the Transferee Subsidiaries;

54 (xiv) take any action, or knowingly fail to take any action, which action or failure could reasonably be expected to cause Transferee Parent to fail to qualify as a REIT or any of the Transferee Subsidiaries to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; (xv) incur, create, assume, refinance, replace or prepay the terms of any Indebtedness or any derivative financial instruments or arrangements, or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) the repayment of existing Indebtedness set forth in Section 5.2(b)(xv) of the Transferee Disclosure Letter, (B) the incurrence of additional Indebtedness the proceeds of which are used to repay, refinance or replace the Indebtedness described in clause (A), in an aggregate principal amount not to exceed the amount of such Indebtedness being repaid, refinanced or replaced, plus any accrued interest, premiums, and customary fees and expenses incurred in connection therewith and on terms no less favorable than the terms of the existing Indebtedness; provided that, if Indebtedness maturing during the Interim Period cannot be reasonably refinanced on terms no less favorable than the terms of the existing Indebtedness, such Indebtedness may be refinanced on then-prevailing market terms, and (C) borrowings and reborrowings under existing credit facilities and other existing financing arrangements; (xvi) enter into any new line of business that is material to the business of Transferee Parent and the Transferee Subsidiaries, taken as a whole; (xvii) take any action, or fail to take any action, which action or failure would reasonably be expected to cause Transferee Parent or any of the Transferee Subsidiaries to be required to be registered as an investment company under the Investment Company Act; (xviii) increase the size of the Transferee Parent Board; (xix) make any material change to the underwriting guidelines, origination standards, loan-to-value policies, or loss reserve practices applicable to the Transferee Loans, other than as required by applicable Law or applicable regulatory guidance; (xx) originate, acquire or commit to originate or acquire any loan or group of related loans in a single transaction or make any advances or capital contributions to, or investments in, any other Person, other than (A) any loan in the ordinary course of business consistent with past practice with a principal amount that does not exceed $10,000,000 or (B) pursuant to binding commitments existing as of the date of this Agreement; (xxi) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the actions described in Section 5.2(b)(i) through Section 5.2(b)(xx). Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Transferee Parent or any Transferee Subsidiary from taking any action, at any time or from time to time, that in the reasonable judgment of the Transferee Parent Board, upon advice of counsel to Transferee Parent, is reasonably necessary for Transferee Parent to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Closing Date, including making dividend or other distribution payments to shareholders of Transferee Parent in accordance with this Agreement or to qualify or preserve the status of any Transferee Subsidiary as a disregarded entity for U.S. federal income tax purposes.

55 Section 5.3 Other Actions. Each Party agrees that, during the Interim Period, except as contemplated by this Agreement, such Party shall not, directly or indirectly, take or cause to be taken any action or omit to take or cause not to be taken any actions that would reasonably be expected to result in any of the conditions to transactions contemplated by this Agreement set forth in Article 7 not being satisfied. Section 5.4 No Control of Business. Without limiting in any way either Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give either Party, directly or indirectly, the right to control or direct the other Party and their respective Subsidiaries’ operations prior to the Closing. Prior to the Closing, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. ARTICLE 6 ADDITIONAL COVENANTS Section 6.1 Preparation of the Proxy Statement; Shareholders Meeting. (a) Transferee Parent shall commence preparation of the Proxy Statement as promptly as reasonably practicable following the date of this Agreement. As promptly as reasonably practicable following the date on which Transferor delivers the Requisite Financial Statements pursuant to Section 6.11, Transferee Parent shall cause the Proxy Statement in preliminary form to be filed with the SEC. Transferee Parent shall ensure that the Proxy Statement will comply as to form and substance in all material respects with the applicable provisions of the Exchange Act. Transferee Parent shall use commercially reasonable efforts to mail or deliver the definitive Proxy Statement to its shareholders entitled to vote at the Transferee Parent Shareholder Meeting as promptly as reasonably practicable following clearance from the SEC (or receipt of notice that the SEC is not reviewing the preliminary Proxy Statement). Transferor shall furnish to Transferee Parent such information concerning Transferor, the Company, the Company Subsidiaries, and their respective Affiliates, and shall provide such other information and assistance, as may be reasonably requested by Transferee Parent in connection with the preparation, filing and distribution of the Proxy Statement. Transferee Parent shall promptly notify Transferor upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Transferor with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Transferor promptly of any oral comments with respect to the Proxy Statement received from the SEC. Transferee Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing the Proxy Statement (or any amendment or supplement thereto) or filing any other document to be filed by Transferee Parent with the SEC in connection with the transactions contemplated by this Agreement or responding to any comments of the SEC with respect thereto, Transferee Parent shall provide Transferor a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), which comments Transferee Parent shall consider in good faith. (b) If, at any time prior to the receipt of the Transferee Parent Shareholder Approval, any information relating to the Transferee Parties and Transferee Subsidiaries or the Transferor Parties and Company Subsidiaries or any of their respective Affiliates, officers, directors, partners or managers, as applicable, should be discovered by Transferee Parent or Transferor which, in the reasonable judgment of Transferee Parent or Transferor, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other

56 Party, and Transferee Parent or Transferor shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to shareholders of Transferee Parent; provided, however, that no amended or supplemental materials will be filed with the SEC or mailed by Transferee Parent without affording Transferor a reasonable opportunity in advance for review and comment, and Transferee Parent shall consider in good faith any comments on such materials reasonably proposed by Transferor. Nothing in this Section 6.1(b) shall limit the obligations of either Party under Section 6.1(a). For purposes of Section 3.13, Section 4.13 and this Section 6.1, any information concerning or related to the Transferee Parties, the Transferee Subsidiaries, their respective Affiliates, officers, directors, partners or managers, as applicable, or the Transferee Parent Shareholder Meeting will be deemed to have been provided by Transferee Parent, and any information concerning or related to the Transferor Parties, the Company Subsidiaries, or their respective Affiliates, officers, directors, partners or managers, as applicable, will be deemed to have been provided by the Transferor Parties. (c) As promptly as reasonably practicable following the date that the Proxy Statement is cleared by the SEC, Transferee Parent shall, in accordance with applicable Law, the rules of the NYSE and the Organizational Documents of Transferee Parent, establish a record date for, duly call, give notice of, convene and hold the Transferee Parent Shareholder Meeting; provided that such record date shall not be more than sixty (60) days or less than ten (10) days prior to the established date of the Transferee Parent Shareholder Meeting. Transferee Parent shall, through the Transferee Parent Board, recommend to its shareholders that they provide the Transferee Parent Shareholder Approval, including by engaging a proxy solicitation firm reasonably acceptable to Transferor to assist in the solicitation of proxies in favor of the Transferee Parent Shareholder Approval, include such recommendation in the Proxy Statement and solicit and use its commercially reasonable efforts to obtain the Transferee Parent Shareholder Approval, except to the extent that the Transferee Parent Board shall have made a Transferee Parent Adverse Recommendation Change as permitted by Section 6.3; provided, however, that Transferee Parent’s obligation to duly call, give notice of, convene and hold the Transferee Parent Shareholder Meeting shall not be affected by a Transferee Parent Adverse Recommendation Change unless this Agreement is terminated in accordance with its terms. Notwithstanding anything in this Agreement to the contrary, Transferee Parent may postpone, recess or adjourn the Transferee Parent Shareholder Meeting: (i) with the consent of Transferor (which shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) if, after consultation with Transferor, Transferee Parent believes in good faith that such postponement, recess or adjournment is reasonably necessary to (A) solicit additional proxies for the purpose of obtaining the Transferee Parent Shareholder Approval or (B) allow reasonable additional time for the filing and dissemination of any supplement or amendment to the Proxy Statement required under applicable Law and for such disclosure to be disseminated to and reviewed by Transferee Parent’s shareholders, or (iv) if required by applicable Law; provided that, in the case of clauses (ii) and (iii), without the prior written consent of Transferor (which shall not be unreasonably withheld, conditioned or delayed), the Transferee Parent Shareholder Meeting shall not be postponed or adjourned to a date more than twenty (20) days after the date for which such meeting was originally scheduled; provided, further, the Transferee Parent Shareholder Meeting may not be postponed or adjourned on the date the Transferee Parent Shareholder Meeting is scheduled if Transferee Parent shall have received proxies in respect of an aggregate number of shares of Transferee Parent Common Shares, which have not been withdrawn, such that Transferee Parent Shareholder Approval would be obtained at such meeting unless this Agreement is terminated in accordance with its terms. Without the prior written consent of Transferor (not to be unreasonably withheld, conditioned or delayed), (i) the approval of this Agreement and the transactions contemplated hereby shall be the only matters (other than one or more proposals to approve the adjournment of the Transferee Parent Shareholder Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Transferee Parent Shareholder Meeting to obtain the approval of Transferee Parent’s shareholders, or other matters of procedure and matters required by applicable Law to be voted on by Transferee Parent’s shareholders in connection with this Agreement or the approval of the

57 transactions contemplated hereby) that Transferee Parent shall propose to be acted on by the shareholders of Transferee Parent at the Transferee Parent Shareholder Meeting and (ii) Transferee Parent shall not submit to the vote of its shareholders any Competing Acquisition Proposal unless this Agreement is terminated in accordance with its terms. Section 6.2 Access to Information; Confidentiality. (a) Upon either Party’s written request, the other Party shall, and shall cause each of its Subsidiaries to, afford to the requesting Party and its Representatives at the requesting Party’s sole expense, during the period prior to the earlier of the Closing and the termination of this Agreement in accordance with Article 8, reasonable access, during normal business hours and upon reasonable prior notice, to the officers, employees and offices of such other Party and its Subsidiaries and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the requesting Party and its Representatives such information concerning its and its Subsidiaries’ business, properties, contracts, records and personnel as the requesting Party may reasonably request, including information about Transferee Parent’s financing, hedging activities, portfolio risk and portfolio activities. Each Party will use commercially reasonable efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder. Notwithstanding the foregoing provisions of this Section 6.2(a), neither Party shall be required to, or to cause any of its Subsidiaries to, grant access or furnish information to the other Party or any of their Representatives to the extent that (i) such information is subject to an attorney/client privilege, the attorney work product doctrine or other legal privilege or (ii) such access or the furnishing of such information is prohibited by applicable Law or an existing contract or agreement. Each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.2(a) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. (b) Each Party will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Nondisclosure Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof. Section 6.3 No Solicitation; Competing Acquisition Proposals. (a) Except as expressly permitted by this Section 6.3, during the Interim Period, Transferee Parent agrees that it shall not, and shall cause each of the Transferee Subsidiaries and its and their officers, trustees and directors not to, and shall direct its and their other Representatives not to, directly or indirectly through another Person, (i) solicit, initiate, knowingly encourage or knowingly facilitate any Competing Acquisition Proposal or any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, a Competing Acquisition Proposal (an “Inquiry”), (ii) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate any effort by any third party in connection with or that the Transferee Parent knows, or would reasonably be expected to know, is seeking to make, or has made, an Inquiry or a Competing Acquisition Proposal, (iii) approve or recommend a Competing Acquisition Proposal, (iv) other than an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for a Competing Acquisition Proposal or requiring Transferee Parent to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (iv), other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”) or (v) resolve, commit or agree to do any of the

58 foregoing. Transferee Parent shall, and shall cause each of the Transferee Subsidiaries to, and its and their officers, trustees and directors to, and shall direct its and their other Representatives to, immediately cease and cause to be terminated all existing negotiations with any Person and its Representatives (other than Transferor, the Company or any of their Representatives) conducted heretofore with respect to any Competing Acquisition Proposal. (b) Notwithstanding anything to the contrary in this Agreement, at any time on or after the date of this Agreement and prior to obtaining the Transferee Parent Shareholder Approval, Transferee Parent and the Transferee Subsidiaries may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Competing Acquisition Proposal by a third party made after the date of this Agreement (that did not result from a breach of this Section 6.3, it being agreed that Transferee Parent may contact any Person making such a written Competing Acquisition Proposal solely to request clarification of the terms and conditions thereof so as to determine whether such Competing Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Acquisition Proposal) (i) provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, Transferee Parent and the Transferee Subsidiaries to such third party making such Competing Acquisition Proposal (and its Representatives and its potential financing sources and their Representatives) (provided, however, that (A) prior to so providing such non- public information and data, Transferee Parent receives from the third party an executed confidentiality agreement on customary terms no more favorable in any material respect to such third party than those in the Nondisclosure Agreement are to Industrial Realty Group, LLC, it being understood that, notwithstanding anything in this Agreement to the contrary, such confidentiality agreement (1) need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Competing Acquisition Proposal and (2) shall contain provisions that permit Transferee Parent to comply with the provisions of this Section 6.3 (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), and (B) Transferee Parent shall provide (or grant access) to Transferor any material non- public information or data that is provided to any third party given such access that was not previously made available to Transferor as promptly as practicable after providing it to such third party (and in any event within twenty four (24) hours thereafter)), and (ii) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and its Representatives and its potential financing sources and their Representatives) with respect to the Competing Acquisition Proposal if, in the case of each of clauses (i) and (ii) the Transferee Parent Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Competing Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Acquisition Proposal and that failure to take action with respect to such Competing Acquisition Proposal could reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. (c) During the Interim Period, Transferee Parent shall notify Transferor promptly (but in no event later than forty-eight (48) hours) after receipt of any Competing Acquisition Proposal or any request for nonpublic information regarding Transferee Parent or any Transferee Subsidiary by any third party that informs Transferee Parent that it is considering making, or has made, a Competing Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with Transferee Parent regarding a possible Competing Acquisition Proposal, in each case, where such Competing Acquisition Proposal or Inquiry was first received after the date of this Agreement. Such notice shall be made in writing and shall identify the Person making such Competing Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Competing Acquisition Proposals or Inquiries, to the extent known (including, if applicable, providing copies of any written Competing Acquisition Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the Person or group making such Competing Acquisition Proposal or Inquiry). Transferee Parent shall also keep Transferor reasonably informed of the status and terms of any Competing Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of

59 all material written amendments or supplements to such Competing Acquisition Proposal or Inquiry or proposed agreements related thereto (which may be redacted as necessary to protect confidential information of the Person or group making such Competing Acquisition Proposal or Inquiry). (d) Except as permitted by this Section 6.3, neither the Transferee Parent Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Transferor (or publicly propose to withhold, withdraw, modify or qualify in any manner adverse to Transferor), the Transferee Parent Board Recommendation, (ii) approve, adopt, declare advisable or otherwise recommend (or publicly propose to approve, adopt, declare advisable or otherwise recommend) any Competing Acquisition Proposal, (iii) fail to recommend against any Competing Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement thereof (it being understood that a communication by the Transferee Parent Board pursuant to Rule 14d-9(f) of the Exchange Act, as permitted under Section 6.3(g), shall not be deemed a Transferee Parent Adverse Recommendation Change), (iv) fail to publicly reaffirm the Transferee Parent Board Recommendation within ten (10) Business Days of being requested to do so by Transferor following the public announcement by any Person of a Competing Acquisition Proposal, it being understood that the Transferee Parent Board shall have no obligation to take such action on more than one occasion in respect of any specific Competing Acquisition Proposal (unless such Competing Acquisition Proposal has been publicly materially modified, in which case the Transferee Parent Board shall take such action within ten (10) Business Days of being requested to do so by Transferor following the date such material modification is made public, it being understood that the Transferee Parent Board shall have no obligation to take such action on more than one occasion in respect of any specific material modification), (v) fail to include the Transferee Parent Board Recommendation in the Proxy Statement when disseminated to Transferee Parent’s shareholders (any of the actions described in clauses (i), (ii), (iii), (iv) and (v) of this Section 6.3(d), a “Transferee Parent Adverse Recommendation Change”) or (vi) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit Transferee Parent or any Transferee Subsidiary to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.3). (e) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Transferee Parent Shareholder Approval, subject to compliance with Section 6.3(f), the Transferee Parent Board may (i) effect a Transferee Parent Adverse Recommendation Change if an Intervening Event has occurred and the Transferee Parent Board determines in good faith (it being understood that any such determination in and of itself shall not be deemed a Transferee Parent Adverse Recommendation Change), after consultation with outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, or (ii) effect a Transferee Parent Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.1(c)(ii) in order to concurrently enter into an Alternative Acquisition Agreement providing for the implementation of such Competing Acquisition Proposal, if the Transferee Parent Board receives a bona fide written Competing Acquisition Proposal, which Competing Acquisition Proposal did not result from a breach of this Section 6.3, and the Transferee Parent Board determines in good faith (it being understood that any such determination in and of itself shall not be deemed a Transferee Parent Adverse Recommendation Change), after consultation with outside legal counsel and financial advisors, that such Competing Acquisition Proposal constitutes a Superior Acquisition Proposal and that failure to take action with respect to such Competing Acquisition Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. (f) The Transferee Parent Board shall only be entitled to effect a Transferee Parent Adverse Recommendation Change and/or enter into an Alternative Acquisition Agreement and terminate this Agreement pursuant to Section 8.1(c)(ii) as permitted under Section 6.3(e), if (i) Transferee Parent has

60 provided a prior written notice (a “Notice of Change of Recommendation”) to Transferor that Transferee Parent intends to take such action, identifying the Person making the Superior Acquisition Proposal (if applicable) and describing the material terms and conditions of the Superior Acquisition Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of all material and relevant documents and agreements relating to a Superior Acquisition Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by Transferee Parent shall not constitute a Transferee Parent Adverse Recommendation Change); (ii) during the five (5) Business Day period following Transferor’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such fifth (5th) Business Day (a “Notice of Change Period”), Transferee Parent shall, and shall cause its Representatives to, negotiate with Transferor in good faith (to the extent Transferor desires to negotiate) to make, or to otherwise allow Transferor to propose in writing revisions to the terms and conditions of this Agreement, such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Acquisition Proposal, such Superior Acquisition Proposal ceases to constitute a Superior Acquisition Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Transferee Parent Adverse Recommendation Change; and (iii) following the end of the Notice of Change Period, the Transferee Parent Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Transferor, and not withdrawn, in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Acquisition Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Acquisition Proposal and that failure to take action with respect to such Competing Acquisition Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (B) in the case of an Intervening Event, the failure of the Transferee Parent Board to effect a Transferee Parent Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. Any amendment to the financial terms or any other material amendment of such a Superior Acquisition Proposal or any material change to the event or circumstances constituting the Intervening Event shall require a new Notice of Change of Recommendation, and Transferee Parent shall be required to comply again with the requirements of this Section 6.3(f); provided, however, that the Notice of Change Period shall be reduced to two (2) Business Days following receipt by Transferor of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such second (2nd) Business Day. (g) Nothing contained in this Agreement shall prohibit Transferee Parent or the Transferee Parent Board, directly or indirectly through its Representatives, from (i) taking and disclosing to Transferee Parent’s shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or any substantially similar communication in connection with any Competing Acquisition Proposal that is not a tender offer, or (ii) making any disclosure to the shareholders of Transferee Parent that is required by applicable Law or if the Transferee Parent Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by Transferee Parent or the Transferee Parent Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, shall not constitute a Transferee Parent Adverse Recommendation Change). Neither Transferee Parent nor the Transferee Parent Board shall be permitted to recommend that the shareholders of Transferee Parent tender any securities in connection with any tender offer or exchange offer that is a Competing Acquisition Proposal or otherwise effect a Transferee Parent Adverse Recommendation Change with respect thereto, except as permitted by Section 6.3(e). (h) Transferee Parent shall not, and shall not permit any Transferee Subsidiary to, terminate, waive, amend or modify any provision of any standstill or standstill provision in a confidentiality

61 agreement to which it is a party, except solely to allow the applicable party to make a non-public Competing Acquisition Proposal to the Transferee Parent Board or to allow the disclosure of information to financing sources and/or teaming arrangements. Other than in the ordinary course of business and unrelated to any Competing Acquisition Proposal or in connection with the consummation of the transactions contemplated by this Agreement, the Transferee Parent and the Transferee Parent Board shall not take any actions to exempt any person from the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Transferee Parent Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 8.1(d)(i). (i) For purposes of this Agreement: (i) “Competing Acquisition Proposal” means any proposal or offer from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction, of (A) more than 20% of the consolidated assets of Transferee Parent and the Transferee Subsidiaries (measured by the fair market value thereof), taken as a whole, or (B) more than 20% of voting power of Transferee Parent or any resulting parent company of Transferee Parent, in the case of clauses (A) and (B), as applicable, other than the transactions contemplated by this Agreement. (ii) “Intervening Event” means any event, circumstance, change, development or effect affecting the business, assets or operations of Transferee Parent and the Transferee Subsidiaries, taken as a whole, that has occurred, has arisen, or becomes known to the Transferee Parent Board after the date of this Agreement but prior to the receipt of the Transferee Parent Shareholder Approval, that was not known or reasonably foreseeable by the Transferee Parent Board as of the date hereof or, if known or reasonably foreseeable by the Transferee Parent Board as of the date hereof, the material consequences of which (or the magnitude of the consequences of which) were not known or reasonably foreseeable to the Transferee Parent Board as of the date hereof; provided, that in no event shall any of the following constitute an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (i) the receipt by Transferee Parent of a Competing Acquisition Proposal; (ii) any event, circumstance, change, development or effect affecting the business, assets or operations of Transferor, the Company, the Company Subsidiaries or any of their respective Affiliates; (iii) the fact that Transferee Parent or any of the Transferee Subsidiaries meets or exceeds any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, results of operations or other financial or operating measures for any period; (iv) changes in the market price or trading volume of the Transferee Parent Common Shares, in and of itself, after the date hereof; or (v) changes in the value of Transferor or its assets, market conditions negatively impacting Transferor or its Subsidiaries or changes in the financial condition of Transferor or its portfolio of assets; provided, however, that, with respect to clauses (iii) and (iv), the underlying causes of such meeting, exceedance and/or changes may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred. (iii) “Superior Acquisition Proposal” means a bona fide Competing Acquisition Proposal (with references to 20% being deemed replaced with references to 50%) by a third party, which the Transferee Parent Board determines in good faith after consultation with Transferee Parent’s outside legal and financial advisors and after taking into account, as applicable, the relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the Person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction

62 more favorable from a financial perspective to the holders of Transferee Parent Common Shares than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Transferor pursuant to this Section 6.3 in response to any Competing Acquisition Proposal). (iv) References in this Section 6.3 to the Transferee Parent Board shall mean the board of directors of Transferee Parent or a duly authorized committee thereof. (v) Transferee Parent shall not submit to the vote of its shareholders any Competing Acquisition Proposal prior to the termination of this Agreement in accordance with its terms, except as otherwise required by Law (including applicable securities Laws). (j) Except as expressly permitted by Section 5.1(b)(vi), during the Interim Period, each Transferor Party agrees that it shall not, and shall cause each of its respective Subsidiaries and its and their officers, trustees and directors not to, and shall direct its and their other Representatives not to, directly or indirectly through another Person, (i) solicit, initiate, knowingly encourage or knowingly facilitate any Transferor Acquisition Proposal or any Inquiry that constitutes, or would reasonably be expected to lead to, a Transferor Acquisition Proposal, (ii) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate any effort by any third party in connection with or that such Transferor Party knows, or would reasonably be expected to know, is seeking to make, or has made, a Transferor Acquisition Proposal, (iii) approve or recommend a Transferor Acquisition Proposal, (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for a Transferor Acquisition Proposal or requiring any Transferor Party to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred to in this clause (iv), a “Transferor Alternative Acquisition Agreement”) or (v) resolve, commit or agree to do any of the foregoing. Each Transferor Party shall, and shall cause each of its respective Subsidiaries and its and their officers, trustees and directors to, and shall direct its and their other Representatives to, immediately cease and cause to be terminated all existing negotiations with any Person and its Representatives (other than Transferee Parent, the Transferee Subsidiaries or any of their Representatives) conducted heretofore with respect to any Transferor Acquisition Proposal. During the Interim Period, each Transferor Party shall notify Transferee Parent promptly (but in no event later than forty-eight (48) hours) after receipt of any Transferor Acquisition Proposal or any request for nonpublic information regarding such Transferor Party or any of its respective Subsidiaries by any third party that informs such Transferor Party that it is considering making, or has made, a Transferor Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with such Transferor Party regarding a possible Transferor Acquisition Proposal, in each case, where such Transferor Acquisition Proposal or Inquiry was first received after the date of this Agreement. Such notice shall be made in writing and shall identify the Person making such Transferor Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Transferor Acquisition Proposals or Inquiries, to the extent known (including, if applicable, providing copies of any written Transferor Acquisition Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the Person or group making such Transferor Acquisition Proposal or Inquiry). Each Transferor Party shall also keep Transferee Parent reasonably informed of the status and terms of any Transferor Acquisition Proposal or Inquiry on a reasonably current basis, including by providing a copy of all material written amendments or supplements to such Transferor Acquisition Proposal or Inquiry or proposed agreements related thereto (which may be redacted as necessary to protect confidential information of the Person or group making such Transferor Acquisition Proposal or Inquiry).

63 For purposes of this Agreement, “Transferor Acquisition Proposal” means any proposal or offer from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction, of (A) more than 20% of the consolidated assets of the Company and the Company Subsidiaries (measured by the fair market value thereof), taken as a whole, or (B) any securities (equity or otherwise) of the Company or any Company Subsidiary, in the case of clauses (A) and (B), as applicable, other than the transactions contemplated by this Agreement. Section 6.4 Public Announcements. Except with respect to any Transferee Parent Adverse Recommendation Change or any action taken pursuant to, and in accordance with Section 6.3, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and neither Party shall issue any such press release or make any such public statement or filing prior to obtaining the other Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that either Party may, without obtaining the other Party’s consent, issue such press release or make such public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement as may be required by Law, Order or the applicable rules of any stock exchange, in which case such Party shall consult with the other Party before making such public statement or filing except to the extent it is not reasonably practicable to do so. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement and the transactions contemplated hereby. Section 6.5 Appropriate Action; Consents; Filings. (a) Each Party shall and shall cause its Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement, including (i) using commercially reasonable efforts to take all actions necessary to cause the conditions to the Closing set forth in Article 7 to be satisfied, (ii) using commercially reasonable efforts to obtain all necessary or advisable actions or non-actions, waivers, waiting period expirations or terminations, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, the giving of any notices to Governmental Authorities or other Persons and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and using commercially reasonable efforts to take all steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including complying expeditiously with any and all information and document requests by any Governmental Authority in connection with any investigation of the transactions contemplated hereby, and (iii) executing and delivering any additional instruments necessary or advisable to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. (b) In connection with and without limiting the foregoing Section 6.5(a), each Party shall use its commercially reasonable efforts (or shall cause its applicable Affiliates), to give any material notices to third parties, and each Party shall use, and cause each of its Affiliates to use, its commercially reasonable efforts to obtain any material third-party consents not covered by Section 6.5(a) that are necessary to consummate the transactions contemplated by this Agreement. Each Party shall and shall cause

64 its Affiliates to, furnish to the other such necessary information and reasonable assistance as the other Party may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting the other Party in advance before making any presentations or submissions to a Governmental Authority and supplying the other Party with copies of all material correspondence, filings or communications between such Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable and legally permitted, the Parties or their Representatives shall have the right to review in advance, and each Party will consult the other Party on, all the information relating to such Party and each of its Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 6.5 as “outside counsel only”. Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, neither Party shall participate, or permit its Representatives to participate, independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in Person) in any such meeting with such Governmental Authority (except to the extent that confidential, competitively sensitive business information is to be discussed at such a meeting or conversation). (c) No Party shall, and shall cause its Affiliates not to, take any action, or omit to take any action, that would reasonably be expected to materially delay, impede or prevent the consummation of the transactions contemplated by this Agreement. Section 6.6 Notification of Certain Matters. (a) Transferee Parent and its Representatives shall give prompt notice to Transferor, and Transferor and its Representatives shall give prompt notice to Transferee Parent, of (i) any notice or other communication received from (x) any Governmental Authority in connection with this Agreement or the transactions contemplated by this Agreement or (y) from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any material Actions threatened or commenced against or otherwise affecting any Party, any Transferee Subsidiaries, the Company or any of the Company Subsidiaries, as the case may be, that are related to this Agreement or the transactions contemplated by this Agreement. (b) Transferee Parent and its Representatives shall give prompt notice to Transferor, and Transferor and its Representatives shall give prompt notice to Transferee Parent, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, Transferee Parent and its Representatives shall give prompt notice to Transferor, and Transferor and its Representatives shall give prompt notice to Transferee Parent, if, to the Knowledge of Transferee Parent or Transferor, as applicable, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or

65 satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by Transferee Parent, Transferor or their respective Representatives to provide such prompt notice under this Section 6.6(b) shall not constitute a breach of covenant for purposes of Section 7.2(b), Section 7.2(c) or Section 8.1(b)(i). (c) Transferor shall promptly notify Transferee Parent in writing of any Asset Disposition. Such notice shall include reasonable detail regarding the asset disposed of, the date of such Asset Disposition, the counterparty, the gross proceeds or other value realized in respect thereof, and any related indebtedness repaid, assumed or otherwise affected in connection therewith, together with such additional information reasonably requested by Transferee Parent, including for purposes of determining the Asset Disposition Reduction Amount, the Adjusted Contribution Value and the Transferee Consideration Units. (d) Transferee Parent and its Representatives shall give Transferor the opportunity to reasonably participate in the defense and settlement of any shareholder litigation against Transferee Parent and/or its trustees or officers relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Transferor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Transferor, Transferee Parent or any of their respective Affiliates other than the payment of money and the amount of such settlement shall be fully covered by insurance proceeds (other than the applicable deductible). Transferor and its Representatives shall give Transferee Parent the opportunity to reasonably participate in the defense and settlement of any litigation against Transferor and/or its directors or officers relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Transferee Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Transferor, Transferee Parent or any of their respective subsidiaries other than the payment of money and the amount of such settlement shall be fully covered by insurance proceeds (other than the applicable deductible). Section 6.7 Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the transactions contemplated by this Agreement. Section 6.8 Subsidiaries. Transferor and Transferee Parent shall cause each of the Transferee Subsidiaries, the Company and the Company Subsidiaries, as applicable, to comply with and perform all of its obligations under or relating to this Agreement. Section 6.9 Tax Matters. (a) Transferor, Transferee and Transferee Parent shall cooperate in good faith in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property or economic interest transfer or gains, sales, use, transfer, recordation, value added, share transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in good faith in attempting to minimize the amount of Transfer Taxes. Transferor shall be responsible for all Transfer Taxes incurred as a result of any pre-Closing internal reorganization of the Company and its current and former

66 Subsidiaries and, to the extent that any such amounts are not paid prior to Closing, such amounts shall constitute “Excluded Liabilities” hereunder. Section 6.10 Certain Governance Matters. (a) The Parties shall use commercially reasonable efforts to cause the name of Transferee Parent to be changed to “IRG Realty Trust, Inc.” effective as of the Closing Date, including reflecting such change in the Transferee Parent A&R Charter. (b) Following the Closing Date, Transferee Parent shall have its headquarters in Richfield, Ohio, or such other location as may be mutually agreed by Transferor and Transferee Parent. (c) Effective as of the Closing Date, the Transferee Parent Board shall consist of a total of seven (7) directors, consisting of: (i) Stuart Lichter (who shall serve as Chairman of the Transferee Parent Board); (ii) John Villano; (iii) one (1) director, designated by Transferee Parent, who shall qualify as an “independent director” under the listing standards of the NYSE and the applicable rules of the SEC (including the additional independence requirements applicable to audit committee and compensation committee members); (iv) three (3) directors designated by Transferor prior to the Closing Date, each of whom shall be a member of the Transferee Parent Board as of immediately prior to the Closing Date and shall qualify as an “independent director” under the listing standards of the NYSE and the applicable rules of the SEC (including the additional independence requirements applicable to audit committee and compensation committee members); and (v) one (1) director designated by Transferor prior to the Closing Date who shall not be required to qualify as an “independent director” under the listing standards of the NYSE and the applicable rules of the SEC. (d) Redomestication. Prior to or concurrently with the Closing, Transferee Parent shall take all actions necessary to change its jurisdiction of incorporation from the State of New York to the State of Delaware (the “Redomestication”), including making all filings with, and obtaining all consents, approvals, authorizations or permits from, the applicable Governmental Authorities in New York and Delaware required to effectuate the Redomestication. Transferee Parent shall use commercially reasonable efforts to cause the Redomestication to become effective immediately prior to the Closing. Section 6.11 Financial Statements. (a) Requisite Audited Financial Statements. Transferor shall use commercially reasonable efforts to prepare, or cause to be prepared, and deliver to Transferee Parent, as promptly as reasonably practicable following the date of this Agreement audited carve-out financial statements of the Company and the Company Subsidiaries consisting of (i) audited balance sheets as of December 31, 2024 and December 31, 2025 and (ii) audited statements of operations, changes in equity, and cash flows for the fiscal years ended December 31, 2023, December 31, 2024, and December 31, 2025, in each case together

67 with the notes thereto and the report of an independent registered public accounting firm of recognized national standing (the “Company Auditor”) (collectively, the “Requisite Audited Financial Statements”). (b) Requisite Unaudited Financial Statements. If required by Regulation S-X or otherwise necessary for inclusion in the Proxy Statement, Transferor shall use commercially reasonable efforts to prepare, or cause to be prepared, and deliver to Transferee Parent unaudited interim financial statements of the Company and the Company Subsidiaries for each fiscal quarter ended after the Company’s most recently completed fiscal year through the most recent practicable date prior to the filing or effectiveness of the Proxy Statement, in each case prepared in accordance with GAAP and Regulation S-X (subject to the absence of footnotes and normal year-end audit adjustments) (the “Requisite Unaudited Financial Statements” and, together with the Requisite Audited Financial Statements, the “Requisite Financial Statements”). Upon delivery of the Requisite Financial Statements, the representations and warranties set forth in Section 3.7(a) shall be deemed to apply to such Requisite Financial Statements with the same force and effect as if made as of the date of this Agreement and as of the Closing Date. (c) Pro Forma Financial Information. Transferee Parent shall be responsible for the preparation of the unaudited pro forma combined financial information required to be included in the Proxy Statement pursuant to Article 11 of Regulation S-X (the “Pro Forma Financial Information”). Transferor shall, and shall cause the Company and the Company Subsidiaries to, cooperate with Transferee Parent in connection with the preparation of the Pro Forma Financial Information, including by providing such historical financial data, accounting records, and other information regarding the Company and the Company Subsidiaries as Transferee Parent reasonably requests and as is necessary for Transferee Parent to prepare the Pro Forma Financial Information in compliance with Regulation S-X. Transferee Parent shall provide Transferor with a reasonable opportunity to review and comment on the Pro Forma Financial Information (and any pro forma adjustments related to the Company or the Company Subsidiaries reflected therein) prior to filing the Proxy Statement, and Transferee Parent shall consider in good faith any comments reasonably proposed by Transferor. (d) Compliance with SEC Requirements. The Requisite Financial Statements shall be prepared in accordance with GAAP and Regulation S-X and shall be in a form suitable for inclusion in the Proxy Statement. (e) Cooperation. Transferee Parent shall, and shall cause its Subsidiaries and Representatives to, reasonably cooperate with Transferor and the Company Auditor in connection with the preparation of the Requisite Financial Statements. (f) Costs. The fees and expenses of the Company Auditor incurred in connection with the preparation of the Requisite Financial Statements shall be borne by Transferor. The fees and expenses incurred in connection with the preparation of the Pro Forma Financial Information shall be borne by Transferee Parent. (g) Delay. If Transferor is unable to deliver the Requisite Audited Financial Statements within one hundred twenty (120) days following the date of this Agreement despite using commercially reasonable efforts, Transferor shall promptly notify Transferee Parent in writing and provide a revised estimated delivery date. For the avoidance of doubt, failure to deliver the Requisite Financial Statements within such time period shall not, in and of itself, constitute a breach of this Agreement so long as Transferor is using commercially reasonable efforts to prepare and deliver such financial statements and had been using its commercially reasonable efforts to deliver such Requisite Audited Financial Statements as promptly as practicable following the date hereof.

68 Section 6.12 Financing Cooperation. (a) New Financing Transaction. (i) The Company (“Recipient”) has received and accepted a highly confident letter from The Bank of Nova Scotia (the “Bank”) dated as of May 14, 2026 (the “Scotia Letter”), pursuant to which the Bank agrees that it shall, subject to the qualifications and conditions set forth therein use its commercially reasonable efforts to provide the financing in the amount and on the terms set forth therein (the “Financing”). As of the date hereof, Transferor has delivered to the Transferee Parent a true, complete, and correct copy of the executed Scotia Letter. (ii) Recipient shall use its commercially reasonable efforts to obtain, or cause to be obtained, the proceeds of the Financing on the terms and conditions described in the Scotia Letter, including without limitation (i) negotiating definitive agreements with respect to the Financing (the “Financing Agreements”) consistent with the terms and conditions contained therein and (ii) satisfying on a timely basis all conditions within its reasonable control in the Scotia Letter and the Financing Agreements. Recipient shall comply with its obligations, and enforce its rights, under the Scotia Letter in a timely and diligent manner. Recipient shall not, without the prior written consent of the Transferee Parent (such consent not to be unreasonably withheld, conditioned or delayed): (i) permit any amendment or modification to, or any waiver of any material provision or remedy under, or replace the Scotia Letter or (ii) terminate the Scotia Letter; provided that Transferor may make amendments, modifications or waivers that are not materially adverse to Transferee Parent and would not reasonably be expected to prevent or materially delay the Closing beyond the Outside Date without such consent. (iii) In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, Recipient shall use its commercially reasonable efforts to obtain, as promptly as reasonably practicable following the occurrence of such event, alternative debt financing: (i) in an amount equal to the amount that became unavailable, (ii) on terms not materially less favorable to the Transferor Parties than those set forth in the Scotia Letter, (iii) that does not include any conditions to the consummation of such alternative debt financing that are materially more onerous than those in the Scotia Letter and (iv) that would not reasonably be expected to prevent or materially delay the Closing beyond the Outside Date; provided, that Transferor’s inability to obtain the Financing or any alternative financing shall not, in and of itself, constitute a breach of this Agreement or a failure of any condition to Closing so long as Transferor has complied with its express obligations in this Section 6.12 in relation to the Financing. (b) Pre-Closing Existing Financing Transaction. (i) During the period from the date of this Agreement to the Closing Date, the Parties shall, and shall cause their Subsidiaries to, cooperate in good faith to implement any necessary, appropriate or desirable arrangements in connection with their respective indentures, credit agreements and other documents governing or relating to Indebtedness, in each case, with respect to any financing matters in connection with the transactions contemplated by this Agreement. (ii) The Parties acknowledge and agree that, prior to the Closing, it may be necessary for the Parties, the Company and their respective Subsidiaries to enter into financing transactions involving existing Indebtedness (including the retirement of existing Indebtedness and/or producing amendments, modifications or consents in relation to existing Indebtedness) for the purposes of obtaining consent for any “change of control” (or equivalent transaction) that may arise as a result of the transactions contemplated by this Agreement or to otherwise modify, prepay or repay such Indebtedness to accommodate the legal and operational needs of the Parties, the Company and their respective Subsidiaries,

69 including as a result of the transactions contemplated by this Agreement (any such financing transaction, a “Pre-Closing Existing Financing Transaction”). (iii) Each Party shall reasonably cooperate (i) to obtain customary payoff letters from the holders of any existing Indebtedness of such Party or its Subsidiaries which the Parties reasonably determine to be necessary or advisable to repay in connection with the Closing and (ii) to make arrangements for such holders of such Indebtedness to deliver, subject to the prior receipt of the applicable payoff amounts, releases of all related Liens and terminations of all related guarantees at, and subject to the occurrence of, the Closing. (c) Information. (i) In connection with the Financing or any Pre-Closing Existing Financing Transaction, each of Transferee Parent (with respect to itself and the Transferee Subsidiaries) and Transferor (with respect to itself, the Company and their respective Subsidiaries) agrees, to the extent reasonably requested in writing by the other, to cooperate with respect to, and use its commercially reasonable efforts to provide such information to the other as may be necessary or desirable in connection with, the structuring, marketing and execution of the Financing or any Pre-Closing Existing Financing Transaction, including (A) participating in a reasonable number of meetings and due diligence sessions in connection with the Financing and any Pre-Closing Existing Financing Transaction to be held at times mutually agreed by the Parties and which participation may be by videoconference, (B) assisting with the preparation of any portion of the disclosure in relation to the Financing and any Pre-Closing Existing Financing Transaction that relates to the transactions contemplated by this Agreement (including any financial information and operational data); provided that, neither Transferor nor Transferee Parent shall be required to deliver any pro forma, projected or forward-looking information (other than financial information necessary for the preparation of pro forma financial statements otherwise required by this Agreement) and (C) delivering, or procuring the delivery of, such information, certificates, representation letters and other documents as may be reasonably necessary for the closing of the Financing and any such Pre-Closing Existing Financing Transaction. (ii) Notwithstanding anything to the contrary in this Section 6.12, no Party (whether for itself or on behalf of any of their Subsidiaries, as applicable) shall be required to disclose any information pursuant to this Section 6.12 to the extent that (i) in the reasonable good faith judgment of the Party being asked to disclose information, the information is subject to confidentiality obligations to a third party or (ii) disclosure of any such information or document would result in the loss of attorney-client privilege, attorney work product or other relevant legal privilege; provided that, with respect to clauses (i) through (ii) of this Section 6.12, such Party shall use its commercially reasonable efforts to (A) obtain the required consent of any third party necessary to provide such disclosure, (B) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the other Party and (C) utilize the procedures of a joint defense agreement or implement such other techniques if the parties determine that doing so would reasonably permit the disclosure of such information without jeopardizing such privilege. (d) Notwithstanding anything to the contrary in this Section 6.12, no Party (whether for itself or on behalf of any of their Subsidiaries, as applicable) shall be required by this Section 6.12 to (i) provide any financial (or other) information that is not produced in the ordinary course of business or that would require the preparation of any financial statements, audits or other materials not otherwise required to be prepared pursuant to this Agreement; (ii) take any action that would conflict with, violate or result in a breach of or default under its Organizational Documents (or those of their Subsidiaries, as applicable) or any contract or Law to which it or its property is bound (or those of their Subsidiaries, as applicable); (iii) take any action that could subject any of its directors, managers, officers or employees (or those of their

70 Subsidiaries, as applicable) to any actual or potential personal liability; (iv) take any action to the extent it could cause any representation or warranty in this Agreement to be breached, cause any condition to the Closing set forth in Article 7 to fail to be satisfied or otherwise cause any breach of this Agreement; or (v) required to take any action that it determines in good faith would unreasonably interfere with its or any of its Subsidiary’s ongoing operations. Section 6.13 Tax Representation Letters. (a) Transferee Parent shall (i) use its commercially reasonable efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 7.2(f) and Section 7.3(f), and (ii) deliver to King & Spalding LLP (“Transferor Counsel”), counsel to the Transferor, and Morrison & Foerster LLP (“Transferee Counsel”), counsel to the Transferee Parties, tax representation letters, dated as of the Closing Date and signed by an officer of Transferee Parent, containing customary representations of Transferee Parent as shall be reasonably necessary or appropriate to enable Transferee Counsel and Transferor Counsel (or such other counsel described in Section 7.2(f) and Section 7.3(f), as applicable) to render the opinions described in Section 7.2(f) and Section 7.3(f). (b) Transferor shall (i) use its commercially reasonable efforts to obtain or cause to be provided, as appropriate, the opinions of counsel referred to in Section 7.2(f) and Section 7.3(f), and (ii) deliver to Transferor Counsel and Transferee Counsel, tax representation letters, dated as of the Closing Date and signed by an officer of Transferor, containing customary representations of Transferor as shall be reasonably necessary or appropriate to enable Transferee Counsel and Transferor Counsel (or such other counsel described in Section 7.2(f) and Section 7.3(f), as applicable) to render the opinions described in Section 7.2(f) and Section 7.3(f). Section 6.14 Pre-Closing Actions. Transferee Parent shall consummate, or cause to be consummated, the Pre-Closing Reorganization. The Parties agree to the items set forth on Section 6.14 of the Transferee Disclosure Letter and on Section 6.14 of the Transferor Disclosure Letter. Section 6.15 Employee Matters. (a) During the period commencing on the Closing Date and ending on the date that is twelve (12) months after the Closing Date (or if earlier, the effective date of an employee’s termination of employment), the Transferee Parent and the Transferee Subsidiaries (in each case, as controlled by the Transferor Parties) shall provide each employee who remains employed by Transferee Parent or any of the Transferee Subsidiaries immediately after the Closing (each a “Continuing Employee”) with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by Transferee Parent or any of the Transferee Subsidiaries immediately prior to the Closing; (ii) annual cash target bonus opportunities (excluding equity, equity-based and long-term incentive compensation, retention bonus, change in control bonus, and any special or non-recurring payments), if any, which are no less than the annual cash target bonus opportunities (excluding equity, equity-based and long-term incentive compensation, retention bonus, change in control bonus, and any special or non-recurring payments) provided by Transferee Parent or any of the Transferee Subsidiaries immediately prior to the Closing; (iii) retirement, health and welfare benefits that are no less favorable in the aggregate to those provided by Transferee Parent or any of the Transferee Subsidiaries immediately prior to the Closing (excluding any defined benefit pension plan, non-qualified deferred compensation plan, severance, retiree medical, retention bonus, change in control bonus, and any special or non-recurring payments or benefits); and (iv) severance benefits that are no less favorable than the practice, plan or policy in effect for such Continuing Employee immediately prior to the Closing. After the Closing, the Transferor Parties shall honor all rights to accrued but unused paid time off, including vacation, personal and sick days, accrued by Continuing Employees prior to the Closing under any Transferee Parent Plan.

71 (b) Notwithstanding anything to the contrary in this Section 6.15, in no event shall this Section 6.15 be interpreted to prohibit any changes to any employee benefit plan, policy, program or arrangement that are required by applicable law. This Section 6.15 is not intended to, and shall not be interpreted to, create any right of continued employment for any employee and constitutes an agreement solely between the Transferor Parties, on the one hand, and Transferee Parent and the Transferee Subsidiaries, on the other hand, which shall not be enforceable by any such employee, or constitute an agreement under which any such employee otherwise has any rights. Section 6.16 Strategic Services Agreement. Prior to Closing, each of Transferor and Transferee Parent shall use their respective commercially reasonable efforts to negotiate, finalize and, effective as of Closing, execute, a strategic services agreement, between Transferee Parent or one or more of its applicable Affiliates, on the one hand, and Transferor or one or more of its applicable Affiliates, on the other hand, with respect to the provision of certain services by Transferor or one or more of its applicable Affiliates to Transferee Parent or one or more of its Subsidiaries. Section 6.17 D&O Indemnification and Insurance. Transferee Parent shall maintain in effect for a period of six (6) years following the Closing exculpation, indemnification and advancement of expenses provisions in the organizational documents of Transferee Parent and/or in any indemnification agreements of Transferee Parent with any of the current or former directors or officers of Transferee Parent (each, a “D&O Indemnified Person”) that are no less favorable than those set forth in such organizational documents and indemnification agreements in effect as of the date hereof, for acts or omissions occurring on or prior to the Closing (whether asserted or claimed prior to, at or after the Closing, and including in connection with approving the transactions contemplated hereby). Prior to the Closing, Transferee Parent shall purchase (for no more than 300% of the last aggregate annual premium paid by Transferee Parent prior to the date hereof for its current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (“D&O Insurance”)), a six (6) year prepaid “tail” policy (the “Tail Policy”) that extends coverage under the D&O Insurance on terms and conditions no less advantageous than the existing D&O Insurance, and Transferee Parent shall maintain the Tail Policy in effect for six (6) years following the Closing. In the event Transferee Parent or any successor or assign thereof (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that the successors and assigns of Transferee Parent shall assume the obligations set forth in this Section 6.17. The rights and obligations under this Section 6.17 shall survive the Closing and shall not be terminated or amended in a manner that is adverse to any D&O Indemnified Person without the written consent of such D&O Indemnified Person. The Parties acknowledge and agree that the D&O Indemnified Persons shall be third party beneficiaries of this Section 6.17, each of whom may fully enforce this Section 6.17 as if such Person was a party hereto. ARTICLE 7 CONDITIONS Section 7.1 Conditions to Each Party’s Obligations. The respective obligations of the Parties to this Agreement to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions: (a) Transferee Parent Shareholder Approval. The Transferee Parent Shareholder Approval shall have been obtained in accordance with applicable Law and the Transferee Parent Charter. (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority of

72 competent jurisdiction prohibiting consummation of any transaction contemplated hereby shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, makes illegal the consummation of the transactions contemplated hereby. Section 7.2 Conditions to Obligations of Transferor. The obligations of Transferor to consummate the transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Transferor, at or prior to the Closing, of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.18 (Opinion of Financial Advisor), Section 4.19 (Approval Required) and Section 4.20 (Brokers), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.3(a) (Capitalization) and Section 4.7(b) (Absence of Certain Changes or Events) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing as though made as of the Closing, and (iii) each of the other representations and warranties of Transferee Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Transferee Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Transferee Material Adverse Effect. (b) Performance of Covenants and Obligations of Transferee Parent. Transferee Parent shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement at or prior to the Closing. (c) Material Adverse Change. On the Closing Date, there shall not exist any event, change, or occurrence arising after the date of this Agreement that, individually or in the aggregate, constitutes a Transferee Material Adverse Effect. (d) Delivery of Certificate. Transferee Parent shall have delivered to Transferor a certificate, dated the date of the Closing and signed by the chief executive officer and chief financial officer of Transferee Parent, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied. (e) Delivery of Transferee Documents. On the Closing Date, Transferee Parent shall have executed and delivered, or cause to be executed and delivered, the documents and deliveries set forth in Section 2.3(b). (f) REIT Qualification Opinion. Transferor shall have received a tax opinion of Transferee Counsel (or such other nationally recognized REIT counsel as may be reasonably acceptable to Transferor and Transferee Parent), substantially in the form of Exhibit H-1 attached hereto, dated as of the Closing Date, to the effect that (i) beginning with Transferee Parent’s taxable year ended December 31, 2023 and through the Closing Date, Transferee Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) Transferee Parent’s proposed method of organization and operation will enable Transferee Parent to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for Transferee Parent’s taxable year which includes the Closing Date (which opinion shall be based upon the representation letters described in Section 6.13 and subject to customary exceptions, assumptions and qualifications).

73 (g) Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been consummated. (h) Transferee Determination Date Certificate. Transferee Parent shall have delivered the Transferee Determination Date Certificate to Transferor in accordance with Section 2.1(b). Section 7.3 Conditions to Obligations of Transferee Parent. The obligations of Transferee Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Transferee Parent at or prior to the Closing, of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties set forth in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.4 (Authority), Section 3.15(b) (Properties), Section 3.31 (Excluded Liabilities) and Section 3.20 (Brokers), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 3.8(b) (Absence of Certain Changes or Events) and Section 3.3 (Capitalization) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing as though made as of the Closing, and (iii) each of the other representations and warranties of Transferor contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Company Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (b) Performance of Covenants or Obligations of Transferor. Transferor shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement at or prior to the Closing. (c) Material Adverse Change. On the Closing Date, there shall not exist any event, change, or occurrence arising after the date of this Agreement that, individually or in the aggregate, constitutes a Company Material Adverse Effect. (d) Delivery of Certificate. Transferor shall have delivered to Transferee Parent a certificate, dated the date of the Closing and signed by its president and chief financial officer (or equivalent officers) on behalf of Transferor, certifying to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied. (e) Delivery of Transferor Documents. On the Closing Date, Transferor shall have executed and delivered the documents and deliveries set forth in Section 2.3(a). (f) REIT Qualification Opinion. Transferee Parent shall have received a tax opinion of Transferor Counsel (or such other nationally recognized REIT counsel as may be reasonably acceptable to Transferor and Transferee Parent), substantially in the form of Exhibit H-2 attached hereto, dated as of the Closing Date, to the effect that (i) the assets and operations of the Company and the Company Subsidiaries contributed to Transferee pursuant to this Agreement will satisfy the gross income requirements of Section 856(c)(2) and Section 856(c)(3) of the Code and the asset requirements of Section 856(c)(4) of the Code applicable to Transferee Parent as a REIT, and (ii) the ownership structure of Transferee Parent and Transferee immediately following the Closing, taking into account the issuance of the Equity Consideration to Transferor, will not cause Transferee Parent to fail to satisfy the requirements

74 of Section 856(a)(6) of the Code (which opinion shall be based upon the representation letters described in Section 6.13 and subject to customary exceptions, assumptions and qualifications). (g) Transferor Determination Date Certificate. Transferor shall have delivered the Transferor Determination Date Certificate to Transferee Parent in accordance with Section 2.1(b). ARTICLE 8 TERMINATION AND FEES Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, notwithstanding the receipt of the Transferee Parent Shareholder Approval: (a) by mutual written consent of each of Transferor and Transferee Parent; (b) by either Transferor or Transferee Parent, upon written notice to the other: (i) if the transactions contemplated hereby shall not have been consummated on or before April 30, 2027 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to either Party if the failure of such Party to comply with any provision of this Agreement or the existence of an Arbitration Order shall have been the primary cause of, or resulted in, the failure of such transactions to be consummated by the Outside Date; provided, further, that if, as of the Outside Date, all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) except that there is a pending decision relating to the Arbitration Matter and Transferor reasonably expects a resolution within such time period, Transferor shall have the one-time right, in its sole discretion, to extend the Outside Date by written notice to Transferee Parent for up to forty-five (45) days following the Outside Date, and the Outside Date shall be deemed to be such extended date for all purposes of this Agreement; (ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise permanently prohibiting the transactions contemplated hereby, and such Order shall have become final and non-appealable; provided that, the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to either Party if the failure of such Party to comply with any provision of this Agreement shall have been the cause of, or resulted in, the issuance of such final, non-appealable Order or such award, order, injunction, interim measure or other relief; or (iii) if the Transferee Parent Shareholder Approval shall not have been obtained at the Transferee Parent Shareholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement and the transactions contemplated hereby was taken; (c) by Transferee Parent, upon written notice to Transferor, (i) if Transferor shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement which breach, violation or failure to perform, individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 7.3(a) or Section 7.3(b) (a “Transferor Terminating Breach”) and (B) cannot be cured (or, if capable of cure, is not cured) by, and has not been satisfied or waived by, the earlier of (x) the date that is thirty (30) days after written notice of such breach, violation or failure to perform is given by Transferee Parent to Transferor and (y) the date that is two (2) Business Days

75 prior to the Outside Date (as extended in accordance with Section 8.1(b), if applicable); provided that, Transferee Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if a Transferee Parent Terminating Breach shall have occurred and be continuing at the time Transferee Parent delivers notice of its election to terminate this Agreement pursuant to this Section 8.1(c)(i); (ii) if, prior to obtaining the Transferee Parent Shareholder Approval, the Transferee Parent Board determines to enter into an Alternative Acquisition Agreement with respect to a Superior Acquisition Proposal in material compliance with Section 6.3(e); provided, however, substantially concurrently with the occurrence of such termination, the payment required by Section 8.3(b)(ii) shall be made in full to Transferor and an Alternative Acquisition Agreement shall be entered into with respect to such Superior Acquisition Proposal, and in the event that such payment is not substantially concurrently made and such Alternative Acquisition Agreement is not substantially concurrently entered into, such termination shall be null and void; or (iii) if (A) all of the conditions set forth in Section 7.1 and Section 7.2 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 8.1(c)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 2.3, Transferee Parent has delivered irrevocable written notice to Transferor to the effect that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that, such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and Transferee Parent is ready, willing and able to consummate the Closing, and (C) Transferor fails to consummate the Closing on or before the third (3rd) Business Day after delivery of the notice referenced in clause (B) of this Section 8.1(c)(iii), and Transferee Parent stood ready, willing and able to consummate the Closing at all times during such three (3) Business Day period; (d) by Transferor, upon written notice to Transferee Parent: (i) if Transferee Parent shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, violation or failure to perform, individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 7.2(a) or Section 7.2(b) (a “Transferee Parent Terminating Breach”) and (B) cannot be cured (or, if capable of cure, is not cured) by, and has not been satisfied or waived by, the earlier of (x) the date that is thirty (30) days after written notice of such breach, violation or failure to perform is given by Transferor to Transferee Parent and (y) the date that is two (2) Business Days prior to the Outside Date (as extended in accordance with Section 8.1(b), if applicable); provided that, Transferor shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if a Transferor Terminating Breach shall have occurred and be continuing at the time Transferor delivers notice of its election to terminate this Agreement pursuant to this Section 8.1(d)(i); (ii) if, prior to obtaining the Transferee Parent Shareholder Approval, the Transferee Parent Board or any committee thereof (A) shall have effected a Transferee Parent Adverse Recommendation Change or (B) approves, adopts, publicly recommends, or enters into or allows Transferee Parent or any Transferee Subsidiary to enter into, an Alternative Acquisition Agreement relating to any Competing Acquisition Proposal (other than an Acceptable Confidentiality Agreement); or (iii) if (A) all of the conditions set forth in Section 7.1 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the

76 notice referenced in clause (B) of this Section 8.1(d)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 2.3, Transferor has delivered irrevocable written notice to Transferee Parent to the effect that all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that, such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and Transferor is ready, willing and able to consummate the Closing, and (C) Transferee Parent fails to consummate the Closing on or before the third (3rd) Business Day after delivery of the notice referenced in clause (B) of this Section 8.1(d)(iii), and Transferor stood ready, willing and able to consummate the Closing at all times during such three (3) Business Day period. Section 8.2 Notice of Termination; Effect of Termination. In the event of valid termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to Transferor or Transferee Parent, as applicable, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, except that the Nondisclosure Agreement and the provisions of Section 6.2(b) (Confidentiality), Section 6.4 (Public Announcements), this Section 8.2 (Notice of Termination; Effect of Termination), Section 8.3 (Fees and Expenses), and Article 9 (General Provisions) and the definitions of all defined terms appearing in such sections, shall survive such termination of this Agreement; provided that, no such termination shall relieve either Party from any liability or damages resulting from any fraud in connection with this Agreement or any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination of this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Article 8, “willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, in each case, with the actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of this Agreement. Section 8.3 Fees and Expenses. (a) Except as otherwise provided in this Section 8.3, upon Closing, Transferee Parent shall be responsible for the costs and expenses (including, without limitation, any investment banking and financial advisory fees and expenses and the fees, costs and expenses of representatives, including attorneys and accountants) of both Transferor and Transferee Parent incurred at any time in connection with pursuing or consummating the transactions contemplated by this Agreement. (b) In the event that: (i) (A)(x) this Agreement is terminated by Transferee Parent or Transferor pursuant to Section 8.1(b)(i) (Failure to Close Prior to Outside Date) or by Transferor pursuant to Section 8.1(d)(i) (Transferee Parent Terminating Breach) and, after the date of this Agreement, a Competing Acquisition Proposal (with, for all purposes of this Section 8.3(b)(i), all percentages included in the definition of “Competing Acquisition Proposal” increased to 50%) has been publicly announced or disclosed or otherwise communicated to the Transferee Parent Board or (y) this Agreement is terminated by Transferee Parent or Transferor pursuant to Section 8.1(b)(iii) (Failure to Obtain Shareholder Approval), and after the date of this Agreement and prior to the Transferee Parent Shareholder Meeting, a Competing Acquisition Proposal has been publicly announced, disclosed or otherwise communicated to Transferee Parent’s shareholders and not withdrawn and (B) within twelve (12) months after the date of such termination, a transaction in respect of a Competing Acquisition Proposal is consummated or

77 Transferee Parent enters into an Alternative Acquisition Agreement in respect of a Competing Acquisition Proposal that is later consummated; (ii) this Agreement is terminated by Transferee Parent pursuant to Section 8.1(c)(ii) (Superior Acquisition Proposal); or (iii) this Agreement is terminated by Transferor pursuant to Section 8.1(d)(ii) (Transferee Parent Adverse Recommendation Change); then, in any such event, Transferee Parent shall pay to Transferor the Transferee Parent Termination Fee, it being understood that in no event shall Transferee Parent be required to pay the Transferee Parent Termination Fee on more than one occasion. Payment of the Transferee Parent Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Transferor (x) at the time of consummation of any transaction contemplated by a Competing Acquisition Proposal, in the case of a Transferee Parent Termination Fee payable pursuant to Section 8.3(b)(i), (y) substantially concurrently with such termination, in the case of a Transferee Parent Termination Fee payable pursuant to Section 8.3(b)(ii) and (z) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof) in the case of a Transferee Parent Termination Fee payable pursuant to Section 8.3(b)(iii). Notwithstanding anything in this Agreement to the contrary, including Section 8.2, in the event that the Transferee Parent Termination Fee becomes payable, then payment to Transferor of the Transferee Parent Termination Fee, together with any amounts due under Section 8.3(d), shall be the sole and exclusive remedy of Transferor (and its former, current and future trustees, directors, officers, employees, agents, general and limited partners, managers, members, shareholders, Affiliates and assignees and each former, current or future trustee, director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing) as liquidated damages for any and all losses or damages of any nature against Transferee Parent and each of its former, current and future trustees, directors, officers, employees, agents, general and limited partners, managers, members, shareholders, Affiliates and assignees and each former, current or future trustee, director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing (collectively, the “Transferee Parent Affiliate Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure to consummate the transactions contemplated hereby or for a breach or failure to perform hereunder, and upon payment of such Transferee Parent Termination Fee no Transferee Parent Affiliate Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby. “Transferee Parent Termination Fee” means $4,000,000. (c) In the event that this Agreement is terminated by Transferee Parent pursuant to (i) Section 8.1(b)(ii) solely as a result of an Arbitration Order or (ii) Section 8.1(b)(i) and (x) at the time of termination an Arbitration Order is outstanding and (y) all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), then, in such event, Transferor shall, upon written demand by Transferee Parent, pay to Transferee Parent, by wire transfer of same day funds to the account or accounts designated by Transferee Parent as promptly as reasonably practicable following delivery by Transferee Parent to Transferor of evidence reasonably acceptable to Transferor setting forth the amount of Transferee Parent Expenses, all reasonable and documented out-of-pocket costs, fees and expenses incurred by Transferee Parent in connection with this Agreement and the transactions contemplated by this Agreement, including reasonable attorneys’ fees and expenses (the “Transferee Parent Expenses”). Notwithstanding anything in this Agreement to the contrary, including Section 8.2, in the event that the Transferee Parent Expenses becomes payable pursuant to this Section 8.3(c), then payment to Transferee Parent of the Transferee Parent Expenses, together with any amounts due under Section 8.3(d), shall be Transferee Parent’s sole and

78 exclusive remedy as liquidated damages for any and all losses or damages of any nature against Transferor and its former, current and future trustees, directors, officers, employees, agents, general and limited partners, managers, members, shareholders, Affiliates and assignees and each former, current or future trustee, director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure to consummate the transactions contemplated hereby or for a breach or failure to perform hereunder, and upon payment of such Transferee Parent Expenses, no Transferor Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby. The Parties acknowledge and agree that in no event shall Transferor be required to pay the Transferee Parent Expenses on more than one occasion. (d) Each of Transferee Parent and Transferor acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other Party would not enter into this Agreement. If Transferee Parent fails promptly to pay any amounts due pursuant to Section 8.3(b) or Transferor fails to promptly pay any amounts due pursuant to Section 8.3(c), as applicable, and, in order to obtain such payment, Transferor or Transferee Parent, as applicable, commences a suit that results in a judgment against the other Party for the amounts set forth in Section 8.3(b) or Section 8.3(c), as applicable, Transferee Parent shall pay to Transferor or Transferor shall pay to Transferee Parent, as applicable, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 8.3(b) or Section 8.3(c), as applicable, from the date of termination of this Agreement at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus 1%. ARTICLE 9 GENERAL PROVISIONS Section 9.1 Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 9.1 shall not limit any covenant or agreement (including under Section 9.3) of the Parties that by its terms contemplates performance after the Closing. Section 9.2 Release. Transferor and Transferee Parent agree that, effective as of the Closing (and not prior thereto), each hereby irrevocably waives and releases any and all claims, rights or causes of action (whether in contract, in tort, under statute or at law or in equity), including for indemnification, contribution or reimbursement, that it may have against the other, now or in the future, to the extent arising under, in connection with or relating to any Company Properties (including arising under, in connection with or relating to any Environmental Law or Hazardous Substances); provided, however, that nothing in this Section 9.2 shall release, or be deemed to release, limit or otherwise affect any rights or obligations under this Agreement. Section 9.3 Indemnification. (a) From and after the Closing, the Transferor Parties shall, jointly and severally, indemnify, reimburse, defend and hold harmless the Transferee Parties and each of each of their respective subsidiaries, officers, directors, employees, agents, representatives, successors and permitted assigns (the “Transferee Indemnified Parties”), from and against any and all losses, liabilities, claims, damages, costs

79 and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to any Excluded Liabilities. The obligations of the Transferor Parties to indemnify the Transferee Indemnified Parties pursuant to this Section 9.3(a) shall be net of any third-party insurance proceeds actually received by the applicable Transferee Indemnified Parties in respect of such losses or damages, and each Transferee Indemnified Party shall use commercially reasonable efforts to recover under any applicable insurance policies prior to seeking indemnification hereunder; provided, however, that (i) the Transferor Parties shall be responsible for paying all reasonable defense and settlement costs for such losses or damages as and when incurred until such insurance proceeds are actually received, (ii) no Transferee Indemnified Party shall be required to advance any amounts in respect of such defense or settlement costs and (iii) any such insurance proceeds received by the applicable Transferee Indemnified Parties with respect to losses previously paid by the Transferor Parties shall be promptly remitted to the Transferor Parties to the extent of such prior payments. (b) Each of the Transferee Indemnified Parties shall use commercially reasonable efforts to mitigate any losses indemnifiable pursuant to this Section 9.3. (c) The indemnities set forth in this Section 9.3 shall survive the Closing and remain in full force and effect until the date that is eighteen (18) months after the Closing Date; provided, however, that the indemnities set forth in this Section 9.3 relating to the Arbitration Matter shall survive Closing without time limit. (d) The Transferee Indemnified Parties shall not be entitled to recover from Transferor Parties under this Agreement or any other document related to the transactions contemplated by this Agreement or the internal reorganization of the Company more than once in respect of the same losses suffered. (e) The Transferor Parties acknowledge and agree that any payment in respect of losses under this Section 9.3, shall be made directly to the applicable Transferee Party that has incurred, paid or is required to pay such losses. (f) Matters Arising Subsequent to this Agreement. The Transferor Parties shall not be liable for any claim under this Section 9.3 in respect of any matter to the extent that the same would not have occurred but for any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement following the prior written consent of Transferee Parent, or otherwise at the written request or with the written approval of any Transferee Indemnified Party. (g) Right to Recover. (i) Recovery for Actual Liabilities. The Transferor Parties shall not be liable to pay an amount in discharge of any claim under this Section 9.3 unless and until the loss or damage in respect of which the claim is made has been incurred, or the liability in respect of which the claim is made has, on the face of it, become due and payable. (ii) Following Recovery from Transferor Parties. If the Transferor Parties have paid an amount in discharge of any claim under this Section 9.3, and a Transferee Indemnified Party is entitled to and does recover from a third party a sum which indemnifies or compensates such Transferee Indemnified Party (in whole or in part) in respect of the loss or damage which is the subject matter of the claim, such Transferee Indemnified Party shall repay to the Transferor Parties as soon as practicable after receipt an amount equal to the lesser of (x) the amount previously paid by the Transferor Parties in respect of the relevant claim and (y) the amount of such third party recovery; provided that nothing in this Section 9.3 shall require any Transferee Indemnified Party to seek any such recovery from any third party.

80 (iii) No Recovery Following Cure. For the avoidance of doubt, to the extent the Transferor Parties cure, or cause the cure of, the losses or damages associated with any Excluded Liability giving rise to an indemnity claim made by the Transferee Indemnified Parties in accordance with this Section 9.3 prior to the time that such loss or damage becomes due and payable hereunder, then the amount of such losses or damages shall be deemed reduced to reflect the extent of any such cure. Notwithstanding the foregoing sentence, nothing herein shall be deemed to permit the Transferor Parties to delay the processing or consideration of any indemnification claim that has been submitted by a Transferee Indemnified Party hereunder or the payment of any loss or damage that is due and payable hereunder. (h) Indemnification Claim Procedures. (i) Notification of Potential Claims. If any Transferee Indemnified Party becomes aware of any fact, matter or circumstance that may give rise to a claim for indemnification hereunder, such Transferee Indemnified Party shall promptly (and in any event within thirty (30) days after becoming aware of such fact, matter or circumstance) provide written notice to Transferor setting out such information, to the extent then available to such Transferee Indemnified Party, as is reasonably necessary to enable the Transferor Parties to assess the merits of the potential claim, to act to preserve evidence and to make such provision as the Transferor Parties may consider necessary or appropriate; provided, however, that any indemnification claim notice (A) need only specify such information to the actual knowledge of such Transferee Indemnified Party as of the applicable date, (B) shall not limit any of the rights or remedies of any Transferee Indemnified Party, and (C) may be updated and amended from time to time by the Transferee Indemnified Party by delivering an updated or amended indemnification claim notice to Transferor. (ii) Formal Claim Notice. Any formal notice of a claim for indemnification hereunder shall be given in writing by the applicable Transferee Indemnified Party to the Transferor and shall specify in reasonable detail (to the extent then known to such Transferee Indemnified Party) basis of the claim and the evidence on which such Transferee Indemnified Party relies, together with such Transferee Indemnified Party’s good faith estimate (which shall be provided on a “without prejudice” basis, and to the extent possible in the circumstances) of the amount of losses or damages which is, or is to be, the subject of the claim (including any losses or damages which are contingent on the occurrence of any future event); provided, however, that any indemnification claim notice (A) need only specify such information to the actual knowledge of such Transferee Indemnified Party as of the applicable date, (B) shall not limit any of the rights or remedies of any Transferee Indemnified Party, and (C) may be updated and amended from time to time by the Transferee Indemnified Party by delivering an updated or amended indemnification claim notice to Transferor. (i) Matters Involving Third Parties. (i) Third Party Claim Notice. If any third party notifies a Transferee Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the Transferor Parties under this Section 9.3, such Transferee Indemnified Party shall promptly (and in any event within thirty (30) days of the date it obtains actual knowledge of such Third Party Claim) notify the Transferor Parties thereof in writing; provided, however, that any indemnification claim notice (A) need only specify such information to the actual knowledge of such Transferee Indemnified Party as of the applicable date, (B) shall not limit any of the rights or remedies of any Transferee Indemnified Party, and (C) may be updated and amended from time to time by the Transferee Indemnified Party by delivering an updated or amended indemnification claim notice to Transferor; provided further that failure to so notify shall not affect the right of the Transferee Indemnified Parties to indemnification hereunder, except to the extent that Transferor is materially prejudiced thereby.

81 (ii) Defense of Third Party Claims. The Transferor Parties shall have the right to defend any Transferee Indemnified Party against any Third Party Claim with counsel of the Transferor Parties’ choice reasonably satisfactory to such Transferee Indemnified Party, so long as (i) the Transferor Parties notify such Transferee Indemnified Party within fifteen (15) Business Days after such Transferee Indemnified Party has given notice of the Third Party Claim to the Transferor Parties (or by such earlier date as may be necessary under applicable procedural rules in order to file a timely appearance and response) that the Transferor Parties are assuming the defense of such Third Party Claim and will indemnify such Transferee Indemnified Party against such Third Party Claim in accordance with the terms and limitations of this Section 9.3, (ii) the Transferor Parties provide such Transferee Indemnified Party with evidence reasonably acceptable to such Transferee Indemnified Party that the Transferor Parties have and will at all times continue to have the financial resources to defend against the Third Party Claim (including any increased losses caused by such defense) and fulfill their indemnification obligations hereunder with respect thereto, (iii) the Transferor Parties conduct the defense of the Third Party Claim actively and diligently at their own cost and expense, (iv) the Third Party Claim does not involve injunctive relief, specific performance or other similar equitable relief, any claim in respect of Taxes, any Governmental Authority, or potential damage to the goodwill, reputation or overriding commercial interests of such Transferee Indemnified Party, and (v) there does not exist or would not reasonably be expected to exist a conflict of interest that would make it inappropriate in the good faith judgment of such Transferee Indemnified Party’s outside legal counsel for the same counsel to represent both such Transferee Indemnified Party and the Transferor Parties. (iii) Conduct of Defense. So long as the conditions set forth in Section 9.3(i)(ii) are and remain satisfied, then (i) the Transferor Parties may conduct the defense of the Third Party Claim, (ii) the applicable Transferee Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Transferor Parties shall be responsible for the reasonable fees and expenses of the separate co-counsel to the extent such Transferee Indemnified Party reasonably concludes that the counsel selected by the Transferor Parties has an actual or potential conflict of interest), (iii) the Transferor Parties shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of such Transferee Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless such judgment or settlement (x) includes an unconditional release of such Transferee Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of such Third Party Claim, (y) does not include any admission of wrongdoing or violation of Law on behalf of such Transferee Indemnified Party, and (z) does not contain any prohibition or restriction on the conduct of the operations of such Transferee Indemnified Party, and (iv) such Transferee Indemnified Party shall, at the Transferor Parties’ request and at the Transferor Parties’ expense, reasonably cooperate in the defense of the matter. (iv) Assumption of Defense by Indemnified Party. In the event that the conditions in Section 9.3(i)(ii) are not satisfied or cease to be satisfied with respect to any Third Party Claim, then the applicable Transferee Indemnified Party may assume control of the defense of such Third Party Claim to the entire exclusion of the Transferor Parties and the reasonable costs and expenses associated therewith shall constitute indemnifiable losses hereunder. (j) Exclusive Remedies. Following the Closing, the indemnification provisions of this Section 9.3 shall be the sole and exclusive remedies of the Transferee Indemnified Parties for any losses related to the Excluded Liabilities that it may at any time suffer or incur or become subject to. Without limiting the generality of the foregoing, the Parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled under this Agreement; provided, that notwithstanding anything in this Agreement to the contrary, no party hereto shall be prevented from bringing claims for fraud based upon, arising out of, or relating to this Agreement.

82 Section 9.4 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of actual delivery, if delivered personally, or on the date of receipt, if sent by overnight courier (providing proof of delivery) to the Parties or if sent by email of a .pdf attachment (providing confirmation of transmission) at the following street addresses, or email addresses (or at such other street address, or email address for a Party as shall be specified by like notice): if to Transferee Parent to: Sachem Capital Corp. 568 East Main Street Branford, CT 06405 Attn: John Villano and Jeffrey Walraven Email: jlv@sachemcapitalcorp.com; jcw@sachemcapitalcorp.com with a copy (which shall not constitute notice) to: Morrison & Foerster LLP 2100 L Street NW, Suite 900 Washington, DC 20037 Attention: Andrew Campbell, Lauren Bellerjeau and Joseph Sulzbach Email: andycampbell@mofo.com; lbellerjeau@mofo.com; jsulzbach@mofo.com if to Transferor to: Industrial Realty Group, LLC 11111 Santa Monica Boulevard, Suite 800 Los Angeles, California 90025 Attn: Stuart Lichter Email: slichter@industrialrealtygroup.com with a copy (which shall not constitute notice) to: King & Spalding LLP 1180 Peachtree Street NE Atlanta, GA 30309 Attn: Zachary Davis and Spencer Johnson Email: zdavis@kslaw.com; csjohnson@kslaw.com All notices, requests, claims, consents, demands and other communications under this Agreement shall be deemed duly given (A) if delivered in person, on the date delivered, (B) if sent by electronic mail, on the same day it was received without the sender receiving a notice of failure to deliver, or (C) if sent by prepaid overnight courier, on the next Business Day (providing proof of delivery). For the avoidance of doubt, counsel for a Party may send notices, requests, claims, consents, demands or other communications on behalf of such Party. Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be

83 affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Section 9.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of Party and delivered (by electronic delivery or otherwise) to the other Party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in .pdf format, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. Section 9.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including any Exhibit, the Transferee Disclosure Letter and the Transferor Disclosure Letter) and the Nondisclosure Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for following the valid termination of this Agreement pursuant to Article 8 and subject to Section 8.2, (i) the right of Transferee Parent, as sole and exclusive agent for and on behalf of the shareholders of Transferee Parent (each of which are third-party beneficiaries of this Agreement solely to the extent required for this proviso to be enforceable), to pursue damages in accordance with this Agreement in the event of a breach by Transferor of this Agreement and (ii) the right of Transferor, as sole and exclusive agent for and on behalf of the shareholders of Transferor (each of which are third-party beneficiaries of this Agreement solely to the extent required for this proviso to be enforceable), to pursue damages in accordance with this Agreement in the event of a breach by Transferee Parent of this Agreement, it being agreed that in no event shall any such holder be entitled to enforce any of their rights, or any obligations of the other Party, under this Agreement in the event of any such breach, but rather the applicable Party shall have the sole and exclusive right to do so, as agent for such shareholders of such Party. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.9 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 9.8 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties by action taken or authorized by Transferee Parent and Transferor, respectively, at any time before or after receipt of the Transferee Parent Shareholder Approval and prior to the Closing; provided that, after the Transferee Parent Shareholder Approval has been obtained, there shall not be any amendment of this Agreement which by applicable Law requires the further approval

84 of the shareholders of Transferee Parent without such further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Section 9.9 Extension; Waiver. At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Section 9.10 Governing Law. This Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of Law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Section 9.11 Consent to Jurisdiction. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if no federal court in the State of Delaware accepts jurisdiction, any state court within the State of Delaware) (the “Chosen Courts”) over all, and each Party hereby irrevocably agrees that all Actions may be heard and determined in such courts. The Parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such Action brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees, (a) to the extent such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process, and (b) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (a) or (b) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware. Section 9.12 Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR ACTION WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

85 HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 9.12. Section 9.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Section 9.14 Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including if either of the Parties fails to take any action required of it hereunder to consummate the transactions contemplated by this Agreement, including the obligation of Transferee Parent to issue, or cause to be issued, and the right of Transferor to receive, the Equity Consideration, subject to the terms and conditions of this Agreement), and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article 8, each Party shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise (including the Parties’ obligations to consummate the transactions contemplated hereby and the obligation of the Transferee Parent to issue, or cause to be issued, and the right of Transferor to receive, the Equity Consideration, subject in each case to the terms and conditions of this Agreement), in addition to any other remedy to which such Party is entitled at Law or in equity. Each of the Parties hereby waives (i) any defense in an Action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post a security as prerequisite to obtaining equitable relief. Each Party agrees that the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither Transferor nor Transferee Parent would have entered into this Agreement. For the avoidance of doubt, from and after a valid termination of this Agreement in accordance with Article 8, no Party shall be entitled to seek specific performance of this Agreement. Section 9.15 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation. [Signature Page Follows]

[Signature Page to the Contribution Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above. TRANSFEROR INDUSTRIAL REALTY GROUP GLOBAL, LLC By: Name: Stuart Lichter Title: President TRANSFEREE PARENT SACHEM CAPITAL CORP. By: Name: John L. Villano Title: President and Chief Executive Officer By: IRG Holdings Manager, LLC, its Manager /s/ Stuart Lichter /s/ John L. Villano

Exhibit A Form of Transferee Parent A&R Charter [Attached.]

1 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF IRG REALTY TRUST, INC. FIRST: The name of the Corporation is Sachem Capital Corp. and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is [__], 2026. SECOND: The Certificate of Incorporation of the Corporation is hereby amended and restated as hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of IRG Realty Trust, Inc. (“Amended and Restated Certificate of Incorporation”). THIRD: This amendment and restatement of the Corporation’s Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”). FOURTH: The Certificate of Incorporation of the Corporation, as amended and restated herein, shall, at the effective time of this Amended and Restated Certificate of Incorporation, read as follows: ARTICLE I. Section 1.1 Name. The name of the Corporation is IRG Realty Trust, Inc. ARTICLE II. Section 2.1 Address. The registered office of the Corporation in the State of Delaware is [1209 Orange Street, Wilmington, New Castle County, Delaware 19801]; and the name of the registered agent of the Corporation in the State of Delaware at such address is [The Corporation Trust Company, Corporation Trust Center]. ARTICLE III. Section 3.1 Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity, including, without limitation or obligation, engaging in business as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”) for which corporations may be organized under the DGCL. ARTICLE IV. Section 4.1 Authorized. The capital stock that the Corporation has authority to issue consists of the following: (A) [●] shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”);

2 (B) [●] shares of Class B common stock, par value $0.001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (C) [●] shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in total voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any class of Common Stock or Preferred Stock voting separately as a class shall be required therefor. Section 4.2 Preferred Stock. (A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. (B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series, including as it relates to those shares of Preferred Stock described in Exhibit A attached). Section 4.3 Class A Common Stock and Class B Common Stock. (A) Ranking. Except as otherwise required by law or expressly provided in this Amended and Restated Certificate of Incorporation, the preferences, limitations and rights of Class A Common Stock and Class B Common Stock, and the qualifications and restrictions thereof, shall be in all respects identical. Notwithstanding the foregoing, Class B Common Stock shall have no economic rights (including, without limitation, no rights to dividends, distributions or assets upon liquidation, dissolution or winding up of the Corporation and no right to receive consideration in connection with any merger or consolidation), except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation. (B) Voting Rights. (1) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent

3 permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. (2) Each holder of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL; provided, further, that in no event shall the aggregate voting power of all outstanding shares of Class B Common Stock exceed 51% of the total voting power of all outstanding shares of Common Stock entitled to vote on any such matter (such limitation, the “Class B Voting Limitation”). (3) The number of outstanding shares of Class B Common Stock shall at all times equal the number of OP Units (as defined below) held by Industrial Realty Group Global, LLC (“IRG Global”) (or its permitted successors and assigns) in IRG Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), with each common unit of limited partnership interest in the Operating Partnership referred to herein as an “OP Unit.” For so long as IRG Global (or its permitted successors and assigns) holds OP Units representing 51% or more of the total outstanding OP Units (the “Ownership Threshold”), the per-share voting power of the Class B Common Stock shall be adjusted such that the aggregate voting power of all outstanding shares of Class B Common Stock equals 51% of the total voting power of all outstanding shares of Common Stock entitled to vote on such matter. At any time when IRG Global (or its permitted successors and assigns) holds OP Units representing less than the Ownership Threshold, each share of Class B Common Stock shall be entitled to one vote per share, subject to the Class B Voting Limitation. Except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock). (4) No holder of Common Stock shall be entitled to cumulate votes on behalf of any candidate for a directorship. No holder of Common Stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

4 (C) Amendments Affecting Class B Common Stock. So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without such affirmative vote of the votes entitled to be cast on the amendment by the holders of outstanding shares of Class B Common Stock voting as a single class as may be required at that time by the DGCL, (i) amend, alter or repeal any provision of Section 4.3 of this Article IV so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of Class B Common Stock as compared to those of Class A Common Stock or (ii) take any other action upon which class voting of Class B Common Stock is required by law. (D) Dividends and Distributions. Holders of Class B Common Stock shall not be entitled to receive any dividends or other distributions with respect to their shares of Class B Common Stock. Dividends and other distributions may be declared and paid on Class A Common Stock as and when determined by the Board, subject to the preferential rights, if any, of the holders of any then outstanding Preferred Stock and the provisions of applicable law. (E) Liquidation, Dissolution or Winding Up. Holders of Class B Common Stock shall not be entitled to receive any distribution of assets of the Corporation upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Subject to the rights of the holders of Preferred Stock, the holders of Class A Common Stock shall be entitled to receive, ratably on a per share basis, all remaining assets of the Corporation available for distribution to the holders of Common Stock after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled. (F) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), holders of Class B Common Stock shall not be entitled to receive any per share consideration in respect of their shares of Class B Common Stock. The holders of Class A Common Stock shall be entitled to receive such per share consideration, if any, as may be payable in connection with such merger or consolidation. (G) Conversion and Transfer of Class B Common Stock. (1) Cancellation of Class B Common Stock. Upon either (A) the exercise by IRG Global (or its permitted successors and assigns) of its exchange right with respect to any OP Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended from time to time, the “Partnership Agreement”) or (B) the sale, assignment or other transfer of any OP Units by IRG Global (or its permitted successors and assigns) to any Person other than Industrial Realty Group Global, LLC permitted successors and assigns, a corresponding number of shares of Class B Common Stock then held by IRG Global (or its permitted successors and assigns) shall automatically be cancelled and retired and shall not be reissued following such retirement and cancellation. (2) Transfer Restrictions. Shares of Class B Common Stock may only be held by IRG Global (or its permitted successors and assigns) and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, directly or indirectly, to any other Person. Any purported sale, transfer, assignment, pledge, hypothecation or other disposition of shares of Class B Common Stock in violation of this Section 4.3(G)(2) shall be null and void ab

5 initio and of no force or effect, and the Corporation shall not register any such purported transfer on its books or records. (3) Effect of Cancellation. All shares of Class B Common Stock that are cancelled pursuant to Section 4.3(G)(1) shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate, including any voting rights associated therewith. (4) Pairing with OP Units. Each share of Class A Common Stock is intended to correspond to one OP Unit held by the Corporation in the Operating Partnership such that the Corporation shall at all times hold a number of OP Units in the Operating Partnership equal to the aggregate number of outstanding shares of Class A Common Stock, and each share of Class B Common Stock is intended to correspond to one OP Unit held by IRG Global (or its permitted successors and assigns) in the Operating Partnership. (5) Permitted Successors and Assigns. For purposes of this Section 4.3, the term “permitted successors and assigns” shall mean, with respect to IRG Global, (a) any entity that is a direct or indirect subsidiary of, or is directly or indirectly controlled by, IRG Global, (b) any successor entity to IRG Global resulting from any merger, conversion, reorganization, recapitalization or restructuring of IRG Global, in each case, in which the holders of equity in IRG Global immediately prior to such transaction hold a majority of the equity in such successor entity, and (c) any other transferee of OP Units that is designated as a “permitted successor or assign” under, and in accordance with, the Partnership Agreement. ARTICLE V. Section 5.1 By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by- laws of the Corporation (as in effect from time to time, the “By-Laws”) without the assent or vote of the stockholders in any manner not inconsistent with the law of the State of Delaware or this Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of the By-Laws. ARTICLE VI. Section 6.1 Board of Directors. (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. (B) The directors shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders.

6 (C) Each director shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Nothing in this Amended and Restated Certificate of Incorporation shall preclude a director from serving consecutive terms. (D) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof. (E) Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide. (F) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause, by the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. (G) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any vacancy on the Board that results from an increase in the number of directors may be filled only by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. (H) The Corporation shall seek to elect and maintain its status and taxation as a REIT under Sections 856 through 860, or any successor sections, of the Code. In furtherance of the foregoing, the Board shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. Notwithstanding the foregoing, if a majority of the Board determines that it is no longer in the best interest of the Corporation to attempt to, or to continue to, qualify as a REIT, the Board, without any action by the stockholders of the Corporation, may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board may also determine that compliance with any or all of the restrictions and limitations on stock ownership and transfers set forth in Article XIV of this Amended and Restated Certificate of Incorporation is no longer required for REIT qualification and taxation. (I) The Board may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, limited liability company, association, company, trust, partnership (limited or general) or other organization whereby, subject to the

7 supervision and control of the Board, any such other person, corporation, limited liability company, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board, the compensation payable thereunder by the Corporation). ARTICLE VII. Section 7.1Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that, (i) to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, any action required or permitted to be taken by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Section 7.2 Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board or the Chief Executive Officer of the Corporation. ARTICLE VIII. Section 8.1 Limited Liability of Directors and Officers. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law as so amended. Neither the amendment nor repeal of

8 this Article VIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification. ARTICLE IX. Section 9.1 Indemnification. The Corporation shall have the power to indemnify and advance expenses to, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation, any predecessor of the Corporation or any subsidiary or affiliate of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. The Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation as and to the extent (and on the terms and subject to the conditions) set forth in the By-Laws or in any contract of indemnification entered into by the Corporation and any such person. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. Section 9.2 Insurance. To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 9.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise. ARTICLE X. Section 10.1 Business Combinations. The Corporation shall not be governed by Section 203 of the DGCL. Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any Business Combination, at any point in time at which Class A Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any Interested Stockholder for a period of three years following the time that such stockholder became an Interested Stockholder, unless: (A) prior to such time, the Board approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

9 (B) upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder Owned at least 85% of the Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock Owned by the Interested Stockholder) those shares Owned by (i) Persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (C) at or subsequent to that time, the Business Combination is approved (i) by the Board and (ii) by the affirmative vote of at least 66⅔% of the outstanding Voting Stock that is not Owned by the Interested Stockholder at an annual or special meeting of stockholders of the Corporation. Section 10.3 Certain Definitions. Solely for purposes of this Article X, the following terms shall have the meanings assigned below: (A) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, another Person. (B) “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person. (C) “Business Combination” means: (1) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the Interested Stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation; (3) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time

10 that the Interested Stockholder became such; (ii) pursuant to a merger under Section 251(g) or Section 253 of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all stockholders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all stockholders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided that in no case under clauses (iii) through (v) above shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (4) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is Owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or (5) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1) through (4) above) provided by or through the Corporation or any direct or indirect majority- owned subsidiary. (D) “Control,” including the terms “Controlling,” “Controlled by” and “under common Control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock of such Person, by contract, or otherwise. A Person who is the Owner of 20% or more of the voting power of the outstanding Voting Stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have Control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of Control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have Control of such entity. (E) “Interested Stockholder” means any Person (other than the Corporation and its subsidiaries) that (i) is the Owner of 15% or more of the Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the Owner of 15% or more of the Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder; and the Affiliates and Associates of such Person; but “Interested Stockholder” shall not include any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by

11 such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be Owned by the Person through application of the definition of “owner” below but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or exchange rights, warrants or options, or otherwise. Notwithstanding anything in this Section 10.3(E) to the contrary, IRG Global (or its permitted successors and assigns) or any of its respective Affiliates or Associates, shall not be considered an Interested Stockholder for purposes of this Article X. (F) “Owner,” including the terms “Own” and “Owned,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates: (1) beneficially owns such Stock, directly or indirectly; or (2) has (i) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (ii) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Section 10.3(F)(2)(ii) above), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock. (G) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity. (H) “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest. (I) “Voting Stock” means Stock of the Corporation of any class or series entitled to vote generally in the election of directors. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock. ARTICLE XI. Section 11.1 Certain Acknowledgment. In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers, employees and/or advisers of IRG Global and its affiliates may serve as directors and/or officers of the Corporation, (ii) IRG Global and any individual who directly or indirectly controls IRG Global (each such individual, a

12 “Controlling Person”) may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, whether through IRG Global, any other entity or in such Controlling Person’s individual capacity and (iii) the Corporation and its subsidiaries may engage in material business transactions with IRG Global and/or any Controlling Person, and (iv) any Controlling Person may serve as a director and/or officer of the Corporation, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve IRG Global, any Controlling Person and their respective and its partners, principals, directors, officers, members, managers, employees and/or advisers, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. Section 11.2 Competition and Corporate Opportunities. IRG Global, each Controlling Person (in such Controlling Person’s individual capacity or otherwise) and their respective partners, principals, directors, officers, members, managers, employees and/or advisers shall not have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. In the event that IRG Global, any Controlling Person or their respective partners, principals, directors, officers, members, managers, employees and/or advisers, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself or himself or herself and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall, to the fullest extent permitted by law, have any expectancy in such corporate opportunity, and IRG Global, any Controlling Person and their respective partners, principals, directors, officers, members, managers, employees and/or advisers, shall not, to the fullest extent permitted by law, have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or himself or herself or direct such corporate opportunity to another person. Section 11.3Allocation of Corporate Opportunities. For so long as IRG Global owns more than 10% of the total voting power of the outstanding shares of the Corporation or otherwise has one or more directors, officers or employees serving as a director or officer of the Corporation, in In the event that a director or officer of the Corporation who is also a partner, principal, director, officer, member, manager, employee and/or adviser of IRG Global or a Controlling Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and IRG Global, any Controlling Person, or any of their respective partners, principals, directors, officers, members, managers, employees and/or advisers, neither the Corporation nor any of its subsidiaries shall, to the fullest extent permitted by law, have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation. Section 11.4 Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

13 Section 11.5 Renouncement. In connection with the foregoing, the Corporation renounces, to the fullest extent permitted by law (including Section 122(17) of the DGCL), any interest or expectancy in, or being offered an opportunity to participate in, the business opportunities not allocated to the Corporation or deemed to belong to the Corporation as set forth in Sections 11.3 and 11.4 of this Article XI. Section 11.6 Amendment; Termination. Notwithstanding anything to the contrary elsewhere contained in this Amended and Restated Certificate of Incorporation and in addition to any vote required by the DGCL, the affirmative vote of the shares held by IRG Global shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article XI; provided, that the provisions of this ARTICLE XI shall have no further force or effect at such time when (i) IRG Global Owns 10% or less of the total voting power of the outstanding shares of the Corporation and (ii) has no directors, officers or employees serving as a director or officer of the Corporation. ARTICLE XII. Section 12.1 Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII. ARTICLE XIII. Section 13.1 Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the

14 provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. ARTICLE XIV. Section 14.1 Definitions. For the purpose of this Article XIV, the following terms shall have the following meanings: Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board in accordance with Section 14.2.8 of this Amended and Restated Certificate of Incorporation. The value of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be final and conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise. Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings. Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close. Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Class A Common Stock, Class B Common Stock and Preferred Stock. Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 14.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

15 Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 14.3.1. Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of any class of the outstanding shares of Common Stock, or such other percentage determined by the Board in accordance with Section 14.2.8 of this Amended and Restated Certificate of Incorporation. The number and value of the outstanding shares of Common Stock of the Corporation shall be determined by the Board, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise. Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owned” and “Constructively Owning” shall have the correlative meanings. Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Amended and Restated Certificate of Incorporation or by the Board pursuant to Section 14.2.7. Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by this Amended and Restated Certificate of Incorporation or by the Board pursuant to Section 14.2.7 and subject to adjustment pursuant to Section 14.2.8, the percentage limit established for an Excepted Holder by this Amended and Restated Certificate of Incorporation or by the Board pursuant to Section 14.2.7. Initial Date. The term “Initial Date” shall mean [●]. Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price (as defined in this paragraph) for such Capital Stock on such date. The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE (as defined in this Section 14.1) or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market,

16 as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board. NYSE. The term “NYSE” shall mean the New York Stock Exchange LLC or any successor stock exchange thereto. Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group,” as that term is used for purposes of Rule 13d-5(b) promulgated under Section 13(d)(3) of the Exchange Act, and a group to which an Excepted Holder Limit applies. Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (as defined in this Section 14.1) (or other event), any Person who, but for the provisions of Section 14.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 14.2.1(A), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned. Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 6.1(H) of this Amended and Restated Certificate of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required for REIT qualification and taxation. TRS. The term “TRS” shall mean a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the Corporation. Transfer. The term “Transfer” shall mean any issuance, sale, transfer, redemption, gift, assignment, devise or other disposition, as well as any other event or change in circumstances (including, without limitation, any change in the value of any shares of Capital Stock and any redemption of any shares of Capital Stock) that causes any Person to acquire or possess beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote (other than revocable proxies or consents given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act) or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in beneficial ownership

17 (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principles of Section 856(a)(5) of the Code), Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings. Trustee. The term “Trustee” shall mean the Person, unaffiliated with both the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Charitable Trust. Section 14.2 Capital Stock. Section 14.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date or as otherwise set forth below, and subject to Section 14.4: (A) Basic Restrictions. (1) Except as provided in Section 14.2.7 hereof, no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit. No Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder. (2) No Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year). (3) Notwithstanding any other provision contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Stock. (4) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code). (5) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

18 (B) Transfer in Trust. If any Transfer of shares of Capital Stock occurs on or after the Initial Date which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 14.2.1(A)(1)-(5), (1) then that number of shares of the Capital Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 14.2.1(A)(1)-(5) (rounded up to the nearest whole share), shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 14.3, effective as of the close of business on the Business Day prior to the date of such Transfer (or if a Transfer results in a transfer to a Charitable Trust pursuant to this Section 14.2.1(B) on the Initial Date, effective as of the close of business on the Initial Date), and such Person shall acquire no rights in such shares of Capital Stock; or (2) if the transfer to the Charitable Trust described in clause (1) of this Section 14.2.1(B) would not be effective for any reason to prevent the violation of Section 14.2.1(A)(1)-(5), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 14.2.1(A)(1)-(5) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock. Section 14.2.2 Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine that a Transfer has taken place that results in a violation of Section 14.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 14.2.1 (whether or not such violation is intended), the Board or a committee thereof, or other designees if permitted by the DGCL, shall be entitled to take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such Transfer, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 14.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof, or other designee if permitted by the DGCL. Section 14.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 14.2.1(A) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 14.2.1(B) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT. Section 14.2.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date: (A) Every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall

19 give written notice to the Corporation stating (1) the name and address of such owner, (2) the number of shares of Capital Stock Beneficially Owned and (3) a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and (B) Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit. Section 14.2.5 Remedies Not Limited. Nothing contained in this Section 14.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to, subject to Section 6.1(H) of this Amended and Restated Certificate of Incorporation, protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT. Section 14.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article XIV, including any definition contained in Section 14.1 of this Article XIV, the Board shall have the power to determine the application of the provisions of this Article XIV with respect to any situation based on the facts known to it at such time. In the event Section 14.2 or 14.3 requires an action by the Board and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 14.1, 14.2 or 14.3 and the final paragraph of Article VI. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Sections 14.2.1 and 14.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 14.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person. In addition, any approvals, determinations or other actions which may be taken by the Board pursuant to this Article XIV may, to the extent permissible under the DGCL and applicable law, be delegated by the Board to any duly authorized committee of the Board or other designee of the Board. Section 14.2.7 Exceptions. (A) Subject to Section 14.2.1(A)(2), (4) and (5), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit (prospectively or retroactively) for such Person if the Corporation obtains

20 such representations and undertakings from such Person as the Board determines are reasonably necessary to determine that: i. no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 14.2.1(A)(2), (4) or (5); and ii. such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT). Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 14.2.1 through 14.2.6) will result in such shares of Capital Stock being automatically transferred to a Charitable Trust in accordance with Sections 14.2.1(B) and 14.3. (B) Prior to granting any exception pursuant to Section 14.2.7(A), the Board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure that granting the exception will not cause the Corporation to lose its status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. (C) Subject to Section 14.2.1(A)(2), (4) and (5), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement. Section 14.2.8 Change in Aggregate Stock Ownership Limit, Common Stock Ownership Limit and Excepted Holder Limits. (A) The Board may from time to time increase or decrease the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit; provided, however, that a decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit will not be effective for any Person whose percentage ownership of Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit until such time as such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, but until such time as such Person’s percentage of Capital Stock falls below such decreased Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit, any further acquisition of Capital Stock will be in violation of

21 the Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit and, provided further, that the new Aggregate Stock Ownership Limit and/or Common Stock Ownership Limit would not allow five or fewer individuals (taking into account all Excepted Holders) to Beneficially Own or Constructively Own more than 49.9% in value of the outstanding Capital Stock. (B) The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment or increase of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be. Section 14.2.9 Legend. Each certificate, if any, or any notice in lieu of any certificate, for shares of Capital Stock shall bear a legend summarizing the restrictions on ownership and transfer contained herein. Instead of a legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge. Section 14.3 Transfer of Capital Stock in Trust. Section 14.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 14.2.1(B) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 14.2.1(B). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 14.3.6. Section 14.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action or any other recourse whatsoever against the purported transferor of such Capital Stock. Section 14.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other distributions so paid over to the Trustee shall be held in trust for

22 the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that the shares of Capital Stock have been transferred to the Charitable Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (1) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (2) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIV, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders. Section 14.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to one or more Persons, designated by the Trustee, none of whose ownership of the shares will violate the ownership limitations set forth in Section 14.2.1(A). Upon such sale or sales, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 14.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Charitable Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 14.3.3 of this Article XIV. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary, together with any distributions thereon. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (1) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (2) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 14.3.4, such excess shall be paid to the Trustee upon demand. Section 14.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (2) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the Trustee pursuant to Section 14.3.3 of this Article XIV. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the

23 Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 14.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner, and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary. Section 14.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (1) the shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 14.2.1(A) in the hands of such Charitable Beneficiary and (2) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 14.2.1(B)(1) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment. Section 14.4 NYSE Transactions. Nothing in this Article XIV shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XIV, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XIV. Section 14.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIV. Section 14.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing. Section 14.7 Severability. If any provision of this Article XIV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court. * * * * * * * This Amended and Restated Certificate of Incorporation shall become effective at 12:01 a.m. Eastern Time on [__], 2026.

24 IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned authorized officer this [●] day of [●], 2026. IRG REALTY TRUST, INC. By: Name: [●] Title: [●]

25 Exhibit A 7.75% Series A Cumulative Redeemable Preferred Stock ($25.00 Liquidation Preference Per Share) Section 1. Designation and Amount. A series of Preferred Stock designated as “7.75% Series A Cumulative Redeemable Preferred Stock” of the Corporation, $0.001 par value per share (the “Series A Preferred Stock”), is hereby established. The total number of authorized shares of Series A Preferred Stock shall be three million three hundred thirty-two thousand (3,332,000). Section 2. Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless (i) the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock or (ii) the Series A Preferred Stock becomes convertible and is actually converted pursuant to Section 7 hereof. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock. Section 3. Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of Common Stock and (ii) on a parity with all other equity securities issued by the Corporation with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation. Section 4. Dividends. (a) Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by the Board and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative cash dividends at the rate of 7.75% of the $25.00 per share liquidation preference per annum (equivalent to $1.9375 per annum per share). Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and include, the date of original issue (the “Original Issue Date”), or, for each dividend period (as defined below) subsequent to the first dividend period, the latest dividend payment date (as defined below) to which cumulative dividends have been paid in full (or declared and the corresponding Dividend Record Date (as defined below) for determining stockholders entitled to payment thereof has passed) and shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year (each, a “dividend payment date”); provided, that if any dividend payment date is not a business day (as defined below), then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after such dividend payment date to such next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on September 30, 2021 will be for less than the full quarterly period).

26 Dividends will be payable to holders of record as they appear in the stock records of the Corporation for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a “Dividend Record Date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and not including September 30, 2021, and with respect to each subsequent “dividend period,” the period from and including the previous dividend payment date to and not including the next succeeding dividend payment date. (b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. (c) Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are assets legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of shares of Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock. (d) Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid, (i) no dividends (other than in shares of Common Stock or in shares of any other class or series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared and paid upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, (ii) no other distribution shall be declared and made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, and (iii) no shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (x) by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, (y) for transfers made pursuant to the provisions of

27 Article XIV of this Amended and Restated Certificate of Incorporation and Section 11 hereof or (z) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any Preferred Stock that the Corporation may issue ranking on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up). (e) When dividends are not paid in full upon the Series A Preferred Stock and the shares of any other class or series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of Preferred Stock ranking on a parity that the Corporation may issue as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears. (f) “Business day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close. (g) “Set apart for payment” shall be deemed to include, without any action other than the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of stock ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent. Section 5. Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after satisfaction of liabilities to creditors and subject to the preferential rights of the holders of any class or series of stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders a liquidation preference of Twenty-Five Dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Corporation it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

28 (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation or proceeds thereof are insufficient to pay in full the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock (including any accrued and unpaid distributions that are required to be paid in accordance with the terms of such stock ranking on a parity with the Series A Preferred Stock) of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets or proceeds thereof in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. (c) Holders of shares of Series A Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation. (d) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption, or other acquisition of shares of the stock of the Corporation or otherwise, is permitted under the DGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series A Preferred Stock will not be added to the total liabilities of the Corporation. Section 6. Redemption. (a) Optional Redemption Right. The Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(a), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source. (b) Special Optional Redemption Right. Upon the occurrence of a Change of Control (as hereinafter defined), the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days on or after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as hereinafter defined), the Corporation has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock pursuant to this Section 6, the holders of shares of

29 Series A Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. (c) A “Change of Control” is deemed to occur when, after the Original Issue Date, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq. (d) In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price, to be payable on the redemption date; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(a) or Section 6(b); (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and (viii) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and that each share of Series A Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to a holder for whom both of the following are true: (i) notice to such holder was defective or not given and (ii) such holder does not receive the redemption price on the redemption date. (e) Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the

30 redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. (f) If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets apart the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. (g) If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. (h) If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot, provided that no shares will be redeemed in a manner that would result in the automatic transfer of any shares of stock of the Corporation to a Charitable Trust (as defined in this Amended and Restated Certificate of Incorporation) pursuant to the provisions of Article XIV of this Amended and Restated Certificate of Incorporation and Section 11 hereof. (i) Immediately prior to any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends through but not including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding dividend payment date, in which case each holder of shares of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided in this Section 6(i), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed. (j) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging them for shares of its capital stock ranking junior to the Series A Preferred Stock as to the payment dividends and upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock to preserve its status as a real estate investment trust (“REIT”) for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

31 (k) Subject to applicable law, the Corporation may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall become authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock. Section 7. Conversion Rights. Shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 7. (a) Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock held by such holder pursuant to Section 6, in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Class A Common Stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (y) the Class A Common Stock Price (as hereinafter defined) (such quotient, the “Conversion Rate”); and (ii) [25] (the “Share Cap”), subject to adjustments provided in Section 7(b) below. (b) The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Class A Common Stock to existing holders of Class A Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Class A Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Class A Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Class A Common Stock (or equivalent Alternative Conversion Consideration (as hereinafter defined), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed [72,575,000] shares of Class A Common Stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and will also be increased on a pro rata basis with respect to any additional shares of Series A Preferred Stock that are designated and authorized for issuance pursuant to any subsequent articles supplementary and subsequently issued. (c) The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day selected by the Corporation that is no fewer than 20

32 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of shares of Series A Preferred Stock. (d) The “Class A Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Class A Common Stock is solely cash, the amount of cash consideration per share of Class A Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Class A Common Stock is other than solely cash (x) the average of the closing sale prices per share of Class A Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Class A Common Stock is then traded, or (y) the average of the last quoted bid prices for Class A Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Class A Common Stock is not then listed for trading on a U.S. securities exchange. (e) In the case of a Change of Control pursuant to which Class A Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Class A Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”). (f) If the holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Class A Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Class A Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control. (g) No fractional shares of Class A Common Stock will be issued upon the conversion of the Series A Preferred Stock in connection with a Change of Control. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Class A Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control. (h) Within 15 days following the occurrence of a Change of Control, unless the Corporation has, prior to the expiration of such 15-day period, provided notice of its election to redeem all

33 shares of Series A Preferred Stock pursuant to Section 6, the Corporation will provide to holders of shares of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series A Preferred Stock at their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Class A Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any shares of Series A Preferred Stock, holders will not be able to convert the shares of Series A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series A Preferred Stock; (ix) the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as hereinafter defined)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of shares of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal. (i) The Corporation shall also issue a press release containing such notice provided for in Section 7(h) for publication on The Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first business day following any date on which it provides the notice provided for in Section 7(h) to the holders of shares of Series A Preferred Stock. (j) To exercise the Change of Control Conversion Right, the holders of shares of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series A Preferred Stock held in book-entry form through a Depositary (as defined below), to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series A Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock. (k) Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder

34 must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated Series A Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the holder’s conversion notice. (l) Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary. (m) Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Corporation has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock pursuant to Section 6, in which case only the shares of Series A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price as provided in Section 6. (n) The Corporation shall deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Class A Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date. (o) In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of Class A Common Stock or other property. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of Class A Common Stock to the extent that receipt of such Class A Common Stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in this Amended and Restated Certificate of Incorporation, including these terms of the Series A Preferred Stock, unless the Corporation provides an exemption from this limitation to such holder pursuant to this Amended and Restated Certificate of Incorporation, including these terms of the Series A Preferred Stock. (p) Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series A Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the

35 holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Corporation will make no allowance for unpaid dividends that are not in arrears on the shares of Series A Preferred Stock to be converted. Section 8. Voting Rights. (a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth in this Section 8. On each matter on which holders of shares of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will entitle the holder thereof to one vote, except that when shares of any other class or series of Preferred Stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will entitle the holders thereof to one vote for each $25.00 of liquidation preference (excluding accumulated dividends). (b) Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting the Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Preferred Stock the Corporation may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of shares of Series A Preferred Stock (voting together as a single class with all other classes or series of Preferred Stock the Corporation may issue upon which like voting rights have been conferred (including, if applicable, the Series A Preferred Stock) and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series A Preferred Stock shall immediately terminate and the number of directors constituting the Board shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under the voting rights under this Section 8 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of the stock of the Corporation is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Stock (voting together as a single class with all other classes or series of Preferred Stock the Corporation may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the

36 Series A Preferred Stock in the election of such directors) pursuant to the voting rights under this Section 8 exceed two. (c) If a special meeting is not called by the Corporation within 30 days after request from the holders of Series A Preferred Stock as described in Section 8(b), then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated in accordance with the procedures required for calling an annual or special meeting of stockholders, as applicable, as set forth in this Amended and Restated Certificate of Incorporation and By-Laws of the Corporation, and shall be held at the place designated by the holder calling such meeting. (d) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, voting together as a single class with all outstanding series of Preferred Stock ranking on a parity with the Series A Preferred Stock that the Corporation may issue and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, (i) authorize or create, or increase the number of authorized or issued shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into shares of such class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of this Amended and Restated Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii), so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of shares of Series A Preferred Stock receive securities of a successor person or entity with substantially identical rights as those of the Series A Preferred Stock, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock and, provided further, that any increase in the number of the authorized shares of Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional shares of Series A Preferred Stock or other class or series of Preferred Stock that the Corporation may issue, or any increase in the number of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series A Preferred Stock that the Corporation may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. (e) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6. (f) Except as expressly stated in this Section 8, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the

37 holders thereof shall not be required for the taking of any corporate action. The holders of Series A Preferred Stock shall have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in this Amended and Restated Certificate of Incorporation, of the Series A Preferred Stock. (g) Notwithstanding the foregoing, holders of any series of Preferred Stock that the Corporation may issue ranking on a parity with the Series A Preferred Stock shall not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration or repeal of any provision of this Amended and Restated Certificate of Incorporation unless such action affects the holders of the Series A Preferred Stock and such other series of Preferred Stock equally. Section 9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) post to its website or transmit by mail (or other permissible means under the Exchange Act) to all holders of shares of Series A Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10- Q, respectively, that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of shares of Series A Preferred Stock. The Corporation will use its best efforts to post to its website or mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act. Section 10. No Preemptive Rights. No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation. Section 11. Restrictions on Ownership and Transfer. In order to ensure that the Corporation remains a qualified REIT for federal income tax purposes, the Series A Preferred Stock shall be subject to the provisions of Article XIV of this Amended and Restated Certificate of Incorporation. Pursuant to Article XIV, and without limitation of any provisions of such Article XIV, the Series A Preferred Stock together with other equity stock of the Corporation owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in this Amended and Restated Certificate of Incorporation) shall automatically be transferred to a Charitable Trust for the benefit of the Charitable Beneficiary (as defined in this Amended and Restated Certificate of Incorporation). Section 12. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

Exhibit B Form of Assignment and Assumption of Company Interests [Attached.]

FORM OF ASSIGNMENT AND ASSUMPTION OF COMPANY INTERSTS This Assignment and Assumption Agreement, dated as of [●] (this “Agreement”), is made and entered into by and among Industrial Realty Group Global, LLC, a Delaware limited liability company (“Transferor”) and IRG Realty Operating Partnership, L.P., a Delaware limited partnership (“Transferee”). Transferor and Transferee are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” BACKGROUND A. Transferor and Sachem Capital Corp., a New York corporation and the general partner of Transferee (“Transferee Parent”), have entered into that certain Contribution Agreement (as amended, modified or restated, the “Contribution Agreement”), dated as of May 17, 2026. Terms used but not defined in this Agreement have the meanings ascribed to such terms in the Contribution Agreement. B. Pursuant and subject to the terms and conditions of the Contribution Agreement, Transferor has agreed to deliver all of its right, title and interest in the Contributed Interests to Transferee, and Transferee Parent has agreed to cause Transferee to accept from Transferor all of Transferor’s right, title and interests in the Contributed Interests. C. In consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, each Party agrees as follows: AGREEMENT 1. Transferor hereby sells, assigns, transfers, conveys, and delivers to Transferee free and clear of all Liens (other than Permitted Liens) all of Transferor’s right, title and interest in and to the Contributed Interests, and Transferee hereby accepts from Transferor free and clear of all Liens (other than Permitted Liens) the Contributed Interests, subject to the provisions of Section 2.1 of the Contribution Agreement. Transferee, upon the execution of this Agreement, hereby accepts from Transferor the Contributed Interests. 2. Notwithstanding anything herein to the contrary, the provisions of this Agreement will be subject to the provisions of the Contribution Agreement, including, but not limited to, the representations, warranties, covenants, agreements, and indemnities relating to the Contributed Interests, which are incorporated herein by this reference. If and to the extent the provisions of this Agreement are inconsistent in any way with the provisions of the Contribution Agreement, the provisions of the Contribution Agreement will be controlling. Nothing contained herein will be deemed to alter, modify, expand, or diminish the terms and provisions set forth in the Contribution Agreement. 3. Each of the Parties agrees to cooperate from and after the date of this Agreement with respect to the matters described in this Agreement, and to execute such further assignments, releases, assumptions, amendments, notifications and other documents as may be reasonably requested by either Party for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement. Transferee acknowledges that Transferor makes no

2 representation or warranty with respect to the Contributed Interests except as specifically set forth in the Contribution Agreement. 4. Sections 1.2 (Interpretation and Rules of Construction), 9.4 (Notices), 9.5 (Severability), 9.6 (Counterparts), 9.8 (Amendment), 9.10 (Governing Law), 9.11 (Consent to Jurisdiction), 9.12 (Waiver of Jury Trial) and 9.13 (Assignment) of the Contribution Agreement are hereby incorporated by reference in this Agreement, mutatis mutandis. [Signature page follows.]

[Signature Page to Assignment and Assumption Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. TRANSFEROR: INDUSTRIAL REALTY GROUP GLOBAL, LLC, a Delaware limited liability company By: Name: Title:

[Signature Page to Assignment and Assumption Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. TRANSFEREE: IRG REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership By: Name: Title:

Exhibit C Form of Tax Protection Agreement [Attached.]

Form of Tax Protection Agreement This TAX PROTECTION AGREEMENT (this “Agreement”) is made and entered into as of [_________], 2026, by and among Industrial Realty Group Global, LLC, a Delaware limited liability company (“Transferor”), Sachem Capital Corp., a New York corporation (“Transferee Parent”), and IRG Realty Operating Partnership, L.P., a Delaware limited partnership (“Transferee”). WHEREAS, pursuant to that certain Contribution Agreement, dated as of May 17, 2026 (the “Contribution Agreement”), by and between Transferor and Transferee Parent, Transferor is contributing all of the outstanding membership interests in IRG Master Holdings, LLC, a Delaware limited liability company (the “Company”; such membership interests, the “Contributed Interests”), to Transferee in exchange for limited partnership units of Transferee (“OP Units”) and Class B common stock of Transferee Parent, on the terms and conditions set forth in the Contribution Agreement (the “Contribution”); WHEREAS, it is intended that the Contribution, with respect to the receipt of the OP Units, will be treated as a tax-deferred contribution of property to Transferee under Section 721 of the Code; and WHEREAS, in connection with the Contribution, the parties desire to enter into this Agreement regarding certain tax matters, including restrictions on the disposition of the Protected Properties and the maintenance of minimum liability allocations, as set forth herein. NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained herein and in the Contribution Agreement, the parties hereto hereby agree as follows: ARTICLE I DEFINED TERMS All capitalized terms used and not otherwise defined in this Agreement shall have the meaning set forth in the Contribution Agreement. As used herein, the following terms have the following meanings: “Code” means the Internal Revenue Code of 1986, as amended. “Company Properties” means the property owned by the Company or any Company Subsidiary as of the Contribution Date. “Company Subsidiary” means each Subsidiary of the Company. “Contribution Date” means the Closing Date (as defined in the Contribution Agreement). “Minimum Debt Allocation” means $[ ]. If any Protected Units are sold, redeemed or otherwise exchanged, the Minimum Debt Allocation shall be reduced in proportion to the number of Protected Units sold, redeemed or exchanged. “Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752- 1(a)(2).

2 “Transferee LPA” means the Amended and Restated Limited Partnership Agreement of Transferee, as amended from time to time. “Pro Rata Share” means, with respect to any Protected Unitholder at any time, the number of Protected Units then held by such Protected Unitholder divided by the total number of Protected Units then outstanding. “Protected Properties” means (a) the Company Properties, (b) any direct or indirect interest owned by Transferee in any entity that owns a Protected Property, and (c) any other properties or assets that may be acquired after the Contribution Date in a tax-free exchange for one or more Protected Properties as described in Section 2.2 hereof. “Protected Units” means the OP Units received by Transferor (or its permitted assignees) in exchange for the Contributed Interests pursuant to the Contribution Agreement. “Protected Unitholders” means (a) Transferor, (b) [ ____ ] and (c) any person who acquires Protected Units from Transferor or [ ____ ] in a transaction in which gain or loss is not recognized in whole or in part and in which such transferee's adjusted basis for federal income tax purposes is determined in whole or in part by reference to Transferor’s adjusted basis in such Protected Units, and who has notified Transferee of its status as a Protected Unitholder and provided all documentation reasonably requested by Transferee to verify such status. “Remaining Section 704(c) Built-in Gain” means the amount of the Section 704(c) Built- in Gain in a Protected Property that remains with respect to a Protected Unitholder (taking into account any adjustments under Section 754 of the Code and reductions for depreciation as determined under Sections 704(b) and 704(c) of the Code and the Transferee LPA) at the time gain is recognized or allocated as a result of a breach of a Tax-Related Covenant. “Restriction Period” means, with respect to any Protected Unitholder, the period commencing on the Contribution Date and ending on the first to occur of: (i) the tenth (10th) anniversary of the Contribution Date, or (ii) the date on which such Protected Unitholder has sold, redeemed or otherwise disposed of 50% or more of the Protected Units originally held by such Protected Unitholder. “Section 704(c) Built-in Gain” means the excess of the Section 704(c) Value of a Protected Property over its adjusted tax basis for federal income tax purposes immediately following the Contribution. “Section 704(c) Value” means, with respect to any Protected Property, the fair market value of such Protected Property as of the Contribution Date, as reasonably determined by Transferee Parent for the purposes of preparing Transferee's tax returns for the year that includes the Contribution Date, consistent with the values attributed to the Contribution in the Contribution Agreement. “Subsidiary” means any entity controlled by Transferee or Transferee Parent. “Tax-Related Covenants” means the tax-related covenants contained in Sections 2.1, 3.1 and 3.2.

3 “Treasury Regulations” means the Treasury Regulations promulgated under the Code, as they may be amended from time to time. ARTICLE II RESTRICTIONS ON DISPOSITIONS OF PROTECTED PROPERTIES Section 2.1. General Restriction. Subject to the exceptions provided in Section 2.2 and Article IV hereof, Transferee agrees, for the benefit of each Protected Unitholder, not to sell, exchange, transfer, or otherwise dispose (or cause or permit any Subsidiary to sell, exchange, transfer, or otherwise dispose) of all or any material portion of a Protected Property during the Restriction Period in a transaction that would cause a Protected Unitholder to recognize any Remaining Section 704(c) Built-in Gain, except as otherwise consented to by such Protected Unitholder. Section 2.2. Exceptions for Tax-Deferred Transactions. Notwithstanding the restriction set forth in Section 2.1, Transferee or any Subsidiary may sell, exchange, transfer or otherwise dispose of all or a portion of a Protected Property to the extent such transaction does not result in the recognition or allocation of Remaining Section 704(c) Built-in Gain to a Protected Unitholder with respect to the Protected Units, including, but not limited to, pursuant to: (a) a like-kind exchange under Section 1031 of the Code; (b) an involuntary conversion under Section 1033 of the Code; (c) a contribution of property to a corporation under Section 351(a) of the Code; or (d) a contribution of property to a partnership under Section 721 of the Code; provided, however, that any property that is acquired in exchange for or as a replacement for a Protected Property (including an equity interest in any other entity to which Protected Properties have been transferred) shall thereafter be considered a Protected Property for purposes of this Article II. Section 2.3. Mergers. (a) Any merger or consolidation involving the Transferee or any Subsidiary, whether or not the Transferee or Subsidiary is the surviving entity in such merger or consolidation, that results in a Protected Unitholder recognizing part or all of its Remaining Section 704(c) Built-in Gain under Section 704(c) of the Code shall be deemed a disposition of the applicable Protected Properties subject to Section 2.1. (b) Notwithstanding Section 2.3(a), Section 2.1 shall not apply to a voluntary, actual disposition by a Protected Unitholder of OP Units in connection with a merger or consolidation of the Transferee or Subsidiary pursuant to which and to the extent: (1) the Protected Unitholder is offered either cash or property treated as cash pursuant to Section 731 of the Code (“Cash Consideration”) or partnership interests (“Partnership Interest Consideration”) and the receipt of such Partnership Interest Consideration would not result in the recognition of gain for U.S. federal income tax purposes by the Protected Unitholder; (2) the Protected Unitholder has the right to elect to receive solely Partnership Interest Consideration in exchange for its OP Units and the continuing

4 partnership has agreed in writing to assume the obligations of the Transferee under this Agreement; (3) no Remaining Section 704(c) Built-in Gain would be recognized by the Protected Unitholder as a result of any partner of the Transferee receiving Cash Consideration; and (4) the Protected Unitholder elects or is deemed to elect to receive Cash Consideration. Section 2.4. Tax Allocations. Unless otherwise approved in writing by the Protected Unitholders holding a majority of the Protected Units then outstanding, Transferee shall use the “traditional method” of Treasury Regulations Section 1.704-3(b) for purposes of applying the principles of Section 704(c) of the Code and the tax allocations required or permitted thereunder with respect to the Protected Properties. Section 2.5. Notwithstanding any provision herein to the contrary, the Transferee and Transferee Parent shall not be obligated to indemnify any Protected Unitholder pursuant to the terms of this Agreement resulting from (a) the Tax positions taken by the Protected Unitholder prior to the date of the Contribution, or (b) changes in Tax law, including retroactive Tax law changes, made or enacted after the Effective Date. ARTICLE III RESTRICTIONS RELATING TO LIABILITY ALLOCATIONS Section 3.1. Allocation of Liabilities; Guaranty Opportunities. (a) Minimum Liability Allocation. During the Restriction Period, Transferee shall use its commercially reasonable efforts to maintain, or cause to be maintained, an amount of indebtedness treated as Nonrecourse Liabilities of Transferee for purposes of Section 752 of the Code such that each Protected Unitholder is allocated, pursuant to Treasury Regulations Section 1.752-3, Nonrecourse Liabilities of Transferee in an amount no less than such Protected Unitholder's Pro Rata Share of the Minimum Debt Allocation. (b) Nonrecourse Liability Allocation. During the Restriction Period, to the extent that any Nonrecourse Liabilities of Transferee are allocable under Treasury Regulations Section 1.752- 3(a)(3) with respect to any Protected Properties, Transferee shall allocate, to the extent permissible, such Nonrecourse Liabilities to the Protected Unitholders to the extent the Remaining Section 704(c) Built-in Gain allocable to such Protected Unitholders with respect to such Protected Properties exceeds the amount of such Nonrecourse Liabilities allocated to such Protected Unitholders under Treasury Regulations Section 1.752-3(a)(2). (c) Guarantees. If, notwithstanding Sections 3.1 and 3.2, during the Restriction Period, a Protected Unitholder is allocated Nonrecourse Liabilities in an amount less than such Protected Unitholder's Minimum Debt Allocation (such shortfall, the “Guaranteed Amount”), such Protected Unitholder may request the opportunity (a “Guaranty Opportunity”) to enter into a “vertical slice guarantee” of liabilities of Transferee pursuant to which such Protected Unitholder will guarantee a fixed percentage of every dollar that the applicable lender is not repaid by Transferee, with the maximum aggregate liability of such Protected Unitholder limited to the Guaranteed Amount or such lesser amount requested by such Protected Unitholder (and for the avoidance of doubt, no such guarantee shall constitute a “bottom dollar payment obligation” within the meaning of Treasury Regulations Section 1.752-2(b)(3)(ii)(C), and no such guarantee shall be subordinated to any other guarantee or payment obligation with respect to the same indebtedness). Transferee shall

5 cooperate in good faith with any Protected Unitholder that requests a Guaranty Opportunity to consummate such “vertical slice guarantee” in a manner that allows the requesting Protected Unitholder and the Transferee to take the position that the amount of guaranteed liabilities of Transferee be allocated to such Protected Unitholder under Treasury Regulations Sections 1.752- 1 and 1.752-2. Section 3.2. Notification and Cooperation. During the Restriction Period, Transferee shall provide prior written notice to a Protected Unitholder if Transferee intends to repay, retire, refinance or otherwise reduce (other than scheduled amortization or repayment) the amount of liabilities of Transferee, or otherwise take action that would result in the reallocation of such liabilities for U.S. federal income tax purposes, in each case in a manner that would cause a Protected Unitholder to recognize gain for U.S. federal income tax purposes. If Transferee provides notice to a Protected Unitholder pursuant to this Section 3.2, Transferee shall use commercially reasonable efforts to cooperate with such Protected Unitholder to enter into any new Guaranty Opportunity necessary in order to prevent such Protected Unitholder from recognizing gain for U.S. federal income tax purposes. Notwithstanding any provision herein to the contrary, nothing in this Agreement shall require the Transferee or any Subsidiary of the Transferee to incur any indebtedness that it would not otherwise have incurred. ARTICLE IV REMEDY FOR BREACH Section 4.1. Tax Indemnification Payment. (a) In the event that Transferee breaches its obligations set forth in Section 2.1 with respect to any Protected Unitholder during the Restriction Period with respect to such Protected Unitholder, such Protected Unitholder's sole right shall be to receive from Transferee, and Transferee shall pay to the Protected Unitholder as damages, an amount equal to the aggregate U.S. federal and state income taxes deemed to be incurred by such Protected Unitholder as a result of the Remaining Section 704(c) Built-in Gain actually recognized and allocated to the Protected Unitholder as a result of such breach with respect to the Protected Unitholder's Protected Units, after giving effect to all current and prior adjustments pursuant to Section 754 of the Code (including any such adjustments that would have resulted in a basis increase had a timely Section 754 election been made). (b) In the event Transferee breaches its obligations under Article III hereof with respect to any Protected Unitholder during the Restriction Period with respect to such Protected Unitholder, such Protected Unitholder’s sole right shall be to receive from Transferee, and Transferee shall pay to the Protected Unitholder as damages, an amount equal to the aggregate U.S. federal and state income taxes deemed to be incurred by such Protected Unitholder as a result of such breach, but only to the extent such gain does not exceed such Protected Unitholder's allocable share of the Remaining Section 704(c) Built-in Gain, after giving effect to all current and prior adjustments pursuant to Section 754 of the Code (including any such adjustments that would have resulted in a basis increase had a timely Section 754 election been made). (c) For purposes of computing the amount of U.S. federal and state income taxes deemed to be incurred by a Protected Unitholder, the following assumptions shall apply:

6 (i) A Protected Unitholder’s deemed tax liability shall be computed by using the highest federal and state marginal income tax rates for individuals resident in the State of New York and by taking into account in determining such tax liability (A) the tax character of such gain, (B) any deduction for state and local income taxes payable as a result thereof, and (C) any deduction under Section 199A of the Code or similar provision of applicable law; and (ii) Any tax liability attributable to the receipt of the indemnity payment itself shall be taken into account such that the indemnity payment is grossed up for the taxes such Protected Unitholder is required to pay upon such indemnity payment, plus the taxes such Protected Unitholder must pay upon such gross up payments. Section 4.2. Exclusive Remedy. Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Unitholder for a breach or violation of the Tax-Related Covenants shall be a claim for damages against Transferee, determined as set forth in Section 4.1, and no Protected Unitholder shall be entitled to pursue a claim for specific performance of the Tax-Related Covenants or bring a claim against any person or entity that acquires a Protected Property from Transferee in violation of Section 2.1 or Article III. Section 4.3. Resolution of Disputes. If any Protected Unitholder asserts that Transferee has breached or violated any of the Tax-Related Covenants, Transferee and such Protected Unitholder agree to negotiate in good faith to resolve any disagreements regarding the existence of any such breach or violation and the amount of damages, if any, payable under Section 4.1. If any such disagreement cannot be resolved by Transferee and the Protected Unitholder within sixty (60) days after Transferee's receipt of notice of a breach or violation or alleged breach or violation, Transferee and the Protected Unitholder shall jointly retain a nationally recognized independent public accounting firm (an “Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of any of the Tax-Related Covenants has occurred and, if so, the amount of damages to which the Protected Unitholder is entitled as a result thereof, determined as set forth in Section 4.1). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of any of the Tax-Related Covenants and the amount of damages payable under Section 4.1 shall be final, conclusive and binding on Transferee and the Protected Unitholders. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by Transferee and the Protected Unitholder(s) asserting a breach. Section 4.4. Cooperation. Each Protected Unitholder agrees to cooperate in good faith to provide all information reasonably deemed necessary by Transferee in connection with the determination of the damages provided for in Section 4.1, including (i) the manner in which the recognized Remaining Section 704(c) Built-in Gain is borne by the Protected Unitholders, (ii) information relating to a Protected Unitholder's taxable years prior and subsequent to the taxable year in which such gain is recognized to the extent such information is relevant to the computation of damages hereunder, and (iii) any basis adjustments to which a Protected Unitholder is entitled that would offset such gain (or to which a Protected Unitholder would be entitled if a timely election under Section 754 of the Code had been made by Transferor). Section 4.5. Offsetting Tax Benefits; Refunds.

7 (i) If a Protected Unitholder is entitled to, or has received, a payment under Section 4.1, the Transferee shall be entitled to reduce such payment by or, if previously paid, the Protected Unitholder shall pay to the Transferee an amount equal to, any Taxes actually saved by the Protected Unitholder as a result of such payment due to the allocation by the Transferee of a corresponding deduction for the payment to the Protected Unitholder. (ii) The Protected Unitholder shall pay to the Transferee any Tax refunds actually received by the Protected Unitholder of Taxes solely and specifically relating to those which the Transferee has paid an amount hereunder. (iii) Notwithstanding clauses (i) and (ii), the amount payable by a Protected Unitholder under this Section 4.5 shall not exceed the sum of the amounts previously paid by the Transferee to the Protected Unitholder hereunder. In addition, any subsequent disallowance of Tax savings or refunds paid over by the Protected Unitholder hereunder shall be treated as a Tax for which the Transferee is obligated to indemnify the Protected Unitholder pursuant hereto. Section 4.6 Suspension of Tax Protection. Notwithstanding any provision herein to the contrary, for so long as IRG Holder (as defined in the Transferee LPA) owns more than 50% of the outstanding Common Units (as defined in the Transferee LPA) of Transferee, Sections 2.1, 2.3, 3.1(a), 3.1(c) and 3.2 shall not apply, with the result that no amounts shall be payable under this Article IV with respect to any transactions occurring during such period that otherwise would have resulted in a breach of such provisions. In the event any such transaction occurs during such period that results in the recognition of any Remaining Section 704(c) Built-in Gain or the reduction of Nonrecourse Liabilities of Transferee such that maintaining an allocation of the Minimum Debt Allocation pursuant to Section 3.1 becomes commercially unreasonable, the amount of Remaining Section 704(c) Built-in Gain or the Minimum Debt Allocation, as applicable, shall be appropriately reduced. ARTICLE V MISCELLANEOUS Section 5.1. Transferee Parent Guarantee. Transferee Parent hereby guarantees the obligations of Transferee under this Agreement. Section 5.2. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Protected Unitholders and their respective successors and permitted assigns, whether so expressed or not. This Agreement shall be binding upon Transferee Parent, Transferee, and any entity that is a direct or indirect successor, whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of either Transferee Parent or Transferee (or any prior successor thereto), provided that none of the foregoing shall result in the release of liability of Transferee Parent and Transferee hereunder. Transferee Parent and Transferee covenant with and for the benefit of the Protected Unitholders not to undertake any transfer of all or substantially all of the assets of either entity (whether by merger, transfer, spin-off or otherwise) unless the transferee has acknowledged in writing and agreed in writing to be bound by this Agreement,

8 provided that the foregoing shall not be deemed to permit any transaction otherwise prohibited by this Agreement. Section 5.3. Expenses. Except as expressly provided herein to the contrary, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements. Section 5.4. Amendment. This Agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the mutual written consent of each of the parties hereto. Notwithstanding the foregoing, any Protected Unitholder may waive the payment of any damages that otherwise are or may become payable to such Protected Unitholder pursuant to Article IV hereof. Such a waiver shall be effective only if obtained in writing from the affected Protected Unitholder. Section 5.5. Third-Party Rights. Nothing in this Agreement shall be deemed to create any right in any person (other than a Protected Unitholder) not a party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as explicitly aforesaid). Section 5.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof. Section 5.7. Consent to Jurisdiction. This Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of the State of Delaware. For such purpose, each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts. Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Section 5.8. Severability. If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement. Section 5.9. Costs of Disputes. Except as otherwise expressly set forth in this Agreement, the nonprevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute. Section 5.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument and may be executed through delivery of a .pdf copy of an executed signature page sent via electronic mail and such .pdf signature page shall constitute an original for all purposes.

9 Section 5.11. Condition Precedent. The closing of the transactions contemplated by the Contribution Agreement is a condition precedent to the obligations set forth in Articles II through V, inclusive. Section 5.12. No Representation with regard to Tax Treatment. Except to the extent expressly provided otherwise in this Agreement or the Contribution Agreement (for example, with respect to covenants regarding the manner in which the transactions contemplated thereby initially will be reported), Transferee and Transferee Parent make no representation (and shall have no liability) hereunder with respect to the tax consequences to any Protected Unitholder of the transactions contemplated by the Contribution Agreement, including (i) any income or gain recognized by a Protected Unitholder, including as a result of any liability of the Company not constituting a “qualified liability” within the meaning of Treasury Regulations Section 1.707-5, (ii) any income or gain that may be allocated to a Protected Unitholder as a result of the Transferee’s use of the method provided herein for allocating items of taxable income under Section 704(c) of the Code (except to the extent such income or gain is allocated as a result of any transaction or arrangement that violates a Tax-Related Covenant), (iii) any action taken by the Transferee or its Subsidiaries that is expressly provided for in the Contribution Agreement (assuming any and all requirements set forth in the Contribution Agreement with respect to such action have been duly satisfied) or (iv) the effectiveness of any guarantee entered into pursuant to and in the manner provided by Section 3.1. Section 5.13. Representations and Warranties. Each of Transferee Parent and Transferee has the requisite power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement by each of Transferee Parent and Transferee and the performance of each of its respective obligations hereunder have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of each of Transferee Parent and Transferee. This Agreement has been duly executed and delivered by each of Transferee Parent and Transferee and constitutes a valid and binding obligation of each of Transferee Parent and Transferee, enforceable against each of Transferee Parent and Transferee in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity. Section 5.14. Information. The Transferor hereby agrees to provide to the Transferee no later than [__________] all necessary information with respect to the Protected Properties in connection with the filing of the tax returns of the Transferee or any of its Subsidiaries (the “Tax Returns”), including without limitation, the Transferor’s tax basis in the Protected Properties as of immediately before the Contribution, and the Transferor’s share of “inside basis” in Protected Properties held through entities taxable as “partnerships” for U.S. income tax purposes. Section 5.15. Section 754 Elections. Transferor shall make, and shall cause any direct or indirect owner of Transferor that constitutes a Pass-Through Entity to make, an election under Section 754 of the Code, and for purposes of this Agreement, including determining the amount of any Remaining Section 704(c) Built-in Gain, such elections shall be deemed to have been made. Transferor promptly shall notify Transferee of any death or other transaction that occurs with respect to any Protected Unitholder or direct or indirect interest therein that would result in the adjustment to the basis of the OP Units or Protected Properties as a result of such elections.

10 [Signature Page Follows]

[Signature Page to Tax Protection Agreement] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above. TRANSFEREE PARENT: SACHEM CAPITAL CORP. By: ___________________________________ Name: Title: TRANSFEREE: IRG REALTY OPERATING PARTNERSHIP, L.P. By: ___________________________________ Name: Title: TRANSFEROR: INDUSTRIAL REALTY GROUP GLOBAL, LLC By: ___________________________________ Name: Title:

Exhibit D Form of Registration Rights Agreement [Attached.]

IRG Realty Trust, Inc. IRG Realty Operating Partnership, L.P. Industrial Realty Group Global, LLC Registration Rights Agreement [●], 2026

TABLE OF CONTENTS

		Page
SECTION 1.	DEFINITIONS	1
SECTION 2.	RULES OF CONSTRUCTION	5
SECTION 3.	RESALE REGISTRATION STATEMENT	5
(a)	Filing and Effectiveness of Resale Registration Statement	5
(b)	Contents of and Requirements for Resale Registration Statement	5
(c)	Obligation for Filings to Name Notice Holders	6
(d)	Filing of New Resale Registration Statement	6
SECTION 4.	DEMAND REGISTRATIONS	6
(a)	Demand Registration Request	6
(b)	Limitations on Demand Registrations	6
(c)	Participation by Other Holders	7
(d)	Selection of Underwriters	7
(e)	Underwriting Agreement	7
(f)	Effective Registration	7
(g)	Cutback	7
(h)	Withdrawal	8
SECTION 5.	PIGGYBACK REGISTRATIONS.	8
(a)	Piggyback Registration Rights	8
(b)	Cutback in Company-Initiated Registrations	9
(c)	Company Inclusion in Demand Registrations	9
(d)	Right to Abandon Registration	9
(e)	Withdrawal by Notice Holders	10
SECTION 6.	BLACKOUT PERIODS	10
(a)	Generally	10
(b)	Limitation on Blackout Periods	10
SECTION 7.	CERTAIN REGISTRATION AND RELATED PROCEDURES	10
(a)	Compliance with Registration Obligations and Securities Act; SEC Staff Comments	10
(b)	Opportunity for Review	10
(c)	Blue Sky Qualification	11
(d)	Prevention and Lifting of Suspension Orders	11
(e)	Notices of Certain Events	11
(f)	Remediation of Material Disclosure Defects	11
(g)	Listing of Registrable Securities	12
(h)	Provision of Copies of the Prospectus	12
(i)	Provision of Information.	12
(j)	Earnings Statement	12
(k)	Settlement of Transfers and De-Legending	12

i

ii SECTION 8. EXPENSES ..................................................................................................................................... 12 SECTION 9. CERTAIN AGREEMENTS AND REPRESENTATIONS OF THE HOLDERS .......................... 12 (a) Provision of Information ................................................................................................................. 12 (b) Use of Offering Materials ............................................................................................................... 13 (c) Covenants Relating to Blackout Periods ......................................................................................... 13 SECTION 10. INDEMNIFICATION AND CONTRIBUTION ............................................................................ 13 (a) Indemnification by the Issuers ........................................................................................................ 13 (b) Indemnification by the Holders ....................................................................................................... 14 (c) Indemnification Procedures ............................................................................................................ 14 (d) Contribution Where Indemnification Not Available ....................................................................... 15 (e) Remedies Not Exclusive ................................................................................................................. 15 SECTION 11. SUBSEQUENT HOLDERS ........................................................................................................... 16 SECTION 12. RULE 144 COMPLIANCE ............................................................................................................ 16 SECTION 13. MERGER OR CONSOLIDATION ................................................................................................ 16 SECTION 14. FUTURE REGISTRATION RIGHTS ............................................................................................ 16 SECTION 15. NO INCONSISTENT AGREEMENTS .......................................................................................... 16 SECTION 16. MISCELLANEOUS ....................................................................................................................... 16 (a) Notices ............................................................................................................................................ 16 (b) Amendments and Waivers .............................................................................................................. 17 (c) Third Party Beneficiaries ................................................................................................................ 17 (d) Governing Law; Waiver of Jury Trial ............................................................................................. 17 (e) Submission to Jurisdiction .............................................................................................................. 17 (f) No Adverse Interpretation of Other Agreements ............................................................................ 17 (g) Successors ....................................................................................................................................... 17 (h) Severability ..................................................................................................................................... 17 (i) Counterparts .................................................................................................................................... 18 (j) Table of Contents, Headings, Etc .................................................................................................... 18 (k) Entire Agreement ............................................................................................................................ 18 (l) Specific Performance ...................................................................................................................... 18

1 Registration Rights Agreement REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2026, among IRG Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), IRG Realty Trust, Inc., a Delaware corporation (the “Company,” and, together with the Operating Partnership, the “Issuers”), and Industrial Realty Group Global, LLC, a Delaware limited liability company (“IRG Global”). WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Contribution Agreement (as defined in Section 1), pursuant to which the Operating Partnership shall issue to IRG Global certain limited partnership units of the Operating Partnership (“OP Units”) that are exchangeable for a cash payment from the Operating Partnership or, at the Company’s election, shares of Class A common stock of the Company, par value $0.001 per share. NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows: SECTION 1. DEFINITIONS. “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. “Agreement” means this Registration Rights Agreement, as amended or supplemented from time to time. “Blackout Commencement Notice” has the meaning set forth in Section 6(a)(i). “Blackout Period” has the meaning set forth in Section 6(a)(iv). “Blackout Termination Notice” has the meaning set forth in Section 6(a)(iv). “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Common Stock” means the Class A common stock, par value $0.001 per share, of the Company. “Company” means the Person named as such in the first paragraph of this Agreement. “Company Indemnified Person” means each of the following Persons: (a) any Issuer; (b) any Affiliate of any Issuer; (c) any partner, director, officer, member, shareholder, employee, advisor or other representative of any of Issuer or its Affiliates; (d) each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons. “Company Registration Expenses” means all fees and expenses incurred by any Issuer in connection with its obligations pursuant to Section 3, Section 4, Section 5 or Section 7 (regardless of whether any registration statement is filed or becomes effective under the Securities Act), including the following, to the extent applicable: (a) registration, qualification or filing fees of the SEC, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies; (b) fees incurred in connection with the listing, or the maintaining of any listing, of any Registrable Securities on any national securities exchange or inter-dealer quotation system; (c) the fees and disbursements of counsel for any Issuer or of any independent accounting firm for any Issuer (including fees and expenses of the Company’s independent registered public accounting firm in connection with any “cold comfort” letters required in connection with any underwritten offering); (d) all expenses of the Issuers incurred in connection with any road show for any underwritten offering, including travel and lodging expenses of the Company’s officers and employees; and (e) the reasonable and documented fees and out-of-pocket expenses of a single Designated Holder Counsel incurred in connection with any registration statement up to an aggregate of $50,000; provided, however, that Company Registration Expenses will not include (i) any fees, expenses or disbursements of any counsel for any Holder, except fees and expenses of any such counsel that constitute Company Registration Expenses pursuant to

2 clause (e) above; or (ii) any underwriting discounts, brokerage commissions or selling concessions, or any stock transfer taxes (or any other taxes borne by any Holder), incurred in connection with the sale or other transfer of any Registrable Securities. “Contribution Agreement” means that certain Contribution Agreement, dated as of May 17, 2026, by and between IRG Global and the Company. “Demand Exercise Notice” has the meaning set forth in Section 4(a). “Demand Registration” has the meaning set forth in Section 4(a). “Demand Registration Request” has the meaning set forth in Section 4(a). “Designated Holder Counsel” means a single counsel designated in writing by IRG Global (or, following any transfer of Registrable Securities, by Notice Holders holding a majority of the outstanding Registrable Securities (calculated on an as-converted, fully diluted basis, assuming full exchange of all OP Units then outstanding at the then-applicable exchange rate) held by all Notice Holders) to serve as counsel for the Notice Holders in connection with the Resale Registration Statement and any Demand Registration. “Effective Date” means the date of the closing of the transactions contemplated by the Contribution Agreement. “Equity Securities” means (a) any and all shares of Common Stock or other equity securities of the Company, (b) securities of the Company convertible into, or exchangeable or exercisable for, such shares, and (c) options, warrants or other rights to acquire such shares of Common Stock or other equity securities of the Company. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. “Form S-3” means Form S-3 under the Securities Act, or any successor form thereto. “Form S-3ASR” means an automatically effective Form S-3 Registration Statement. “Free Writing Prospectus” has the meaning ascribed to such term in Rule 433 under the Securities Act. “Holder” means (a) IRG Global and (b) subject to Section 11, any Person that beneficially owns any Registrable Securities. For these purposes, a Person will be deemed to beneficially own any Registrable Securities deliverable upon exchange of any OP Units beneficially owned by such Person, determined without giving effect to any restrictions on transfer, exchange or conversion, including any ownership limit under the Company’s charter or any blocker provision under the OP Agreement. “Holder Affiliated Group” means IRG Global and its Affiliates, collectively. “Holder Indemnified Person” mean each of the following Persons: (a) any Notice Holder; (b) any Affiliate of any Notice Holder; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of any Notice Holder or its Affiliates; (d) each Person, if any, who controls any Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons. “Holder Notice” means a written notice delivered by a Holder to the Company of its desire to be named as a selling securityholder in the Resale Registration Statement with respect to some or all of its Registrable Securities (including any Registrable Securities deliverable upon exchange of OP Units held by such Holder), which notice shall include such customary selling securityholder information as the Company may reasonably request within five (5) Business Days of receipt of such Holder Notice, to the extent required by the SEC or applicable law in connection with the Resale Registration Statement.

3 “Indemnifying Party” has the meaning set forth in Section 10(c)(i). “Initial Notice Deadline Date” means the date that is ten (10) Business Days before the anticipated effective date of the initial Resale Registration Statement, as notified by the Company to IRG Global in writing no later than twenty (20) Business Days prior to such anticipated effective date. “Lock-Up Period” has the meaning set forth in Section 9(d). “Loss” means any loss, damage, expense, liability or claim (including reasonable costs of investigating or defending, and reasonable attorney’s fees and disbursements in connection with, the same). “Manager” has the meaning set forth in Section 4(d). “Material Disclosure Defect” has the following meaning with respect to any document: (a) if such document is of the type as to which the provisions of Section 11 of the Securities Act are applicable, that such document contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) in all other cases, that such document includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Maximum Offering Size” has the meaning set forth in Section 4(g). “Maximum Piggyback Offering Size” has the meaning set forth in Section 5(b). “Minimum Offering Size” means an anticipated aggregate gross offering price of at least $15,000,000 (before underwriting discounts and commissions), or such lesser amount as the Company may agree in writing. “Notice Holder” means (a) IRG Global, which shall be deemed a Notice Holder automatically as of the Effective Date without any requirement to deliver a Holder Notice, and (b) subject to Section 11, any other Holder that has delivered a Holder Notice to the Company. “OP Agreement” means that certain amended and restated agreement of limited partnership of the Operating Partnership, dated as of [●], 2026, as such agreement may be amended, supplemented or modified from time to time. “OP Units” has the meaning set forth in the Recitals. “Operating Partnership” has the meaning set forth in the Recitals. “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement. “Piggyback Registration” means a registration of Registrable Securities pursuant to Section 5. “Proceeding” has the meaning set forth in Section 10(c)(i). “Registrable Securities” means: (a) the Common Stock delivered or deliverable (determined without giving effect to any restrictions on transfer, exchange or conversion, including any ownership limit under the Company’s charter or any blocker provision under the OP Agreement), if any, upon exchange of the OP Units; and (b) any securities issued, distributed or otherwise delivered with respect to any security referred to in clause (a) above upon any stock dividend, combination or split or other similar event. As to any particular Registrable Securities, once issued,

4 such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective registration statement under the Securities Act; (ii) with respect to any Holder, such Holder (together with its Affiliates) beneficially owns less than five percent (5%) of the issued and outstanding shares of Common Stock (determined on a fully diluted, as-converted basis, assuming full exchange of all OP Units then outstanding at the then-applicable exchange rate, and without giving effect to any restrictions on transfer, exchange or conversion, including any ownership limit under the Company’s charter or any blocker provision under the OP Agreement); (iii) such securities have been sold to the public pursuant to Rule 144 (or another exemption from registration under the Securities Act); (iv) they have ceased to be outstanding; or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. “Resale Registration Statement” shall mean a registration statement on Form S-3, including a registration statement on Form S-3ASR, of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Securities, including by “shelf takedown” using a prospectus supplement an existing Form S-3 or S-3ASR or otherwise, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. For the avoidance of doubt, if at any time from the date hereof through the end of the Resale Registration Statement Effectiveness Period, the Company is not eligible to use Form S-3 or Form S-3ASR or any successor form thereto, all references to Resale Registration Statement in this Agreement shall be read to include a registration statement on Form S-11, or if the Company is no longer a real estate investment trust at such time, Form S-1, or any successor form thereto. “Resale Registration Statement Effectiveness Deadline Date” means the day immediately preceding the expiration of the Lock-Up Period. “Resale Registration Statement Effectiveness Period” means the period that (a) begins on, and includes, the earlier of (i) the Resale Registration Statement Effectiveness Deadline Date; and (ii) the first date the Resale Registration Statement is effective under the Securities Act; and (b) ends on, and includes, the first date when no Registrable Securities are outstanding (or deliverable upon exchange of any OP Unit). “Resale Registration Statement Filing Deadline Date” means the date that is one hundred twenty (120)days after the Effective Date. “Restricted Security Legend” means, with respect to any security, a legend substantially to the effect that the offer and sale of such security have not been registered under the Securities Act and that such security cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act. “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto). “Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto). “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder. “Specified Courts” has the meaning set forth in Section 16(e). “Subsequent Filing Deadline Date” means, with respect to any Holder Notice delivered after the Initial Notice Deadline Date, the date that is sixty (60) calendar days after the date such Holder Notice is delivered to the Company; provided that if such Holder Notice is delivered during a Blackout Period, the Subsequent Filing Deadline Date will be determined assuming that such delivery were instead made on the first calendar day after the termination of such Blackout Period.

5 “Transfer Agent” means Computershare Trust Company, N.A., the transfer agent for the Common Stock or any successor thereto. SECTION 2. RULES OF CONSTRUCTION. For purposes of this Agreement: (a) “or” is not exclusive; (b) “including” means “including without limitation”; (c) “will” expresses a command; (d) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation; (e) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise; (f) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise; (g) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and (h) the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement. SECTION 3. RESALE REGISTRATION STATEMENT. (a) Filing and Effectiveness of Resale Registration Statement. Subject to Section 6, the Company will (i) prepare and file a Resale Registration Statement with the SEC no later than the Resale Registration Statement Filing Deadline Date; and (ii) use reasonable best efforts to cause such Resale Registration Statement to (x) become effective under the Securities Act no later than the Resale Registration Statement Effectiveness Deadline Date; and (y) remain continuously effective, and usable for the resale or other transfer of Registrable Securities, under the Securities Act throughout the Resale Registration Statement Effectiveness Period. (b) Contents of and Requirements for Resale Registration Statement. The Company will cause the Resale Registration Statement to satisfy the following requirements: (i) Registration for Continuous Resale by Holders Under Rule 415. The Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of Registrable Securities by the Holders thereof as provided in Sections 3(b)(ii) and 3(c). (ii) Selling Securityholder Information. Subject to Section 6, when it first becomes effective under the Securities Act, the Resale Registration Statement will (A) cover resales of all Registrable Securities held by IRG Global (including any Registrable Securities deliverable upon exchange of OP Units held by IRG Global), without any requirement for IRG Global to deliver a Holder Notice, provided that IRG Global has furnished to the Company such information as may be reasonably requested pursuant to Section 9(a) of this Agreement, and (B) cover resales of Registrable Securities of each other Notice Holder that has delivered a Holder Notice to the Company on or before the Initial Notice Deadline Date. (iii) Plan of Distribution. The Resale Registration Statement will provide for a plan of distribution in customary form for resale registration statements of the type contemplated by this Agreement (including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal, underwritten offerings pursuant to Section 4 or Section 5, block

6 trades pursuant to Section 4(i), and any other method of distribution as may be reasonably requested hereunder by Notice Holders). (c) Obligation for Filings to Name Notice Holders. The Company will name IRG Global as a selling securityholder in the initial Resale Registration Statement, covering all Registrable Securities held by IRG Global (including any Registrable Securities deliverable upon exchange of OP Units held by IRG Global), without any requirement for IRG Global to deliver a Holder Notice, provided that IRG Global has furnished to the Company such information as may be reasonably requested pursuant to Section 9(a) of this Agreement. Each other Holder that wishes to be named as a selling securityholder in the Resale Registration Statement shall deliver a Holder Notice to the Company on or before the Initial Notice Deadline Date. The Company will use reasonable best efforts to ensure that any such other Holder that delivers a Holder Notice on or before the Initial Notice Deadline Date is named as a selling securityholder in the initial Resale Registration Statement when it first becomes effective. If any Holder delivers a Holder Notice to the Company after the Initial Notice Deadline Date, then, subject to Section 6, the Company will use reasonable best efforts during the Resale Registration Statement Effectiveness Period to make such filing(s) with the SEC (including, if applicable, a post-effective amendment, a prospectus supplement, or any document incorporated by reference in the Resale Registration Statement) on or before the Subsequent Filing Deadline Date so as to enable such Holder to sell or otherwise transfer its Registrable Securities pursuant to the Resale Registration Statement. The Company shall be under no obligation to name any Holder that has not delivered a Holder Notice as a selling securityholder in any Resale Registration Statement or related prospectus. (d) Filing of New Resale Registration Statement. To the extent the Company deems it necessary to satisfy its obligations under this Agreement or to comply with applicable law (including to comply with Rule 415(a)(5)), the Company may file one or more new Resale Registration Statements, provided that each such new Resale Registration Statement satisfies the requirements of this Agreement. Each reference in this Agreement to the Resale Registration Statement will, if applicable, be deemed to include each such new Resale Registration Statement, mutatis mutandis. SECTION 4. DEMAND REGISTRATIONS. (a) Demand Registration Request. At any time after the Effective Date, one or more Notice Holders may request that the Company effect the registration under the Securities Act of all or part of such Notice Holders’ Registrable Securities by delivering to the Company a written request specifying the number of Registrable Securities to be registered and the intended method of distribution thereof, including whether such distribution will be in the form of an underwritten public offering (a “Demand Registration Request,” and the registration so requested, a “Demand Registration”). Upon receipt of a Demand Registration Request, the Company will, within five (5) Business Days, give written notice (a “Demand Exercise Notice”) of such request to all other Notice Holders. At any time following the Effective Date when a Resale Registration Statement on Form S-3 (or any successor form thereto) has been declared effective by the SEC, any Notice Holder shall have the right at any time and from time to time to elect to make a Demand Registration Request requesting an underwritten offering of Registrable Securities available for resale pursuant to such Resale Registration Statement. The Company shall not be obligated to effect any Demand Registration requesting an underwritten offering of Registrable Securities unless the Registrable Securities requested to be included therein are reasonably expected to result in aggregate gross proceeds of at least the Minimum Offering Size. The Company shall not be required to file a new registration statement if the Registrable Securities subject to the Demand Registration Request are registered pursuant to an existing Resale Registration Statement. (b) Limitations on Demand Registrations. The Company will not be obligated to effect any Demand Registration: (i) after the Company has effected three (3) Demand Registrations in any twelve (12)-month period for all Notice Holders (it being understood that if a single Demand Registration Request is delivered by more than one Notice Holder, the registration requested by such Demand Registration Request will constitute only one Demand Registration); provided, however, that if the Holder Affiliated Group’s aggregate beneficial ownership of the Company’s outstanding Common Stock is less than fifty percent (50%) (determined on a fully diluted, as-converted

7 basis, assuming full exchange of all OP Units then outstanding at the then-applicable exchange rate, and without giving effect to any restrictions on transfer, exchange or conversion, including any ownership limit under the Company’s charter or any blocker provision under the OP Agreement), the Company shall have no obligation to effectuate more than two (2) Demand Registrations for all Notice Holders; provided, further, that shelf takedowns and block trades shall not count as Demand Registrations for purposes of this Section 4(b)(i); (ii) within seventy-five (75) days after a Demand Registration pursuant to this Section 4 has been declared or ordered effective; or (c) Participation by Other Holders. The Company will include in a Demand Registration (x) the Registrable Securities of the Notice Holder(s) delivering the Demand Registration Request and (y) the Registrable Securities of any other Notice Holder which delivers a written request to the Company for inclusion in such Demand Registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Notice Holder) within twenty (20) days after the receipt of the Demand Exercise Notice. (d) Selection of Underwriters. In connection with any Demand Registration that is an underwritten offering, the Notice Holders holding a majority of the Registrable Securities to be included in such Demand Registration will have the right to select the lead managing underwriter (the “Manager”) and each other managing underwriter for such underwritten offering; provided that each such underwriter is reasonably acceptable to the Company, which acceptance will not be unreasonably withheld, conditioned or delayed. (e) Underwriting Agreement. In connection with any Demand Registration that is an underwritten offering, (i) all Notice Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the underwriters selected pursuant to Section 4(d); (ii) such underwriting agreement will (A) be reasonably satisfactory in form and substance to the Notice Holders participating in such Demand Registration, (B) contain terms not inconsistent with the provisions of this Agreement, and (C) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type; and (iii) each Notice Holder participating in the Demand Registration will be a party to such underwriting agreement; provided that (x) such Notice Holder will not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Notice Holder’s ownership of and title to the Registrable Securities, any written information specifically provided by such Notice Holder for inclusion in the registration statement, and such Notice Holder’s intended method of distribution; and (y) any liability of such Notice Holder to any underwriter or other Person under such underwriting agreement will be limited to the amount of the net proceeds received by such Notice Holder from the sale of Registrable Securities pursuant to such Demand Registration. (f) Effective Registration. No Demand Registration will be deemed to have occurred for purposes of this Section 4 (i) if the registration statement relating thereto does not become effective or is not maintained effective for a period of at least one hundred eighty (180) days after the effective date thereof (or such shorter period during which all Registrable Securities included in such registration statement have actually been sold), (ii) if the registration statement relating thereto is subject to a stop order, injunction or similar order of the SEC during such period, (iii) if the method of disposition is an underwritten offering and any of the applicable Registrable Securities have not been sold pursuant thereto, or (iv) if the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied (other than as a result of a default or breach by the Notice Holders delivering the Demand Registration Request) or are otherwise not waived by such Notice Holders. (g) Cutback. In connection with an underwritten offering made pursuant to Section 4, if the managing underwriter advises the Company and the Notice Holders participating in such offering in writing that, in its opinion, the number of Registrable Securities requested to be included in such offering exceeds the number (such number, the “Maximum Offering Size”) which can be sold in such offering without having a material and adverse effect on the price, timing or distribution of the securities offered in such offering, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, all Registrable Securities requested to be included in such registration or offering by the Notice Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 5(a)); provided, however, that if such number of Registrable Securities exceeds the Maximum Offering Size, the number of such

8 Registrable Securities (not to exceed the Maximum Offering Size) to be included in such registration shall be allocated on a pro rata basis among all such Notice Holders requesting inclusion thereof, based on the aggregate number of Registrable Securities then owned by each such Notice Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Notice Holders requesting inclusion; (ii) second, if by the withdrawal of Registrable Securities by a Notice Holder, a greater number of Registrable Securities held by other Notice Holders may be included in such registration or offering (up to the Maximum Offering Size), then the Company shall offer to all Notice Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 4(g)(i); and (iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 4(g) is less than the Maximum Offering Size, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Maximum Offering Size. (h) Withdrawal. Any Notice Holder may withdraw its Demand Registration Request or its request for inclusion of its Registrable Securities in any Demand Registration at any time prior to the earlier of (x) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Demand Registration or (y) in the case of any Demand Registration without a “red herring” prospectus, the effective date of the applicable registration statement, by giving written notice to the Company (and, if applicable, the Manager); provided that such withdrawn Demand Registration Request will not count as a Demand Registration for purposes of Section 4(b)(i). (i) Block Trades. Notwithstanding anything to the contrary in this Section 4, at any time and from time to time when an effective Resale Registration Statement is on file with the SEC, if any Notice Holder wishes to engage in an underwritten or other coordinated registered offering not involving a “road show,” an offering commonly known as a “block trade,” for which the Registrable Securities to be sold are reasonably expected to result in aggregate gross proceeds of at least the Minimum Offering Size, then such Notice Holder need only notify the Company of the block trade at least three (3) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such block trade (which may close as early as two (2) Business Days after the date it commences). The Notice Holders wishing to engage in the block trade shall use reasonable best efforts to work with the Company and any underwriters to facilitate preparation of the registration statement, prospectus and other offering documentation related to the block trade. The Company shall not have the right to include any securities for its own account or for the account of any other holder in any block trade. The Notice Holders initiating such block trade shall have the right to select the underwriters for such block trade (which shall consist of one or more reputable nationally recognized investment banks). The Demand Notice provided by any Notice Holder with respect to a “block trade” shall clearly state that such Demand Registration Request is for a block trade. The Company shall have no obligation to provide a Demand Exercise Notice to other Holders with respect to such block trade. SECTION 5. PIGGYBACK REGISTRATIONS. (a) Piggyback Registration Rights. If, at any time or from time to time after the Effective Date, the Company shall register or commence an offering of any of its securities for its own account or otherwise (including but not limited to the registrations or offerings pursuant to Section 4) (other than (i) pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto, (ii) any at-the-market offering program, equity line, distribution agreement, dividend reinvestment plan or direct stock purchase plan, (iii) any block trade, bought deal, overnight underwritten offering or other marketed offering with a launch-to-price timetable that does not reasonably permit compliance with this Section 5(a), (iv) any offering or issuance of securities as consideration in any bona fide acquisition, merger, joint venture, strategic transaction or other similar business combination, (v) any rights offering to the Company’s shareholders or (vi) any offering solely to employees, directors, managers, consultants or other service providers pursuant to any compensatory arrangement), the Company shall: (i) give to each Holder written notice thereof no less than fifteen (15) days prior to the proposed filing date of such registration statement (or, in the case of an underwritten offering not involving a registration statement, no less than fifteen (15) days prior to the anticipated launch of such offering); and

9 (ii) include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within ten (10) days after mailing or personal delivery of such written notice from the Company, by any of the Notice Holders, with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Notice Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 5(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 4 hereof. (b) Cutback in Company-Initiated Registrations. In connection with an underwritten offering initiated by the Company for its own account, if the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) advises the Company and the Notice Holders participating in such offering in writing that, in its opinion, the number of Registrable Securities requested to be included in such offering exceeds the number (such number, the “Maximum Piggyback Offering Size”) which can be sold in such offering without having a material and adverse effect on the price, timing or distribution of the securities offered in such offering, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: (i) first, all Common Stock and other securities that the Company proposes to register for its own account; (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 5(b) is less than the Maximum Piggyback Offering Size, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Notice Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 5(a), based on the aggregate number of Registrable Securities then owned by each such Notice Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Notice Holders requesting inclusion, up to the Maximum Piggyback Offering Size; and (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 5(b) is less than the Maximum Piggyback Offering Size, any other securities eligible for inclusion in such registration. (c) Company Inclusion in Demand Registrations. The Company, subject to Section 5(e), may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the Effective Date and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the requesting Notice Holder(s). (d) Right to Abandon Registration. If, at any time after giving written notice of its intention to register or sell any Common Stock and prior to the effective date of the registration statement filed in connection with such registration or sale thereof, the Company shall determine for any reason not to register or sell or to delay registration or sale thereof, the Company may, at its election, give written notice of such determination to all Notice Holders and (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such abandoned registration or sale, without prejudice, however, to the rights of Notice Holders under Section 4, and (ii) in the case of a determination to delay such registration or sale thereof, shall be permitted to delay the registration or sale of such Registrable Securities for the same period as the delay in registering such other Common Stock; provided, however, that such delay shall not restrict any Notice Holder’s right to (A) sell Registrable Securities pursuant to an effective Resale Registration Statement or (B) exercise its rights under Section 4, in each case unless a Blackout Period is separately and validly in effect pursuant to Section 6.

10 (e) Withdrawal by Notice Holders. Any Notice Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement or offering pursuant to this Section 5 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration or offering or as otherwise required by the underwriters. SECTION 6. BLACKOUT PERIODS. (a) Generally. Notwithstanding anything to the contrary in this Agreement, but subject to Section 6(b), if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that, in the Company’s reasonable judgment, makes it appropriate to suspend the availability of the Resale Registration Statement or any Demand Registration, then: (i) the Company will send notice (a “Blackout Commencement Notice”) to each Notice Holder of such suspension (without setting forth any material non-public information); (ii) the Company’s obligations under Section 3, Section 4, Section 5 or otherwise with respect to the Resale Registration Statement or any Demand Registration, including any related obligations of the Company under Section 7, will be suspended until the related Blackout Period has terminated; (iii) upon its receipt of such Blackout Commencement Notice, each Holder agrees to comply with its obligations set forth in Section 9(c); (iv) upon the Company’s determination that such suspension is no longer needed or appropriate, the Company will send notice (a “Blackout Termination Notice” and, the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Notice Holder of the termination of such suspension (without setting forth any material non-public information). (b) Limitation on Blackout Periods. Notwithstanding anything to the contrary in Section 6(a), (i) the Company may not invoke a Blackout Period more than two (2) times in any twelve (12)-month period; and (ii) all Blackout Periods, together, will in no event exceed an aggregate of (x) forty five (45) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (y) ninety (90) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period. SECTION 7. CERTAIN REGISTRATION AND RELATED PROCEDURES. (a) Compliance with Registration Obligations and Securities Act; SEC Staff Comments. Subject to Section 6, the Company will make such filings with the SEC as may be necessary to comply with its obligations under Section 3, Section 4, and Section 5 and to cause the Resale Registration Statement and any registration statement filed in connection with the Company’s obligations hereunder to comply with the Securities Act and other applicable law, including, if applicable, the filing of any such registration statement to comply with Section 10(a)(3) of the Securities Act and Rule 3-12 of Regulation S-X under the Securities Act, to amend such registration statement to cause the same to be on a form for which the Company and the transactions contemplated thereby are eligible, and to address any comments received from the staff of the SEC. The Company will otherwise comply in all material respects with the Securities Act and other applicable law in the discharge of its obligations under Section 3, Section 4, and Section 5. (b) Opportunity for Review. The Company will provide the Designated Holder Counsel (if one is then designated in accordance with the definition of such term) with draft copies of the initial filing of the Resale Registration Statement or any registration statement filed in connection with a Demand Registration, each pre- effective and post-effective amendment thereto, and each related prospectus supplement, at least five (5) Business Days before the same is filed with the SEC, and the Company will use reasonable best efforts to give effect to the reasonable comments received by the Company from such Designated Holder Counsel within three (3) Business Days after delivery of such draft copies to the latter; provided, however, that this Section 7(b) will not apply to (i) any

11 prospectus supplement that solely supplements or amends selling securityholder information and is filed pursuant to Rule 424(b)(7) under the Securities Act (or any successor rule); or (ii) any report filed by any Issuer pursuant to Section 13(a) or 15(d) under the Exchange Act. (c) Blue Sky Qualification. The Company will use reasonable best efforts to qualify the offer and sale of Registrable Securities in the manner contemplated by the Resale Registration Statement or any registration statement filed in connection with a Demand Registration under the securities or “blue sky” laws of those jurisdictions within the United States as the Notice Holders may reasonably request and to maintain such qualification, once obtained, during the Resale Registration Statement Effectiveness Period or any Demand Registration, and the Company will use reasonable best efforts to cooperate with such Notice Holders in connection with the same, except, in each case, to the extent such qualification is not required in connection with such offer and sale (including as a result of preemption by federal law pursuant to Section 18 of the Securities Act (or any successor provision)); provided, however, that no Issuer will be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in suits (other than those arising out of the offer or sale of Registrable Securities or in connection with this Agreement) in any jurisdiction where it is not then so subject; or (iii) take any action that would subject it to taxation in any jurisdiction where it is not then so subject. (d) Prevention and Lifting of Suspension Orders. The Company will use reasonable best efforts to prevent the issuance (or, if issued, to obtain the withdrawal as promptly as practicable) of any order suspending the effectiveness of the Resale Registration Statement or any registration statement filed in connection with a Demand Registration under the Securities Act or suspending any qualification referred to in Section 7(c). (e) Notices of Certain Events. The Company will provide notice of the following events to each Notice Holder as soon as reasonably practicable: (i) the receipt, by the Company, of any request by the staff of the SEC for any amendment or supplement to the Resale Registration Statement or any registration statement filed in connection with a Demand Registration, or any related prospectus or prospectus supplement; (ii) the issuance, by the SEC or any other governmental authority, of any stop order suspending the effectiveness of the Resale Registration Statement or any registration statement filed in connection with a Demand Registration, or the receipt, by the Company, of any written notice that proceedings for such purpose have been initiated; (iii) the receipt, by the Company, of any written notice (x) of the suspension of the qualification or exemption from qualification of the offer and sale of the Registrable Securities in any jurisdiction; or (y) that proceedings for such purpose have been initiated; (iv) the withdrawal or lifting of any suspension referred to in clause (ii) or (iii) above; and (v) that the Company has determined that the use of the Resale Registration Statement or any registration statement filed in connection with a Demand Registration must be suspended (which notice may, at the Company’s discretion, state that it constitutes a Blackout Commencement Notice), including as a result of the occurrence of any event that causes any such registration statement to have a Material Disclosure Defect or to cease to comply with applicable law; provided, however, that (x) the Company need not provide any such notice during a Blackout Period; and (y) in no event will this Section 7(e) require the Company to, and in no event will the Company, provide any information that it in good faith determines would constitute material non-public information. (f) Remediation of Material Disclosure Defects. Subject to Section 6, the Company will, as promptly as reasonably practicable after determining that any Resale Registration Statement or any registration statement filed in connection with a Demand Registration contains a Material Disclosure Defect, prepare and file with the SEC (and, if applicable, use reasonable best efforts to cause the same to become effective under the Securities Act as promptly as practicable) such appropriate additional registration statement(s) so as to cause the applicable registration statement(s) to thereafter not contain any Material Disclosure Defect.

12 (g) Listing of Registrable Securities. The Company will use reasonable best efforts to cause the Registrable Securities to be listed for trading on each U.S. national securities exchange, if any, on which securities of the same class of the Company are then so listed. (h) Provision of Copies of the Prospectus. At its expense, the Company will provide, to Notice Holders, such number of copies of the prospectus relating to the Resale Registration Statement or any registration statement filed in connection with a Demand Registration, or any related prospectus supplement or Free Writing Prospectus as such Notice Holders may reasonably request; provided, however, that the Company need not provide any document pursuant to this Section 7(h) that is publicly available on the SEC’s EDGAR system (or any successor thereto). (i) Provision of Information. The Company may require each Holder as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request, and the Company may exclude from such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder will promptly notify the Company upon becoming aware that any information relating to such Holder included in any Resale Registration Statement or any registration statement filed in connection with a Demand Registration contains a Material Disclosure Defect. The information required of any Holder pursuant to this Section 7(i) shall be limited to the minimum customarily required of selling securityholders in transactions of the type contemplated by this Agreement. (j) Earnings Statement. The Company will use commercially reasonable efforts to comply with its reporting obligations under Section 13(a) or 15(d) of the Exchange Act in such manner, as contemplated under Rule 158 under the Securities Act, so as to make generally available to its securityholders an earnings statement covering the twelve (12) month period referred to in Section 11(a) of the Securities Act, as it relates to the Resale Registration Statement or any registration statement filed in connection with a Demand Registration, in the manner contemplated by, and otherwise in compliance with, such Section 11(a). (k) Settlement of Transfers and De-Legending. The Company will use reasonable best efforts to cause the Transfer Agent (or any other securities custodian for any Registrable Securities) to cooperate in connection with the settlement of any transfer of Registrable Securities pursuant to the Resale Registration Statement or any registration statement filed in connection with a Demand Registration. If any such Registrable Securities so transferred are represented by a certificate bearing a Restricted Security Legend, then the Company will, if appropriate, use reasonable best efforts to cause such Registrable Securities to be reissued in the form of one or more certificates not bearing such a legend. SECTION 8. EXPENSES. All Company Registration Expenses will be borne by the Issuers, whether in connection with a Resale Registration Statement or a Demand Registration. All fees and expenses that are incurred by any Holder in connection with this Agreement, and that are not Company Registration Expenses, will be borne by such Holder. SECTION 9. CERTAIN AGREEMENTS AND REPRESENTATIONS OF THE HOLDERS. (a) Provision of Information. Prior to being named as a selling securityholder in any Resale Registration Statement, the Company may require each Holder of Registrable Securities as to which any registration is to be effected pursuant to such Resale Registration Statement to furnish to the Company in writing such information required in connection with such Resale Registration Statement with respect to such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from such Resale Registration Statement the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder represents that any such information furnished to the Company, whether as part of the Holder Notice or subsequently furnished to the Company in connection with the foregoing, is accurate and complete in all material respects and will promptly notify the Company if any such information ceases to be accurate or complete in any material respect. Each Holder will (i) further provide such other information as the Company may reasonably request in writing to the extent required by the SEC or applicable law in connection with the preparation or amendment of any applicable registration statement; and (ii) promptly notify the Company upon becoming aware that any information relating to such Holder included in any Resale Registration

13 Statement or any registration statement filed in connection with a Demand Registration contains a Material Disclosure Defect. The information required of any Holder pursuant to this Section 9(a) shall be limited to the minimum customarily required of selling securityholders in transactions of the type contemplated by this Agreement. (b) Use of Offering Materials. Each Holder agrees that, without the prior written consent of the Company, it will not offer or sell any Registrable Securities by means of any written communication other than the latest prospectus or prospectus supplement provided to such Holder by the Company (or on file on SEC’s EDGAR system (or any successor thereto)) relating to the Resale Registration Statement or any registration statement filed in connection with a Demand Registration, and any related Free Writing Prospectus authorized for such use by the Company. (c) Covenants Relating to Blackout Periods. Each Holder agrees that, upon its receipt of a Blackout Commencement Notice, such Holder will not effect any sale or other transfer of Registrable Securities pursuant to the Resale Registration Statement or any Demand Registration, and will not distribute any Resale Registration Statement or any prospectus relating to a Demand Registration, until such Holder has received a subsequent Blackout Termination Notice. (d) Lock-Up Period. For a period of six (6) months following the Effective Date (the “Lock-Up Period”), IRG Global agrees not to, directly or indirectly, (x) sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, make any short sale, transfer or otherwise dispose of any OP Units or Registrable Securities, or (y) enter into any swap, hedge or other agreement, arrangement or transaction that transfers to another Person, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any OP Units or Registrable Securities, whether any such transaction described in clause (x) or (y) is to be settled by delivery of OP Units or Registrable Securities, in cash or otherwise; provided, however, that the foregoing restriction shall not apply to (i) any pro rata distribution by IRG Global of OP Units or Registrable Securities to the direct equityholders of IRG Global; (ii) any redemption or exchange by direct equityholders of IRG Global of their equity interests in IRG Global for OP Units held by IRG Global; or (iii) any transfer to an Affiliate of IRG Global; provided further, that any recipient of OP Units or Registrable Securities pursuant to clauses (i), (ii) or (iii) above shall, prior to or concurrently with such distribution, exchange or transfer, execute and deliver to the Company and the Operating Partnership a joinder to this Agreement pursuant to which such recipient agrees to be bound as a Holder by all provisions of this Agreement applicable to the transferred OP Units or Registrable Securities, including the restrictions of this Section 9(d) for the remainder of the Lock-Up Period. (e) Company Holdback. In connection with any Demand Registration or block trade pursuant to this Agreement, if requested by the managing underwriter(s), the Company agrees that it will not, and will use reasonable best efforts to cause its directors and executive officers not to, effect any public sale or distribution of any Equity Securities (or any securities convertible into or exchangeable or exercisable for Equity Securities) for the Company’s own account (other than (i) pursuant to a registration statement on Form S-4, Form S-8 or any successor forms, (ii) any at-the-market offering program, equity line, distribution agreement, dividend reinvestment plan or direct stock purchase plan, (iii) any offering or issuance of securities as consideration in any bona fide acquisition, merger, joint venture, strategic transaction or other similar business combination, (iv) any rights offering to the Company’s shareholders or (v) any offering solely to employees, directors, managers, consultants or other service providers pursuant to any compensatory arrangement) during the period beginning on the date that is ten (10) days prior to the launch of such Demand Registration or block trade and ending on the date that is ninety (90) days after the pricing date thereof (or such shorter period as the managing underwriter(s) may agree). SECTION 10. INDEMNIFICATION AND CONTRIBUTION. (a) Indemnification by the Issuers. The Issuers, jointly and severally, will indemnify, defend and hold harmless each Holder Indemnified Person from and against (and will reimburse such Holder Indemnified Person, as incurred, for) any and all Losses that, jointly or severally, such Holder Indemnified Person may incur under the Securities Act, the Exchange Act, any state securities law, the common law or otherwise, to the fullest extent permitted by law, arising out of or based on (i) any untrue or alleged untrue statement of a material fact contained in any Resale Registration Statement, prospectus, Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any violation or alleged violation by any Issuer of the Securities Act, the

14 Exchange Act, any state securities law or any rule or regulation promulgated thereunder applicable to any Issuer and relating to any action or inaction in connection with the related offering of Registrable Securities; or (iii) any failure by any Issuer to comply with its obligations under this Agreement; provided, however, that no Issuer will have any obligation under this Section 10(a) in respect of any Losses insofar as such Losses arise out of or are based on (i) any sale by such Holder Indemnified Person, pursuant to the Resale Registration Statement, of Registrable Securities during a Blackout Period in breach of such Holder’s covenant set forth in Section 6(a)(iii) or (ii) any untrue statement or omission included in any Resale Registration Statement solely in conformity with and solely in reliance on written information furnished to the Company by such Holder Indemnified Person expressly for use therein. (b) Indemnification by the Holders. Each Holder, severally and not jointly, will indemnify, defend and hold harmless each Company Indemnified Person from and against (and will reimburse such Company Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Company Indemnified Person may incur under the Securities Act, the Exchange Act, any state securities law, the common law or otherwise, arising out of or based on (i) any sale by such Holder, pursuant to the Resale Registration Statement, of Registrable Securities during a Blackout Period in breach of such Holder’s covenant set forth in Section 6(a)(iii); or (ii) any untrue or alleged untrue statement of a material fact contained in any Resale Registration Statement, prospectus or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is made solely in conformity with and solely in reliance on written information furnished to the Company by such Holder expressly for use therein; provided, however, that in no event will the liability of any Holder pursuant to this Section 10(b) exceed a dollar amount equal to the net proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of the Registrable Securities giving rise to the related indemnification obligation under this Section 10(b). (c) Indemnification Procedures. (i) Notice of Proceedings. If any claim, action, suit or proceeding (each, a “Proceeding”) is made or commenced against any Company Indemnified Person or Holder Indemnified Person (an “Indemnified Person”) in respect of which indemnity is or may be sought from any Person (in such capacity, the “Indemnifying Party”) pursuant to Section 10(a) or Section 10(b), then such Indemnified Person will promptly notify such Indemnifying Party in writing of such Proceeding; provided, however, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Person or otherwise, except to the extent that such Indemnifying Party is materially prejudiced by such failure. (ii) Defense of Proceedings; Employment of Counsel. Subject to the next sentence, upon its receipt of the notice referred to in Section 10(c)(i) in respect of a Proceeding, the Indemnifying Party will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all fees and expenses. Such Indemnified Person will also have the right to employ its own counsel in such Proceeding at such Indemnified Person’s expense; provided, however, that such Indemnifying Party will be responsible for, and pay as incurred, the reasonable and documented fees and expenses of such counsel if (1) such Indemnifying Party authorized, in writing, the employment of such counsel in connection with the defense of such Proceeding; (2) such Indemnifying Party fails, within thirty (30) days after its receipt of the notice referred to in Section 10(c)(i), to employ counsel to defend such Proceeding; or (3) such Indemnified Person reasonably concludes that there may be defenses available to such Indemnified Person that are different from, in addition to, or in conflict with, those available to such Indemnifying Party (in which case of this clause (3), such Indemnifying Party will not have the right to direct the defense of such Proceeding on behalf of such Indemnified Person). Notwithstanding anything to the contrary in this Section 10(c)(ii), in no event will any Indemnifying Party be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Person(s) who are parties to such Proceeding. (iii) Settlements of Proceedings. An Indemnifying Party will not be liable pursuant to Section 10(a) or Section 10(b), as applicable, or this Section 10(c) for any settlement of any Proceeding except as provided in the next sentence. If any Proceeding is settled, then the Indemnifying Party will indemnify and hold harmless each Indemnified Person that is subject to such settlement from and against any Losses incurred by such Indemnified Person by reason of such settlement, if:

15 (1) such Indemnifying Party effected, or otherwise provided its written consent to, such settlement (which consent will not be unreasonably withheld or delayed); or (2) (A) such Indemnified Person has requested such Indemnifying Party to reimburse such Indemnified Person for any fees and expenses of counsel as contemplated by Section 10(c)(ii); (B) such settlement is entered into more than sixty (60) Business Days after such Indemnifying Party has received such request; (C) such Indemnifying Party has not fully reimbursed such Indemnified Person in accordance with such request before the date of such settlement; and (D) such Indemnified Person has given such Indemnifying Party at least thirty (30) days’ prior notice of its intention to settle. The Indemnifying Party will not effect any settlement of any Proceeding without the prior written consent of the applicable Indemnified Person(s) (which consent will not be unreasonably withheld or delayed), unless such settlement (1) includes an unconditional release of such Indemnified Person(s) from all liability on the claims that are the subject matter of such Proceeding; and (2) does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person(s). (d) Contribution Where Indemnification Not Available. If the indemnification provided for in this Section 10 is unavailable to any Indemnified Person, or is insufficient to hold any Indemnified Person harmless, in respect of any Losses referred to in the preceding provisions of this Section 10, then each applicable Indemnifying Party, severally and not jointly, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Holders, on the other hand, from the offer and sale of the Registrable Securities; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions, or the actions or non- actions, as applicable, that resulted in such Losses, as well as other relevant equitable considerations. The relative fault of the Issuers, on the one hand, and of the Holders, on the other hand, will be determined by reference to, among other things, whether any applicable untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or any relevant action or non-action, as applicable, relates to information supplied, or was taken or made, as applicable, by the Issuers or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or action or non-action, as applicable. The amount paid or payable by an Indemnified Person as a result of any Losses referred to in this Section 10(d) will include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending the related Proceeding. The Issuers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders were treated as one Person, or the Issuers were treated as one Person, for such purpose) or by any other allocation method that does not take account of the equitable considerations referred to in the preceding paragraph. Notwithstanding anything to the contrary in the preceding paragraph, no Holder will be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of Registrable Securities pursuant to any Resale Registration Statement exceeds the amount of any damage that such Holder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, or any relevant action or non-action, as applicable. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 10(d) are several and not joint. (e) Remedies Not Exclusive. The remedies provided for in this Section 10 are not exclusive and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity. (f) Underwriting Agreement Controls. Notwithstanding anything to the contrary in this Section 10, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Demand Registration or block trade are more favorable to any Holder Indemnified Person than

16 the foregoing provisions of this Section 10, the provisions of such underwriting agreement shall control with respect to such Holder Indemnified Person. SECTION 11. SUBSEQUENT HOLDERS. Each Person that acquires any Registrable Securities from any Holder in a transfer permitted by this Agreement and the OP Agreement will, to the extent such securities continue to constitute Registrable Securities in the hands of such Person, become a Holder, upon execution and delivery to the Company of a joinder to this Agreement in form and substance reasonably acceptable to the Company, until such time as such person thereafter ceases to satisfy the definition of such term. SECTION 12. RULE 144 COMPLIANCE. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act, the Company agrees to: (a) use reasonable best efforts to file with the SEC in a timely manner (after giving effect to all applicable grace periods) all reports and other documents referred to in Rule 144(c) to the extent the Company is then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act; (b) furnish to any Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on the SEC’s EDGAR system); and (c) take such other actions as may be reasonably required by the Transfer Agent to consummate any resale of Registrable Securities in accordance with the terms and conditions of Rule 144 and this Agreement. SECTION 13. MERGER OR CONSOLIDATION. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, the Company shall use commercially reasonable efforts to ensure that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. SECTION 14. FUTURE REGISTRATION RIGHTS. The Company shall not, without the prior written consent of Notice Holders holding at least a majority in interest of the outstanding OP Units held by Notice Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement or underwritten offering of the Company on a basis that is in parity with or superior to the rights granted hereunder to the Holders; provided that the foregoing shall not prohibit the Company from granting customary registration rights in connection with bona fide financing transactions, acquisition transactions, joint ventures, strategic transactions or compensation arrangements, so long as such rights are not more favorable in any material respect than the rights granted hereunder. SECTION 15. NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders in this Agreement. SECTION 16. MISCELLANEOUS. (a) Notices. The Issuers will send all notices or communications to any Holder pursuant to this Agreement either (a) in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to such Holder’s address as set forth in the Company’s records; or (b) by email to the email address provided by such Holder to the Company in writing (which email will be deemed to constitute notice in writing for purposes of this Agreement). Any notice or communication by any Holder to any Issuer will be deemed to have been duly given if in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to offices of the Company at the following address (or at such other address as may be hereafter specified by notice to the Holders by the Company): IRG Realty Trust [568 East Main Street Branford, CT 06405] [Attention: [●]]

17 (b) Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended, modified, waived or superseded only by a written instrument that is executed by each of the Issuers and by one or more Notice Holders holding at least a majority in interest of the outstanding OP Units held by Notice Holders, and any such amendment, modification, waiver or supersession so executed will be binding upon the Issuers and all Holders; provided, however, that a waiver with respect to any particular Holder’s rights under this Agreement will be effective as to such Holder if reflected in a written instrument executed by such Holder, provided such waiver does not adversely affect the rights of any other Holder. For purposes of determining whether any such amendment, modification, waiver or supersession is executed by Holders of the requisite number of securities, the Issuers may, absent manifest error, conclusively rely on information contained in the Company’s records. Notwithstanding anything to the contrary in this Agreement, the Issuers will have the right to amend or supplement this Agreement, or any provision of this Agreement, without the consent of any Holder, to effect the addition of a successor to the applicable Issuer and (if applicable) the release of the predecessor Issuer in connection with any merger, consolidation or similar transaction. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, and no waiver, or single or partial exercise of, any such right, power or privilege will preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. (c) Third Party Beneficiaries. Subject to Section 11, this Agreement will be binding on, inure to the benefit of and be enforceable by, each Holder and its successors and assigns. (d) Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE ISSUERS AND EACH HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. (e) Submission to Jurisdiction. Each of the Issuers and each Holder irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if that court lacks jurisdiction, any federal court located in the State of Delaware (collectively, the “Specified Courts”) in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the address of the relevant party set forth in Section 16(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Issuers and each Holder irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (f) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of any Issuer or its subsidiaries or of any other Person, and except to the extent the terms of the Contribution Agreement or OP Agreement are referenced herein, no such agreement may be used to interpret this Agreement. (g) Successors. All agreements of the Issuers in this Agreement will bind their respective successors. (h) Severability. If any provision of this Agreement is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

18 (i) Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart. (j) Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and Subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions of this Agreement. (k) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the specific subject matter of this Agreement and supersedes in their entirety all other agreements or understandings (whether written or oral) between or among the parties with respect to such specific subject matter. (l) Specific Performance. Each Issuer (a) agrees that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the Notice Holders for which there is no adequate remedy at law, and, that upon any such failure, any Notice Holder may obtain such relief as may be required to specifically enforce such Issuer’s obligations under this Agreement; and (b) hereby waives the defense in any action for specific performance that a remedy at law would be adequate. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above. IRG Realty Operating Partnership, L.P. By: IRG Realty Trust, Inc., its general partner By: ___________________________________ Name: Title: IRG Realty Trust, Inc. By: ___________________________________ Name: Title: Industrial Realty Group Global, LLC By: ___________________________________ Name: Title:

Exhibit E Form of Management Agreement [Attached.]

FORM OF OMNIBUS PROPERTY MANAGEMENT AGREEMENT This OMNIBUS PROPERTY MANAGEMENT AGREEMENT (“Agreement”), dated effective as of _____________, 2026 (“Effective Date”), is entered into by and between the entities listed on Exhibit “A” attached hereto and incorporated herein by reference (collectively, “Owners” and individually, each an “Owner”), and IRG Realty Advisors, LLC, a Delaware limited liability company (“Manager”). RECITALS A. Each Owner owns the real property listed in Exhibit A, together with the improvements located thereon and certain assets associated therewith (individually and/or collectively, as the context may require, the “Property”). B. Each Owner wishes to hire Manager as Owner’s property manager to manage and operate the Property, and Manager is willing to render services for Owner, all on the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, Owner and Manager agree as follows: 1. Termination of Existing Agreement; Employment of Manager. (a) Any existing property management agreement by and between the Manager and, among others, certain of the Owners (each, a “Prior PMA”), is hereby terminated with respect to the Owners as defined herein, and this Agreement shall supersede and replace each such Prior PMA with respect to such Owners. (b) Owner hereby employs Manager to manage and operate the Property in accordance with the terms of this Agreement (and the leases of all or any portion of the Property, if applicable). Manager agrees to accept such employment and to manage, maintain and lease the Property as a quality commercial property, consistent with the standards of management utilized by other management entities in their management of other similar developments in the area in which the Property is located. (c) The parties hereby agree that Exhibit A may be amended upon written approval by Manager and the Owner’s Representative (as defined here). 2. Term. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall continue (unless terminated in accordance herewith) for a duration of ten (10) years and, at the expiry of such initial term, shall automatically renew for successive five (5) year periods unless either party provides written notice of its intent not to renew, which notice must be provided to the other party not less than one hundred eighty (180) days prior to the then scheduled expiration of the Term. Notwithstanding the foregoing, this Agreement may be terminated (as to any one Property, or to all Properties, as applicable, unless stated otherwise) in accordance with the following: (a) Excessive Damage: Upon the uninsured destruction of or substantial damage to a Property by any cause, or the taking of all or a substantial portion of a Property by eminent domain, in either case making it impossible or impracticable to continue operation of such Property, then this Agreement may be terminated as to such Property by Owner by giving at least thirty (30) days’ written notice of such termination to Manager. (b) Sale of Property: If a Property is sold or otherwise ceases to be owned by Owner, then this Agreement shall automatically terminate as to such Property. If any portion of a Property is sold or ceases to be owned by Owner, then this Agreement shall automatically terminate with respect to such portion of such Property. (c) Default: Each of the following events shall constitute an event of default by a party hereto in respect of which such event occurs, in which case, this Agreement may be terminated by the other party hereto by giving written notice of such termination to the defaulting party: 1. the failure of either party to pay any amounts required to be paid by it hereunder or to perform any of its obligations hereunder for a period of ten (10) days after the date on which notice of the failure has been given to the defaulting party by the other party; 2. the filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy or similar creditor relief law; 3. the consent to an involuntary petition in bankruptcy or the failure by such party to vacate or stay, within sixty (60) days from the date of entry thereof, any order approving an involuntary petition; 4. the entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating such party as bankrupt or involvement or approving a petition seeking reorganization or appointing a receiver, trustee, conservator or liquidator of all or a substantial part of such party’s assets, if such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) consecutive days; 5. ten (10) days after the receipt of notice by either party to the other specifying in detail a material breach of this Agreement, if such breach has not been cured within said ten (10) day period; or if such breach is of a nature that it cannot be cured within said ten (10) day period but can be cured within a reasonable time thereafter, but in no event more than forty-five (45) days following notice, if efforts to cure such breach has not commenced and/or such efforts are not proceeding and being continued diligently both during and after such ten (10) day period prior to the breach being cured; and 6. theft, fraud, gross negligence, or other knowing or intentional misconduct by Manager, its Affiliates, employees or agents. (d) Transfer of Units in Operating Partnership. In the event that Industrial Realty Group Global, LLC, a Delaware limited liability company (“IRG Holder”) sells, transfers, assigns, or otherwise disposes of all or any portion of its units of limited partnership interest in IRG Realty Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) such that the number of units of limited partnership interest in the Operating Partnership held by IRG Holder is reduced to less than 20% of the number of such units held by IRG Holder as of the Effective Date, then Owner shall have the right to terminate this Agreement (with respect to all Properties) upon written notice to Manager delivered within sixty (60) days following Owner’s receipt of notice of such reduction in ownership, and simultaneous payment to Manager of a termination fee in the amount of three times the average annual fees paid or payable to Manager pursuant to this Agreement during the 24 month period immediately preceding the most recently completed calendar quarter prior to the date of termination. 3. Duties of Manager. The duties of Manager to be performed in the management, leasing and operation of the Property include the following: (a) Leasing. To use its commercially reasonable efforts on behalf of Owner to maintain high occupancy so that the Property may be operated profitably and to assist Owner's leasing agents, as such agents may be designated from time to time, in obtaining new tenants. If there is no leasing agent with respect to the Property and Owner (or its representative) requests that Manager undertake leasing efforts, Manager shall endeavor to lease such vacant space which now, or in the future, may become available, and shall have the right to engage third-party brokers in connection therewith. (b) Collection of Rents. To use its commercially reasonable efforts to collect all rents (including percentage rent, escalation billings and billings attributable to tenant participation in operating expenses, taxes, insurance and common area maintenance charges) and other sums due to Owner from any tenant, subtenant or others in the ordinary course of business, and to proceed in the name of Owner against any person, firm or corporation indebted to Owner for rents or otherwise. (c) Bank Accounts: Handling of Funds. To maintain a separate bank account in which all receipts from the Property will be deposited and from which all payments with respect to the Property will be made. Manager shall make all required lease and mortgage payments and pay all other authorized costs or expenses to the extent funds are available, and Manager shall promptly notify Owner if additional funds are required. Upon request by Owner, if funds are available, Manager shall distribute amounts to Owner or its members as directed by Owner. Manager shall not be obligated to make disbursements on Owner’s behalf except from funds belonging to Owner maintained in an operating or other bank account.

(d) Taxes and Insurance. To pay all taxes and insurance premiums when due to the extent that funds are available, and to promptly notify Owner if additional funds are required. (e) Maintenance. To maintain the Property in good condition and repair at the expense of Owner, subject to the availability of funds and in accordance with the approved budget. (f) Engagement of Professionals. To engage such professionals, including lawyers, accountants, surveyors and engineers, on behalf of Owner as may be required in the ordinary course of the business of operating the Property, subject to Owner’s reasonable approval. (g) Budget. To prepare an annual budget of operating and capital expenses to be incurred in the promotion, operation, repair and maintenance of the Property, and to deliver the same to Owner for its approval no later than December 1 of each year. Owner shall approve or disapprove such budget as submitted within fifteen (15) business days after the budget is submitted, and Owner’s failure to approve or disapprove the budget within such fifteen (15) business day period shall be deemed Owner’s approval of the budget. Such budget as approved or as revised and then approved by Owner shall be the applicable budget for the ensuing year. (h) Utility and Service Contracts. To enter into contracts, in the name of and at the expense of Owner, for electricity, gas, steam, telephone, window cleaning, vermin extermination, and other services, or such of them as Manager shall deem advisable, provided that any such contracts (except for utilities and service contracts that customarily require a fixed term) shall be terminable upon no more than thirty (30) days’ notice. Any such contract that is not terminable upon thirty (30) days’ notice, other than those utility or service contracts that customarily require a fixed term, is subject to the prior approval of Owner. (i) Payments. To pay interest or amortization on mortgages, taxes, assessments, water charges, and premiums on insurance, unless Owner expressly directs Manager not to do so by advanced written notice. (j) Additional Services. Subject to Section 13, to provide such additional services as are customary in the property management business and those tasks which are reasonably requested by Owner from time to time. Manager acknowledges that Owner may elect an affiliate or third party representative of Owner (“Owner’s Representative”), which shall act as a representative of Owner and shall have the right to act pursuant to this Agreement on behalf of Owner. 4. Insurance. (a) Insurance by Owner. Owner will obtain and keep in force (or direct Manager to obtain and keep in force), at Owner’s expense, adequate insurance against physical damage, with fire and extended coverage endorsement, and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property. Owner shall include, in its hazard insurance policy covering the Property, its personal property, fixtures and equipment located thereon. Manager will be covered as an additional insured on all liability insurance maintained with respect to the Property. Owner shall provide Manager with a copy of the insurance policy and any endorsement which names Manager as an additional insured. Owner shall save Manager harmless from any liability on account of loss, damage or injury actually insured against by Owner. Manager shall furnish whatever information is requested by Owner for the purpose of obtaining insurance coverages and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. (b) Insurance by Manager. Manager shall, at its expense, insure its furniture, furnishings or fixtures situated within the Property. (c) Waiver of Subrogation. Owner and Manager shall include in their respective policies appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies. 5. Approval of Contracts Except to the Extent Provided in the Budget. All contracts executed and any single expenditure incurred in connection with the Property (except contracts or single expenditures involving a sum of less than Twenty Five Thousand Dollars ($25,000), contracts or expenditures necessary in the event of an emergency, or to avoid harm, danger, serious injury, loss of life, or damage to property, or as otherwise designated in the budget) shall be submitted to Owner for approval. Owner shall approve or disapprove such contract or expenditure within fifteen (15) days after the request for such contract or expenditure is submitted. Failure of Owner to respond within such fifteen (15) day period shall be deemed to be approval. 6. Accounting Records. Manager will maintain books and records of account for the Property at the appropriate branch office maintained by Manager. Such books and records shall be open to the inspection of Owner at all reasonable business hours. Manager shall keep the books and records on a GAAP basis. Within twenty (20) days after the end of each calendar month, Manager will deliver to Owner a detailed statement of receipts and disbursements (i.e. a cash flow statement) for the Property, covering the prior month. Within forty five (45) days after the end of each calendar year, Manager will deliver to Owner a detailed statement of receipts and disbursements (i.e. a cash flow statement) covering the profit and loss derived from the Property covering the prior calendar year. Such cash flow statements shall include the compensation of Manager on the basis provided in this Agreement. 7. Owner’s Right to Audit. Owner reserves the right (through Owner’s employees or others appointed by Owner), upon at least ten (10) business days’ advance notice to Manager, to conduct examinations of the books and records maintained for Owner by Manager. Should Owner discover either weaknesses in internal control or errors in recordkeeping, Manager shall promptly correct such discrepancies. Any and all such audits conducted by Owner will be at the sole expense of Owner, unless the audit reveals a discrepancy in excess of five percent (5%) of the gross receipts, in which case the cost of the audit shall be borne by Manager. In the event Manager has paid itself an amount in excess of any amounts owed to Manager pursuant to this Agreement, such excess amount shall be required to be paid to Owner within five (5) business days following the confirmation by the parties of such overpaid amount. 8. Final Accounting. Upon termination of this Agreement with respect to any Property or all of them for any reason, Manager shall deliver to Owner the following with respect to the Property: (a) Final Accounting. Within thirty (30) days after termination, a final accounting reflecting the balance of income and expenses with respect to the Property as of the date of termination. (b) Funds. Within five (5) business days or as otherwise agreed upon, upon termination, any balance of monies of Owner and tenant security deposits held by Manager with respect to the Property. (c) Records, Contracts, and Documents. Within thirty (30) days after termination or as otherwise agreed upon, all records, contracts, leases, receipts for deposits and unpaid bills and other papers or documents which pertain to the Property. (d) Books and Records Are Owner’s Property. Notwithstanding any other provision of this Agreement, all books, records and documents in Manager’s possession and relating to the Property, whether prepared by Manager or any other person or entity, shall be the sole property of Owner, and Owner shall have unconditional rights to such property regardless of the reason for termination of this Agreement or any offsets or claimed offsets allegedly due Manager. 9. General Management Fees. As compensation for services rendered hereunder, Manager will be paid monthly, by Owner, a general management fee (“General Management Fee”) for each Property in an amount equal to the greater of (x) $2,000, or (y) the applicable percentage set forth in Exhibit A multiplied by the monthly rent, additional rent, and other income from such Property; provided, however, that for any Property designated on Exhibit A as subject to a flat monthly fee, the General Management Fee shall be calculated using such flat fee in lieu of the foregoing formula. For purposes of calculating the General Management Fee, rent, additional rent, and other income will include, without limitation, minimum rent, percentage rent, common area maintenance charges, tax charges, insurance charges, utility charges, or other common area charges from the Property, except (a) security deposits (except if such deposits are applied as rental income upon termination of a lease), (b) rents paid more than one (1) month in advance of the due date, until the month in which such payments are to apply as rental income, (c) monies collected for capital items and/or tenant improvements which are paid for by tenants, (d) interest income from tenants, (e) monies received from any sale of the Property or any portion thereof, and (f) receipts from any financing. The General Management Fee shall be prorated daily for periods less than one month. Owner will reimburse Manager for certain costs and expenses incurred by or on behalf of Manager in accordance with Sections 10(c), 11, and 12 in this Agreement.

10. Employees; Sub-Managers; Independent Contractor. (a) Employees of Manager. Manager shall have in its employ at all times a sufficient number of employees, in Manager’s reasonable discretion, to enable it to properly, adequately manage, operate and maintain the Property and to carry out all other duties of Manager hereunder; alternatively, Manager may hire a Sub-Manager (as defined in Section 10(b)) to manage the Property, subject to the provisions of Section 10(b). All matters pertaining to the employment, supervision, compensation, promotion, discharge, and/or termination of such employees (or Sub- Managers) are the responsibility of Manager, and Manager shall in all respects be the employer of such employees (or, if applicable, the entity with responsibility and authority to oversee the activities of such Sub-Managers). Manager shall comply with all applicable laws and regulations having to do with worker’s compensation, social security, unemployment insurance, hours of labor, wages, conditions and other employer-employee related subjects. (b) Sub-Managers. Manager may hire a sub-manager or agent (such sub-manager or agent, a “Sub-Manager”) to manage the Property, and Manager may assign any of its rights and/or delegate any of its duties under this Agreement to such Sub-Manager; provided that (i) such Sub- Manager must be a reputable and trustworthy manager of properties such as the Property, (ii) such Sub-Manager’s activities with respect to the Property shall be subject to the ultimate oversight and direction of Manager, and (iii) notwithstanding any assignment and/or delegation, Manager shall remain primarily responsible for exercising its duties under this Agreement. If Manager hires a Sub-Manager, then (A) Manager shall be responsible for the compensation payable to such Sub- Manager, and (B) the amount of compensation payable to such Sub-Manager shall be determined by separate agreement between Manager and such Sub-Manager. (c) On-Site Managers. It is contemplated that in some instances either Owner or Manager may employ, directly or on a third-party contractor basis, one or more on-site persons who, if employed by Manager, shall be reimbursed to Manager at a standard hourly/flat rate plus expenses and profit, or paid directly by Owner. Such persons shall be directed, supervised and accountable to Manager (or the Sub-Manager, if applicable). (d) Manager as Independent Contractor. Manager represents that it is engaged independently in the business of managing properties and that it is signing this Agreement as an independent contractor, and that this Agreement is not intended to provide or create any agency relationship between Owner and Manager. Except as noted above, all employment arrangements are solely Manager’s concern, and Owner shall not have any liability with respect thereto. 11. Expenses. All expenses incurred in connection with the operation and maintenance of the Property, including but not limited to the following, shall be the sole responsibility of Owner: (a) Compliance with Laws. Costs to correct any violation of federal, state or municipal laws, ordinances, regulations or orders relative to the use, repair and maintenance of the Property or pursuant to any rules, regulations or orders of the fire marshal’s office.

(b) Maintenance. Repairs, and Alterations. Reasonable costs of maintenance, repairs, and alterations to the Property, even if such work is performed by employees of Manager (or any Sub-Manager). (c) Service Agreements. Costs incurred by Manager (or any Sub-Manager) in connection with service agreements for the Property approved by Owner. (d) Collection Costs. Costs of collection of delinquent rents for the Property. (e) Capital Expenditures. Costs of making any capital improvements to the Property. (f) Property-Specific Supplies and Services. Costs of forms, supplies, technology- related resources, and other materials or services reasonably incurred in connection with the operation, management, or administration of the Property. This shall include, without limitation, property management software, tenant portal communications and platforms, building automation and access control systems, utility management and submetering software, compliance and inspection tools, and capital project tracking software. (g) Professional Services. Reasonable costs for professional services (including, without limitation, services furnished by lawyers, accountants, surveyors, and engineers), incurred in connection with the operation of the Property. (h) Other Services. Reasonable costs of other services performed by Manager (or any Sub-Manager) for Owner; provided that such costs shall be approved in advance by Owner. (i) Travel and Entertainment. Reasonable costs incurred by Manager (or any Sub- Manager) for travel and entertainment. (j) Other Property-Specific Expenses. Actual out-of-pocket costs directly traceable to the Property and incurred for the benefit of Owner, such as overnight courier services, messenger charges, bank charges and similar expenses. (k) Reasonableness of Expenses. In no event will Manager (or any Sub-Manager) incur an expense by use of its own personnel or through a party affiliated with Manager (or such Sub- Manager) which exceeds the reasonable amount which would be charged by an independent third party for similar work. 12. Nonreimburseable Costs. The following costs and expenses incurred by or on behalf of Manager (or any Sub- Manager) in connection with the management of the Property shall be at the sole cost and expense of Manager (or such Sub-Manager), and shall not be reimbursed by Owner: (a) Salaries and Wages of Manager’s Employees. Except as provided in Section 10(c) and Section 13, salary, wages and other expenses of employees of Manager (or such Sub- Manager); provided, however, that this shall not prevent Manager or such Sub-Manager from charging Owner for the reasonable costs of maintenance, repair and other services performed for

Owner by Manager, by employees or agents of Manager, by such Sub-Manager, or by employees or agents of such Sub-Manager. (b) Internal Expenses. Internal accounting and reporting services which are considered to be within the reasonable scope of Manager’s (or such Sub-Manager’s) responsibility to Owner. (c) Data Processing Equipment. Costs of electronic data processing equipment or any pro rata charge thereon for equipment located at Manager’s (or such Sub-Manager’s) principal office, which shall include, without limitation, accounting and back-office platforms, asset management software, financial reporting tools, CRM or leasing pipeline tools, HR, payroll, or benefits platforms, IT infrastructure, and business intelligence and analytics tools. For clarity, this shall not include the data processing equipment covered under Section 11(f) hereof. (d) Outside Charges for Data Processing. Costs of electronic data processing or any pro rata charge thereon for data processing provided by computer service companies, except for payroll-related expenses attributable to any on-site employees of Owner. 13. Extraordinary Services. Subject to prior written authorization by Owner, Owner hereby employs Manager to assist Owner with respect to certain additional services related to the Property. Unless otherwise agreed to by the parties, payments with respect to such extraordinary services shall be as follows: (a) Due Diligence for Prospective Buyers. It is anticipated that, from time to time, Manager’s (or the applicable Sub-Manager’s) personnel will conduct due diligence activities on behalf of Owner. In such cases Manager (or such Sub-Manager) will review all leases, service contracts, rent arrears, etc., as well as conduct (often with the assistance of consultants), at Owner’s expense, a physical inspection of the Property, including its various component systems and its environmental condition. For such services, Manager shall receive fees in accordance with the standard schedule of fees maintained by Manager from time to time; provided such fees do not exceed then-prevailing market rates in the applicable market, plus all reasonable out-of- pocket expenses, such as transportation, lodging, meals, etc. If Manager chooses to hire a third party as a sub-manager or agent to assist with such services, the fees paid hereunder will be increased by ten percent (10%). (b) Financing/Sale Packages. At the direction of Owner, Manager (or the applicable Sub-Manager) will, from time to time, prepare and assemble packages for the financing and sale of the Property, with such packages to be approved by Owner. Such packages typically require compilation of financial data (rent rolls, escalation schedules, lease expiration schedules, etc.), demographic data, repair and maintenance schedules, area information maps, photographs, and visual aids, as well as discussions with such professionals and other interested parties as may be reasonably necessary. For such services, Manager shall receive fees in accordance with the standard schedule of fees maintained by Manager from time to time; provided such fees do not exceed then-prevailing market rates in the applicable market, plus all reasonable out-of- pocket expenses, such as transportation, lodging, meals, etc.

(c) Construction Management Fee. Should Owner elect to undertake any building or tenant improvements or to otherwise substantially alter the Property, Manager shall receive a fee for coordinating and directing the activities of the persons or entities involved in the construction and/or demolition process, including various tradesmen and architects. For these services, Manager shall receive a fee equal to the percentage amount detailed in Exhibit A attached hereto of the total hard costs (including architects’ fees) and soft costs of construction and/or demolition- related matters. (d) Leasing Fees. 1. New Leases. For leases with new tenants: (i) If Owner has engaged Manager to handle leasing of the Property, Owner shall pay (A) a proportionate allocation of the manager employed leasing agent's base salary (reasonably allocated across all properties assigned to such leasing agent), plus (B) a fee of no more than one and one-half percent (1%) of the gross rent (excluding tenant reimbursements) payable under the applicable lease, plus all reasonable out-of-pocket expenses. (ii) If Owner has engaged Manager and no third party broker or third party leasing agent is entitled to any commission or finder's fee in connection with such lease and Manager has been actively involved in the negotiation of such lease, Manager shall receive a fee of no more than three percent (3%) of the gross rent (excluding tenant reimbursements) payable under the applicable lease, plus all reasonable out-of-pocket expenses. 2. Renewals and Extensions. For renewals or extensions of lease terms with existing tenants, Manager shall receive a fee not to exceed one percent (1%) of the gross rent (excluding tenant reimbursements) payable under the applicable lease renewal or extension, regardless of whether Owner has engaged Manager to handle leasing; provided, however, that if Owner has engaged Manager's leasing agents to negotiate the renewal or extension of the Tenant, such fee shall not exceed one and one-half percent (1.5%) of such gross rent. (c) Environmental Services. At the direction of Owner, Manager will from time to time furnish environmental services for the Property (such as conducting environmental assessments and negotiating with governmental authorities regarding environmental matters related to the Property). For such services, Manager shall receive fees in accordance with the standard schedule of fees maintained by Manager from time to time, plus all reasonable out-of- pocket expenses, such as transportation, lodging, meals, etc. (e) Other Extraordinary Services. Should Manager, at Owner’s request, perform or furnish any other extraordinary services (not otherwise specified in this Section 13), then Manager shall receive fees in accordance with the standard schedule of fees maintained by Manager from time to time, plus all reasonable out-of-pocket expenses, such as transportation, lodging, meals, etc.

(f) Performance of Extraordinary Services by Sub-Manager. If any of the extraordinary services described in this Section 13 are performed by a Sub-Manager (or its agents and/or employees), then (i) the performance of such services by such Sub-Manager shall be subject to the ultimate oversight and direction of Manager, (ii) Manager shall be responsible for the compensation payable to such Sub-Manager for such services, and (iii) the amount of compensation payable to such Sub-Manager for such services shall be determined by separate agreement between Manager and such Sub-Manager. (g) Owner Authorization. Any of the services described in this Section 13, and the fees payable to Manager for such services, must be specifically authorized in advance, in writing, by Owner. 14. Assignment. Except as set forth in Section 10(b), Manager shall not have any right to assign its rights or obligations under this Agreement without the prior written consent of Owner, and any such assignment without Owner’s prior written consent shall be void. 15. Notices. Any notice, demand or other communication which any party may desire or may be required to give to the other party shall be given in writing by (a) personal delivery; (b) certified mail, return receipt requested, postage prepaid; (c) a national overnight courier service that provides written evidence of delivery; or (d) email transmission and addressed as follows. To Owner: c/o Industrial Realty Group, LLC [_______________] [_______________] [_______________] Attention: [_______________] Email: [_______________] Phone: [_______________] with a copy to: [_______________] [_______________] [_______________] Attention: [_______________] Email: [_______________] Phone: [_______________] To Manager: IRG Realty Advisors, LLC [_______________] [_______________] [_______________] Attention: [_______________] Email: [_______________] Phone: [_______________]

Any party may change its notice or email address and/or facsimile number by giving written notice thereof to the other party in accordance with this Section 15. All notices and other communications hereunder shall be deemed given (i) if delivered personally, when delivered; (ii) if sent by certified mail, return receipt requested, postage prepaid, on the third day after deposit in the U.S. mail; (iii) if sent by overnight courier, on the first business day after delivery to the courier; or (iv) if sent by facsimile or email, on the date of transmission if sent on a business day before 5:00 p.m. local time at the location of the Property, or on the next business day, if sent on a day other than a business day or if sent after 5:00 p.m. local time at the location of the Property, provided that a hard copy of any notice sent by facsimile or email must also be sent by either a nationally recognized overnight courier or by U.S. mail, first class, postage prepaid. Notwithstanding the foregoing methods of delivering notices and other communications, the actual receipt by any person or entity of any notice or other communication shall satisfy the notice requirement hereunder. 16. Limitation of Liability. Notwithstanding any provision of this Agreement to the contrary, neither party to this Agreement shall be liable for any lost or prospective profits or any other indirect, consequential, special, incidental, punitive, or other exemplary losses or damages, whether based in contract, warranty, indemnity, negligence, strict liability or other tort or otherwise, regardless of the foreseeability or the cause thereof. The provisions of this section shall survive the expiration of the term or termination of this Agreement. 17. Indemnification. Owner shall indemnify and hold harmless Manager and its affiliates, employees, contractors, and agents (the “Manager Parties”) from and against any and all claims, actions, suits, proceedings, demands, complaints, disputes, arbitrations or investigations or threats thereof (including any claim or other such matter by a third-party) (collectively, "Proceedings"), losses, damages, and liabilities, joint or several, and expenses, including fees and disbursements of counsel (collectively, "Damages"), incurred by the Manager Parties in connection with or otherwise caused by or arising, directly or indirectly, out of any claim relating to this Agreement, or the preparation for, defense of or other participation (including as deponent or witness) in any Proceeding, whether or not resulting in any liability, to which an Manager Party may become subject, excluding however, Damages incurred by the Manager Party resulting from or attributable to any gross negligence, fraud or intentional misconduct by Manager Parties. 18. Miscellaneous. (a) Attorney’s Fees. If there is any legal or arbitration action or proceeding between the parties to enforce any provision of this Agreement or to protect or establish any right or remedy of any of the parties, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorney’s fees (including allocated fees and costs of Owner’s or Manager’s in-house counsel) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney’s fees shall be determined by the court or arbitration panel handling the proceeding and shall be included in and as a part of such judgment.

(b) Time. Time is of the essence of this Agreement. (c) Invalidity. The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof. (d) Waivers and Approvals. No failure of either party to enforce any term hereof shall be deemed to be a waiver, and all waivers, approvals, consents, authorizations and instructions of Owner to become effective must be given in writing. (e) Choice of Law. This Agreement shall bind the parties, their personal representatives, heirs, executors, administrators, successors and assigns. This Agreement shall be governed by the laws of the State of Delaware without regard to its choice of law provisions. (f) Authorization. By executing this Agreement, both parties represent that they are authorized and have the power to enter into this Agreement. (g) Construction. This Agreement shall be construed to effectuate the normal and reasonable expectations of a sophisticated owner and a sophisticated property manager and shall not be construed either for or against either party. Neither party shall take any action which would frustrate the other’s reasonable expectations concerning the benefits to be enjoyed hereunder. (h) Complete Agreement. This Agreement contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Agreement may be modified in writing only, signed by the parties in interest at the time of modification. (i) Electronic Signatures. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means (including in “PDF” format or electronically signed) shall be effective as delivery of a manually executed counterpart of this Agreement. (j) No Third-Party Beneficiaries. This Agreement is entered into solely for the benefit of Owner and Manager. No other Person is intended to be a third-party beneficiary of this Agreement. [Signatures on following page]

IN WITNESS WHEROF, the parties have executed and delivered this Property Management Agreement as of the date first written above. MANAGER: IRG REALTY ADVISORS, LLC, a Delaware limited liability company By: Name: Title: OWNERS: [______________], a [_____________________] as Authorized Representative For Owners By: Name: Title:

Exhibit F Form of Transferee LPA [Attached.]

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRG REALTY OPERATING PARTNERSHIP, L.P. A DELAWARE LIMITED PARTNERSHIP [___________], 2026

i TABLE OF CONTENTS Page ARTICLE 1. DEFINED TERMS ................................................................................................ 1 ARTICLE 2. PARTNERSHIP FORMATION AND IDENTIFICATION ........................... 10 2.1 Formation ...................................................................................................................... 10 2.2 Name, Office and Registered Agent ............................................................................. 10 2.3 Partners ......................................................................................................................... 11 2.4 Term and Dissolution .................................................................................................... 11 2.5 Filing of Certificate and Perfection of Limited Partnership ......................................... 12 2.6 Certificates Describing Partnership Units ..................................................................... 12 ARTICLE 3. BUSINESS OF THE PARTNERSHIP .............................................................. 12 3.1 Purpose and Business .................................................................................................... 12 ARTICLE 4. CAPITAL CONTRIBUTIONS AND ACCOUNTS ......................................... 14 4.1 Capital Contributions .................................................................................................... 14 4.2 Additional Capital Contributions and Issuances of Additional Partnership Interests ... 14 4.3 Additional Funding ....................................................................................................... 17 4.4 Capital Accounts ........................................................................................................... 17 4.5 Percentage Interests ...................................................................................................... 18 4.6 No Interest on Contributions ......................................................................................... 18 4.7 Return of Capital Contributions .................................................................................... 18 4.8 No Third Party Beneficiary ........................................................................................... 19 ARTICLE 5. PROFITS AND LOSSES; DISTRIBUTIONS .................................................. 19 5.1 Allocation of Profit and Loss ........................................................................................ 19 5.2 Tax Allocations. ............................................................................................................ 24 5.3 Distribution of Cash ...................................................................................................... 25 5.5 REIT Distribution Requirements .................................................................................. 27 5.6 No Right to Distributions in Kind ................................................................................. 27 5.7 Limitations on Return of Capital Contributions ........................................................... 27 5.8 Distributions upon Liquidation ..................................................................................... 27 5.9 Distributions to Reflect Issuance of Additional Partnership Interests .......................... 28 ARTICLE 6. RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER ................................................................................................................................... 28 6.1 Management of the Partnership .................................................................................... 28 6.2 Delegation of Authority ................................................................................................ 31 6.3 Indemnification and Exculpation of Indemnitees ......................................................... 32

ii 6.4 Liability of the General Partner .................................................................................... 33 6.5 Reimbursement of General Partner ............................................................................... 35 6.6 Outside Activities.......................................................................................................... 35 6.7 Employment or Retention of Affiliates......................................................................... 35 6.8 General Partner Participation ........................................................................................ 36 6.9 Title to Partnership Assets ............................................................................................ 36 6.10 Miscellaneous ............................................................................................................... 36 ARTICLE 7. CHANGES IN GENERAL PARTNER ............................................................. 37 7.1 Transfer of the General Partner’s Partnership Interest ................................................. 37 7.2 Admission of a Substitute or Additional General Partner ............................................ 38 7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner ........... 39 7.4 Removal of a General Partner ....................................................................................... 40 ARTICLE 8. RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS ............... 41 8.1 Management of the Partnership .................................................................................... 41 8.2 Power of Attorney ......................................................................................................... 41 8.3 Limitation on Liability of Limited Partners .................................................................. 41 8.4 Exchange Right ............................................................................................................. 41 8.5 Outside Activities of Limited Partners ......................................................................... 44 8.6 Return of Capital ........................................................................................................... 45 ARTICLE 9. TRANSFERS OF LIMITED PARTNERSHIP INTERESTS ......................... 45 9.1 Purchase for Investment ................................................................................................ 45 9.2 Restrictions on Transfer of Limited Partnership Interests ............................................ 45 9.3 Admission of Substitute Limited Partner ...................................................................... 47 9.4 Rights of Assignees of Partnership Interests ................................................................ 48 9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner ...... 48 9.6 Joint Ownership of Interests ......................................................................................... 49 9.7 Admission of Additional Limited Partners ................................................................... 49 ARTICLE 10. BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS ................... 50 10.1 Books and Records ....................................................................................................... 50 10.2 Custody of Partnership Funds; Bank Accounts ............................................................ 50 10.3 Fiscal and Taxable Year................................................................................................ 50 10.4 Tax Information and Report.......................................................................................... 50 10.5 Partnership Representative; Tax Elections; Special Basis Adjustments ....................... 51 10.6 Reports to Limited Partners .......................................................................................... 54

iii ARTICLE 11. AMENDMENT OF AGREEMENT; MERGER ............................................ 54 ARTICLE 12. GENERAL PROVISIONS ................................................................................ 55 12.1 Notices .......................................................................................................................... 55 12.2 Survival of Rights ......................................................................................................... 55 12.3 Additional Documents .................................................................................................. 55 12.4 Severability ................................................................................................................... 55 12.5 Entire Agreement .......................................................................................................... 55 12.6 Pronouns and Plurals..................................................................................................... 56 12.7 Counterparts .................................................................................................................. 56 12.8 Headings ....................................................................................................................... 56 12.9 Governing Law ............................................................................................................. 56 EXHIBIT A - Form of Partner Registry EXHIBIT B - IRG Holder Governance Rights EXHIBIT C - Notice of Exercise of Exchange Right EXHIBIT D - Relevant Investments EXHIBIT E - Partnership Unit Designation of the LTIP Units EXHIBIT F - Constructive Ownership Definition

1 FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRG REALTY OPERATING PARTNERSHIP, L.P. This First Amended and Restated Agreement of Limited Partnership (this “Agreement”) is entered into as of [___________], 2026, between IRG Realty Trust, Inc., a Delaware corporation (“IRG” or the “General Partner”), and the Limited Partners that are party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Article 1. AGREEMENT WHEREAS, IRG Realty Operating Partnership, L.P. (the “Partnership”) was formed on [___________], 2026, as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on [___________], 2026; WHEREAS, the General Partner and [___________] entered into that certain Limited Partnership Agreement of the Partnership, dated as of [___________], 2026 (the “Original Limited Partnership Agreement”); WHEREAS, the General Partner may amend the Original Limited Partnership Agreement in any respect subject to the terms of Article 11 thereof; and WHEREAS, the General Partner believes it is desirable and in the best interest of the Partnership to amend and restate the Original Limited Partnership Agreement, in its entirety as set forth herein. NOW, THEREFORE, pursuant to Article 11 of the Original Limited Partnership Agreement, the General Partner, on its own behalf and as attorney-in-fact for the Limited Partner, hereby amends and restates the Original Limited Partnership Agreement as follows: ARTICLE 1. DEFINED TERMS The following defined terms used in this Agreement shall have the meanings specified below: “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time. “Additional Funds” has the meaning set forth in Section 4.3 hereof.

2 “Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 9.7 and who is shown as such on the books and records of the Partnership. “Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares. “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant taxable year or other applicable period, after giving effect to the following adjustments: (i) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704- 2(g)(1) and 1.704-2(i)(5); and (ii) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. “Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses. “Affiliate” means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the

3 possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise. “Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth in the Partner Registry. “Agreement” means this Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time, as the context requires. “Articles of Incorporation” means the Articles of Incorporation of the General Partner filed with the Delaware Secretary of State, as amended or restated from time to time. “Capital Account” has the meaning provided in Section 4.4 hereof. “Capital Contribution” means the total amount of cash and cash equivalents, and the Agreed Value of any Property or other asset (other than cash and cash equivalents), contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. “Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the fair market value of such asset at the time of contribution, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with and at the times set forth in Regulations Section 1.704-1(b)(2)(iv)(f). In the case of any asset of the Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profit and Loss rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes. “Cash Amount” means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange. “Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-

4 attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction. “Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code. “Commission” means the U.S. Securities and Exchange Commission. “Common Unit” means Partnership Units that are not entitled to any preferences with respect to any other class or series of Partnership Units as to distribution or voluntary or involuntary liquidation, dissolution or winding-up of the Partnership and shall not include LTIP Units. “Constructive Ownership” or “Constructively Own” means ownership under the constructive ownership rules described in Exhibit F. “Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares and does not make a corresponding distribution on Common Units, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion

5 Factor shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination. “Equity Incentive Plan” means any equity incentive or compensation plan hereafter adopted by the Partnership or the General Partner. “Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days. “Exchange Right” has the meaning provided in Section 8.4(a) hereof. “Exchanging Partner” has the meaning provided in Section 8.4(a) hereof. “General Partner” means IRG Realty Trust, Inc., a Delaware corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner. “General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest. “Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a trustee, officer or employee of the General Partner or the Partnership, (ii) the IRG Holder and its Affiliates and (iii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion. “IRG” has the meaning provided in the recitals hereof. “IRG Holder” means Industrial Realty Group Global, LLC, a Delaware limited liability company, and any successor thereto.

6 “Limited Partner” means any Person named as a Limited Partner in the Partner Registry or any Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership. “Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. “LTIP Unit” means any Partnership Unit created pursuant to Section 4.2(c) as an LTIP Unit, including those LTIP Units created pursuant to Exhibit E hereto. The allocation of LTIP Units among the Partners shall be set forth in the Partner Registry. “LTIP Unit Agreement” means each or any, as the context implies, LTIP Unit Agreement entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan (as such agreement may be amended, modified or supplemented from time to time). “LTIP Unitholder” means a Partner that holds LTIP Units. “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704- 2(b)(1), and the amount of Nonrecourse Deductions for a taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c). “Notice of Exchange” means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit C hereto. “NYSE” means the New York Stock Exchange. “Offer” has the meaning set forth in Section 7.1(b) hereof. “Original Limited Partnership Agreement” has the meaning provided in the recitals hereof. “Partner” means any General Partner or Limited Partner. “Partner Minimum Gain” means “partner nonrecourse debt minimum gain” as set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5). “Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704- 2(b)(4).

7 “Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(1). “Partner Registry” means the Partner Registry maintained by the General Partner in the books and records of the Partnership, which contains substantially the same information as would be necessary to complete the form of the Partner Registry attached as EXHIBIT A hereto. “Partnership” means IRG Realty Operating Partnership, L.P., a Delaware limited partnership. “Partnership Audit Rules” means the partnership audit provisions of Subchapter C of Chapter 63 of the Code, together with applicable Treasury Regulations and other regulatory or administrative guidance. “Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. “Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1). “Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.3 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution. “Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth in the Partner Registry. “Percentage Interest” means, as to a Partner holding a class or series of Partnership Units, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then

8 outstanding as specified in the Partner Registry. If the Partnership issues more than one class or series of Partnership Units, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Agreement setting forth the rights and privileges of such additional classes or series of Partnership Units, if any. The Percentage Interest of each Partner shall be as set forth in the Partner Registry. “Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with U.S. federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv). “Property” means any warehouse or industrial property or other investment in which the Partnership holds an ownership interest. “Publicly Traded” means listed or admitted to trading on the NYSE, the NYSE American, The NASDAQ Global Select Market, The NASDAQ Global Market or another national securities exchange, or any successor to any of the foregoing. “Regulations” means the Treasury Regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations. “Regulatory Allocations” has the meaning set forth in Section 5.1(c)(ii) hereof. “REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code. “REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations,

9 including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership. “REIT Share” means a share of common stock, $0.001 par value per share, of the General Partner (or successor entity, as the case may be). “REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights. “Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the General Partner’s stock would be attributed by the first such Person under Code Section 544 of the Code (as modified by Code Section 856(h)(1)(B) of the Code). “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Specified Exchange Date” means the first business day of the month that begins at least 10 business days after the receipt by the General Partner of the Notice of Exchange. “Subsidiary” means, with respect to any Person, any corporation or other entity, including partnerships of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person. “Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof. “Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein.

10 “Survivor” has the meaning set forth in Section 7.1(c) hereof. “Tenant” means any tenant from which the General Partner derives rent either directly or indirectly through partnerships or limited liability companies, including the Partnership. “Transaction” has the meaning set forth in Section 7.1(b) hereof. “Transfer” has the meaning set forth in Section 9.2(a) hereof. “Unitholders” means all holders of Partnership Interests. “Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the security is listed or admitted to trading on any securities exchange or the NYSE, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. ARTICLE 2. PARTNERSHIP FORMATION AND IDENTIFICATION 2.1 Formation. The Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement. 2.2 Name, Office and Registered Agent. The name of the Partnership is IRG Realty Operating Partnership, L.P. The specified office and place of business of the Partnership shall be

11 4020 Kinross Lakes Parkway, Suite 200, Richfield, Ohio 44286. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the other Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent. 2.3 Partners. The General Partner of the Partnership is IRG Realty Trust, Inc., a Delaware corporation. Its principal place of business is the same as that of the Partnership. The Limited Partners are those Persons named as Limited Partners in the Partner Registry, or any Substitute Limited Partner or Additional Limited Partner. 2.4 Term and Dissolution. The Partnership shall have a perpetual existence, except that the Partnership shall be dissolved upon the first to occur of any of the following events: (a) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement; (b) The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); (c) The exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner) for REIT Shares or the securities of any other entity; or (d) The election by the General Partner that the Partnership should be dissolved. (e) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.8 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer

12 liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind. 2.5 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business. 2.6 Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect: This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Amended and Restated Limited Partnership Agreement of IRG Realty Operating Partnership, L.P., as amended from time to time. ARTICLE 3. BUSINESS OF THE PARTNERSHIP 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857, to the extent determined by the General Partner, or Section 4981 of the Code, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner on behalf of the Partnership shall also be empowered to do any

13 and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. 3.2 Representations and Warranties by the Partners. (a) Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Code Section 7701(a)(30), and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. (b) Each Partner that is not an individual represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s) and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, declaration of trust, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Code Section 7701(a)(30) and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. (c) Each Partner further represents, warrants, covenants and agrees as follows: (i) At any time such Partner actually or Constructively Owns a 5% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant, and (b) with respect to any Tenant that is not a corporation, any interest in either the assets or net profits of such Tenant. (ii) Upon request of the General Partner, it will promptly disclose to the General Partner the amount of REIT Shares or other capital shares of the General Partner that it actually owns or Constructively Owns.

14 Each Partner understands that if, for any reason, (a) the representations, warranties or agreements set forth above are violated, or (b) the Partnership’s actual or Constructive Ownership of REIT Shares or other capital shares of the General Partner violates the limitations set forth in the Articles of Incorporation, then (x) some or all of the Exchange Rights of the Partners may become non- exercisable, and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Articles of Incorporation. (iii) Without the consent of the General Partner, which may be given or withheld in its sole discretion, no Partner shall take any action that would cause the Partnership at any time to have more than 100 partners (including as partners those Persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership). (d) The representations and warranties contained in this Section 3.2 shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding up of the Partnership. (e) Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied. ARTICLE 4. CAPITAL CONTRIBUTIONS AND ACCOUNTS 4.1 Capital Contributions. Prior to or concurrently with the execution of this Agreement, the Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names in the Partner Registry. The Partners shall own Partnership Units of the class or series and in the amounts set forth in the Partner Registry and shall have a Percentage Interest in the Partnership as set forth in the Partner Registry. The Partner Registry shall be updated from time-to-time by the General Partner, with no required consent or approval of the Limited Partners, to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events. 4.2 Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute

15 additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2. (a) Issuances of Additional Partnership Interests. (i) General. Subject to Section 6.1(c), the General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (x) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (y) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (z) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless: (A) (1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests (including other classes or series of shares) in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.2 and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such REIT Shares or other interests in the General Partner; (B) the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or (C) the additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

16 Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership. (ii) Upon Issuance of Additional Securities. The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, (A) such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the General Partner’s board of directors or (B) the directly acquired asset, or the economic benefits and burdens thereof, are contributed to the Partnership promptly after acquisition. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee’s equity incentive plan or an employee share purchase plan providing for, as the case may be, purchases of or awards of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Common Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

17 (b) Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. Except as provided in Section 4.2(a)(ii), in connection with any and all issuances of REIT Shares or other interests in the General Partner, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.2(a) hereof. (c) LTIP Units. The General Partner may from time to time issue LTIP Units to Persons who provide services to the General Partner, the Partnership or its Subsidiaries, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. The terms of any such LTIP Units shall be as set forth in this Agreement, Exhibit E hereto, and any applicable LTIP Agreement. For the avoidance of doubt, LTIP Units may be created and issued in separate classes or series of LTIP Units. Except as otherwise provided in this Agreement, Exhibit E and any applicable LTIP Agreement, or as the General Partner determines necessary or advisable to give effect to their terms, prior to their conversion into Common Units, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. 4.3 Additional Funding. Subject to Section 6.1(c), if the General Partner determines that it is in the best interests of the Partnership requires additional funds or other assets (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise, or (iii) accept Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units. 4.4 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704- 1(b)(2)(iv). The General Partner shall adjust the Carrying Values of the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) at the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis

18 Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity or by a new partner acting in a Partner capacity or in anticipation of becoming a Partner (including the issuance of any LTIP Units); and (e) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (e) (to the extent not required by Regulations) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 hereof (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation. 4.5 Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the effective date of such adjustment and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. 4.6 No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution. 4.7 Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided

19 herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence. 4.8 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership. ARTICLE 5. PROFITS AND LOSSES; DISTRIBUTIONS 5.1 Allocation of Profit and Loss. (a) Profits. After giving effect to the special allocations set forth in Section 5.1(c) and except as otherwise provided in this Agreement, Profit of the Partnership for each taxable year or other applicable period shall be allocated to the Partners in the following order: (i) first, to the General Partner to the extent that Losses previously allocated to the General Partner pursuant to Section 5.1(b)(iv) hereof, on a cumulative basis, exceed Profits previously allocated to the General Partner pursuant to this Section 5.1(a)(i), on a cumulative basis; (ii) second, to the holders of any Partnership Units that are entitled to any preference upon liquidation until the cumulative Profit allocated under this Section 5.1(a)(ii) equals the cumulative Losses allocated to such Partners under Section 5.1(b)(ii) hereof; (iii) third, to the holders of any Partnership Units that are entitled to any preference in distribution in accordance with the rights of any other class of Partnership Units until each such Partnership Unit has been allocated, on a cumulative basis pursuant

20 to this Section 5.1(a)(iii), Profit equal to the amount of distributions payable that are attributable to the preference of such class of Partnership Units whether or not paid (and, within such class, pro rata in proportion to their respective Percentage Interests of such class as of the last day of the period for which such allocation is being made); and (iv) finally, with respect to Partnership Units that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to their respective Percentage Interests of such class as of the last day of the period for which such allocation is being made). (b) Loss. After giving effect to the special allocations set forth in Section 5.1(c) and except as otherwise provided in this Agreement, Loss of the Partnership for each taxable year or other applicable period shall be allocated to the Partners in the following order: (i) first, to the holders of Partnership Units, in proportion to, and to the extent that, their share of the Profit previously allocated pursuant to Section 5.1(a)(iv) exceeds, on a cumulative basis, the sum of (A) distributions with respect to such Partnership Units pursuant to Section 5.1 and (B) Losses allocated under this Section 5.1(b)(i) (ii) second, with respect to classes of Partnership Units that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to their respective Percentage Interests of such class as of the last day of the period for which such allocation is being made); provided, however, that Losses shall not be allocated to any Partner pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in the case of a Partner who also holds classes of Partnership Units that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners’ adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof); (iii) third, with respect to classes of Partnership Units that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests of such class as of the last day of the period for which such allocation is being made); provided, however, that Losses shall not be allocated to any Partner pursuant to this Section 5.1(b)(iii) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit); and

21 (iv) thereafter, to the General Partner. In making allocations pursuant to this Section 5.1, the General Partner may allocate constituent items of Profit or Loss to the extent determined advisable by the General Partner in its discretion. (c) Additional Allocation Provisions. Notwithstanding the foregoing provisions of this ARTICLE 5: (i) Special Allocations Regarding Partnership Preferred Units. If any Partnership Preferred Units are redeemed pursuant to Section 8.4 hereof, for the taxable year that includes such redemption (and, if necessary, for subsequent taxable years) (a) gross income and gain (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the Cash Amount or REIT Shares Amount paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the General Partner shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the aggregate Capital Account balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the Cash Amount or REIT Shares Amount paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed). (ii) Regulatory Allocations. (A) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Sections 5.1(a) and 5.1(b) hereof, or any other provision of this Article 5, if there is a net decrease in Partnership Minimum Gain during any taxable year, each Unitholder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.1(c)(ii)(A) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

22 (B) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 5.1(c)(ii)(A) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any taxable year, each Unitholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder’s respective share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704- 2(i)(4) and 1.704-2(j)(2). This Section 5.1(c)(ii)(B) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain,” within the meaning of Regulations Section 1.704-2(i), and shall be interpreted consistently therewith. (C) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any taxable year shall be specially allocated to the Unitholders in any permissible manner determined by the General Partner. Any Partner Nonrecourse Deductions for any taxable year shall be specially allocated to the Unitholder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i). (D) Qualified Income Offset. If any Unitholder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 5.1(c)(ii)(D) shall be made if and only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided in this ARTICLE 5 have been tentatively made as if this Section 5.1(c)(ii)(D) were not in the Agreement. It is intended that this Section 5.1(c)(ii)(D) qualify and be construed as a “qualified income offset,” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith. (E) Gross Income Allocation. If any Unitholder has a deficit Capital Account at the end of any taxable year that is in excess of the sum of (1)

23 the amount (if any) that such Unitholder is obligated to restore to the Partnership upon complete liquidation of such Unitholder’s Partnership Interest (including the Unitholder’s interest in outstanding Partnership Preferred Units and other Partnership Units), and (2) the amount that such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 5.1(c)(ii)(E) shall be made if and only to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided in this ARTICLE 5 have been tentatively made as if this Section 5.1(c)(ii)(E) and Section 5.1(c)(ii)(D) hereof were not in the Agreement. (F) Limitation on Allocation of Loss. To the extent that any allocation of Loss would cause or increase an Adjusted Capital Account Deficit as to any Unitholder, such allocation of Loss shall be reallocated (x) first, among the other Unitholders of Common Units in accordance with their respective Percentage Interests, and (y) thereafter, among the Unitholders of other Partnership Units, as determined by the General Partner, subject to the limitations of this Section 5.1(c)(ii)(F). (G) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Unitholder of Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Unitholders of Common Units in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unitholder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies. (H) Curative Allocations. The allocations set forth in Section 5.1(c)(ii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704- 1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders of Partnership Units so

24 that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred. (d) Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 5 to the contrary, if the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Section 5.8 hereof, then any Profit or Loss (and, as and to the extent determined advisable by the General Partner, constituent items of income, gain, loss and deduction) realized in connection with such transaction and thereafter shall be specially allocated for such taxable year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding taxable year) among the Unitholders as required so as to cause liquidating distributions pursuant to Section 5.8 hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. (e) Allocation of Excess Nonrecourse Liabilities. The General Partner shall determine, in its discretion, each Unitholder’s share of “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), using any method permissible under the Regulations. (f) Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of Losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent. 5.2 Tax Allocations. (a) In General. Except as otherwise provided in this Section 5.2 for U.S. federal income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1 hereof. (b) Section 704(c) Allocations. Notwithstanding Section 5.2(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Carrying Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Unitholders for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code so as to take into account such variation. The Partnership shall account for such variation under any method approved under

25 Section 704(c) of the Code and the applicable Regulations as chosen by the General Partner. If the Carrying Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of “Carrying Value,” subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Carrying Value in the same manner as under Section 704(c) of the Code and the applicable Regulations and using any method chosen by the General Partner, in its sole discretion. (c) Allocations Between Transferor and Transferee. If a Partner transfers, assigns or redeems any part or all of its Partnership Interest, then Tax Items attributable to such interest for such Partnership taxable year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership taxable year in accordance with Code Section 706(d), using the “interim closing of the books” method except as otherwise determined by the General Partner. All distributions of cash pursuant to Section 5.1(c) attributable to such Partnership Interest before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Exchanging Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of cash thereafter attributable to such Partnership Interest shall be made to the transferee Partner. 5.3 Distribution of Cash. (a) Distributions Generally (i) Subject to Section 6.1(c), the Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with Section 5.3(a)(ii) below. Unless otherwise determined by the General Partner, distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made (other than any Partnership Units issued to the General Partner in connection with the issuance of Additional Securities by the General Partner) shall be prorated based on the portion of the period that such Partnership Units were outstanding. Notwithstanding the foregoing, the General Partner, in its sole and absolute discretion, may cause the Partnership to distribute cash to the Partners on a more or less frequent basis than quarterly. (ii) Except for distributions pursuant to Section 5.8 hereof in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.4, 5.5 and 5.7 hereof, distributions shall be made to the Unitholders in accordance with their respective Percentage Interests on the Partnership Record Date.

26 5.4 Deemed Distributions (a) Amounts Withheld. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate, including withholding from payment on behalf of or with respect to a Partner, to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership withholds from a distribution of a Partner or assignee and pays over such tax withheld to any taxing authority, the amount withheld shall be treated as a distribution of cash to such Partner. If the amount required to be withheld by the Partnership exceeds the actual amount to be distributed to the Partner, the excess amount of such withholding remitted by the Partnership to any taxing authority on behalf of such Partner shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid, at the election of the General Partner, either (i) through withholding from subsequent distributions by the Partnership to the applicable Partner or assignee or (ii) by the Partner within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.4 shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full. (b) Any “imputed underpayment” (within the meaning of Section 6225 of the Code or any comparable provision of state or local law) paid by the Partnership as a result of an adjustment with respect to any Partnership item, including any interest or penalties with respect to

27 any such adjustment (collectively, an “Imputed Underpayment Amount”), shall be treated as a Partnership Loan to the appropriate Partners. The General Partner shall reasonably determine the portion of an Imputed Underpayment Amount attributable to each Partner or former Partner. The portion of the Imputed Underpayment Amount that the General Partner attributes to a former Partner of the Partnership shall be treated as a Partnership Loan with respect to both such former Partner and such former Partner’s transferee(s) or assignee(s), as applicable, and the General Partner may in its discretion exercise the Partnership’s rights pursuant to Section 5.4 and this Section 5.4(b) in respect of either or both of the former Partner and its transferee or assignee. Imputed Underpayment Amounts treated as a Partnership Loan shall also include any such payments paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes, to the extent that the Partnership bears the economic burden of such amounts, whether by law or agreement. (c) In no event may a Partner receive a distribution of cash with respect to a Common Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Common Unit has been or will be exchanged. 5.5 REIT Distribution Requirements. To the extent determined by the General Partner, the General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT and subject to IRG Holder’s consent rights set forth in EXHIBIT B, to make shareholder distributions that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid or eliminate any federal income or excise tax liability of the General Partner. 5.6 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership. Subject to IRG Holder’s consent rights set forth in EXHIBIT B, the General Partner may cause the Partnership to make a distribution in kind of Partnership assets or Partnership Interests to the Partners, and such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with this Article 5. 5.7 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets. 5.8 Distributions upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans,

28 any remaining assets of the Partnership shall be distributed to all Partners in accordance with Section 5.3(a)(ii) hereof, but only to the extent of the positive balance of the Capital Account of each Partner. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments have been made in accordance with Sections 4.4, 5.1 and 5.3 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets. Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Profit and Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations. 5.9 Distributions to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests pursuant to Section 4.2 or Section 4.3, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth in this Article 5 (without regard to this Section 5.9) with respect to the period during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period. ARTICLE 6. RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER 6.1 Management of the Partnership. (a) Except as otherwise expressly provided in this Agreement and subject to Section 6.1(c), the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, including Section 6.1(c), the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership: (i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

29 (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership; (iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership; (iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets; (v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement; (vi) to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets; (vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement; (viii) to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine; (ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

30 (x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business; (xi) to make or revoke any election permitted or required of the Partnership by any taxing authority; (xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time; (xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same; (xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper; (xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper; (xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner; (xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership; (xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement; (xix) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time); (xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

31 (xxi) to merge, consolidate or combine the Partnership with or into another Person; (xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and (xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act. (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership. (c) Notwithstanding anything to the contrary in this Agreement, for so long as the IRG Holder owns more than 35% of the outstanding Common Units, the Partnership and any Subsidiary of the Partnership may not take, approve, or enter into any agreement reasonably likely to result in any of the actions set forth in EXHIBIT B without the prior affirmative consent of the IRG Holder. The consent rights set forth in EXHIBIT B are granted to the IRG Holder solely in its capacity as a Partner of the Partnership, and not, if applicable, in its capacity as a stockholder of the General Partner; for U.S. federal income tax purposes, the General Partner will continue to be managed by its board of directors within the meaning of Section 856(a)(1) of the Code. The provisions of this Section 6.1(c) (including EXHIBIT B) shall have no further force or effect at such time when the IRG Holder owns 35% or less of the outstanding Common Units. 6.2 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

32 6.3 Indemnification and Exculpation of Indemnitees. (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.3(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.3(a). Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership. Notwithstanding anything to the contrary in this Agreement, the Partnership shall have no obligation to indemnify IRG Holder or its Affiliates under this Section 6.3 with respect to any claim, demand, action, suit, or proceeding brought or initiated by or on behalf of the Partnership, the General Partner or any of their respective Subsidiaries (A) against IRG Holder or its Affiliates, where such claim has been authorized by the affirmative vote of a majority of the disinterested members of the General Partner’s board of directors or (B) pursuant to Section 9.3 of that certain Contribution Agreement, dated May 17, 2026, by and between IRG Holder and the Partnership. (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. (c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. The Partnership may also enter into indemnification agreements with Partners.

33 (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. (e) For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership. (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement. (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. (h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 6.3 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 6.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. 6.4 Liability of the General Partner. (a) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or any of its officers, trustees, agents or employees shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated

34 or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement. (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. (c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith. (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. (e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

35 6.5 Reimbursement of General Partner. (a) Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership. (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by the General Partner. 6.6 Outside Activities. Subject to Section 6.8 hereof, the Articles of Incorporation of the General Partner and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, trustee, employee, agent, Affiliate or shareholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person. 6.7 Employment or Retention of Affiliates. (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable. (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person. (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such

36 terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law and the REIT status of the General Partner. (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership. 6.8 General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of office or industrial property or other property, shall be conducted through the Partnership or one or more Subsidiaries; provided, however, that the General Partner is allowed to make a direct acquisition as contemplated by Section 4.2(a)(ii) or EXHIBIT D. 6.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held. 6.10 Miscellaneous. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Common Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Common Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

37 ARTICLE 7. CHANGES IN GENERAL PARTNER 7.1 Transfer of the General Partner’s Partnership Interest. (a) The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.1(b), (c) or (d) hereof. (b) Subject to Section 6.4(b), and except as otherwise provided in Section 7.1(d) or (e)(d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless: (i) the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners (excluding, for purposes of this clause, any Percentage Interests held by the General Partner or any Subsidiary of the General Partner) is obtained; (ii) as a result of such Transaction all Limited Partners will receive for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Common Units would have received had it (1) exercised its Exchange Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or (iii) the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive in exchange for their Common Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

38 (c) Subject to Section 6.1(c), and notwithstanding Section 7.1(b) above, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Common Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Common Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Common Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Common Units could have acquired had such Common Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 8.4 and 8.5 hereof so as to approximate the existing rights and obligations set forth in Sections 8.4 and 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder. (d) Notwithstanding Section 7.1(b), (i) a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; (ii) and the General Partner may engage in a transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares. 7.2 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied: (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or

39 appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed; (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and (c) at the election of the General Partner, counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability. 7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner. (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such Partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner. (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a Partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such Partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining Partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any

40 Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement. 7.4 Removal of a General Partner. (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause. (b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value. (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b) above, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable,

41 as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b) above. (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.4. ARTICLE 8. RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS 8.1 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner. 8.2 Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest. 8.3 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership. 8.4 Exchange Right. (a) Subject to Sections 8.4(b), 8.4(c), 8.4(d) and 8.4(e) below and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Common Units held by them, each Limited Partner, other than the General Partner, shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership; provided, that, such Exchange Right shall only be applicable to Common Units that have been outstanding for at

42 least one year or for such other period, if any, as expressly provided for in any agreement entered into between the Partnership and such Limited Partner. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.4(b) below; and provided, further, that no Limited Partner may deliver more than two Notices of Exchange during each calendar year unless the REIT Shares are then Publicly Traded, in which case there will be no limitation on the number of Notices of Exchange that may be delivered. A Limited Partner may not exercise the Exchange Right for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date. Notwithstanding any other provision of this Section 8.4(a), (x) the requirement that Common Units shall have been outstanding for at least one year (or such other period as expressly provided for in any agreement entered into between the Partnership and such Limited Partner) prior to the exercise of the Exchange Right and (y) the limitation on the number of Notices of Exchange that may be delivered during each calendar year, shall not apply to the IRG Holder or any of its Affiliates. (b) Notwithstanding the provisions of Section 8.4(a) above, a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 8.4(b), the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.4(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner pursuant to Section 8.4(a) with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with any issuance of REIT Shares upon exercise of the Exchange Right.

43 (c) Notwithstanding the provisions of Section 8.4(a) and 8.4(b) above, a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.4(b) above (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.4(b)) would (i) result in such Partner or any other person owning, directly or indirectly, shares of the General Partner in excess of the Ownership Limit (as defined in the Articles of Incorporation and calculated in accordance therewith), except as provided in the Articles of Incorporation, (ii) result in shares of the General Partner being owned by fewer than 100 Persons (determined without reference to any rules of attribution and under the definition of “Person” in the Articles of Incorporation), except as provided in the Articles of Incorporation, (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or constructively, 9.8% or more of the ownership interests in a Tenant of the General Partner’s, the Partnership’s, or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the General Partner’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise, directly or indirectly, cause the General Partner to fail to qualify as a REIT, (vi) cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act, or (vii) cause the Partnership to constitute a “publicly traded partnership” under Section 7704 of the Code. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.4(c); provided, however, that in the event such restriction is waived, the Exchanging Partner shall be paid the Cash Amount. To the extent that any attempted exercise of the Exchange Right or acquisition of Common Units by the General Partner pursuant to Section 8.4(b) hereof would be in violation of this Section 8.4(c), it shall be null and void ab initio, and the Exchanging Partner shall not acquire any rights or economic interests in the Cash Amount or the REIT Shares under Section 8.4(b) hereof. (d) Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible. (e) Notwithstanding any other provision of this Agreement, the General Partner shall be entitled to place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary or appropriate to ensure that the Partnership does not constitute a “publicly traded Partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners

44 holding Common Units, which states that restrictions are necessary in order to avoid having the Partnership be treated as a “publicly traded partnership” under Section 7704 of the Code. (f) In connection with the General Partner’s exercise of rights pursuant to Section 8.4(c), unless waived by the General Partner, the Exchanging Partner shall submit the following to the General Partner, in addition to the Notice of Exchange: (i) A written affidavit, dated the same date as the Notice of Exchange, disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h) of the Code, of REIT Shares by such Exchanging Partner and to the best of such Exchanging Partner’s knowledge, any Related Party, and representing that, after giving effect to an acquisition by the General Partner of the Common Units offered for redemption pursuant to Section 8.4(a) hereof, neither the Exchanging Partner nor, to the best of such Exchanging Partner’s knowledge, any Related Party, will own REIT Shares in excess of the Ownership Limit; (ii) A written representation that neither the Exchanging Partner nor, to the best of such Exchanging Partner’s knowledge, any Related Party, has any intention to acquire any additional REIT Shares prior to the Specified Exchange Date; and (iii) An undertaking to certify, at and as a condition to the closing of (A) the Exchange or (B) the acquisition by the General Partner of the Common Units offered for redemption pursuant to Section 8.4(a) hereof on the Specified Exchange Date, that either (X) the actual and constructive ownership of REIT Shares by the Exchanging Partner and, to the best of such Exchanging Partner’s knowledge, any Related Party, remain unchanged from that disclosed in the affidavit required by Section 8.4(f), or (Y) after giving effect to the Exchange or an acquisition by the General Partner of the Common Units offered for redemption pursuant to Section 8.4(b) hereof, neither the Exchanging Partner nor, to the best of such Exchanging Partner’s knowledge, any Related Party, shall own REIT Shares in violation of the Ownership Limit. (g) In connection with the exercise of any Exchange Right, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed redemption will not cause the Partnership or the General Partner to violate any U.S. federal or state securities laws or regulations applicable to the redemption or the issuance and sale of REIT Shares to the Exchanging Partner pursuant to Section 8.4 of this Agreement. 8.5 Outside Activities of Limited Partners. Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially

45 similar or identical to those of the Partnership. Neither the Partnership nor any of Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, other than the Limited Partners benefiting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. 8.6 Return of Capital. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations. ARTICLE 9. TRANSFERS OF LIMITED PARTNERSHIP INTERESTS 9.1 Purchase for Investment. (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree. 9.2 Restrictions on Transfer of Limited Partnership Interests. (a) Subject to the provisions of Sections 9.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent

46 shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith. (b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to an exchange of all of its Common Units pursuant to Section 8.4 hereof. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner. (c) Subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners. (d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards). (e) No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code. (f) No Transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the General Partner may require the lender to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Common Units in which a security interest is held simultaneously with the time at which such lender would

47 be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code. (g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership. (h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer. 9.3 Admission of Substitute Limited Partner. (a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following: (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a written agreement in a form satisfactory to the General Partner and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner. (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act. (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof. (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement. (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof. (vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

48 (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion. (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution. (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 9.3 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership. 9.4 Rights of Assignees of Partnership Interests. (a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof. (b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest. 9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

49 9.6 Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners. 9.7 Admission of Additional Limited Partners. (a) A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or a Person who is issued LTIP Units in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 8.2 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. (b) Notwithstanding anything to the contrary in this Section 9.7, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the beginning of a quarterly period, then all items allocable among Partners and their assignees for such quarterly period shall be allocated among such Limited Partner and all other Partners and their assignees by taking into account their varying interests during such quarterly period using a method selected by the General Partner that is in accordance with the Code. Except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of available cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and their assignees other than the

50 Additional Limited Partner (other than in its capacity as an assignee of a Partner) and all distributions of available cash thereafter shall be made to all Partners and their assignees including such Additional Limited Partner. ARTICLE 10. BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS 10.1 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours. 10.2 Custody of Partnership Funds; Bank Accounts. (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine. (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b). 10.3 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year. 10.4 Tax Information and Report. (a) Within ninety (90) days after the end of each taxable year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information reasonably necessary to file such Limited Partner’s U.S. federal and state income tax returns.

51 (b) The Limited Partners shall promptly provide the General Partner with any tax information reasonably requested by the General Partner from time to time, including but not limited to information relating to property contributed to the Partnership as is readily available to the Limited Partners, including tax basis and other relevant information. 10.5 Partnership Representative; Tax Elections; Special Basis Adjustments. (a) General. The General Partner (or any eligible person designated by the General Partner) shall be the “partnership representative” of the Partnership pursuant to Section 6223(a) of the Code (the “Partnership Representative”). The Partnership Representative is authorized to conduct all tax audits and judicial reviews for the Partnership. (b) Powers. The Partnership Representative is authorized, but not required (and the Partners hereby consent to the Partnership Representative taking the following actions): (i) to elect out of the Partnership Audit Rules, if available; (ii) to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Partnership items required to be taken into account by a Partner or the Partnership for income tax purposes, and in the settlement agreement the Partnership Representative may expressly state that such agreement shall bind the Partnership and all Partners; (iii) to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located; (iv) to intervene in any action brought by any other Partner for judicial review of a final adjustment; (v) to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request; (vi) to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; (vii) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding, to the extent permitted by

52 applicable law or regulations, including, without limitation, the following actions to the extent that the Partnership Audit Rules apply to the Partnership and its current or former Partners: (A) electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code, as included in the Partnership Audit Rules, apply to the Partnership and its current or former Partners; and (B) for Partnership level assessments under Section 6225 of the Code, as included in the Partnership Audit Rules, determining apportionment of responsibility for payment among the current or former Partners, setting aside reserves from available cash of the Partnership, withholding of distributions of available cash to the Partners, and requiring current or former Partners to make cash payments to the Partnership for their share of the Partnership level assessments; and (viii) to take any other action required or permitted by the Code and Regulations in connection with its role as Partnership Representative. (c) The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such audit or proceeding referred to in clause (vii) above, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 6.3 shall be fully applicable to the Partnership Representative in its capacity as such. In addition, the General Partner shall be entitled to indemnification set forth in Section 6.3 for any liability for tax imposed on the Partnership under the Partnership Audit Rules that is collected from the General Partner. (d) The current and former Partners agree to provide the following information and documentation to the Partnership and the Partnership Representative to the extent that the Partnership Audit Rules apply to the Partnership and its current or former Partners: (i) information and documentation to determine and prove eligibility of the Partnership to elect out of the Partnership Audit Rules; (ii) information and documentation to reduce the Partnership level assessment consistent with Section 6225(c) of the Code, as included in the Partnership Audit Rules; and (iii) information and documentation to prove payment of the attributable liability under Section 6226 of the Code, as included in the Partnership Audit Rules.

53 In addition to the foregoing, and notwithstanding any other provision of this Agreement, including, without limitation, Article 11 of this Agreement, the General Partner is authorized (without any requirement of the consent or approval of any other Partners) to make all such amendments to this Section 10.5 as it shall determine, in its sole judgment, to be necessary, desirable or appropriate to implement the Partnership Audit Rules and any amendments thereto or any regulations, procedures, rulings, notices, or other administrative interpretations thereof promulgated by the U.S. Treasury Department. (e) Reimbursement. The Partnership Representative shall receive no compensation for its services. All third-party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the Partnership Representative in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. (f) Survival. The obligations of each Partner under this Section 10.5 shall survive such Partner’s withdrawal from the Partnership, and each Partner agrees to execute such documentation requested by the Partnership at the time of such Partner’s withdrawal from the Partnership to acknowledge and confirm such Partner’s continuing obligations under this Section 10.5. (g) In the event of a Transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election. (h) To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Regulation (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that

54 the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interest while the safe harbor election remains effective. 10.6 Reports to Limited Partners. (a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner. (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours. (c) The General Partner shall have satisfied the obligations under this Section 10.6 by (i) to the extent the General Partner or the Partnership is subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 10.6 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website. ARTICLE 11. AMENDMENT OF AGREEMENT; MERGER The General Partner’s consent shall be required for any amendment to this Agreement. Subject to Section 6.1(c), the General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other Partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners (excluding any Percentage Interests held by the General Partner or any Subsidiary of the General Partner):

55 (a) any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 8.4(d) or 7.1(c) hereof) in a manner adverse to the Limited Partners; (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; (c) any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners in any adverse and material respect, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2 hereof; or (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership. ARTICLE 12. GENERAL PROVISIONS 12.1 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in the Partner Registry; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office. 12.2 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns. 12.3 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. 12.4 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof. 12.5 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

56 12.6 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender. 12.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. 12.8 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article. 12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

57 IN WITNESS WHEREOF, each of the Partners has affixed its signature to this Agreement, as of the day and year first above written. GENERAL PARTNER: IRG REALTY TRUST, INC. By Name: Title: LIMITED PARTNER: By Name: Title:

EXHIBIT A Form of Partner Registry Name and Address of Partners Partnership Units Capital Contribution Percentage Interest General Partner IRG Realty Trust, Inc. % Limited Partners %

1 EXHIBIT B IRG Holder Governance Rights The following actions require the prior affirmative consent of the IRG Holder. The Partnership and any Subsidiary of the Partnership may not take, approve, or enter into any agreement reasonably likely to result in any of the following actions without such prior consent: 1. Create or Issue Equity. Authorize, create, increase, or issue any equity or equity-linked securities of the Partnership or any Subsidiary equity to third parties other than to the Partnership or its Subsidiaries. 2. Amend Governing Documents. Amend, alter, waive, or repeal any provision of this Agreement or similar governing documents of the Partnership or its Subsidiaries. 3. Fundamental Changes/Liquidation. Effect any merger, consolidation, division, sale of all or substantially all assets, or any voluntary or involuntary liquidation, dissolution, or winding up of the Partnership. 4. Financing. The entry into, incurrence or refinancing of any indebtedness of the Partnership or any of its Subsidiaries or the entry into any guarantee, make whole or similar hold harmless arrangement in respect thereof by the Partnership or any of its Subsidiaries (including property-level financing). 5. Dividends, Distributions, and Redemptions on Equity. Declare or pay any dividend or distribution, or repurchase or redeem any junior or parity equity of the Partnership, except for: (a) routine repurchases or redemptions pursuant to employee plans or compensatory arrangements in effect as of the date of this Agreement (or successors with substantially similar terms); and (b) distributions necessary to maintain the General Partner’s REIT status. 6. Actions Jeopardizing REIT Status. Take any action reasonably be expected to cause the General Partner to cease to qualify as a REIT under the Code. 7. Governance and Control of Partnership Strategy and Operations. (a) Adoption of the Partnership’s annual and multi-year business plan and budget; (b) Approval of the acquisition and disposition strategy and execution thereof (including decisions on when to buy and sell assets); (c) Entry into any lease involving gross rentable square footage in excess of 50,000 or that contemplates annual rental payments in excess of $200,000, or a lease term including options longer than five years;

2 (d) Property-level capital expenditures in excess of $50,000 per property per year or $5,000,000 in the aggregate per year; (e) hiring or termination of any external or affiliated property managers or key executives of the Partnership; (f) entry into, termination or material amendment of material contracts or joint ventures in the amount of $5,000,000 or greater; (g) settlements of litigation or claims above $100,000; provided, however, that, notwithstanding the foregoing or anything to the contrary in this Agreement, no consent or approval of the IRG Holder shall be required with respect to any litigation or claims by and between the General Partner, the Partnership or their respective Subsidiaries, on the one hand, and the IRG Holder or its Affiliates (excluding, for the avoidance of doubt, the General Partner, the Partnership or their respective Subsidiaries), on the other hand; and (h) any change in the Partnership’s principal lines of business. 8. Anti-Circumvention. Take any action intended to, or that has the effect of, subverting or avoiding the foregoing restrictions or the approval rights of the IRG Holder. 9. Waiver of Holding Period. Approval of a waiver of the one-year Exchange Right holding period set forth in Section 8.4 (a) of the Agreement.

3 EXHIBIT C Notice of Exercise of Exchange Right In accordance with Section 8.4 of the Agreement of Limited Partnership (the “Agreement”) of IRG Realty Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for exchange Common Units in IRG Realty Operating Partnership, L.P. in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.4 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants and certifies that the undersigned (a) has title to such Common Units, free and clear of the rights and interests of any person or entity other than the Partnership or the General Partner; (b) has the full right, power and authority to cause the exchange of the Common Units as provided herein; and (c) has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for exchange. Dated: , (Name of Limited Partner) (Signature of Limited Partner) (Mailing Address) (City) (State) (Zip Code) Signature Guaranteed by If REIT Shares are to be issued, issue to:

4 Name: Social Security or Tax I.D. Number:

5 EXHIBIT D RELEVANT INVESTMENTS 1. Direct Acquisitions Permitted. Notwithstanding Section 6.8 of the Partnership Agreement, the General Partner may make a direct acquisition not through the Partnership or its Subsidiaries if such acquisition is made in connection with an offshore acquisition that is described in paragraph 2 of this EXHIBIT E. 2. Permitted Acquisitions. Where the General Partner of the Partnership determines that it is in the best interests of IRG Realty Trust, Inc. (the “Trust”) and the Partnership to conduct part of its foreign business (“Relevant Business”) or make a foreign investment (a “Relevant Investment”) directly, or through an entity other than the Partnership or a Subsidiary of the Partnership, it shall be permitted to do so as provided herein. 3. Advance of Funds. The funds required for a Relevant Business or a Relevant Investment shall be advanced by the Partnership to the Trust (or to a designated Subsidiary of the Trust), in its own capacity, and not in its capacity as the General Partner of the Partnership. 4. Trust Acting in Own Capacity. Any Relevant Business or Relevant Investment shall be carried on by the Trust (directly or through another entity) in its own capacity, and not in its capacity as the General Partner of the Partnership. 5. Payment of Proceeds. To the extent that the Trust receives amounts, directly or indirectly, from a Relevant Business or a Relevant Investment, including but not limited to amounts received on a termination or sale of any Relevant Business or Relevant Investment (“Relevant Proceeds”), the Trust shall be obliged to make a payment to the Partnership equal to any Relevant Proceeds received within 2 business days of receipt. 6. Receipt of Proceeds. U.S. Tax Treatment. For the avoidance of doubt, it is noted that, notwithstanding the Trust’s obligation to make payments pursuant to paragraph 5 hereof, any Relevant Proceeds are received by the Trust beneficially, in its own right, and are not received in its capacity as General Partner of the Partnership. Notwithstanding the foregoing, solely for U.S. federal, state and local tax purposes, the parties agree that the Partnership will be considered to own or conduct any Relevant Investment or Relevant Business. 7. Indemnification. The General Partner and the Partnership agree that Relevant Business and Relevant Investments relate to the business of the Partnership within the meaning of Section 6.3(a) of the Partnership Agreement.

6 EXHIBIT E Partnership Unit Designation of the LTIP Units 1. Defined Terms. The following defined terms used in this Exhibit E shall have the meaning specified below. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the First Amended and Restated Agreement of Limited Partnership of IRG Realty Operating Partnership, L.P., as amended (the “Agreement”). References to the “Agreement”, “herein” and similar such references shall be deemed to include the Agreement as supplemented by this Exhibit E and any other Exhibit or other schedule or supplement to the Agreement, as the context requires. “Adjustment Event” means any of the following events: (i) the Partnership makes a distribution on all outstanding Common Units in Partnership Units; (ii) the Partnership subdivides the outstanding Common Units into a greater number of Partnership Units or combines the outstanding Common Units into a smaller number of Partnership Units; or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction; (y) the issuance of Partnership Units pursuant to any applicable Equity Plan, any other employee benefit or compensation plan or a distribution reinvestment plan; or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership. “AO LTIP Unit” has the meaning provided in Section 2. “AO LTIP Unit Conversion Notice” has the meaning provided in Section 12(c) hereof. “AO LTIP Unit Conversion Right” has the meaning provided in Section 12(a) hereof. “AO LTIP Unit Value” means, for any AO LTIP Unit as of any date, the excess of the REIT Share Value on such date over the Issue Price for such AO LTIP Unit. “Auto Conversion” has the meaning set forth in Section 11(a) hereof. “Auto Conversion Notice” has the meaning set forth in Section 11(d) hereof. “Basic AO LTIP Units” has the meaning set forth in Section 2 hereof. “Basic LTIP Units” has the meaning set forth in Section 2 hereof. “Capital Account Limitation” has the meaning set forth in Section 11(a) hereof. “Capital Transaction” means a liquidation of the Partnership, a sale of all or substantially all the assets of the Partnership, or a similar transaction.

7 “Constituent Person” has the meaning set forth in Section 11(g) hereof. “Conversion Date” means, as applicable, (i) with respect to Basic LTIP Units or Performance LTIP Units, the date of an Auto Conversion or the date set forth in a Forced Conversion Notice, and (ii) with respect to AO LTIP Units, the date set forth in an AO LTIP Unit Conversion Notice or a Forced AO LTIP Unit Conversion Notice or the date of an Expiration Conversion. “Economic Capital Account Balance” means, with respect to a holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units. “Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or the General Partner. “Expiration Conversion” has the meaning set forth in Section 12(g) hereof. “Expiration Conversion Notice” has the meaning set forth in Section 12(g) hereof. “Expiration Date” means, for any Performance LTIP Unit, the date specified in the LTIP Agreement or other documentation pursuant to which such Performance LTIP Unit is granted. “Forced AO LTIP Unit Conversion” has the meaning set forth in Section 12(e) hereof. “Forced AO LTIP Unit Conversion Notice” has the meaning set forth in Section 12(e) hereof. “Forced Conversion” has the meaning set forth in Section 11(c) hereof. “Forced Conversion Notice” has the meaning set forth in Section 11(c) hereof. “Foregone Distributions” mean, with respect to a Performance LTIP Unit, the amount of distributions that have not been distributed on such Performance LTIP Unit as a result of the application of Section 7(b). “Full Distribution Participation Date” means, (i) for any Performance LTIP Unit, the date specified in the LTIP Agreement pursuant to which such Performance LTIP Unit (or AO LTIP Units that converted into such Performance LTIP Unit) was granted, and (ii) for any AO LTIP Unit, the date upon which such AO LTIP Unit is converted into Basic LTIP Units pursuant to Section 12 hereof or such other date as may be specified in the LTIP Agreement or other documentation pursuant to which such AO LTIP Unit is granted. “Initial Sharing Percentage” means, (i) for any Performance LTIP Unit, ten percent (10%) or such other percentage specified in the LTIP Agreement pursuant to which such Performance LTIP Unit is granted, and (ii) for any AO LTIP Unit, two percent (2%) or such other percentage specified in the LTIP Agreement pursuant to which such AO LTIP Unit is granted. “Issue Price” means, for any AO LTIP Unit, the amount specified in the LTIP Agreement or other documentation pursuant to which such AO LTIP Unit is granted.

8 “Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to net gain realized in connection with a revaluation of the Partnership’s property pursuant to Section 5.1 of the Agreement. The General Partner shall be entitled, in its discretion, to modify the determination of Liquidating Gains (and determine and separately allocate Liquidating Gains with respect to a specific asset or assets) to give effect to the economic intent of the Agreement and to preserve the treatment of any LTIP Units as “profits interests” for U.S. income tax purposes. “Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to net loss realized in connection with a revaluation of the Partnership’s property pursuant to Section 5.1 of the Agreement. The General Partner shall be entitled, in its discretion, to modify the determination of Liquidating Losses (and determine and separately allocate Liquidating Losses with respect to a specific asset or assets) to give effect to the economic intent of the Agreement and to preserve the treatment of any LTIP Units as “profits interests” for U.S. income tax purposes. “LTIP Agreement” has the meaning set forth in Section 5(a) hereof. “LTIP Unit Distribution Payment Date” has the meaning set forth in Section 7(c) hereof. “LTIP Unit Redemption Threshold” means a threshold that will be met with respect to one or more LTIP Units if, when and to the extent, such LTIP Units have satisfied the Capital Account Limitation. For the avoidance of doubt, AO LTIP Units cannot meet the LTIP Unit Redemption Threshold prior to their conversion into Basic LTIP Units. “LTIP Unitholder” means a Limited Partner that holds LTIP Units, including any Substitute Limited Partner or Additional Limited Partner with respect to such LTIP Units, in such Person’s capacity as an LTIP Unitholder in the Partnership. “LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in any applicable Equity Plan and in an applicable LTIP Agreement. LTIP Units may be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law and the Agreement. For the avoidance of doubt, the AO LTIP Units are LTIP Units. “Performance AO LTIP Units” has the meaning set forth in Section 2 hereof. “Performance LTIP Units” has the meaning set forth in Section 2 hereof. “Post-Conversion Period AO LTIP Unit” means an AO LTIP Unit that was not converted on or prior to its Expiration Date pursuant to Section 12 hereof. “Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 14 hereof.

9 “REIT Share Value” means, as of the date of valuation, the fair market value of a REIT Share, determined as follows: (i) if the REIT Share is listed or admitted to trading on any securities exchange or The Nasdaq National Market, the closing price, regular way, of a REIT Share on such day or, if no sale takes place on such day, the average of the closing bid and asked prices of a REIT Share on such day, (ii) if the REIT Share is not listed or admitted to trading on any securities exchange or The Nasdaq National Market but is regularly quoted by a recognized quotation source, the last reported sale price of a REIT Share on such day or, if no sale takes place on such day, the average of the closing bid and asked prices of a REIT Share on such day, as reported by a recognized quotation source designated by the Partnership, or (iii) if the REIT Share is not listed or admitted to trading on any securities exchange or The Nasdaq National Market but is regularly quoted by a recognized quotation source and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices of a REIT Share on such day, as reported by a recognized quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, of a REIT Share on the most recent day (not more than twenty (20) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the twenty (20) days prior to the date in question, the value of a REIT Share shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event that a REIT Share includes any additional rights the value of which is not included within such price, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, and included in determining the “REIT Share Value” of such REIT Share. “Section 83 Safe Harbor” has the meaning set forth in Section 14 hereof. “Target Economic Capital Account Balance” means, as of any date and with respect to any LTIP Unit, the Capital Account balance attributable to a Common Unit and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is being made, but prior to the realization of any Liquidating Gains. The General Partner shall be entitled, in its discretion, to adjust the Target Economic Capital Account Balance to give effect to the economic intent of the Agreement. “Transaction” has the meaning set forth in Section 11(g) hereof. “Unvested LTIP Units” has the meaning set forth in Section 5(a) hereof. “Vested LTIP Units” has the meaning set forth in Section 5(a) hereof 2. Designation. Pursuant to the Agreement, a general class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by the Agreement. Four specific classes of LTIP Units in the Partnership are hereby designated as the Basic LTIP Units, the Basic AO LTIP Units, the Performance LTIP Units, and the Performance AO LTIP Units (each Basic AO LTIP Unit and Performance AO LTIP Unit, also an “AO LTIP Unit”). The numbers of Basic LTIP Units, Basic AO LTIP Units, Performance LTIP Units, and Performance AO LTIP Units shall be determined

10 from time to time by the General Partner in accordance with the terms of any applicable Equity Plan. 3. Issuances of LTIP Units. From time to time, the General Partner is hereby authorized to issue LTIP Units, including Basic LTIP Units, Basic AO LTIP Units, Performance LTIP Units, and Performance AO LTIP Units, to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent that a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a “profits interest” in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the Internal Revenue Service with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more classes or series of LTIP Units, and except as provided in an applicable LTIP Agreement, LTIP Units shall have the terms set forth in this Exhibit E. Pursuant to the terms of the Agreement or an applicable LTIP Agreement, an LTIP Unit may be convertible, exchangeable or otherwise transmutable, in substance, into another type of LTIP Unit or other type of Unit. 4. Admission to Partnership. A Person (other than an existing Partner) who is issued LTIP Units in accordance with the terms hereof shall be admitted to the Partnership as an additional Limited Partner only upon the satisfactory completion of the requirements an assignee is required to complete pursuant to the Agreement. 5. Vesting. (a) Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of an award, vesting or other similar agreement, any applicable Equity Plan or any other applicable compensatory arrangement or incentive program pursuant to which such LTIP Units are issued (an “LTIP Agreement”). The terms of any LTIP Agreement may be modified by the General Partner from time to time, in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Agreement. LTIP Units that were fully vested when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units”. (b) Forfeiture. Unless otherwise specified in an applicable LTIP Agreement, upon the occurrence of any event specified in such LTIP Agreement that results in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or any other forfeiture of any LTIP Units, if the Partnership, the General Partner or any affiliate or designee thereof exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable LTIP Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such LTIP Units prior to the effective date of the forfeiture.

11 6. Correspondence with Common Units; Adjustments. (a) The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units (excluding AO LTIP Units before their conversion) and Common Units for conversion, distributions, allocations and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter the express differences between distributions and allocations with respect to LTIP Units and Common Units set forth herein. (b) If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to the Agreement or update to the books and records of the Partnership, adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units (excluding AO LTIP Units before their conversion and taking into account express differences in distributions and allocations hereunder). (c) If the Partnership takes an action affecting the Common Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law or any applicable LTIP Agreement, in such manner and at such time as the General Partner, in its sole discretion, may determine reasonably appropriate under the circumstances. (d) Notwithstanding the foregoing, if any Adjustment Event or any other action described in the preceding clause occurs, the General Partner may independently adjust the number of AO LTIP Units outstanding or held by a particular holder of AO LTIP Units, the Issue Price of any AO LTIP Unit, or the number of Basic LTIP Units or Performance LTIP Units (as applicable) into which any AO LTIP Unit may be converted, or may undertake any combination of the foregoing, in such manner as the General Partner determines in good faith to be equitable. (e) Any adjustment to the number of outstanding LTIP Units pursuant to this Section 6 shall be binding on the Partnership and every Limited Partner. 7. Distributions (a) Distributions Generally. Except as otherwise provided herein, any applicable LTIP Agreement or by the General Partner with respect to any particular class or series of LTIP Units, each holder of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions, which may be made from time to time, in an amount per LTIP Unit equal to the amount of any such distributions that would have been payable to such holder if its LTIP Units had been Common Units of the same number. Notwithstanding the foregoing, the General Partner shall be entitled to adjust distributions payable with respect to an LTIP Unit that was not outstanding during the entire quarterly or other applicable period in respect

12 of which a distribution is made, including by assuming, in the alternative, such LTIP Unit was held for the entire period to which such distribution relates or by pro rating such distribution with respect to such LTIP Unit, in any event in a manner intended to preserve the economic intent of the parties and the treatment of such LTIP Unit as a “profits interest” for U.S. income tax purposes. (b) Distributions with respect to Performance and AO LTIP Units. Notwithstanding Section 7(a) and Section 5.3 of the Agreement, prior to the occurrence of the applicable Full Distribution Participation Date, a holder of a Performance LTIP Unit or AO LTIP Unit shall be entitled to receive an amount equal to the product of the Initial Sharing Percentage for such LTIP Unit and the amount otherwise distributable with respect to such LTIP Unit pursuant to Section 7(a). (c) Foregone Distributions with respect to Performance LTIP Units. Notwithstanding Sections 7(a) and (b) or Section 5.3 of the Agreement, the General Partner shall be entitled, in its discretion, to enter into such arrangements as the General Partner determines appropriate with respect to the amount of Foregone Distributions that otherwise would have been distributed on a Performance LTIP Unit that becomes a Vested Performance LTIP. Such arrangements may include, without limitation, causing the issuance by the Partnership of additional LTIP Units to the holder of such Vested Performance LTIP Unit, the payment of additional distributions by the Partnership to the holder of such Vested Performance LTIP Unit, or a combination of the foregoing. In the event the General Partner determines to cause the Partnership to pay additional distributions pursuant to the foregoing, upon any Unvested Performance LTIP Unit becoming a Vested Performance LTIP Unit, the Partnership shall pay to the holder of such Vested Performance LTIP Unit one or more special distributions out of available cash with respect to such Vested Performance LTIP Unit up to the amount of Foregone Distributions on such Vested Performance LTIP Unit; provided, however, the General Partner may (i) reduce the amount of distributions payable to a holder pursuant to the preceding clause by up to the amount of distributions made on any Unvested Performance LTIP Units that have been forfeited by such holder pursuant to the terms of an applicable LTIP Agreement, and (ii) determine a given Performance LTIP Unit shall be entitled to an amount less than the full amount of Foregone Distributions on such Performance LTIP Unit (the amount so payable, “Make-Whole Distributions”). Any such distribution or distributions otherwise shall be subject to the Agreement, Section 7(e), the terms of an applicable LTIP Agreement and any applicable legal or contractual restrictions (including with respect to restrictions on the payment of distributions under loan covenants or the terms of Units ranking senior to the Performance LTIP Units). Subject to the provisions herein, the General Partner may pay such distribution or distributions in preference to distributions otherwise payable to the Partners hereunder. The provisions of this Section 7(c) shall continue to apply to any Common Units into which Vested Performance LTIP Units have converted if such Vested Performance LTIP Units have not received the full amount of Make-Whole Distributions to which they became entitled prior to such conversion. (d) Limitations on Distributions. Notwithstanding any provision herein to the contrary, in the General Partner’s sole and absolute discretion, distributions on an LTIP Unit may be adjusted (including deferred or permanently reduced) as necessary to (i) ensure the amount apportioned to each such LTIP Unit does not exceed the amount attributable to Partnership net income or gain allocated with respect to such LTIP Unit and realized after the date such LTIP Unit was issued by the Partnership and (ii) otherwise preserve the treatment of such LTIP Unit as a “profits interest”

13 for U.S. federal income tax purposes. The intent of this Section 7(e) is to ensure that any such LTIP Units qualify as “profits interests” for U.S. federal income tax purposes, and this Agreement shall be interpreted and applied consistently therewith. The General Partner at its sole and absolute discretion may amend this Section 7(e) to ensure that any such LTIP Units qualify as “profits interests” under any existing and any future U.S. federal income tax laws and IRS guidance. (e) Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Common Units, and the record date for determining which holders of LTIP Units are entitled to receive distributions shall be the Partnership Record Date. A holder of LTIP Units will be entitled to distributions with respect to an LTIP Unit only as set forth in this Exhibit E and, in making distributions pursuant to Section 5.3 of the Agreement, the General Partner of the Partnership shall take into account the provisions of this Section 7. (f) Discretionary Tax Distributions. Notwithstanding the other provisions of this Section 7, the General Partner shall be entitled, but not obligated, to make additional distributions on the LTIP Units of a holder up to the excess of (i) an estimate, as determined in the sole discretion of the General Partner, of the net U.S. federal and applicable state and local income tax liability incurred by such holder on the amounts of net taxable income or gain allocated with respect to their LTIP Units (including LTIP Units that have been forfeited) as a result of the allocations pursuant to Section 8 hereof, over (ii) the amount of distributions paid or payable with respect to their LTIP Units (including LTIP Units that have been forfeited) under the other provisions of this Section 7. Any such distributions shall reduce any subsequent distributions to which such holder otherwise. 8. Allocations. (a) General. Section 5.1 and Section 5.2 of the Agreement shall not apply, and the subsequent subsections of this Section 8 shall apply in lieu thereof, to holders of LTIP Units with respect to such LTIP Units prior to their conversion into Common Units. In addition, the General Partner may apply, in whole or in part, the provisions of this Section 8 to Common Units into which Vested LTIP Units have converted, (i) to take into account a conversion that occurs after the beginning but before the end of a period during which allocations are being made, (ii) to take into account distributions pursuant to Section 7 (including, in particular, distributions that occur during such period or distributions that occur after such period pursuant to Section 7(c)), and (iii) to apply Sections 8(d) and (e). Profits, Losses and any other items of income, gain, loss, deduction and credit of the Partnership allocable under Section 5.1 of the Agreement shall be recomputed after taking into account the allocations made pursuant to this Section 8 (other than Section 8(b)). (b) Regular Allocations. Except as otherwise provided herein, any applicable LTIP Agreement or by the General Partner with respect to any particular class or series of LTIP Units, each holder of an LTIP Unit shall be allocated Profit and Loss (or constituent items thereof, as applicable) pursuant to Section 5.1 and Section 5.2 of the Agreement as though such LTIP Unit was a Common Unit; provided, however, prior to the occurrence of the applicable Full Distribution

14 Participation Date, a Performance LTIP Unit or AO LTIP Unit shall be treated as a fraction of a Common Unit equal to its Initial Sharing Percentage of such Common Unit. (c) Allocations of Liquidating Gains and Losses. (i) After giving effect to the special allocations set forth in Section 5.2 of the Agreement and Section 8(e) hereof, Liquidating Gains first shall be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (A) the Target Economic Capital Account Balance (with respect to LTIP Units other than AO LTIP Units prior to their conversion) or AO LTIP Unit Value (with respect to AO LTIP Units prior to their conversion), multiplied by (B) the corresponding number of their LTIP Units. In addition, if any Capital Account balance attributable to an AO LTIP Unit exceeds its applicable AO LTIP Unit Value, then Liquidating Losses (or, to the extent determined appropriate by the General Partner, items of expense or loss) shall be allocated to each holder of such an AO LTIP Unit until each such holder’s Capital Account, to the extent attributable to such holder’s AO LTIP Units, is equal (on a per-Unit basis) to the applicable AO LTIP Unit Value (ii) Notwithstanding the foregoing, (A) the special allocations of Liquidating Gains and Liquidating Losses pursuant to the preceding provisions of this Section 8(c) shall cease to apply to any LTIP Unit (other than an AO LTIP Unit prior to its conversion) once such LTIP Unit has met the LTIP Unit Redemption Threshold and any Post-Conversion Period AO LTIP Unit once it becomes a Post-Conversion Period AO LTIP Unit, and (B) the General Partner may adjust future allocations with respect to any holder of a Post-Conversion Period AO LTIP Unit in any manner it determines in its sole discretion necessary or convenient to cause the Capital Account balance of such holder to (I) equal the balance that would have obtained had no allocations of Liquidating Gains or Liquidating Losses been made with respect to such Post-Conversion Period AO LTIP Unit pursuant to the preceding provisions of this Section 8(c), and (II) otherwise equitably reflect the intended economic entitlements of such holder. (iii) For purposes of the foregoing allocations of this Section 8(c), unless and to the extent otherwise determined by the General Partner, (A) calculations shall be made separately with respect to the applicable LTIP Units, including LTIP Units that are AO LTIP Units with different AO LTIP Unit Values, and (B) as and to the extent relevant, allocations shall be made with respect to LTIP Units in the order in which such LTIP Units were granted and, with respect to LTIP Units granted at the same time, in proportion to the amounts to which such LTIP Units are entitled under this Section 8(c), such that, for example, in the event there are insufficient Liquidating Gains to allocate to holders of LTIP Units (that are Basic LTIP Units or Performance LTIP Units) to cause the Economic Capital Account Balances attributable to such LTIP Units to equal their Target Economic Capital Account Balances, such Liquidating Gains shall be allocated first to the first-granted LTIP Units until their Economic Capital Account Balances equal their Target Economic Capital Account Balances. (d) Additional Special Allocations. (i) Notwithstanding and prior to any allocations pursuant to Section 8(b) and Section 8(c), Profit (and, as and to the extent determined by the General Partner, constituent items

15 thereof) for any period in which a holder of Partnership Units receives a Make-Whole Distribution pursuant to Section 7(c) shall be allocated to such holder in an amount equal to such Make-Whole Distribution. (ii) For any period in which distributions are actually made to holders of LTIP Units, the General Partner, in its sole and absolute discretion, may allocate appropriate items of income or gain accrued and realized following the issuance of the relevant LTIP Units to the holders of such LTIP Units to avoid causing the Capital Accounts relating to such LTIP Units to become negative as a result of such distribution (after taking into account all other allocations tentatively made pursuant to this Agreement) and otherwise to preserve the treatment of such LTIP Units as “profits interests.” To the extent such a holder receives a distribution with respect to any such LTIP Units in excess of the portion of its Capital Account attributable to such LTIP Units, such excess may be treated by the Partnership, in the sole and absolute discretion of the General Partner, as a “guaranteed payment” within the meaning of Section 707(c) of the Code. (iii) Notwithstanding any provision herein to the contrary, allocations of Liquidating Gains, Profit and Loss and other items of income, gain, loss, deduction and credit with respect to LTIP Units may be restricted or otherwise adjusted by the General Partner to ensure such allocations consist only of income and gain arising after the issuance of such LTIP Units and otherwise to the extent the General Partner determines, in its sole and absolute discretion, necessary or appropriate to preserve the treatment of such LTIP Units as “profits interests” for U.S. federal income tax purposes and to comply with any applicable IRS guidance (including “safe harbor” guidance). Pursuant to and without limiting the foregoing, the General Partner shall be entitled, but not obligated, to limit allocations of Liquidating Gains to an LTIP Unit (other than an AO LTIP Unit) pursuant to Section 8(c)(i) to the extent, since the date of issuance of such LTIP Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit. (e) Capital Account Adjustments and Allocations upon Forfeiture. Except as otherwise provided in the Agreement or any applicable LTIP Agreement, in connection with any repurchase or forfeiture of LTIP Units pursuant to Section 5(b) hereof, the balance of the portion of the Capital Account of the holder of such LTIP Units that is attributable to all of their LTIP Units shall be reduced, to the greatest extent possible, by the amount, if any, by which it exceeds the target balance contemplated by Section 8(c) hereof, calculated with respect to such holder’s remaining LTIP Units, if any. Such reduction shall be accomplished in such manner as the General Partner determines, in its sole and absolute discretion, including a reduction with or without a reallocation of such amount among other Partners, special allocations of items of income, gain, loss or deduction (including pursuant to finalized Treasury Regulations), a “book down” in the value of Partnership assets in the amount of such reduction, or a combination of the foregoing. 9. Transfers. (a) Subject to the terms of any LTIP Agreement, a holder of LTIP Units shall be entitled to transfer their LTIP Units to the same extent, and subject to the same restrictions, as holders of Common Units are entitled to Transfer their Common Units pursuant to Article 9 of the Agreement; provided, however, a holder of an LTIP Unit may not Transfer such LTIP Unit (and

16 any Partnership Unit into which such LTIP Unit converts) prior to the second anniversary of the grant of such LTIP Unit without the prior consent of the General Partner. (b) Neither a conversion of an LTIP Unit into Common Units, a conversion of an AO LTIP Unit pursuant to Section 12 hereof, nor a conversion or other transmutation of an LTIP Unit into another type, in substance, of Unit, pursuant to the terms of this Agreement or an applicable LTIP Agreement, is a “Transfer” for purposes of Section 9(a) and the Agreement. 10. Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any LTIP Agreement, apply to the LTIP Unit. 11. Conversion of Basic LTIP Units and Performance LTIP Units into Common Units. (a) Except as otherwise provided in an applicable LTIP Agreement, immediately after each such time that either (i) LTIP Units become Vested LTIP Units or (ii) the assets of the Partnership are revalued pursuant to the Agreement, all Vested LTIP Units not previously converted into Common Units automatically shall be converted (an “Auto Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 6 hereof; provided, however, unless otherwise determined by the General Partner, the number of Vested LTIP Units of a holder that converts pursuant to an Auto Conversion shall not exceed (A) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to their ownership of Vested LTIP Units, divided by (B) the Target Economic Capital Account Balance applicable to such Vested LTIP Units, in each case as determined as of a date on which satisfaction of the LTIP Unit Redemption Threshold is being determined (in either case, the “Capital Account Limitation”). Notwithstanding the foregoing, after one or more LTIP Units have satisfied the LTIP Unit Redemption Threshold, such Units shall forever have satisfied such threshold and the Capital Account Limitation shall thereafter apply only to any LTIP Units that have not previously satisfied such threshold with the result that, for the avoidance of doubt but subject to the following sentence, Unvested LTIP Units that previously have satisfied the LTIP Unit Redemption Threshold automatically shall convert into Common Units upon vesting. Notwithstanding the foregoing, only Vested LTIP Units that are free and clear of all liens shall be converted pursuant to an Auto Conversion. (b) Following an Auto Conversion, the Partnership shall deliver a notice (an “Auto Conversion Notice”) in the form attached hereto as Annex I to the applicable holder of LTIP Units as soon as reasonably possible following the Conversion Date (provided that the failure to deliver an Auto Conversion Notice will not affect the Auto Conversion or subject the General Partner or the Partnership to any liability). (c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 6 hereof; provided, however, unless otherwise determined by the General Partner, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion pursuant to Section 11(a) hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto

17 as Annex II to the applicable holder of LTIP Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 12.1 of the Agreement. (d) A conversion of Vested LTIP Units shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon their written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Article 9 of the Agreement may exercise the rights of such Limited Partner pursuant to this Section 11 and such Limited Partner shall be bound by the exercise of such rights by the assignee. (e) For purposes of making future allocations under Section 8(c) hereof and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to their LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Target Economic Capital Account Balance determined for each such LTIP Unit as of the date on which satisfaction of the LTIP Unit Redemption Threshold for such LTIP Unit was determined. (f) If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion (or that will become eligible for conversion as a result of a contemporaneous or prior Forced AO LTIP Unit Conversion), taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or the portion thereof attributable to the Partnership as determined by the General Partner in good faith, or if applicable, at a value for the Partnership assets determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which their LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of

18 Common Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of their transferees) the same kind and amount of consideration that a holder of Common Units would receive if such holder of Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Agreement and the relevant terms of any applicable Equity Plan or any other applicable equity plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 11(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holder of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the LTIP Unitholders that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement, including this Exhibit E, for the benefit of the holder of LTIP Units. (g) No conversion of LTIP Units into Common Units, or Partnership Units that are not LTIP Units, may be made by a Person if, based on the advice of the Partnership’s counsel or accounting firm, the Partnership believes there is a material risk that such conversion could (i) result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or cause the Partnership to fail to qualify for a safe harbor from such treatment which the Partnership desires to preserve. (h) Notwithstanding the foregoing, nothing in this Section 11 shall apply to an AO LTIP Unit (including, for the avoidance of doubt, the Capital Account balance attributable to such AO LTIP Unit), other than with respect to Vested LTIP Units into which an AO LTIP Unit has been converted pursuant to Section 12 hereof. 12. Conversion of AO LTIP Units to Basic LTIP Units or Performance LTIP Units. (a) The holder of a Basic AO LTIP Unit or a Performance AO LTIP Unit may convert such Unit into a Basic LTIP Unit at any time (i) on or after such AO LTIP Unit becomes a Vested LTIP Unit, and (ii) before the Expiration Date of such AO LTIP Unit (the “AO LTIP Unit Conversion Right”); provided, however, that an AO LTIP Unit holder may not exercise an AO

19 LTIP Unit Conversion Right with respect to the lesser of (i) one thousand (1,000) AO LTIP Units and (ii) 100% of the AO LTIP Units held by such person that are Vested LTIP Units. If an AO LTIP Unit holder is notified of the expected occurrence of an event that will cause their Unvested LTIP Units to become Vested LTIP Units, such holder may give the Partnership an AO LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting and such AO LTIP Unit Conversion Notice, unless subsequently revoked by such person, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any AO LTIP Units into a Basic LTIP Unit shall be subject to the conditions and procedures set forth in this Section 12. (b) Any AO LTIP Units being converted pursuant to an AO LTIP Unit Conversion Notice, a Forced AO LTIP Unit Conversion, or an Expiration Conversion will convert to a number of Basic LTIP Units equal to (i) the applicable AO LTIP Unit Value, multiplied by (ii) the number of AO LTIP Units being converted, and divided by (iii) the REIT Share Value on the Conversion Date. For the avoidance of doubt, the foregoing calculation shall be adjusted as necessary to take into account any differences in the AO LTIP Unit Values of the AO LTIP Units being converted. A conversion of AO LTIP Units under this Section 12 shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of AO LTIP Units, other than the surrender of any certificate or certificates evidencing such AO LTIP Units, as of which time such holder of AO LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Basic LTIP Units into which such LTIP Units were converted. After the conversion of AO LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon their written request, a certificate of the General Partner certifying the number of Basic LTIP Units and remaining AO LTIP Units, if any, held by such person immediately after such conversion. Notwithstanding the preceding two sentences, if (x) an AO LTIP Unit is converted under this Section 12, (y) the corresponding Basic LTIP Units are converted into Common Units pursuant to Section 11 hereof as of the same Conversion Date, and (z) such Common Units are not redeemed as of the same date, the relevant holder shall be reflected as a holder of Common Units (rather than as a holder of LTIP Units) as of the opening of the business day following such conversions and may be provided a certificate certifying the number of Common Units (rather than LTIP Units) owned by such holder based on such conversions. The assignee of any Limited Partner pursuant to Article 11 of the Agreement may exercise the rights of such Limited Partner pursuant to this Section 12 and such Limited Partner shall be bound by the exercise of such rights by the assignee. (c) To exercise their AO LTIP Unit Conversion Right, an AO LTIP Unit holder shall deliver a notice (an “AO LTIP Unit Conversion Notice”) in the form attached hereto as Annex III to the Partnership (with a copy to the General Partner) not less than three (3) nor more than ten (10) days prior to the Conversion Date specified in such AO LTIP Unit Conversion Notice; provided, however, that if the General Partner has not given to the holder notice of a proposed or upcoming Transaction (as defined above) at least thirty (30) days prior to the effective date of such Transaction, then the holder shall have the right to deliver an AO LTIP Unit Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. Each LTIP Unitholder seeking to convert AO LTIP Units covenants and agrees with the Partnership that all Units to be converted pursuant to this Section 12 shall be free and clear of all liens.

20 (d) Notwithstanding anything herein to the contrary, if the AO LTIP Units have been held for at least two years, subject to any restrictions set forth herein or in an applicable LTIP Agreement, an LTIP Unitholder may deliver a Notice of Exchange pursuant to Section 15.1 of the Agreement relating to the Common Units into which the Basic LTIP Units receivable on conversion of such AO LTIP Units ultimately are convertible in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an AO LTIP Unit holder in a position where, if the AO LTIP Unit holder so wishes, (i) the Basic LTIP Units into which their AO LTIP Units convert can be converted into Common Units simultaneously by the Partnership, and (ii) the Common Units into which such Basic LTIP Units convert can be redeemed by the Partnership pursuant to Section 8.4 of the Agreement simultaneously, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.4 of the Agreement by delivering to such AO LTIP Unit holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of their AO LTIP Units into Basic LTIP Units and corresponding conversion of such LTIP Units into Common Units, in all events subject to any restrictions on conversion or redemption set forth herein or in an applicable LTIP Agreement. The General Partner shall cooperate with a holder of AO LTIP Units to coordinate the timing of the different events described in the foregoing sentence. (e) No conversion of AO LTIP Units may be made by a Person if, based on the advice of the Partnership’s counsel or accounting firm, the Partnership believes there is a material risk that such conversion could (i) result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or cause the Partnership to fail to qualify for a safe harbor from such treatment which the Partnership desires to preserve. (f) If the Partnership or the General Partner shall be a party to any Transaction, then the General Partner shall, immediately before the Transaction, be entitled to cause a conversion of AO LTIP Units (a “Forced AO LTIP Unit Conversion”) with respect to the maximum number of AO LTIP Units then eligible for conversion under this Section 12, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or the portion thereof attributable to the Partnership as determined by the General Partner in good faith, or if applicable, at a value for the Partnership assets determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced AO LTIP Unit Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of AO LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which their AO LTIP Units ultimately will be converted (based on the conversion ratios set forth herein) the same

21 kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder is not a Constituent Person or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of AO LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the holder of AO LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each AO LTIP Unit held by such holder into Basic LTIP Units and corresponding conversion of such LTIP Units into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive the same kind and amount of consideration (determined after taking into account the conversion ratios herein) that a holder of Common Units would receive if such holder of Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Agreement and the relevant terms of any applicable Equity Plan or any other applicable incentive equity plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 12(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holder of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of AO LTIP Units that remain outstanding after such Transaction to convert their AO LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units (taking into account the conversion ratio derived from Section 12(b) hereof) and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement, including this Exhibit E, for the benefit of the holders of AO LTIP Units with respect to the AO LTIP Units under this Section 12(f). To exercise its right of Forced AO LTIP Unit Conversion, the Partnership shall deliver a notice (a “Forced AO LTIP Unit Conversion Notice”) in the form attached hereto as Annex IV to the applicable holder of AO LTIP Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced AO LTIP Unit Conversion Notice. (g) Except as otherwise provided in an applicable LTIP Agreement, and subject to the express limitations and restrictions of this Section 12, any AO LTIP Unit that would have an AO LTIP Unit Value greater than zero upon becoming a Post-Conversion Period AO LTIP Unit, instead of becoming a Post-Conversion Period AO LTIP Unit, automatically and without any action of any party shall be converted into a number of Basic LTIP Units calculated in accordance with Section 12(b) hereof. Each such conversion (each, an “Expiration Conversion”) shall be effective immediately upon the close of business on the applicable Expiration Date and all calculations under Section 12(b) hereof shall be made based on the relevant AO LTIP Unit Value as of such time. Following an Expiration Conversion, the Partnership shall deliver a notice (an “Expiration Conversion Notice”) in the form attached hereto as Annex V to the applicable holder of LTIP Units as soon as reasonably practical (provided that the failure to deliver an Expiration Conversion Notice will not affect the Expiration Conversion or subject the General Partner or the Partnership to any liability). (h) For the avoidance of doubt, any Basic LTIP Unit resulting from a conversion under this Section 12, (i) is not an AO LTIP Unit and (ii) is a Vested LTIP Unit that may be converted

22 (including, if applicable, simultaneously with the conversion of the applicable AO LTIP Unit) into a Common Unit under (and subject to the limitations of) Section 11 hereof. Upon conversion into Basic LTIP Units under this Section 12, an AO LTIP Unit shall cease to be treated as outstanding. 13. Redemption of LTIP Units. Holders of LTIP Units shall not be entitled to the Redemption provided for in Section 8.4 of the Agreement unless, until and to the extent such LTIP Units have been converted into Common Units in accordance with their terms and prior to the second anniversary of the grant of such LTIP Units. For purposes of Section 8.4 of the Agreement, a Common Unit issued upon conversion of an LTIP Unit shall be deemed to have been issued when the LTIP Unit originally was issued. The General Partner shall cooperate with an LTIP Unitholder to coordinate the timing of a conversion of LTIP Units into Common Units, or the conversion of AO LTIP Units into Basic LTIP Units that are then converted into Common Units, in order to put an LTIP Unitholder in a position where, if the LTIP Unitholder so wishes, the Common Units into which their Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 8.4 of the Agreement as promptly as possible following such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.4 of the Agreement by delivering to such Unitholder REIT Shares rather than cash, then such LTIP Unitholder can have such REIT Shares issued to them as promptly as possible following the conversion of their Vested LTIP Units into Common Units. 14. Voting. Each LTIP Unit shall convey the same consent or other voting rights as a Common Unit. 15. Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed Internal Revenue Service Revenue Procedure published in Notice 2005- 43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend the Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend the Agreement to modify Section 5.1 of the Agreement to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services.

23 Notwithstanding anything to the contrary in the Agreement, each Partner expressly confirms that it will be legally bound by any such amendment. 16. Amendment. Notwithstanding any provision herein or in the Agreement to the contrary, the General Partner shall be entitled, but not obligated, to amend this Exhibit E and the Agreement to (i) enable the grantees of LTIP Units to receive and hold, directly or indirectly, such LTIP Units through one or more entities established by the General Partner, its Affiliates or such grantees, and (ii) resolve ambiguities, correct scrivener’s errors and otherwise conform the terms of this Exhibit E and the Agreement to the intentions of the Partnership, the General Partner and the Partners with respect to the matters addressed herein.

24 ANNEX I NOTICE OF AUTOMATIC CONVERSION OF LTIP UNITS INTO COMMON UNITS IRG Realty Operating Partnership, L.P. (the “Partnership”) hereby gives you notice that the number of LTIP Units held by the LTIP Unit holder set forth below have been converted into Common Units in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, effective as of the Conversion Date set forth below. Name of LTIP Unit Holder: Name as Registered with Partnership Number of LTIP Units to be Converted: Conversion Date:

1 ANNEX II NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF LTIP UNITS INTO COMMON UNITS IRG Realty Operating Partnership, L.P. (the “Partnership”) hereby irrevocably elects to cause as of the Conversion Date set forth below the number of LTIP Units held by the LTIP Unit holder set forth below to be converted into Common Units in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. Name of LTIP Unit Holder: Name as Registered with Partnership Number of LTIP Units to be Converted: Conversion Date:

1 ANNEX III AO LTIP UNIT CONVERSION NOTICE The undersigned holder of AO LTIP Units hereby irrevocably elects to convert as of the Conversion Date set forth below the number of AO LTIP Units in IRG Realty Operating Partnership, L.P. (the “Partnership”) set forth below into Basic LTIP Units or Performance LTIP Units (as applicable) in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such AO LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such AO LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion. Name of AO LTIP Unit Holder: Please Print Name as Registered with Partnership Number of Basic AO LTIP Units to be Converted: Number of Performance AO LTIP Units to be Converted: Date of Award of Basic AO LTIP Units to be Converted: Date of Award of Performance AO LTIP Units to be Converted: Conversion Date: (Signature of LTIP Unit Holder) (Street Address) (City) (State) (Zip Code) Please insert social security or identifying number:

1 ANNEX IV NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF AO LTIP UNITS IRG Realty Operating Partnership, L.P. (the “Partnership”) hereby irrevocably elects to cause as of the Conversion Date set forth below the number of AO LTIP Units held by the LTIP Unit holder set forth below to be converted into Basic LTIP Units or Performance LTIP Units (as specified below) in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. Name of LTIP Unit Holder: Name as Registered with Partnership Number of Basic AO LTIP Units to be Converted: Number of Performance AO LTIP Units to be Converted: Date of Award of Basic AO LTIP Units to be Converted: Date of Award of Performance AO LTIP Units to be Converted: Basic LTIP Units Resulting From Conversion: Performance LTIP Units Resulting From Conversion: Conversion Date:

ANNEX V EXPIRATION CONVERSION NOTICE IRG Realty Operating Partnership, L.P. (the “Partnership”) hereby gives you notice that the number of AO LTIP Units held by the LTIP Unit holder set forth below have been converted into Basic LTIP Units or Performance LTIP Units, as applicable, in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, effective as of the Conversion Date set forth below. Name of AO LTIP Unit Holder: Name as Registered with Partnership Number of Basic AO LTIP Units Converted: Number of Performance AO LTIP Units Converted: Date of Award of Basic AO LTIP Units Converted: Date of Award of Performance AO LTIP Units Converted: Basic LTIP Units Resulting From Conversion: Performance LTIP Units Resulting From Conversion: Conversion Date:

3 EXHIBIT F CONSTRUCTIVE OWNERSHIP DEFINITION The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Code Section 318, as modified by Code Section 856(d)(5). Generally, as of the date first set forth above, these rules provide the following: (a) an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents; (b) an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners or beneficiaries; (c) an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors); (d) if ten (10) percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation; (e) an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a 25% or greater capital interest or profits interest in a partnership or limited liability company, or by or to or for a beneficiary of an estate or trust shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors); (f) if ten (10) percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person; (g) if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person; (h) an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such person; provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another person the constructive owner of such Ownership Interest, (ii) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as

4 owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another person the constructive owner of such Ownership Interest, (iii) if an Ownership Interest may be considered as owned by an individual under paragraph (a) or (g), it shall be considered as owned by him under paragraph (g), and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any shareholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person. For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits

Exhibit G Form of Transferee Parent A&R Bylaws [Attached.]

AMENDED AND RESTATED BY-LAWS OF IRG REALTY TRUST, INC. Article I. STOCKHOLDERS Section 1. Annual Meetings. The annual meeting of stockholders of IRG Realty Trust, Inc. (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that the meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled. Section 2. Special Meetings. Subject to the rights of the holders of any class or series of Preferred Stock (as defined in the certificate of incorporation of the Corporation), special meetings of stockholders of the Corporation may be called only by or at the direction of the Board or the Chief Executive Officer of the Corporation. Special meetings shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated by the Board. The Board may, in its sole discretion, determine that any special meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the DGCL. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board or the Chief Executive Officer. Section 3. Notice of Meetings. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these Amended and Restated By-Laws (“By-Laws”), notice of the date, time, place, if any, the means of remote communications (including virtually), if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty (60), nor less than ten (10), days prior thereto, to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting at such address as appears on the books and records of the Corporation. Section 4. Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided herein, by statute or by the certificate of incorporation of the Corporation. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. If at any meeting of stockholders there shall be less than a quorum present, the chair of the meeting or, by a majority in voting power thereof, the stockholders present thereat may, to the extent permitted by law, adjourn the meeting from time to time without further notice until a quorum shall be present or represented if the date, time, place, if any, and the means of remote communications (including virtually), if any, of the adjourned meeting is announced at the meeting at which the adjournment is taken, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or set forth in the notice of meeting given in accordance with Section 3 of this Article I. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series,

2 present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Section 5. Chair of Meetings. The Chair of the Board, or in the Chair’s absence or at the Chair’s direction, the Chief Executive Officer or any other director or officer of the Corporation shall call all meetings of stockholders to order and shall act as chair of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of each meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board prior to the meeting, the chair of the meeting shall determine the order of business and shall have the authority in the chair’s full discretion to establish rules and procedures to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), establishing an agenda or order of business for the meeting, announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend and participate in any such meeting, establishing procedures for the dismissal of business not properly presented, maintaining order at the meeting and safety of those present (including regulation of the manner of voting and the conduct of discussion), restricting entry to the meeting after the time fixed for commencement thereof, limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders, limiting the time allotted to any such statements or questions and restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of the stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. Section 6. Proxies. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting to which the proxy relates and voting in person or by timely delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

3 Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate. Section 7. Voting. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Section 8. Determination of Class B Voting Power. For purposes of determining the quorum, the voting power and the tabulation of votes with respect to shares of Class B Common Stock (as defined in the certificate of incorporation of the Corporation) at any meeting of stockholders, the Board, the Secretary or the inspectors of stockholder votes appointed for such meeting shall determine the per-share voting power of the Class B Common Stock in accordance with the certificate of incorporation of the Corporation, based on the number of OP Units (as defined in the certificate of incorporation of the Corporation) held by Industrial Realty Group Global, LLC (“IRG Global”) (or its permitted successors and assigns) at the applicable record date. Such determination shall be final and binding for all purposes of such meeting, absent manifest error. Section 9. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. (B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. Section 10. Consent of Stockholders in Lieu of Meeting. Subject to the rights of the holders of any class or series of Preferred Stock and of Class B Common Stock (each as defined in the certificate of incorporation of the Corporation) set forth in the certificate of incorporation of the Corporation, any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. To the extent that the certificate of incorporation of the Corporation expressly permits action by any class or series of stockholders to be taken by written consent, the following provisions of this Section 10 shall apply to such action. All consents properly delivered in accordance with the certificate of incorporation of the Corporation, this section and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless,

4 within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. To the extent written consent is permitted by the certificate of incorporation of the Corporation, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. In the case of any action by written consent of the holders of Class B Common Stock voting separately as a class as permitted by the certificate of incorporation of the Corporation, the record date for determining stockholders entitled to consent shall be determined in accordance with Section 9 of this Article I. The Secretary shall determine the per- share voting power of the Class B Common Stock for purposes of any such written consent action in accordance with the certificate of incorporation of the Corporation. Section 11. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Section 12. Inspectors. The Board, in advance of all meetings of stockholders, may appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for election as directors. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chair of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability. Inspectors of stockholder votes shall, subject to the power of the chair of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken. Section 13. Notice of Stockholder Business and Nominations. (A) Annual Meetings of Stockholders.

5 (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of this Article I, (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting of stockholders. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder of record, the stockholder of record giving the notice (the “Noticing Stockholder”) must have given timely notice thereof in proper form to the Secretary of the Corporation and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the Noticing Stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws. To be in proper form, a Noticing Stockholder’s notice shall set forth: (a) as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election to the Board as a director: (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such proposed nominee (at present and for the past five (5) years), (iii) the Stockholder Information (as defined below) for such person and any member of the immediate family of such person sharing the same household, (iv) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected), (v) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) offered (whether accepted or declined) during the past three (3) years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person of such Holder, on the one hand, and each proposed nominee, on the other hand, and all related party transactions and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Item 404 promulgated under Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder and/or any Stockholder Associated Person of such Holder were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and

6 (vi) a completed and signed questionnaire, representation and agreement and any and all other information required by (A)(2)(f) of this By-Law; (b) as to any other business that the Noticing Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any material interest in such business of each Holder and each Stockholder Associated Person of such Holder, and (v) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by the Noticing Stockholder; (c) as to the Noticing Stockholder and the beneficial owners, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (i) the name and address, as they appear on the Corporation’s books and records, of each Holder and the name and address of any Stockholder Associated Person of such Holder, (A) a description of all agreements, arrangements or understandings between such Holder and each Stockholder Associated Person of such Holder, on the one hand, and any other person or persons (including any person whom the Noticing Stockholder proposes to nominate for election or re-election to the Board as a director and naming any such persons), on the other hand, in connection with such nomination and/or other proposal of business; provided, however, that the foregoing shall not apply with respect to any agreement, arrangement or understanding with respect to such proposal of business and/or nomination between any Holder or Stockholder Associated Person, on the one hand, and such person’s financial, legal, strategic or other advisors, on the other hand, made in the ordinary course of business; (B) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or owned beneficially by each Holder and any Stockholder Associated Person of such Holder (provided that, for the purposes of this By-Law, any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (C) any Derivative Instrument (as defined below) directly or indirectly held or beneficially held by each Holder and any Stockholder Associated Person of such Holder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person of such Holder has a right to vote or has granted a right to vote any security of the Corporation, (E) any Short Interest (as defined below) held by each Holder and any Stockholder Associated Person of such Holder presently or within the last twelve (12) months in any security of the Corporation,

7 (F) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or other business proposed by any Holder under this By-Law, (G) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying security of the Corporation, and (H) any material pending or threatened action, suit, investigation or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Stockholder Associated Person of such Holder is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate, and (I) any Derivative Instruments in or beneficial ownership of any securities of (in each case, with a market value of more than $100,000) any competitor of the Corporation identified in Part I, Item 1 of the Annual Report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a stockholder’s notice under this Section 13 (each, a “Principal Competitor”) held by such Holder or any Stockholder Associated Person (sub-clauses (A) through (I) of this paragraph (A)(2)(c)(ii) shall be referred to as the “Stockholder Information”), (ii) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, (iii) any other information relating to each Holder and each Stockholder Associated Person of such Holder, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person of such Holder intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such nomination or proposal, (v) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person of such Holder has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation, (vi) the statement required by Rule 14a-19(b)(3) of the Exchange Act (or any successor provision), (vii) the names and addresses of other stockholders (including beneficial owners) known by any of the Holder or Stockholder Associated Person to provide financial or otherwise material support such proposal or nomination or nominations, and, to the extent known, the class and number of all shares of the Corporation’s stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and

8 (viii) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice. (d) A Noticing Stockholder shall further update and supplement its notice of any proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of this By-Law) from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the later of the record date for the meeting or the date a Public Announcement of the notice of the record date is first made (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof). In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation no later than ten (10) days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date of the meeting or such adjournment, recess, rescheduling or postponement thereof) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). (e) The Corporation may also, as a condition to any such nomination or other business being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may be reasonably requested by the Corporation, including (A) such other information as may be reasonably required by the Board, in its sole discretion, to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation, and (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any generally applicable corporate governance guideline or committee charter of the Corporation and (B) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. (f) In addition to the other requirements of this By-Law, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this By-Law) to the Secretary at the principal executive offices of the Corporation: (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five (5) Business Days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person: (A) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation,

9 (C) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all generally applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly available, and (D) intends to serve a full term if elected as a director of the Corporation. (3) Notwithstanding anything in paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten (10) days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with paragraph (A)(2) of this By-Law, a Noticing Stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which a Public Announcement of such increase is first made by the Corporation; provided that, if no such Public Announcement is made at least ten (10) days before the meeting, then no such notice shall be required. (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 4 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or a committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting who complies with the notice procedures set forth in this By-Law (including, for the avoidance of doubt, the notice procedures provided in paragraph (A)(2) of this By-Law) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the time of the special meeting of stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any Noticing Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting and such notice shall be considered timely if the Noticing Stockholder’s notice as required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Announcement of an adjournment, recess, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the timely giving of a Noticing Stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations at a special meeting following the expiration of the time periods set forth in these By-Laws. (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law (including whether the Holder, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Stockholder’s nominee or proposal in compliance with such Holder’s representation as required by subclause (A)(2)(c)(iv) of this By-Law) and (b) if any proposed nomination or other business was not made or proposed in compliance with this By-Law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, nominations of persons by a Noticing Stockholder for election to the Board and other business proposed to be brought by a Noticing Stockholder may not be brought before the meeting if

10 any Holder, Stockholder Associated Person or any proposed nominee of such Noticing Stockholder, as applicable, takes action contrary to the representations made in the notice referred to in subclauses (A)(2)(c) and (f) of this By- Law applicable to such nomination or other business or if such notice applicable to such nomination or other business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. (2) If any information submitted pursuant to this Section 13 by any Noticing Stockholder proposing nominations for election to the Board or other business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 13. Any such Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 13, within two (2) Business Days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. (3) Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any Noticing Stockholder shall provide, within seven (7) Business Days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Stockholder pursuant to this Section 13 and (B) a written affirmation of any information submitted by such Noticing Stockholder pursuant to this Section 13 as of an earlier date. If a Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 13. (4) No person shall be eligible for election or appointment as a director of the Corporation unless such person has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation. (5) Notwithstanding the foregoing provisions of this By-Law, if the Noticing Stockholder (or a Qualified Representative (as defined below) of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. (6) Notwithstanding anything herein to the contrary, if (x) any Noticing Stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (y)(I) such Noticing Stockholder or Stockholder Associated Person subsequently either (A) notifies the Corporation that such Noticing Stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or re-election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Stockholder or Stockholder Associated Person has met the requirements of Rule 14a- 19(a)(3) under the Exchange Act in accordance with the following sentence) and (II) no other Noticing Stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (A) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these By-Laws, still intends to solicit proxies in support of the election or re- election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (B) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Stockholder

11 shall deliver to the Secretary, no later than five (5) Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. (7) For purposes of this By-Law, delivery of any notice or materials by a Noticing Stockholder as required under this By-Law shall be made by both (a) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation and (b) electronic mail to the Secretary. (8) Definitions. For purposes of this By-Law, the term: (a) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder; (b) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder; (c) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close; (d) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; (e) “Derivative Instrument” means any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Stockholder Associated Person of such Holder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (f) “Public Announcement” means any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (g) “Qualified Representative” of any stockholder means a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders; (h) “Stockholder Associated Person” means, with respect to any Holder: (i) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with any such Holder in a solicitation of proxies in respect of any business or director nomination proposed by such Holder;

12 (ii) any Affiliate or Associate of such Holder; and (iii) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder; and (i) “Short Interest” means any agreement, arrangement, understanding relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Holder or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) or any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation. (9) Notwithstanding the foregoing provisions of this By-Law, a Noticing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this By-Law (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this By-Law shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of this paragraph (C)(9), matters properly brought under and in compliance with Rule 14a-8 of the Exchange Act as amended from time to time). Nothing in these By- Laws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any class or series of stock having a preference over the Common Stock (as defined in the certificate of incorporation of the Corporation) as to dividends or upon liquidation to elect directors under specified circumstances (including in any certificate of designation relating to any series of Preferred Stock). Section 14. Shares. (A) The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chair of the Board or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number and class of shares of stock in the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the DGCL. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. (B) If the Board chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required on certificates by paragraph (A) of this Section 14 and any other information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law. (C) Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender of the

13 certificate or certificates for such shares to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers, and the payment of all taxes due thereon. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. (D) A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate. (E) Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. (F) The Corporation may, but shall not be required to, issue fractions of a share. (G) Upon the exchange of any OP Units (as defined in the certificate of incorporation of the Corporation) held by IRG Global (or its permitted successors and assigns) for shares of Class A Common Stock (as defined in the certificate of incorporation of the Corporation) or cash in accordance with the terms of the partnership agreement of the Operating Partnership (as defined in the certificate of incorporation of the Corporation), a corresponding number of shares of Class B Common Stock (as defined in the certificate of incorporation of the Corporation) shall automatically be cancelled for no consideration, and the Corporation shall take all actions necessary to reflect such cancellation on its books and records, including, if applicable, the cancellation of any certificates representing such shares. Article II. BOARD OF DIRECTORS Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the certificate of incorporation of the Corporation directed or required to be exercised or done by the stockholders. Section 2. Number; Quorum. The Board shall consist, subject to the certificate of incorporation of the Corporation, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors; provided that, in any contested election of directors (i.e., an election in which the number of nominees exceeds the number of directors to be elected), each director shall be elected by a plurality of the votes cast in the election of directors. A majority of the directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the

14 directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders. Section 3. Resignation; Vacancies and Newly Created Directorships. Any director may resign at any time upon written notice to the Corporation, and may be removed only in the manner provided in the certificate of incorporation of the Corporation. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding and to the certificate of incorporation of the Corporation, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors may be filled only by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Section 4. Meetings. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chair of the Board, the Chief Executive Officer, the Secretary or a majority of the directors, by oral or written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent to each director to such director’s address, e-mail address or telephone or facsimile number as shown on the books and records of the Corporation not less than twenty- four (24) hours before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission). Section 5. Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to the certificate of incorporation of the Corporation and these By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director. Section 6. Absence of Quorum of Class or Series of Stock. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class to elect directors, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock. Section 7. Committees. The Board may designate, by resolution passed by the Board, one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting,

15 amending or repealing any By-Law of the Corporation. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Section 8. Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmissions) are filed with the minutes of proceedings of the Board. Section 9. Remote Meeting. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting. Section 10. Compensation. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation. Section 11. Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. Article III. OFFICERS Section 1. Number. The Board, at its next meeting following each annual meeting of stockholders, shall elect officers of the Corporation, including a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers (including, without limitation, a President, a Chief Financial Officer, a Chief Operating Officer, a Chief Commercial Officer, a Chief Accounting Officer, a Chief Legal Officer and/or General Counsel, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer (or President) and Secretary. The Board may also elect or appoint a Chair of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairs of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these By-Laws to the Chair of the Board, the President or the Chief Executive Officer shall refer to either such co-Chair of the Board, co-President or co-Chief Executive Officer, as the case may be. Section 2. Term; Removal. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to the Chief Executive Officer’s own office, as may be determined by the Chief Executive Officer, or until their respective successors are chosen and qualified or until such officer’s earlier resignation or removal. Any officer may be removed from office at any time either with or

16 without cause by the affirmative vote of a majority of the directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board. Section 3. Powers. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation. Section 4. Delegation of Powers and Duties. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office. Article IV. CORPORATE BOOKS The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine. The Board shall have power to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to by resolution of the Board or of the stockholders of the Corporation. Article V. CHECKS, NOTES, PROXIES, ETC. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, or by such officers as the Chair of the Board, the Chief Executive Officer or the Board may from time to time determine. Article VI. FISCAL YEAR The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Article VII. INDEMNIFICATION Section 1. Indemnification Respecting Third Party Claims. (A) Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VII any person (a “Covered Person”) who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature

17 (other than an action by or in the right of the Corporation), by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when such Covered Person was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such Covered Person had reasonable cause to believe that such Covered Person’s conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such Covered Person against the Corporation or any Affiliated Entity or any person who is or was a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity in their capacity as such unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article VII; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce such Covered Person’s rights under this Article VII. (B) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 1. Section 2. Indemnification Respecting Derivative Claims. (A) Indemnification of Directors and Officers. The Corporation, to the fullest extent and in the manner permitted by the laws of the State of Delaware as in effect from time to time, shall indemnify in accordance with the following provisions of this Article VII any Covered Person who was or is made a party to, is threatened to be made a party to or is involved in any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Covered Person is or was a director or officer of the Corporation, or, at a time when such Covered Person was a director or officer of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection with such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a Covered Person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such Covered Person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article VII; provided that such Covered Person shall, to the fullest extent permitted by law, be entitled to indemnification in connection with any action, suit or proceeding commenced by such Covered Person to enforce such Covered Person’s rights under this Article VII.

18 (B) Indemnification of Employees and Agents. The Corporation may indemnify any employee or agent of the Corporation in the manner and to the same or a lesser extent that it shall indemnify any director or officer under paragraph (A) above in this Section 2. Section 3. Determination of Entitlement to Indemnification; Claims. Any indemnification to be provided under Section 1 or 2 of this Article VII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such Covered Person has met the applicable standard of conduct set forth in such paragraph. Such determination shall be made in accordance with any applicable procedures authorized by the Board and in accordance with the DGCL. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII is not paid in full within ninety (90) days after a written claim therefor by a Covered Person has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall, to the fullest extent permitted by law, have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law. Section 4. Right to Indemnification in Certain Circumstances. (A) Indemnification Upon Successful Defense. Notwithstanding the other provisions of this Article VII, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in any of paragraphs (A) or (B) of Section 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by the director or officer to enforce rights to indemnification or advancement of expenses and costs granted pursuant to this Article VII, such Covered Person shall, to the fullest extent permitted by law, be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such Covered Person in connection therewith. (B) Indemnification for Service As a Witness. To the extent any Covered Person who is or was a director or officer of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative body or any regulatory or self-regulatory body by which the Corporation’s business is regulated, by reason of such Covered Person’s service as a director or officer of the Corporation or such Covered Person’s service as a Subsidiary Officer of an Affiliated Entity at a time when such Covered Person was a director or officer of the Corporation (assuming such Covered Person is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of such Affiliated Entity), but excluding service as a witness in an action or suit commenced by such person (unless such expenses were incurred with the approval of the Board, a committee thereof or the Chair of the Board or the Chief Executive Officer of the Corporation), the Corporation shall, to the fullest extent permitted by law, indemnify such Covered Person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Covered Person in connection therewith and shall use its best efforts to provide such indemnity within forty-five (45) days after receipt by the Corporation from such Covered Person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VII to compensate such Covered Person for such Covered Person’s time or efforts so expended. The Corporation may indemnify any employee or agent of the Corporation to the same or a lesser extent as it may indemnify any director or officer of the Corporation pursuant to the foregoing sentence of this paragraph. Section 5. Advances of Expenses. (A) Advances to Directors and Officers. To the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements and court costs) and costs incurred by any Covered Person referred to in paragraph (A) of Section 1 or 2 of this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that to the extent required by law, such payment of expenses and costs in advance shall be made only upon receipt of an undertaking in writing by or on behalf

19 of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article VII. (B) Advances to Employees and Agents. To the fullest extent not prohibited by applicable law, expenses and costs incurred by any person referred to in paragraph (B) of Section 1 or 2 of this Article VII in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board, a committee thereof or an officer of the Corporation authorized to so act by the Board upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VII. Section 6. Indemnification Not Exclusive. (A) The provision of indemnification to or the advancement of expenses and costs to any Covered Person under this Article VII, or the entitlement of any Covered Person to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such Covered Person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any Covered Person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Covered Person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity. (B) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Covered Person as a director of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the Covered Person may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the Covered Person may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the Covered Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person against the Corporation, and the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 6(B) of Article VII, entitled to enforce this Section 6(B) of Article VII. For purposes of this Section 6(B) of Article VII, the following terms shall have the following meanings: (1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Covered Person has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom a Covered Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation. (2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

20 Section 7. Corporate Obligations; Reliance. (A) The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or Subsidiary Officers of any Affiliated Entity shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation. (B) Without the consent of any affected Covered Person, the Corporation shall not, in connection with the settlement or resolution of any claim alleged against it in any action, suit or proceeding, seek or consent to entry of an order that releases, bars or otherwise affects the rights of indemnification and advancement of expenses provided in this Article VII. Section 8. Amendment or Repeal. Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omissions occurring prior to the time of such repeal or modification. Section 9. Accrual of Claims; Successors. The indemnification provided or permitted under the foregoing provisions of this Article VII shall or may, as the case may be, apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of such provisions of this Article VII. The right of any Covered Person who is or was a director, officer, employee or agent of the Corporation to indemnification or advancement of expenses as provided under the foregoing provisions of this Article VII shall continue after such Covered Person shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such Covered Person. Section 10. Insurance. The Corporation is authorized to purchase and shall maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article VII or applicable law. Section 11. Definitions of Certain Terms. For purposes of this Article VII, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger if such corporation would have been permitted (if its corporate existence had continued) under applicable law to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a Subsidiary Officer of any Affiliated Entity shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, member, trustee, fiduciary, employee or agent of the Corporation or as a Subsidiary Officer of any Affiliated Entity which service imposes duties on, or involves services by, such director, officer, partner, member, trustee, fiduciary, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (d) a Covered Person who acted in good faith and in a manner such Covered Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article VII.

21 Article VIII. CORPORATE SEAL The Corporation shall be authorized, but shall not be required, to obtain a corporate seal in such form as the Board shall prescribe. Article IX. GENERAL PROVISIONS Section 1. Waiver of Notice. Whenever notice is required to be given by law or under any provision of the certificate of incorporation of the Corporation or these By-Laws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission). Section 2. Section Headings. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. Section 3. Inconsistent Provisions. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the certificate of incorporation of the Corporation or the DGCL, such provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Section 4. Severability. If any provision or provisions of these By-Laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these By-Laws (including, without limitation, each portion of any paragraph of these By-Laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-Laws (including, without limitation, each such portion of any paragraph of these By-Laws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. Article X. AMENDMENTS These By-Laws may be made, amended, altered, changed, added to or repealed by the Board or by the affirmative vote of the holders of a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Article XI. FORUM SELECTION Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL or the certificate of

22 incorporation of the Corporation or these By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI. The foregoing Amended and Restated By-Laws were adopted by the Board on the [__] of [__], 2026 and are effective as of such date.

Exhibit H-1 Form of REIT Qualification Opinion (Transferee) [Intentionally Omitted.]

Exhibit H-2 Form of REIT Qualification Opinion (Transferor) [Intentionally Omitted.]